--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                Information Statement Pursuant to Section 14(c)
           of the Securities Exchange Act of 1934 (Amendment No.   )

Check the appropriate box:
[X] Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-
    5(d)(2))
[_] Definitive Information Statement

                            LITTON INDUSTRIES, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[_] No fee required
[X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
  (1) Title of each class of securities to which transaction applies: Common Stock, par value $1.00 per share, of Litton Industries, Inc. (together with associated preferred stock purchase rights)
  (2) Aggregate number of securities to which transaction applies: 1,240,282
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $80.00
  (4) Proposed maximum aggregate value of transaction: $99,222,560.00
  (5) Total fee paid: $5,166.21 (previously paid, as described in ** below)
[_] Fee paid previously with preliminary materials.
[X] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid: $775,000.00 (of which only $767,819.11 was due and payable in connection with the filing of the Schedule TO described in (2) below)
  (2) Form, Schedule or Registration Statement No.: Tender Offer Statement on Schedule TO (the "Schedule TO")
  (3) Filing Party: Northrop Grumman Corporation and LII Acquisition Corp.
  (4) Date Filed: January 5, 2001 and subsequently amended

                           CALCULATION OF FILING FEE

------------------------------------------------------------------------------
------------------------------------------------------------------------------
         Transaction Valuation*                         Amount of Filing Fee**
------------------------------------------------------------------------------
             $99,222,560.00                                   $5,166.21
------------------------------------------------------------------------------
------------------------------------------------------------------------------

 * Estimated for purposes of calculating the amount of the filing fee only. This calculation is based on the number of shares of Litton common stock remaining outstanding after consummation of the recently completed tender offer (i.e. 1,240,282 shares), all but 322,888 shares of which were taken into account in calculating the filing fee paid in connection with the Schedule TO. The total transaction valuation is based on 1,240,282 shares X $80.00 per share.

** The amount of the filing fee is calculated in accordance with Exchange Act
   Rule 0-11, based on 322,888 shares X $80.00 per share X 1/50th of one percent. In accordance with Rule 457(b), the filing fee of $5,166.21 is offset by $7,180.89 previously paid in excess of the $767,819.11 due and paid in connection with filing the Schedule TO. As provided in Exchange Act Rule 0-11(a)(2), only "one fee per transaction" is required to be paid. Accordingly, no additional fee is due.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            Litton Industries, Inc.
                            21240 Burbank Boulevard,
                     Woodland Hills, California 91367-6675
                                 (818) 598-5000

                   Notice of Special Meeting of Stockholders

                             To Be Held      , 2001

                                                                          , 2001

Dear Litton Stockholder:

   You are hereby given notice of a special meeting of the stockholders of
Litton Industries, Inc. to be held at 10:00 a.m. California time on          ,
2001 at          .

   As described in the enclosed information statement, at the special meeting you will be asked to:

  . Consider and vote upon a proposal to adopt and approve the Amended and Restated Agreement and Plan of Merger (referred to as the "amended merger agreement"), dated as of January 23, 2001, among Northrop Grumman Systems Corporation (formerly Northrop Grumman Corporation), a Delaware corporation and wholly-owned subsidiary of Northrop Grumman Corporation, Litton, Northrop Grumman Corporation (formerly NNG, Inc.), a Delaware corporation and the parent of and holding company for Northrop Grumman Systems Corporation, and LII Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Northrop Grumman Corporation; and

  . Transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

   Litton does not intend to bring any matter other than the adoption and approval of the amended merger agreement and the approval of the Litton merger before the special meeting, and is not aware of any other matters that are expected to be brought before the special meeting.

   Holders of record of Litton common stock and Litton preferred stock at the
close of business on      , 2001 will be entitled to vote at the special
meeting or any adjournment or postponement thereof. The approval of the holders of a majority of the outstanding shares of Litton common stock and Litton preferred stock, voting together as a class, is required to adopt and approve the amended merger agreement and to approve the Litton merger under Delaware law. As the result of its purchase of shares in the Offer, Northrop Grumman owns or controls sufficient shares of Litton stock to adopt and approve the amended merger agreement and to thereby approve the Litton merger without the affirmative vote of any other Litton stockholder. Northrop Grumman has indicated that it intends to vote, and to cause its subsidiaries to vote, all of their shares of Litton common stock and Litton preferred stock in favor of the adoption and approval of the amended merger agreement. As a result, neither Litton nor Northrop Grumman is soliciting proxies from Litton stockholders. Nonetheless, you are encouraged to attend, and to vote your shares of Litton stock at, the special meeting.

   Please read the enclosed information statement carefully. We are not asking you for a Proxy and you are requested not to send us a Proxy.

   Please do not send in your Litton common stock certificates at this time. If the Litton merger is consummated, you will receive instructions regarding the surrender of your stock certificates and payment for your shares after the Litton merger becomes effective.

                                          By order of the Board of Directors,

                                          John H. Mullan, Vice President and
                                           Secretary

                            Litton Industries, Inc.
                            21240 Burbank Boulevard,
                     Woodland Hills, California 91367-6675
                                 (818) 598-5000

                             Information Statement

                        Special Meeting of Stockholders

                             To Be Held      , 2001

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

   This information statement is being furnished to the holders of Litton Industries, Inc. common stock and preferred stock by Litton's board of directors in connection with the special meeting of Litton stockholders to be
held on           , 2001 at 10:00 a.m. California time at           . At the
special meeting, Litton stockholders will be asked to:

  . Consider and vote upon a proposal to adopt and approve the Amended and Restated Agreement and Plan of Merger (referred to as the "amended merger agreement"), dated as of January 23, 2001, among Northrop Grumman Systems Corporation (formerly Northrop Grumman Corporation), a Delaware corporation and wholly-owned subsidiary of Northrop Grumman Corporation, Litton, Northrop Grumman Corporation (formerly NNG, Inc.), a Delaware corporation and the parent of and holding company for Northrop Grumman Systems Corporation, and LII Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Northrop Grumman Corporation; and

  . Transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

   Litton does not intend to bring any matter other than the adoption and approval of the amended merger agreement and the approval of the Litton merger before the special meeting, and is not aware of any other matters that are expected to be brought before the special meeting.

   The board of directors of Litton has determined that the terms of the amended merger agreement and the proposed merger of LII Acquisition Corp. with and into Litton pursuant to the amended merger agreement are advisable, fair to, and in the best interests of, Litton's common stockholders. A copy of the amended merger agreement is attached as Annex C to this information statement.

   The Litton board of directors has fixed the close of business on      , 2001
as the record date for determining the Litton stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. As specified in Litton's certificate of incorporation and in accordance with Delaware law, the holders of Litton common stock and Litton preferred stock will vote together as a class on the adoption and approval of the amended merger agreement and the Litton merger. The affirmative vote of the holders of a majority of the outstanding shares of Litton common stock and Litton preferred stock is required to adopt and approve the amended merger agreement and the Litton merger. If the amended merger agreement is approved and the Litton merger is consummated, each holder of Litton common stock (other than stockholders who have validly perfected appraisal rights under Delaware law or Litton or Northrop Grumman Corporation or their subsidiaries) will be entitled to receive $80.00 per share in cash, the same cash amount as was paid to holders of Litton common stock in the recently completed offer to purchase or exchange described in the next paragraph. Each outstanding share of Litton preferred stock will remain outstanding without any change as the result of the Litton merger.

   The Litton merger is the second step of a two-step transaction pursuant to which Northrop Grumman Corporation will acquire Litton. The first step was an offer to purchase or exchange (referred to in this information statement as the "Offer") all of the outstanding capital stock of Litton by Northrop Grumman

Corporation pursuant to an offer to purchase or exchange (referred to in this information statement as the "Offer to Purchase") dated February 1, 2001 and amended by Amendment No. 1 on March 5, 2001 and by Amendment No. 2 on March 27, 2001. The Offer expired at Midnight, New York City time on Monday, April 2, 2001. At that time, Litton stockholders had validly tendered 44,660,440 shares of Litton common stock and 240,632 shares of Litton preferred stock for purchase or exchange, representing approximately 97.3% and 58.6% of the shares of Litton common stock and Litton preferred stock outstanding as of March 28, 2001, respectively. Northrop Grumman accepted all of the Litton shares tendered for purchase or exchange at approximately 12:30 a.m. New York City time on Tuesday, April 3, 2001.

   As a result of the Offer, Northrop Grumman owns or controls sufficient shares of Litton stock to adopt and approve the amended merger agreement and to thereby approve the Litton merger without the affirmative vote of any other Litton stockholder. Pursuant to the amended merger agreement, Northrop Grumman is obligated to vote, and to cause its subsidiaries to vote, all of their shares of Litton common stock and Litton preferred stock in favor of the adoption and approval of the amended merger agreement and the approval of the Litton merger. As a result neither Litton nor Northrop Grumman is soliciting proxies from Litton stockholders. Nonetheless, you are encouraged to attend, and to vote your shares of Litton stock, at the special meeting.

   If the Litton merger is completed, holders of shares of Litton common stock who do not vote in favor of approval and adoption of the amended merger agreement and who otherwise comply with the requirements of Section 262 of the Delaware General Corporation Law (a copy of which is attached as Annex B to this information statement) will have the right to seek an appraisal and to be paid the "fair value" of their shares of Litton common stock at the effective time of the Litton merger (exclusive of any element of value arising from the accomplishment or expectation of the Litton merger). Holders of Litton preferred stock will not be entitled to such appraisal rights, because the Litton preferred stock was listed on a national securities exchange as of the record date for the special meeting.

   It currently is anticipated that the Litton merger will be effected on or
about     , 2001, or as promptly as practicable thereafter.

   Please read the enclosed information statement carefully.

   Please do not send in your Litton common stock certificates at this time. If the Litton merger is consummated, you will receive instructions regarding the surrender of your stock certificates and payment for your shares as promptly as practicable after the Litton merger becomes effective.

                                          By order of the Board of Directors,

                                          John H. Mullan, Vice President and
                                           Secretary

   This information statement is dated May   , 2001 and is first being mailed
to Litton stockholders on or about May   , 2001.

                               TABLE OF CONTENTS

SUMMARY.....................................................................   1

  Contents and Organization of the Information Statement ...................   1

  Recent Events; Expiration of the Offer; The Northrop Reorganization.......   1

  Election of Directors.....................................................   1

  Corporate Information and Name Changes....................................   2

  The Amended Merger Agreement..............................................   2

  The Litton Merger.........................................................   2

  Litton's Support of the Litton Merger and Required Stockholder Approval...   2

  Arrangements with Members of Former and New Control Groups and their
   Associates...............................................................   3

  Tax Consequences of the Litton Merger.....................................   3

  Dissenters Rights of Appraisal............................................   4

  Voting Securities and Principal Holders Thereof...........................   4

  Security Ownership of Certain Beneficial Owners and Management............   4

  Surrender of Certificates and Payment Procedures..........................   5

ADDITIONAL INFORMATION......................................................   5

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................   5

FORWARD-LOOKING STATEMENTS..................................................   6

OFFER TO PURCHASE(1)

ANNEX A NORTHROP GRUMMAN DIRECTORS AND EXECUTIVE OFFICERS................... A-1

ANNEX B SECTION 262. APPRAISAL RIGHTS....................................... B-1

ANNEX C AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER .................. C-1

ANNEX D SCHEDULE 14D-9 SOLICITATION/RECOMMENDATION STATEMENT AND
 AMENDMENTS................................................................. D-1

--------
(1) The Offer to Purchase constituting a part of this information statement contains a separate table of contents reflecting the contents of the Offer to Purchase.

                                    SUMMARY

   The following is a summary of the more detailed information regarding the amended merger agreement and the proposed merger of LII Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Northrop Grumman, with and into Litton Industries, Inc., with Litton surviving the merger as a wholly-owned subsidiary of Northrop Grumman (referred to as the "Litton merger"). This summary is not intended to be complete, and is qualified in its entirety by the more detailed information presented elsewhere in this information statement, in the annexes hereto and in the other documents referred to in or incorporated by reference into this information statement. You are urged to read this information statement and all of the annexes and other documents referenced or incorporated herein in their entirety.

Contents and Organization of the Information Statement

   This information statement is comprised of this summary section, the Offer to Purchase and the annexes to this information statement.

   You will note that most of the sections in this summary include cross-references to sections in the Offer to Purchase containing more detailed information regarding the subject matter of that particular section of this summary. It is important that you do not read the summary information alone, as this summary is intended to be read along with the information in the Offer to Purchase and the attached annexes, and is not intended to summarize or replace the important information about the amended merger agreement, the Litton merger and other items included in the Offer to Purchase and the annexes.

Recent Events; Expiration of the Offer; The Northrop Reorganization

   Certain events contemplated by the amended merger agreement and described in the Offer to Purchase have occurred prior to the date of this information statement.

   In particular, the Offer expired at Midnight, New York City time on Monday, April 2, 2001. At that time, 44,660,440 shares of Litton common stock and 240,632 shares of Litton preferred stock had been validly tendered for purchase or exchange, all of which were accepted for purchase or exchange by Northrop Grumman at approximately 12:30 a.m. on Tuesday, April 3, 2001. As a result of the purchase and exchange of such Litton shares, there was a "change of control" of Litton, and Northrop Grumman now beneficially owns approximately 97.3% of the Litton common stock and approximately 58.6% of the Litton preferred stock outstanding as of March 28, 2001, respectively. The source and amount of funds used to pay the cash purchase price for the Litton shares purchased for cash in the Offer and to be acquired in the Litton merger are described on page 32 of the Offer to Purchase in the section entitled "The Offer--Source and Amount of Funds."

   In addition, the Northrop reorganization described on pages 2 and 43 of the Offer to Purchase in the sections entitled "Summary--The Northrop
Reorganization" and "The Amended Merger Agreement--The Northrop
Reorganization," respectively, was completed on Monday April 2, 2001, prior to the expiration of the Offer.

Election of Directors

   As described on page 45 of the Offer to Purchase in the section entitled "The Amended Merger Agreement--The Litton Board," upon the purchase of shares of Litton common stock pursuant to the Offer, Northrop Grumman became entitled to designate a number of Litton directors, constituting at least a majority of the Litton board of directors. Accordingly, on April 3, 2001, all but four members of the Litton board of directors resigned from the Board of Directors and the size of the Litton board was reduced from fourteen to nine. The remaining members of Litton's board of directors elected five new directors designated by Northrop Grumman to fill the vacancies created by the resignations. On April 11, 2001, C.B. Thornton, Jr. also resigned from the Litton board of directors pursuant to a written letter of resignation. The current members of the Litton board of directors are Alton J. Brann, Joseph T. Casey and John M. Leonis (collectively, the "Litton continuing directors") and J. Michael Hateley, John H. Mullan, Albert F. Myers, W. Burks Terry and Robert B. Spiker (the "additional directors"). Information regarding the Litton continuing directors is included in the section entitled "Board of Directors" starting on page B-6 of Annex B to Amendment No. 3 of Litton's Solicitation/Recommendation Statement on Schedule 14D-9 (together with any subsequent amendments, the "Litton Schedule 14D-9"), which was mailed to Litton stockholders together with the Offer to Purchase and is attached, together with each subsequent amendment thereto, as Annex D to this information statement. Information regarding the additional directors is included in Annex A entitled "Directors and Executive Officers" attached to this information statement.

Corporate Information and Name Changes

   Information regarding the corporations involved in the Litton merger is set forth on pages 1 and 2 of the Offer to Purchase in the section entitled "Summary--The Companies." As a result of the Northrop reorganization and as more fully described in that section, NNG, Inc. was renamed "Northrop Grumman Corporation" and became the parent of and holding company for Northrop Grumman Corporation. Concurrently, Northrop Grumman Corporation was renamed "Northrop Grumman Systems Corporation" and became the wholly-owned subsidiary of Northrop Grumman Corporation. Northrop Grumman Corporation (formerly NNG, Inc.) is referred to as "NNG" in the Offer to Purchase and as "Northrop Grumman" in this summary. Northrop Grumman Systems Corporation (formerly Northrop Grumman Corporation) is referred to as "Northrop Grumman" in the Offer to Purchase.

The Amended Merger Agreement

   The amended merger agreement is described on page 1 and beginning on page 43 of the Offer to Purchase in the sections entitled "Summary--The Amended Merger Agreement" and "The Amended Merger Agreement," respectively. The background of the amended merger agreement is described in the section entitled "Background of the Amended Merger Agreement" beginning on page 35 of the Offer to Purchase.

The Litton Merger

   As described on page 3 and beginning on page 45 of the Offer to Purchase in the sections entitled "Summary--The Litton Merger" and "The Amended Merger Agreement," at the effective time of the Litton merger, holders of Litton common stock (other than dissenting stockholders, Northrop Grumman, Litton or their subsidiaries) will be entitled to receive $80.00 in cash for each then outstanding share of Litton common stock. Each then outstanding share of Litton preferred stock will remain outstanding without any change as the result of the Litton merger.

   Notwithstanding the foregoing, as described on page 28 of the Offer to Purchase in the section entitled "The Offer--Purpose of the Offer; The Litton Merger," following the Litton merger, Northrop Grumman may seek to acquire the shares of Litton preferred stock that remain outstanding for cash at a price or prices not exceeding $35.00 per share through open market transactions, privately negotiated transactions, an amendment to Litton's Certificate of Incorporation, a subsequent merger or otherwise. As further described in that section and on page 31 of the Offer to Purchase in the section entitled "The Offer--Reduced Liquidity; Possible Delisting," if Northrop Grumman is able to acquire, redeem, exchange or retire sufficient shares of the Litton preferred stock, the Litton preferred stock may no longer meet the requirements of the NYSE for continued listing on the NYSE. In such event, Northrop Grumman will seek to deregister and delist the Litton preferred stock from the NYSE.

Litton's Support of the Litton Merger and Required Stockholder Approval

   As described in Item 4 on page D-8 of Litton's Schedule 14D-9 attached as Annex D to this information statement in the section entitled "The Solicitation or Recommendation--Recommendation of the Board," Litton's board of directors has determined that the terms of the Litton merger are advisable, fair to, and in the best interests of, the Litton common stockholders. Information about the recommendation of Litton's board of directors is more fully set forth in the Litton Schedule 14D-9 attached as Annex D.

   As described on page 8 of the Offer to Purchase in the section entitled "Summary--Litton Stockholder Approval of the Litton Merger," the Litton merger will require the affirmative vote of at least a majority of the shares of Litton common stock and Litton preferred stock outstanding on the record date for the special meeting, voting together as a class, to approve the Litton merger. However, Northrop Grumman will be able to cause the amended merger agreement to be adopted and approved and to approve the Litton merger without the affirmative vote of any other Litton stockholder, because Northrop Grumman beneficially owns approximately 97.3% of the Litton common stock and approximately 58.6% of the Litton preferred stock outstanding as of March 28, 2001, respectively. Broker non-votes and abstentions will have the same effect as a vote against the proposal to adopt and approve the amended merger agreement and the Litton merger, because such broker non-votes or abstentions will not count towards the required majority approval of the shares of Litton common stock and Litton preferred stock, voting together as a class.

   Shares of Litton common stock and Litton preferred stock with respect to which holders are present in person at the special meeting, but not voting, and shares for which Litton has received proxies but with respect to which the holders have abstained, will be counted as present at the special meeting for purposes of determining whether or not a quorum exists. Brokers who hold Litton shares in nominee or "street" name for customers who are the beneficial owners of the shares may not give a proxy to vote shares held for those customers on the matters proposed to be voted on at the special meeting without specific instructions from the customer who beneficially owns the shares.

Arrangements with Members of Former and New Control Groups and their Associates

   As described on page 62 of the Offer to Purchase in the section entitled "Other Agreements--Change of Control Severance Agreements," Litton and Northrop Grumman are parties to certain agreements or arrangements with certain executives and directors of Litton providing for, among other things, severance payments, employment and certain other benefits. In particular, as described on page 63 of the Offer to Purchase in the section entitled "Other Agreements-- Change of Control Severance Agreements--Employment Agreement between Northrop Grumman and Dr. Sugar," Northrop Grumman and Dr. Ronald D. Sugar are parties to employment agreements and arrangements providing for, among other things, Dr. Sugar's employment as a Corporate Vice President of Northrop Grumman, President and Chief Executive Officer of Litton, and his appointment to the board of directors of Northrop Grumman. Dr. Sugar was hired or elected, as the case may be, to each of these positions on April 3, 2001.

   In addition, as described on page 46 of the Offer to Purchase in the section entitled "The Amended Merger Agreement--Litton Stock Options," certain executives and directors of Litton may hold options to acquire shares of Litton stock that may be cashed-out or converted into options to acquire Northrop Grumman stock in the Litton merger.

   In connection with the amended merger agreement, Northrop Grumman entered into a Stockholder's Agreement with Unitrin, Inc., the holder of approximately 27.8% of the outstanding shares of Litton common stock as of January 23, 2001, obligating Unitrin to tender, and to cause its subsidiaries and affiliates to tender, all of their shares of Litton common stock pursuant to the Offer. In addition, Northrop Grumman entered into a Registration Rights Agreement with Unitrin whereby Unitrin was granted certain registration rights with respect to the shares of Northrop Grumman stock issued to Unitrin in the Offer. These agreements are described on page 8 of the Offer to Purchase in the section entitled "Summary--Agreement with Litton's Largest Stockholder" and on pages 59 and 61 of the Offer to Purchase in the sections entitled "The Stockholder's Agreement" and "The Registration Rights Agreement" respectively.

Tax Consequences of the Litton Merger

   The tax consequences of the Litton merger to Litton stockholders are described on page 9 and beginning on page 39 of the Offer to Purchase in the sections entitled "Summary--Tax Consequences of the Receipt of

Cash, NNG Common Stock and NNG Preferred Stock" and "Material Federal Income Tax Considerations," respectively. You are encouraged to read those sections in their entirety and to seek the advice of your tax and other financial advisors as to the tax and other consequences resulting from the Litton merger.

Dissenters Rights of Appraisal

   Holders of Litton common stock who do not vote their shares in favor of the adoption and approval of the amended merger agreement and the approval of the Litton merger and who properly perfect their appraisal rights under Section 262 of the Delaware General Corporation Law will have the right to seek an appraisal and to be paid the "fair value" of their shares of Litton common stock at the effective time of the Litton merger (exclusive of any element of value arising from the accomplishment or expectation of the Litton merger). The complete text of Section 262 of the Delaware General Corporation Law is attached as Annex B to this information statement, and you are encouraged to read Section 262 in its entirety and to consult your own legal advisors to better understand any appraisal rights you may have under Delaware law. Holders of Litton preferred stock will not be entitled to exercise appraisal rights under Delaware law because the Litton preferred stock was listed on a national securities exchange or quoted on the NASDAQ National Market System on the record date fixed to determine the Litton stockholders entitled to receive notice of and to vote on the adoption and approval of the amended merger agreement and the approval of the Litton merger. Please refer to the sections entitled "Summary--Appraisal Rights" and "Summary of Certain Statutory Provisions--Appraisal Rights" on pages 8 and 79 of the Offer to Purchase, respectively, for a more thorough discussion of appraisal rights available under Delaware law.

Voting Securities and Principal Holders Thereof

   As of April   , 2001, there were          shares of Litton common stock and
          shares of Litton preferred stock outstanding, each of which is entitled to one vote at the special meeting. The shares of Litton common stock and Litton preferred stock vote together as a class with respect to the adoption and approval of the amended merger agreement, and the affirmative vote of at least a majority of such shares is required for approval. Pursuant to the amended merger agreement, Northrop Grumman and its subsidiaries and affiliates are obligated to vote their shares of Litton stock in favor of the adoption and approval of the amended merger agreement. In addition, pursuant to the amended merger agreement, the Litton board of directors at that time agreed to recommend the approval of the amended merger agreement and the Litton merger to the Litton common stockholders, subject only to certain specified limitations.

Security Ownership of Certain Beneficial Owners and Management

                Security Ownership of Certain Beneficial Owners

      Name and Address of                                       Amount and Nature of         Percent
       Beneficial Owner            Title of Class               Beneficial Ownership         of Class
      -------------------          ---------------              --------------------         --------
 Northrop Grumman Corporation  Common Stock, par value   44,660,440 shares acquired pursuant  [97.3]%
 1840 Century Park East         $1.00 per share          to the Offer and directly owned
 Los Angeles, California 90067

 Northrop Grumman Corporation  Series B $2 Cumulative    240,632 shares acquired pursuant     [58.6]%
 1840 Century Park East         Preferred Stock, par     to the Offer and held through
 Los Angeles, California 90067  value $5.00 per share    Northrop Grumman Systems
                                                         Corporation

 [Others]

                        Security Ownership of Management

                            Common
                            Shares      Common Shares
                         Beneficially Subject to Options  Preferred Shares
                         Owned as of  Exercisable Within Beneficially Owned  Deferred    Percent of Class
          Name             4/20/01    60 days of 4/20/01   as of 4/20/01    Stock Units Beneficially Owned
          ----           ------------ ------------------ ------------------ ----------- ------------------
Directors and Executive
 Officers as a group....

Surrender of Certificates and Payment Procedures

   As soon as practicable after the effective time of the Litton merger, EquiServe Trust Company, the paying agent, will mail a letter of transmittal and instructions regarding the surrender of Litton common stock to each record holder of outstanding shares of Litton common stock. Upon surrender to the paying agent of a certificate representing a share of Litton common stock, together with a properly completed and duly executed letter of transmittal and any other documents that may be required by the paying agent, the holder of such surrendered certificate will be entitled to receive $80.00 per share in cash, without interest. Until surrendered in accordance with such instructions, each certificate representing a share of Litton common stock will represent for all purposes only the right to receive such amount in cash, without interest.

   Please do not send your stock certificates to the paying agent now. Stock certificates for Litton common stock should be sent only at the times specified in the letter of transmittal and pursuant to the instructions which will be mailed to you by the paying agent as soon as practicable after the effective time of the Litton merger.

                             ADDITIONAL INFORMATION

   You can contact Georgeson Shareholder Communications, Inc., the information agent for the Litton merger, with any questions regarding the Litton merger toll free at (800) 223-2064. Bankers and brokers should contact the information agent at (212) 440-9800.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Northrop Grumman and Litton file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any such report, statement or other information at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the SEC's public reference rooms in New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the SEC's Internet web site at www.sec.gov.

   The SEC allows us to "incorporate by reference" certain information into this information statement, which means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this information statement, except for any information amended or superseded by information contained in this information statement. This information statement incorporates by reference the documents set forth below that Northrop Grumman or Litton have previously filed with the SEC. These documents contain important information about Northrop Grumman and Litton, and you are encouraged to read them in their entirety.

   Documents filed by Northrop Grumman and incorporated by reference are available without charge upon request to: Investor Relations, Northrop Grumman Corporation, 1840 Century Park East, Los Angeles, California 90067. Documents filed by Litton and incorporated by reference are available without charge upon request to: Investor Relations, Litton Industries, Inc., 21240 Burbank Boulevard, Woodland Hills, California 91367.

   The following documents filed by Northrop Grumman with the SEC are hereby incorporated by reference into this information statement:

  . Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, filed with the SEC on March 8, 2000; and

  . Definitive Proxy Statement for the Annual Meeting of Stockholders to be held on Wednesday, May 16, 2001, filed with the SEC on April 13, 2001.

   The following documents filed by Litton with the SEC are hereby incorporated by reference into this information statement:

  . Annual Report on Form 10-K for the fiscal year ended July 31, 2000, filed with the SEC on October 11, 2000;

  . Proxy Statement for the Annual Meeting of Stockholders held on December
    8, 2000, filed with the SEC on October 20, 2000;

  . Quarterly Report on Form 10-Q for the period ended January 31, 2001, filed with the SEC on March 6, 2001; and

  . Form 8-A12B/A filed with the SEC on January 30, 2001, which amends and restates in their entirety Items 1 and 2 of Litton's registration statement on Form 8-A (File No. 001-03998), filed with the SEC on August 24, 1994 as amended, in connection with the amendment to the terms of the Rights Agreement, dated as of August 17, 1994 between Litton and The Bank of New York.

  . Amendment No. 3 to Schedule 14D-9 Solicitation/Recommendation Statement
    Under Section 14(d)(4) of the Securities Exchange Act of 1934, As Amended, filed with the SEC on February 1, 2001 and attached as Annex D--
    Part I.

  . Amendment No. 4 to Schedule 14D-9 Solicitation/Recommendation Statement
    Under Section 14(d)(4) of the Securities Exchange Act of 1934, As Amended, filed with the SEC on March 2, 2001 and attached as Annex D--
    Part II.

   All documents filed by Northrop Grumman or Litton pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this information statement to the effective time of the Litton merger shall also be deemed to be incorporated in this Offer to Purchase by reference.

                           FORWARD-LOOKING STATEMENTS

   Certain of the information included in this information statement (including, without limitation, the information presented in the Offer to Purchase and in the annexes hereto) and in the documents incorporated herein by reference are forward-looking statements within the meaning of the securities laws. These include statements and assumptions with respect to expected future revenues, margins, program performance, earnings and cash flows, acquisitions of new contracts, the outcome of competitions for new programs, the outcome of contingencies including litigation and environmental remediation, the effect of completed and planned acquisitions and divestitures of businesses or business assets, the anticipated costs of capital investments, and anticipated industry trends. Actual results and trends may differ materially from the information, statements and assumptions as described, and actual results could be materially less than planned. Please read the important factors that could cause actual results to differ materially from those suggested by the forward-looking statements set forth on page 85 of the Offer to Purchase in the section entitled "Forward-Looking Statements."

                         Offer to Purchase or Exchange
                     Each Outstanding Share of Common Stock
                       (together with associated rights)
                                       of
                            LITTON INDUSTRIES, INC.
                                      for
   any of the following, at the election of tendering holders of common stock
            $80.00 net per share, in cash, not subject to proration
                                       or
      $80.25 in market value (determined as described below) of shares of
                  NNG, Inc. Common Stock, subject to proration
                                       or
    0.80 shares of NNG, Inc. Series B Preferred Stock, subject to proration
                                      and
        Each Outstanding Share of Series B $2 Cumulative Preferred Stock
                                       of
                            LITTON INDUSTRIES, INC.
                                      for
            $35.00 net per share, in cash, not subject to proration
                                       by
                      NNG, INC., a wholly-owned subsidiary
                                       of
                          NORTHROP GRUMMAN CORPORATION

   NNG, Inc. (the initials stand for "New Northrop Grumman") is a newly-organized corporation which will become the parent holding company for Northrop Grumman Corporation immediately prior to the purchase of Litton shares in the offer. At such time, NNG, Inc. will change its name to "Northrop Grumman Corporation" and the present Northrop Grumman Corporation will change its name to "Northrop Grumman Systems Corporation."

   The offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, March 29, 2001 unless extended. Shares of Litton common stock and Litton preferred stock tendered pursuant to the offer may be withdrawn at any time prior to the expiration of the offer and, unless previously accepted for purchase or exchange pursuant to the offer, may also be withdrawn at any time after Tuesday, March 6, 2001.

   The offer is made pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of January 23, 2001 (referred to as the "amended merger agreement"), among Northrop Grumman Corporation, Litton Industries, Inc., NNG, Inc. and LII Acquisition Corp. The board of directors of Litton has approved and deemed advisable the amended merger agreement, the offer and the merger of LII Acquisition with and into Litton (referred to as the "Litton merger"), determined that the offer is fair to, and in the best interests of, holders of Litton common stock and recommends that holders of Litton common stock accept the offer and tender their Litton common stock pursuant to the offer. The Litton board of directors makes no recommendation with respect to the tender of the Litton preferred stock.

   The number of shares of NNG common stock to be exchanged for each share of Litton common stock for which a tendering holder elects to receive NNG common stock will be determined by dividing $80.25 by the average of the closing prices of Northrop Grumman common stock on the New York Stock Exchange ("NYSE") for the five consecutive trading days ending prior to the open of the second full trading day before the expiration of the offer.

   There is no limit on the number of shares of Litton common stock or Litton preferred stock that may be exchanged for cash in the offer and consequently the cash consideration offered will not be subject to proration. Subject to NNG's option (described below) to substitute cash for shares of NNG common stock in certain circumstances, the maximum number of shares of NNG common stock that will be issued in the offer is 13,000,000 (referred to as the "maximum common stock consideration"), and the maximum number of shares of NNG preferred stock that will be issued in the offer is 3,500,000 (referred to as the "maximum preferred stock consideration"). Therefore, elections to receive NNG common stock and NNG preferred stock will be subject to proration if holders of Litton common stock request in the aggregate more than the maximum amount of such consideration available. Holders of Litton preferred stock may exchange their Litton preferred stock only for cash.

   The offer is subject to the conditions listed under "The Offer--Conditions of the Offer," including, that there be validly tendered and not withdrawn prior to the expiration of the offer a total of at least 25,646,399 shares of Litton common stock and Litton preferred stock (referred to as the "minimum tender condition"). After the consummation of the offer, NNG common stock will trade on the NYSE under the symbol "NOC." NNG will seek to list the NNG preferred stock on the NYSE if there are enough holders to satisfy NYSE listing requirements. The Litton common stock and the Litton preferred stock currently trade on the NYSE and the Pacific Exchange under the symbols "LIT" and "LIT.B," respectively.

   See "Important Considerations Concerning Elections to Receive NNG Stock" beginning on page 11 for a discussion of certain factors that holders of Litton common stock should consider in connection with the offer.

                               ----------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offer to purchase or exchange. Any representation to the contrary is a criminal offense.

        The date of this offer to purchase or exchange is March 27, 2001

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
SUMMARY..................................................................   1
The Amended Merger Agreement.............................................   1
The Companies............................................................   1
The Northrop Reorganization..............................................   2
The Litton Merger........................................................   3
Choices Available to Litton Stockholders.................................   3
Elections and Proration..................................................   4
NNG Option to Reduce the Maximum Common Stock Consideration..............   5
The NNG Preferred Stock..................................................   5
Conditions to the Offer..................................................   7
Litton's Support of the Offer and the Litton Merger......................   7
Fairness Opinion.........................................................   8
Agreement With Litton's Largest Stockholder..............................   8
Litton Stockholder Approval of the Litton Merger.........................   8
Appraisal Rights.........................................................   8
Tendering Litton Shares..................................................   8
Tax Consequences of the Receipt of Cash, NNG Common Stock and NNG
 Preferred Stock.........................................................   9
Extension of the Offer Period............................................   9
Delay; Termination; Waiver; Amendment....................................  10
Withdrawal Rights........................................................  10
Reasons for the Proposed Transactions....................................  10
Accounting Treatment.....................................................  10
Material Differences in Rights of Stockholders...........................  10
Questions About the Offer and the Litton Merger..........................  10

IMPORTANT CONSIDERATIONS CONCERNING ELECTIONS TO RECEIVE NNG STOCK.......  11

SELECTED CONSOLIDATED FINANCIAL DATA.....................................  13

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF LITTON................  15

COMPARATIVE PER SHARE INFORMATION........................................  16

MARKET PRICES AND DIVIDENDS..............................................  18

THE OFFER................................................................  20
Exchange of Litton Shares; Exchange Ratio................................  20
Elections by Tendering Stockholders......................................  20
Pro Rata Reduction of Elections for NNG Stock............................  21
Reduction in Number of Shares of NNG Common Stock........................  21
Illustrative Table of NNG Common Stock Exchange Ratios at Specified
 Average Closing Prices..................................................  22
More Information About NNG Common Stock Exchange Ratio...................  22
Stockholder Rights Plans.................................................  22
Stockholders List........................................................  23
Extension; Termination; Amendment........................................  23
Purchase and Exchange of Litton Stock; Delivery of NNG Stock.............  23
Cash Instead of Fractional Shares of NNG Stock...........................  24
Transfer Charges.........................................................  24
Interest.................................................................  25
Withdrawal Rights........................................................  25
Procedures for Tendering.................................................  25
Purpose of the Offer; The Litton Merger..................................  28
Conditions of the Offer..................................................  29

                                                                           Page
                                                                           ----
Regulatory Approvals.....................................................   30
Reduced Liquidity; Possible Delisting....................................   31
Status as "Margin Securities"............................................   32
Registration Under The Exchange Act......................................   32
Source and Amount of Funds...............................................   32
Relationships with Litton................................................   33
Fees and Expenses........................................................   33

BACKGROUND OF THE AMENDED MERGER AGREEMENT...............................   35
Certain Pojections.......................................................   36
Reasons for the Offer and the Litton Merger..............................   37

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.................................   39
Treatment of Holders of Litton Common Stock Who Tender Their Stock in the
 Offer...................................................................   40
Treatment of Holders of Litton Preferred Stock Who Tender Their Litton
 Preferred Stock in the Offer............................................   41
Reporting Requirements...................................................   42

THE AMENDED MERGER AGREEMENT.............................................   43
The Northrop Reorganization..............................................   43
The Litton Merger........................................................   44
Conditions to the Completion of the Litton Merger........................   44
Effective Time of the Litton Merger......................................   44
Additional Effects of the Litton Merger and the Northrop Reorganization..   44
The Litton Board.........................................................   45
Litton Stock Options.....................................................   46
Representations and Warranties...........................................   46
Conduct of Business of Litton Prior to the Litton Merger.................   49
Conduct of Business of Northrop Grumman and NNG Prior to the Litton
 Merger..................................................................   50
Other Potential Acquirers................................................   50
Litton Stockholders Meeting..............................................   52
Access to Information and Confidentiality................................   52
Confidentiality..........................................................   53
Additional Agreements....................................................   53
Antitrust Approvals......................................................   53
Directors' and Officers' Liability Insurance and Indemnification.........   55
Employee Matters.........................................................   55
Additional Covenants.....................................................   56
Termination Events.......................................................   56
Termination Fee; Expenses................................................   57

OTHER AGREEMENTS.........................................................   59
The Stockholder's Agreement..............................................   59
The Registration Rights Agreement........................................   61
Change of Control Severance Agreements...................................   62
Confidentiality Agreement................................................   63

RATIO OF COMBINED EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS......   64

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION.............   65

DESCRIPTION OF NNG CAPITAL STOCK.........................................   70
Authorized Capital Stock.................................................   70
Common Stock.............................................................   70

                                                                            Page
                                                                            ----
Series B Preferred Stock...................................................  71
Transfer and Dividend Paying Agent and Registrar...........................  74

COMPARISON OF STOCKHOLDERS' RIGHTS.........................................  74

SUMMARY OF CERTAIN STATUTORY PROVISIONS....................................  79
Appraisal Rights...........................................................  79
Certain Business Combinations..............................................  82

ADDITIONAL INFORMATION.....................................................  83

FORWARD-LOOKING STATEMENTS.................................................  85

LEGAL MATTERS..............................................................  86

EXPERTS....................................................................  86

ANNEX A DIRECTORS AND EXECUTIVE OFFICERS................................... A-1
ANNEX B SECTION 262. APPRAISAL RIGHTS...................................... B-1

   This offer to purchase or exchange incorporates by reference important business and financial information about Northrop Grumman and Litton. That information is available without charge to Litton stockholders upon request. For information regarding Northrop Grumman, Litton stockholders must address their requests to: Investor Relations, Northrop Grumman Corporation, 1840 Century Park East, Los Angeles, California 90067 (310) 201-3423. For information regarding Litton, Litton stockholders must address their request to: Investor Relations, Litton Industries, Inc., 21240 Burbank Boulevard, Woodland Hills, California 91367 (818) 598-2026.

                                    SUMMARY

   The following summary highlights selected information from this offer to purchase or exchange. This summary may not contain all of the information that is important to Litton stockholders. To better understand the offer and the other proposed transactions, Litton stockholders should read this entire document carefully, as well as the additional documents to which this offer to purchase or exchange refers. See "Additional Information" on page 83.

The Amended Merger Agreement

   Northrop Grumman and Litton entered into an Agreement and Plan of Merger on December 21, 2000 which provided for the original offer to purchase all of the outstanding Litton common stock for $80.00 in cash per share and all of the outstanding Litton preferred stock for $35.00 in cash per share by a subsidiary of Northrop Grumman. The original offer commenced on January 5, 2001. On January 23, 2001, the original Agreement and Plan of Merger was amended and restated to provide that the original offer be amended to become an offer by NNG to exchange NNG common stock and NNG preferred stock for a portion of the Litton common stock on a tax-free basis, in addition to the cash consideration in the original offer. NNG is making the offer pursuant to the amended merger agreement.

The Companies

   Northrop Grumman Corporation. Northrop Grumman is a Delaware corporation with its principal executive offices located at 1840 Century Park East, Los Angeles, California 90067. Its telephone number is (310) 553-6262. Northrop Grumman is an advanced technology company operating in the Integrated Systems Sector, or "ISS", Electronic Systems and Sensor Sector, or "ES3" and Information Technology, or "Logicon" segments of the broadly defined aerospace and defense industry. The ISS segment includes the design, development and manufacture of aircraft and aircraft subassemblies. The ES3 segment includes the design, development, manufacturing and integration of electronic systems and components for military and commercial use. Logicon, Northrop Grumman's information technology segment, includes the design, development, operation and support of computer systems for scientific and management information.

   Litton Industries, Inc. Litton is a Delaware corporation with its principal executive offices located at 21240 Burbank Boulevard, Woodland Hills, California 91367. Its telephone number is (818) 598-5000. According to Litton's Annual Report on Form 10-K for the fiscal year ended July 31, 2000, Litton designs, builds and overhauls surface ships for government and commercial customers worldwide and is a provider of defense and commercial electronics technology, components and materials for customers worldwide. In addition, Litton is a prime contractor to the U.S. government for information technology and provides specialized information technology services to commercial customers in local and foreign jurisdictions.

   Litton's businesses are divided into four business segments: Advanced Electronics, Information Systems, Ship Systems, and Electronic Components and Materials. The Advanced Electronics group is a major supplier and integrator of electronic systems and related services to the U.S. and international military and commercial markets. The Information Systems group designs, develops, integrates and supports computer-based information systems and provides information technology and services primarily for government customers. The Ship Systems group builds non-nuclear ships for the U.S. Navy and designs, builds and overhauls surface ships for government and commercial customers worldwide. The Electronic Components and Materials group designs, manufactures and produces a broad range of high-tech materials and products integral to the telecommunications and computer markets including complex many-layered backplanes and assemblies, specialty brushless motors, slip rings, high density electronic and fiber optic connectors, cylindrical connectors, microelectronic attachment materials including solder spheres, precision wires and pastes, laser crystals, gallium arsenide substrates and microwave components for primarily commercial markets worldwide.

   NNG, Inc. NNG is a newly-formed Delaware corporation that is wholly-owned by Northrop Grumman. Its principal executive offices are located at 1840 Century Park East, Los Angeles, California 90067 and its telephone number is (310) 553-6262. NNG was incorporated on January 16, 2001 in preparation for the offer and the Northrop reorganization described below and has not conducted any business activities to date. As a result of the Northrop reorganization and after the consummation of the offer, Northrop Grumman and Litton will become subsidiaries of NNG. Accordingly, the business of NNG will consist of the business currently conducted by Litton and Northrop Grumman.

The Northrop Reorganization

   Immediately prior to NNG purchasing Litton common stock and Litton preferred stock in the offer, Northrop Grumman will be reorganized. Currently, NNG has two wholly-owned subsidiaries, NGC Acquisition Corp. and LII Acquisition Corp., as illustrated below:

                             [GRAPHIC APPEARS HERE]

NGC Acquisition Corp. and LII Acquisition Corp. are newly-formed corporations which were organized for the purpose of the transactions described herein.

   In the Northrop reorganization, immediately prior to the purchase of Litton common stock and Litton preferred stock in the offer, NGC Acquisition will merge with and into Northrop Grumman. As a result, Northrop Grumman will become a wholly-owned subsidiary of NNG. NNG will change its name to "Northrop Grumman Corporation," and Northrop Grumman will be renamed "Northrop Grumman Systems Corporation." All of Northrop Grumman's capital stock will be converted into capital stock of NNG. The outstanding shares of Northrop Grumman common stock will automatically be deemed to be outstanding shares of NNG common stock with no exchange of certificates and the NNG common stock will have the same rights, preferences and privileges as the Northrop Grumman common stock. The NNG common stock will be publicly traded and listed on the NYSE. The following chart illustrates the resulting corporate structure:

                             [GRAPHIC APPEARS HERE]

The Litton Merger

   Following NNG's purchase of Litton common stock and Litton preferred stock in the offer, LII Acquisition will merge with and into Litton. At the effective time of the Litton merger, each outstanding share of Litton common stock, except for shares held by dissenting Litton stockholders, NNG, Litton or their subsidiaries, will be converted into the right to receive $80.00 in cash, and each outstanding share of Litton preferred stock will remain outstanding without any change.

Choices Available to Litton Stockholders

   Holders of Litton common stock who desire to tender their shares in the offer may select one of the following forms of payment for each of their shares of Litton common stock:

  .  $80.00 cash;

  . $80.25 in market value (as described below) of NNG common stock, subject to proration; and

  .  0.80 of a share of NNG preferred stock, subject to proration.

   The number of shares of NNG common stock to be issued in exchange for each share of Litton common stock will be determined by dividing $80.25 by the average of the closing prices for Northrop Grumman common stock on the NYSE for the five consecutive trading days ending prior to the open of the second full trading day before expiration of the offer. The final exchange ratio will be set prior to 9:00 a.m. New York City time on the second full trading day before the expiration of the offer. For example, if the offer expired at Midnight, New York City time, on a Friday, the final exchange ratio would be set prior to 9:00 a.m. New York City time on the immediately preceding Thursday. No fractional shares of NNG common stock or NNG preferred stock will be issued. Cash will be delivered in lieu of fractional shares of NNG common stock or NNG preferred stock.

   Holders of Litton preferred stock who desire to tender their shares in the offer will receive $35.00 in cash for each share.

   The exchange ratios for the consideration to be offered in exchange for shares of Litton common stock and Litton preferred stock in the offer were determined through arm's-length negotiations between Litton and Northrop Grumman. Merrill Lynch & Co. acted as Litton's financial advisor and Salomon Smith Barney Inc. acted as Northrop Grumman's financial advisor in these negotiations.

   For more information on the NNG common stock exchange ratio, see "The Offer" beginning on page 20.

Elections and Proration

 Elections by Tendering Stockholders

   There is no limit on the number of shares of Litton common stock or Litton preferred stock that may be exchanged for cash in the offer. There is a limit on the number of shares of NNG common stock and the number of shares of NNG preferred stock that may be issued in exchange for Litton common stock in the offer. The maximum number of shares of NNG common stock that will be issued in the offer is 13,000,000, and the maximum number of shares of NNG preferred stock that will be issued in the offer is 3,500,000. It is possible that the maximum common stock consideration could be reduced, as described under "Reduction in Number of Shares of NNG Common Stock" below. Elections for the NNG common stock and the NNG preferred stock will be subject to pro rata reduction if Litton stockholders request more than the maximum common stock consideration or the maximum preferred stock consideration, as the case may be.

   In addition to deciding whether to receive cash, NNG common stock or NNG preferred stock, or a combination of this consideration, tendering Litton common stockholders who elect to receive NNG common stock or NNG preferred stock must choose among the available alternatives described below for the treatment of any shares of Litton common stock not exchanged by reason of proration for the class of NNG stock they have elected to receive:

   Alternative A. A tendering Litton common stockholder may make an Alternative A election with respect to Litton common stock which is tendered for either NNG common stock or NNG preferred stock. If the total number of NNG common stock elections (including the deemed elections referred to in the next sentence) exceeds the NNG common stock available, the Alternative A elections will first be reduced, pro rata, to the extent necessary so that the total number of shares of NNG common stock required for common stock elections does not exceed the maximum common stock consideration. If the tendering stockholder elects to receive NNG preferred stock, any shares subject to the Alternative A election which are not exchanged for NNG preferred stock by reason of proration will be deemed subject to an Alternative A common stock election.

   The stockholder's agreement among Northrop Grumman, NNG and Unitrin provides, in substance, that Unitrin and certain of its subsidiaries will accept NNG common stock in exchange for all of their shares of Litton common stock which are not exchanged for NNG preferred stock in the offer. However, Unitrin and its subsidiaries agreed to accept NNG common stock only to the extent that other Litton stockholders do not elect to receive the available NNG common stock. Pursuant to the stockholder's agreement, Unitrin will specify Alternative A for all of the Litton common stock tendered by it. While Alternative A may be selected by any holder of Litton common stock, it is expected that Litton stockholders other than Unitrin will likely find it in their interests to select either:

  . Alternative B, if they wish to maximize the NNG common stock received in the offer; or

  . Alternative C, if they wish to receive only NNG preferred stock or cash.

The stockholder's agreement is described below under "Other Agreements--The Stockholder's Agreement".

   Alternative B. A tendering Litton common stockholder may make an Alternative B election with respect to Litton common stock which is tendered for either NNG common stock or NNG preferred stock. In the event that proration of elections to receive of NNG common stock is still required after the elimination of shares in accordance with Alternative A elections, holders of shares of Litton common stock who elect Alternative B will have their elections to receive NNG common stock reduced pro rata based on the number of shares covered thereby. If the tendering Litton common stockholder elects to receive NNG preferred stock, any shares subject to the Alternative B election which are not exchanged for NNG preferred stock by reason of proration will be deemed subject to an Alternative B common stock election.

   Alternative C. An Alternative C election is only available for those Litton common stockholders who elect to receive NNG preferred stock in exchange for tendered Litton shares. Any such shares which are not exchanged for NNG preferred stock by reason of proration will be exchanged for $80.00 in cash per share.

   If no election among the three alternatives described above is made in connection with a tender of Litton common stock in exchange for NNG common stock or NNG preferred stock, the tendering stockholder will be deemed to have elected Alternative B.

 Pro Rata Reduction of Elections for NNG Stock

   If holders tendering Litton common stock elect to receive more than the maximum common stock consideration or the maximum preferred stock consideration, elections will be subject to pro rata reduction as described below.

   Elections to receive NNG preferred stock will be reduced, pro rata in accordance with the numbers of shares covered thereby, until all of the shares subject to the elections remaining can be exchanged for NNG preferred stock. Shares of Litton common stock which are not so exchanged by reason of proration will be exchanged for:

  . $80.00 per share in cash, if Alternative C is selected by the tendering stockholder; or

  . NNG common stock (subject to further proration, if required) in all other cases.

   Elections to receive NNG common stock will also be subject to pro rata reduction, in accordance with the numbers of shares covered thereby, until all the shares subject to the elections remaining can be exchanged for the maximum common stock consideration. As described above, shares subject to Alternative A elections will be reduced before any shares subject to Alternative B elections. Shares of Litton common stock which are not so exchanged for NNG common stock by reason of proration will be exchanged for $80.00 in cash per share.

NNG Option to Reduce the Maximum Common Stock Consideration

   If the average of the closing prices for Northrop Grumman common stock on the NYSE for any five consecutive trading days ending not later than two full trading days before expiration of the offer is less than $75.00, NNG may irrevocably elect to substitute cash for all or a portion of the NNG common stock at the rate of $80.00 per share of Litton common stock. In such event, NNG promptly will publicly announce the amount of cash to be substituted for NNG common stock and the amount of the new maximum common stock consideration and the offer will be extended, if necessary, in accordance with the applicable rules of the SEC to allow Litton stockholders to consider the information.

The NNG Preferred Stock

   The NNG preferred stock will have the following principal terms:

  . Conversion Right. Subject to approval by the stockholders (the "Stockholder Approval") of Northrop Grumman (if prior to the purchase of Litton shares in the offer) or by the stockholders of NNG (if thereafter) of the issuance of the shares of NNG common stock into which the NNG preferred stock is convertible, shares of NNG preferred stock will be convertible into shares of NNG common stock at a conversion price equal to 127% of the average of the closing prices for Northrop Grumman common stock on the NYSE for the five consecutive trading days ending prior to the open of the second full trading day before expiration of the offer (including the date the offer expires). The initial conversion price is subject to adjustment under certain circumstances, as described in "Description of NNG Capital Stock-Series B Preferred Stock."

  . Dividend Rate. Holders of shares of NNG preferred stock will be entitled to cumulative cash dividends, payable quarterly in April, July, October and January of each year. If the NNG preferred stock is issued prior to the 2001 annual meeting of stockholders of Northrop Grumman (currently scheduled for May 16, 2001), the initial dividend rate per share will be $7.00 per year. Commencing after the dividend payment date in October 2001, the dividend rate per share will be $7.00 per year if the Stockholder Approval has been obtained or $9.00 per year if it has not been obtained. If the NNG preferred stock is issued after the 2001 Northrop Grumman annual meeting, the initial dividend rate per share will be $7.00 per year if the Stockholder Approval has been obtained and $9.00 per year if it has not been obtained. If the dividend rate per share is set at $9.00 per year, it will be reduced from $9.00 to $7.00 per year after the Stockholder Approval is obtained.

  .  Redemption.

     . Mandatory Redemption For Cash After Twenty Years. Each share of NNG preferred stock will be subject to mandatory redemption for cash, in an amount equal to the liquidation value of $100.00 per share of NNG preferred stock plus accrued but unpaid dividends, whether or not declared, to the mandatory redemption date. The mandatory redemption date will be 20 years and one day from the date of issuance. In the event that Stockholder Approval has not occurred by the mandatory redemption date, the amount payable for each share of NNG preferred stock will be the greater of (a) the liquidation value of $100.00 per share of NNG preferred stock plus accrued but unpaid dividends to the redemption date, whether or not declared, and (b) the current market price on the redemption date of the number of shares of NNG common stock which would be issued upon conversion of a share of NNG preferred stock into NNG common stock on the redemption date pursuant to the provision for conversion.

     . Optional Redemption For Common Stock After Seven Years. NNG has the option to redeem all but not less than all of the shares of NNG preferred stock at any time after seven years from the initial issuance date for a number of shares of NNG common stock equal to the liquidation value of $100.00 per share plus accrued but unpaid dividends, whether or not declared, to the redemption date, divided by the current market price of a share of NNG common stock on the redemption date. In the event that Stockholder Approval has not occurred by the redemption date, the number to be divided in the above calculation will be the greater of the amount described above and the current market price on the redemption date of the number of shares of NNG common stock which would be issued upon conversion of a share of NNG preferred stock into NNG common stock on the redemption date pursuant to the provision for conversion.

  . Liquidation. In any liquidation of NNG, each share of NNG preferred stock will be entitled to a liquidation preference of $100.00 plus accrued but unpaid dividends, whether or not declared, before any distribution may be made on the NNG common stock or any other class or series of NNG stock which is junior to the NNG preferred stock. In any liquidation of NNG, no distribution may be made on any NNG stock ranking on a parity with the NNG preferred stock, unless the holders of NNG preferred stock participate ratably in the distribution along with the holders of any NNG stock that ranks on a parity with the NNG preferred stock. In the event the Stockholder Approval has not occurred at the time of liquidation, the amount payable on liquidation will be the greater of the amount described above and the amount that would be distributed if such share of NNG preferred stock had been converted into NNG common stock pursuant to the provision for conversion.

  . Change of Control. For a period of not less than 20 business days following any merger, consolidation, sale of all or substantially all of NNG's assets, liquidation or recapitalization of the NNG common stock in which more than one-third of the previously outstanding NNG common stock is changed into or exchanged for cash, property or securities other than capital stock of NNG or another corporation, holders of shares of NNG preferred stock may exchange any and all such shares for shares of NNG common stock. Each share of NNG preferred stock so exchanged shall be exchanged for that number of shares of NNG common stock determined by dividing the liquidation value of $100.00 per share plus accrued and unpaid dividends as of the exchange date by the current market price of a share of NNG common stock. In the event the Stockholder Approval has not occurred by the exchange date, the number to be divided in the above calculation will be the greater of the amount described above and the current market price on the exchange date of the number of shares of NNG common stock which would be issued if such shares of NNG preferred stock were converted into NNG common stock on the exchange date pursuant to the provision for conversion.

  . Voting Rights. Holders of shares of NNG preferred stock generally will have no voting rights, except that approval of the holders of two-thirds of the NNG preferred stock will be required for certain actions that would adversely affect the rights of such holders. If NNG fails to pay or declare and set aside funds for six or more quarterly dividends (whether or not consecutive), the holders of shares of NNG preferred stock will have the right to elect two directors of NNG.

   See "Description of NNG Capital Stock--Series B Preferred Stock--Voting Rights" on page 72 for a more detailed description of the voting and other rights and preferences of the NNG preferred stock.

Conditions to the Offer

   The offer is subject to conditions, including, but not limited to:

  .  the satisfaction of the minimum tender condition;

  . the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (referred to in this offer to purchase or exchange as the "HSR Act") or under Council Regulation (EEC) No. 4064/89 of the Council of the European Union;

  . the Registration Statement on Form S-4 filed with the Securities and Exchange Commission to register the issuance of the NNG common stock and NNG preferred stock (of which this offer to purchase or exchange is a part) in the offer will have become effective and not be the subject of any stop order or proceeding seeking a stop order; and

  . the shares of NNG common stock to be issued in the offer will have been approved for listing on the NYSE.

   These conditions and the other conditions to the offer are discussed in greater detail in "The Offer--Conditions of the Offer" beginning on page 29.

Litton's Support of the Offer and the Litton Merger

   Litton's board of directors has determined that the offer is fair to, and in the best interests of, holders of Litton common stock, and recommends that holders of Litton common stock accept the offer and tender their shares of Litton common stock in the offer. Litton's board of directors makes no recommendation regarding whether holders of Litton preferred stock should accept the offer and tender their shares of Litton preferred stock in the offer. Litton's board of directors has approved and declared advisable the amended merger agreement and the Litton merger. Information about the recommendation of Litton's board is more fully set forth in Litton's Amended Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to Litton stockholders together with this offer to purchase or exchange.

Fairness Opinion

   Litton has received an opinion from Merrill Lynch & Co., dated January 23, 2001, substantially to the effect that, as of January 23, 2001, the aggregate consideration to be received by holders of Litton common stock other than Northrop Grumman and its affiliates pursuant to the offer and the Litton merger is fair from a financial point of view to the holders of Litton common stock. The opinion is attached as an annex to Litton's Schedule 14D-9.

Agreement With Litton's Largest Stockholder

   Unitrin and certain of its subsidiaries, who collectively owned approximately 27.8% of the outstanding shares of Litton common stock as of January 23, 2001, have agreed to tender all of their shares of Litton common stock in the offer and elect to receive no fewer than 3,000,000 shares of NNG preferred stock and, as to the remainder, NNG common stock pursuant to the stockholder's agreement described in greater detail in "Other Agreements--The Stockholder's Agreement" on page 59.

Litton Stockholder Approval of the Litton Merger

   The Litton merger will require the affirmative vote of at least a majority of the shares of Litton common stock and Litton preferred stock outstanding on the record date for the meeting to approve the Litton merger, unless 90% or more of the outstanding shares of Litton common stock and 90% or more of the outstanding shares of Litton preferred stock are acquired in the offer, in which case the Litton merger can be accomplished without a meeting or vote of the Litton stockholders. If the minimum tender condition is satisfied and NNG purchases the tendered Litton common stock and Litton preferred stock, approval of the merger by Litton stockholders will be assured because NNG will own over 50% of the outstanding voting stock of Litton.

Appraisal Rights

   There are no appraisal rights available in connection with the offer. After the offer and subject to Delaware state law, appraisal rights will be available to holders of Litton common stock, and may be available (depending on circumstances at the time) to holders of Litton preferred stock who do not vote in favor of the Litton merger. See "Summary of Certain Statutory Provisions-- Appraisal Rights" beginning on page 79.

Tendering Litton Shares

   To tender Litton shares, Litton stockholders should do the following:

  . If the Litton shares are held in the stockholder's own name, the stockholder should complete and sign the enclosed letter of transmittal and return it with the Litton share certificates to EquiServe Trust Company, the depositary for the offer, at the applicable address on the back cover of this offer to purchase or exchange.

  . If the Litton shares are held in uncertificated form in the stockholder's name, the stockholder should complete and sign the enclosed letter of transmittal and return it to EquiServe Trust Company at the applicable address printed on the back cover of this offer to purchase or exchange.

  . If the Litton shares are held in "street name" through a broker, the stockholder will need to ask its broker to tender its Litton shares.

   For more information on the timing of the offer, extensions of the offer period and Litton stockholders' rights to withdraw previously tendered Litton shares from the offer, see "The Offer" beginning on page 20, or call the information agent, Georgeson Shareholder Communications Inc., toll-free at
(800) 223-2064.

   Litton Stockholders Who Already Tendered Their Shares

   Litton stockholders who have already tendered shares of Litton common stock in the original offer need take no action if they still wish to receive $80.00 in cash per share. If any such holder wishes to elect to receive consideration other than cash, such holder must submit a new letter of transmittal (or agent's message, if applicable), properly completed to indicate such election, and clearly identifying the shares previously tendered.

   Litton stockholders who have already tendered shares of Litton preferred stock need take no action if they still wish to tender such shares for $35.00 in cash per share.

   Shares previously tendered will not be returned unless withdrawn as described herein or upon expiration of the offer if not accepted for payment or exchange. For information concerning the status of previously tendered Litton shares, please call the information agent, Georgeson Shareholder Communications, Inc., toll free at (800) 223-2064.

Tax Consequences of the Receipt of Cash, NNG Common Stock and NNG Preferred
Stock

   If the offer and the Litton merger are consummated as contemplated, for federal income tax purposes:

  . Litton stockholders who receive only cash for their Litton common stock or Litton preferred stock will recognize any gain or loss;

  . Litton stockholders who receive solely NNG common stock or NNG preferred stock for their Litton common stock will recognize neither gain nor loss; and

  . Litton stockholders who receive a combination of cash, NNG common stock and NNG preferred stock for their Litton common stock will not recognize any loss and will recognize any gain in an amount not to exceed the cash received.

   The federal income tax consequences of the offer and the Litton merger will also depend on each Litton stockholder's particular circumstances. For a more detailed discussion of the potential federal income tax consequences, see "Material Federal Income Tax Consequences" beginning on page 39. Litton stockholders also should consult their tax advisors and other financial advisors for a full understanding of these and other tax consequences.

Extension of the Offer Period

   The offer is currently scheduled to expire at Midnight, New York City time, on Thursday, March 29, 2001.

   The amended merger agreement provides that NNG may, without Litton's consent:

  . from time to time extend the offer for successive periods of up to five business days until each of the conditions to the offer have been satisfied or waived; or

  . extend the offer for any period required by any rule, regulation, interpretation or position of the SEC.

   If the offer is extended for any reason, NNG will promptly publicly announce the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension of the offer, all Litton common stock and Litton preferred stock previously tendered and not withdrawn will remain subject to the offer, subject to the holder's right to withdraw. See "The Offer--Withdrawal Rights" beginning on page 25 and "The Amended Merger Agreement" beginning on page 43 for more details.

Delay; Termination; Waiver; Amendment

   Subject to the SEC's rules and regulations and the terms of the amended merger agreement, NNG also reserves the right, in its sole discretion, at any time or from time to time:

  . to delay acceptance for payment or exchange of any shares of Litton common stock or Litton preferred stock pursuant to the offer if any of the conditions of the offer have not been satisfied; and

  .  to waive any condition (other than the minimum tender condition)

by giving oral or written notice of the delay, termination or amendment to the depositary and by making a public announcement as promptly as practicable after the delay, termination or amendment. Subject to applicable law (including Rules 14d-4(d) and 14d-6(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which require that any material change in the information published, sent or given to stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of such change) and without limiting the manner in which NNG may choose to make any public announcement, NNG assumes no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.

Withdrawal Rights

   Tenders of shares of Litton common stock and Litton preferred stock in the offer may be withdrawn at any time prior to the expiration of the offer and at any time after Tuesday, March 6, 2001, unless NNG previously has accepted the shares for payment.

Reasons for the Proposed Transactions

   NNG and Northrop Grumman are proposing the offer and the Litton merger because they believe that the offer and the Litton merger will significantly benefit Northrop Grumman's stockholders and customers. Northrop Grumman believes that the offer and the Litton merger will provide access to new product areas, increase diversification into new markets, increase market presence and opportunities and increase operating efficiencies. See "Background of the Amended Merger Agreement--Reasons for the Offer and the Litton Merger" beginning on page 37.

Accounting Treatment

   NNG will account for the Litton merger as a "purchase" transaction for accounting and financial reporting purposes, in accordance with United States generally accepted accounting principles. Accordingly, NNG will make a determination of the fair value of Litton's assets and liabilities and allocate the purchase price on its books to the acquired assets.

Material Differences in Rights of Stockholders

   The governing documents of NNG and Litton vary, and to that extent, holders of Litton common stock will have different rights as NNG stockholders. The differences are described in more detail under "Comparison of Stockholders' Rights" beginning on page 74.

Questions About the Offer and the Litton Merger

   If you have any questions about the offer or the Litton merger, please call our information agent, Georgeson Shareholder Communications Inc., toll-free at
(800) 223-2064.

      IMPORTANT CONSIDERATIONS CONCERNING ELECTIONS TO RECEIVE NNG STOCK

   In deciding whether to tender shares of Litton stock pursuant to the offer, Litton stockholders should read this offer to purchase or exchange and the accompanying Schedule 14D-9 of Litton carefully. Litton common stockholders also should carefully consider the following factors before electing to receive NNG stock in the offer.

   Elections to Receive NNG Stock are Subject to Pro Rata Reduction Because of the Limited Numbers of Shares Available

   Only 13,000,000 shares of NNG common stock and 3,500,000 shares of NNG preferred stock are available for exchange in the offer. The maximum common stock consideration could be reduced as described below under "--The Amount of NNG Common Stock Offered in Exchange for Litton Common Stock is Subject to Possible Reduction." If Litton common stockholders elect to receive more than the available number of shares of either class of NNG stock, their elections will be subject to pro rata reduction. Several alternative elections are available to Litton common stockholders for treatment of any shares of Litton common stock not exchanged by reason of proration for the class of NNG stock they have elected to receive. Litton common stockholders who are considering such elections should carefully consider the information provided herein under "The Offer--Possible Pro Rata Reductions of Elections for NNG Stock."

   The Trading Market for NNG Preferred Stock May Be Limited

   The total number of NNG preferred shares to be issued in the offer is limited to 3,500,000, with each share having a liquidation preference of $100.00. As the result, the total initial liquidation value of the issue will be no more than $350,000,000, and the liquidity of those shares may be limited. Of course, the actual market value of the NNG preferred stock may be more or less than $100.00 per share depending on circumstances over time.

   Resales of NNG Common Stock Following the Offer May Adversely Affect the Market Value of Such Shares

   The issuance of 13,000,000 new shares of NNG common stock in the offer could lead to a significant redistribution of the new shares following their initial issuance. Resales of a large number of the new NNG shares could adversely affect the market price for NNG common stock.

   The Exchange Ratio for NNG Common Stock in the Offer, and the Conversion Price for the NNG Preferred Stock, Will Not be Known Until Two Full Trading Days Prior to Expiration of the Offer

   The exact number of NNG common shares to be exchanged for each Litton common share will be determined by dividing $80.25 by the average of the closing prices for Northrop Grumman common stock on the NYSE for the five consecutive trading days ending prior to the open of the second full trading day before expiration of the offer (including the date the offer expires). Accordingly, Litton stockholders will not be able to know the NNG common stock exchange ratio until immediately prior to the open of the last two trading days during which the offer is open. Further, the exchange ratio which results may not reflect the actual market price for NNG common stock following completion of the offer.

   The conversion price for NNG preferred stock will be 127% of the average of the closing prices of the Northrop Grumman common stock used to set the NNG common stock exchange ratio. Accordingly, the conversion price for NNG preferred stock will also not be known until two full trading days prior to the expiration of the offer.

   The Amount of NNG Common Stock Offered in Exchange for Litton Common Stock is Subject to Possible Reduction

   If the average of the closing prices for Northrop Grumman common stock on the NYSE for any five consecutive trading days ending not later than two full trading days before expiration of the offer is less than

$75.00, NNG will have the irrevocable option to reduce the number of shares of NNG common stock available for exchange in the offer and substitute cash at the rate of $80.00 per share of Litton common stock. If this should occur, a public announcement of the fact will be made and the offer will be extended, if necessary, in accordance with the applicable rules of the SEC to allow Litton stockholders to consider the information.

   Convertibility of the NNG Preferred Stock is Subject to a Vote of Northrop Grumman Stockholders Which Will Not Occur Until the 2001 Meeting of Northrop Grumman Stockholders

   The issuance of NNG common stock upon conversion of the NNG preferred stock is conditioned upon the approval of stockholders of Northrop Grumman (if such vote occurs prior to the issuance of shares in the offer) or NNG (if the vote occurs thereafter). The matter will be voted on at the 2001 annual meeting of stockholders, currently scheduled for May 16, 2001, which is expected to be after expiration of the offer. As the result, Litton stockholders who elect to receive NNG preferred stock must recognize that such shares may not be convertible into common stock. See "Description of NNG Capital Stock--Series B Preferred Stock."

   The Indebtedness of NNG Following the Offer Will be Much Higher Than the Existing Indebtedness of Northrop Grumman

   The indebtedness of Northrop Grumman as of December 31, 2000 was approximately $1.615 billion. NNG's pro forma indebtedness as of December 31, 2000 giving effect to the offer and the Litton merger and assuming the Minimum Equity Issuance (as described in "Selected Consolidated Financial Data" below), is approximately $5.961 billion. As a result of the increase in debt, demands on the cash resources of Northrop Grumman will increase after the Litton merger, which could have important effects on the investment in NNG's common stock and NNG's preferred stock. For example, the increased levels of indebtedness could:

  . reduce funds available for investment in research and development and capital expenditures; or

  . create competitive disadvantages compared to other companies with lower debt levels.

   Successful Integration of the Northrop Grumman and Litton Businesses is not Assured

   Integrating and coordinating the operations and personnel of Northrop Grumman and Litton will involve complex technological, operational and personnel-related challenges. This process will be time-consuming and expensive, and may disrupt the business of the companies. The integration of the companies may not result in the benefits expected by the companies. The difficulties, costs and delays that could be encountered may include:

  . unanticipated issues in integrating the information, communications and other systems;

  . negative impacts on employee morale and performance as a result of job changes and reassignments;

  .  loss of customers;

  . unanticipated incompatibility of systems, procedures and operating methods;

  .  inability to obtain necessary consents of third parties;

  . unanticipated costs in termination or relocation of facilities and operations, and

  . the effect of complying with any government imposed organizational conflict-of-interest rules.

   Risks Relating to the Businesses of Northrop Grumman and Litton

   Results of operation of NNG will be subject to numerous risks affecting the businesses of Northrop Grumman and Litton, many of which are beyond the companies' control. Many of these risks are identified under "Forward-Looking Statements" on page 85.

                      SELECTED CONSOLIDATED FINANCIAL DATA

   The following is a summary of selected historical consolidated financial data of Northrop Grumman for each of the years in the five-year period ended December 31, 2000 and selected unaudited pro forma combined financial data of Northrop Grumman and Litton for the year ended December 31, 2000. Litton stockholders should read this summary together with the financial statements referred to below and incorporated by reference and their accompanying notes and in conjunction with management's discussion and analysis of operations and financial conditions of Northrop Grumman and Litton contained in such reports.

   The historical consolidated financial data of Northrop Grumman for each of the years in the three year period ended December 31, 2000 are derived from the audited financial statements of Northrop Grumman contained in its Annual Report on Form 10-K as filed on March 1, 2001 and subsequently amended on March 2, 2001, and March 8, 2001. The historical consolidated financial data for the fiscal year ended December 31, 1997 are derived from the audited financial statements contained in its Current Report on Form 8-K as filed on August 8, 2000, which is incorporated by reference in this offer to purchase or exchange. The historical consolidated financial data for the fiscal year ended December 31, 1996 are derived from the audited financial statements of Northrop Grumman.

   The selected unaudited pro forma combined financial data of Northrop Grumman and Litton were derived from Northrop Grumman's audited consolidated financial statements for the year ended December 31, 2000, and Litton's audited consolidated financial statements for the fiscal year ended July 31, 2000. In addition, the unaudited financial statements of Litton contained in Litton's Quarterly Reports on Form 10-Q for the periods ended January 31, 2001 and 2000 have been used to bring the financial reporting periods of Litton to within 31 days of those of Northrop Grumman.

   The selected unaudited pro forma combined financial data give effect to the offer and the Litton merger as if they had occurred on the dates referenced under "Unaudited Pro Forma Condensed Combined Financial Information" beginning on page 65. The selected unaudited pro forma combined financial data do not include the realization of any cost savings from operating efficiencies, synergies or other restructurings resulting from the offer and the Litton merger. Two pro forma transaction scenarios are presented: Minimum Equity Issuance and Maximum Equity Issuance. The Minimum Equity Issuance scenario is based upon the assumption that Unitrin tenders its shares of Litton common stock for NNG stock as described in "Other Agreements--The Stockholder's Agreement," beginning on page 59 and all other stockholders tender their shares for cash. The Maximum Equity Issuance scenario is based upon the assumption that the maximum number of shares of NNG common stock (i.e. 13,000,000) and maximum number of shares of NNG preferred stock (i.e. 3,500,000) are issued, with the remainder of the consideration in the offer paid in cash. The selected unaudited pro forma combined financial data do not purport to represent what NNG's results of operations or financial position actually would have been if the transactions referred to therein had been consummated on the date or for the periods indicated or what such results will be for any future date or any future period. Litton stockholders should read this summary together with "Unaudited Pro Forma Condensed Combined Financial Information" beginning on page 65 and the accompanying notes.

                          NORTHROP GRUMMAN CORPORATION

      SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                      (In millions, except per share data)


                             Pro Forma
                         ------------------
                         Minimum   Maximum
                          Equity    Equity
                         Issuance  Issuance            Historical Data
                         --------  --------  ----------------------------------------
                            Year ended
                           December 31,            Year ended December 31,
                         ------------------  ----------------------------------------
                           2000      2000     2000     1999    1998    1997    1996
                         --------  --------  -------  ------  ------  ------  -------
Operating data:
  Net sales............. $13,244   $13,244   $ 7,618  $7,616  $7,367  $7,798  $ 7,667
  Operating margin......   1,482     1,482     1,098     954     752     741      752
  Interest expense
   (net)................    (474)     (438)     (146)   (206)   (221)   (240)    (261)
  Income from continuing
   operations before
   accounting changes...     653       676       625     474     193     318      330
  Diluted earnings per
   share from continuing
   operations before
   accounting change.... $  7.83   $  7.59   $  8.82  $ 6.80  $ 2.78  $ 4.67  $  5.18
Balance sheet data:
  Total assets.......... $16,811   $16,812   $ 9,622  $9,285  $9,536  $9,667  $ 9,645
  Net working capital...     435       435      (162)    329     666     221      106
  Total debt............   5,969     5,491     1,615   2,225   2,831   2,791    3,378
  Shareholders' equity..   4,634     5,063     3,919   3,257   2,850   2,623    2,282
Other data:
  Net cash from
   operations...........     N/A       N/A   $ 1,010  $1,207  $  244  $  730  $   743
  Funded order backlog..     N/A       N/A    10,106   8,499   8,415   9,700   10,451
  Depreciation and
   amortization.........     648       648       381     352     360     381      342
  Earnings before
   interest, taxes,
   depreciation and
   amortization
   (EBITDA)(a)..........   2,169     2,169     1,502   1,305     890   1,133    1,081

--------
(a) EBITDA was calculated by adding back net interest expense and depreciation and amortization expense to income from continuing operations before taxes and accounting change. Since all companies do not calculate EBITDA or similarly titled financial measures in the same manner, disclosures by other companies may not be comparable with EBITDA as defined herein. EBITDA is a financial measure used by analysts to value companies. Therefore, Northrop Grumman's management believes that the presentation of EBITDA provides relevant information to investors. EBITDA should not be construed as an alternative to operating income or cash flows from operating activities as determined in accordance with United States generally accepted accounting principles ("GAAP") or as a measure of liquidity. Amounts reflected as EBITDA are not necessarily available for discretionary use as a result of restrictions imposed by applicable law upon the payment of dividends or distributions, among other things.

           SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF LITTON

   The following is a summary of selected consolidated financial data of Litton for each of the fiscal years in the five-year period ended July 31, 2000 and the six-month periods ended January 31, 2001 and January 31, 2000. The operating results for the six months ended January 31, 2001 are not necessarily indicative of results for the full fiscal year ending July 31, 2001. This information is derived from the audited consolidated financial statements of Litton contained in its Annual Report on Form 10-K for the fiscal year ended July 31, 2000 and from the unaudited consolidated financial statements of Litton contained in its Quarterly Report on Form 10-Q for the period ended January 31, 2001, which are incorporated by reference in this offer to purchase or exchange, and is qualified in its entirety by such documents. See "Additional Information" on page 83. You should read this summary together with the financial statements to which we refer and their accompanying notes and in conjunction with management's discussion and analysis of operations and financial conditions of Litton contained in such reports.

                    LITTON INDUSTRIES, INC. AND SUBSIDIARIES

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (In millions, except per share data)

                              6 Months
                          Ended January 31,         Year Ended July 31,
                          -----------------  ----------------------------------
                            2001     2000     2000   1999   1998   1997   1996
                          -------- --------  ------ ------ ------ ------ ------
Operating data:
  Sales and service
   revenues.............. $  2,758 $  2,720  $5,588 $4,828 $4,400 $4,176 $3,612
  Total segment operating
   profit................      245      238     562    339    410    370    320
  Income before
   accounting change ....       95       90     221    121    181    162    151
  Diluted earnings per
   share before
   accounting change..... $   2.03 $   1.93  $ 4.80 $ 2.58 $ 3.82 $ 3.40 $ 3.15

Balance sheet data:
  Total assets........... $  4,908 $  4,967  $4,836 $4,260 $4,114 $3,545 $3,454
  Net working capital....      597      321     500    295    164    163    107
  Total debt.............    1,477    1,690   1,399  1,033  1,046    680    787
  Total stockholders'
   investment............    1,611    1,385   1,496  1,300  1,187  1,039    917

Other data:
  Net cash from
   operations............ $     20 $    (16) $  250 $  244 $  228 $  223 $   70
  Depreciation and
   amortization..........       92       96     190    161    148    138    114
  Earnings before
   interest, taxes,
   depreciation and
   amortization
   (EBITDA)(a)...........      304      302     683    441    502    452    381

--------
(a) EBITDA was calculated by adding back net interest expense and depreciation and amortization expense to income before taxes and accounting change. Since all companies do not calculate EBITDA or similarly titled financial measures in the same manner, disclosure by other companies may not be comparable with EBITDA as defined herein. EBITDA is a financial measure used by analysts to value companies. Therefore, Northrop Grumman's management believes that the presentation of EBITDA provides relevant information to investors. EBITDA should not be construed as an alternative to operating income or cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity. Amounts reflected as EBITDA are not necessarily available for discretionary use as a result of restrictions imposed by applicable law upon the payment of dividends or distributions, among other things.

                       COMPARATIVE PER SHARE INFORMATION

   The following table summarizes unaudited per share information for Northrop Grumman and Litton on a historical, pro forma combined and equivalent pro forma combined basis. The following information should be read in conjunction with the audited consolidated financial statements of Northrop Grumman and Litton, the unaudited interim consolidated financial statements of Northrop Grumman and Litton, and the unaudited pro forma condensed combined financial information included elsewhere or incorporated by reference in this offer to purchase or exchange. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the offer, the Litton merger and the Northrop reorganization had been consummated as of the beginning of the respective periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined companies. The historical book value per share is computed by dividing total stockholders' equity by the number of common shares outstanding at the end of the period. The pro forma per share earnings from continuing operations is computed by dividing the pro forma income from continuing operations by the pro forma weighted average number of shares outstanding. The pro forma combined book value per share is computed by dividing total pro forma stockholders' equity by the pro forma number of common shares outstanding at the end of the period. Litton's equivalent pro forma combined per share amounts are calculated by multiplying Northrop Grumman's pro forma combined per share amounts by 0.9121, the percentage of a share of NNG common stock that would be exchanged for each share of Litton common stock in the offer, based upon the average of the closing prices for Northrop Grumman common stock on the NYSE for the five consecutive trading days ending on March 21, 2001 ($87.986).

                                                                     Year ended
                                                                    December 31,
                                                                        2000
                                                                    ------------
NORTHROP GRUMMAN

Historical per common share data:
  Basic earnings per share.........................................    $ 8.86
  Diluted earnings per share.......................................      8.82
  Book value per common share......................................     55.29
  Dividends declared--Common.......................................      1.60
  Dividends declared--Preferred....................................       --

Pro Forma combined per common share data:

 Minimum Equity Issued
  Basic earnings per share.........................................    $ 7.95
  Diluted earnings per share.......................................      7.83
  Book value per common share......................................     57.95
  Dividends declared--Common                                             1.60(a)
  Dividends declared--Preferred....................................      9.00

 Maximum Equity Issued
  Basic earnings per share.........................................    $ 7.71
  Diluted earnings per share.......................................      7.59
  Book value per common share......................................     59.68
  Dividends declared--Common.......................................      1.60(a)
  Dividends declared--Preferred....................................      9.00

                                                                     Year ended
                                                                    December 31,
                                                                        2000
                                                                    ------------
LITTON

Historical per common share data:
  Basic earnings per share.........................................    $ 4.95
  Diluted earnings per share.......................................      4.90
  Book value per common share......................................     35.01
  Dividends declared--Common.......................................       --
  Dividends declared--Preferred....................................      2.00

Equivalent Pro Forma combined per common share data:

 Minimum Equity Issued
  Basic earnings per share.........................................    $ 7.25
  Diluted earnings per share.......................................      7.14
  Book value per common share......................................     52.85
  Dividends declared--Common.......................................      1.46
  Dividends declared--Preferred....................................      8.21

 Maximum Equity Issued
  Basic earnings per share.........................................    $ 7.03
  Diluted earnings per share.......................................      6.92
  Book value per common share......................................     54.43
  Dividends declared--Common.......................................      1.09
  Dividends declared--Preferred....................................      8.21

--------
(a) Pro forma dividends declared per common share assumes consistent rate maintained for additional shares issued in the offer and actual shares.

                          MARKET PRICES AND DIVIDENDS

   Northrop Grumman common shares currently are listed and principally traded on the NYSE and the Pacific Exchange under the symbol "NOC." After the consummation of the offer, the NNG common stock will trade on the NYSE under the symbol "NOC," and NNG will seek to list the NNG preferred stock on the NYSE if there are enough holders to satisfy the NYSE minimum listing requirements. The Litton common stock and the Litton preferred stock are listed and principally traded on the NYSE under the symbols, "LIT" and "LIT.B" respectively.

   The last reported sale price for Northrop Grumman common stock on March 26, 2001 was $86.50 and the last reported sale prices for Litton common stock and Litton preferred stock on March 26, 2001 were $79.85 and $34.89 respectively.

   The following table sets forth, for the calendar quarters ended on the dates indicated, the high and low last reported sale prices per share of Northrop Grumman common stock, Litton common stock and preferred stock, in each case as reported on the NYSE Composite Transaction Tape. The following tables also set forth the cash dividends declared per share of Northrop Grumman common stock, Litton common stock and preferred stock for the corresponding periods.

                                    Northrop Grumman
                                      Common Stock        Litton Common Stock
                                ------------------------ ----------------------
                                 High     Low   Dividend  High   Low   Dividend
                                ------- ------- -------- ------ ------ --------
1998
  March 31, 1998............... $139.00 $103.50  $0.40   $62.88 $55.88    --
  June 30, 1998................  109.69   99.00   0.40    63.44  56.06    --
  September 30, 1998...........  108.00   59.63   0.40    61.81  47.56    --
  December 31, 1998............   83.19   69.50   0.40    67.19  56.44    --

1999
  March 31, 1999...............   73.25   57.00   0.40    64.50  51.63    --
  June 30, 1999................   73.31   57.75   0.40    73.88  54.94    --
  September 30, 1999...........   75.69   59.94   0.40    72.44  54.75    --
  December 31, 1999............   62.31   49.00   0.40    55.50  42.50    --

2000
  March 31, 2000...............   55.19   43.56   0.40    50.81  27.94    --
  June 30, 2000................   80.25   52.44   0.40    45.69  38.81    --
  September 30, 2000...........   91.81   65.63   0.40    58.47  41.00    --
  December 31, 2000............   92.50   74.13   0.40    79.88  44.00    --

2001
  Quarter through March 26,
   2001........................   97.54   79.81   0.40    79.85  78.69    --

                                                          Litton Preferred Stock
                                                          ----------------------
                                                           High   Low   Dividend
                                                          ------ ------ --------
1998
  March 31, 1998......................................... $35.50 $32.00  $0.50
  June 30, 1998..........................................  33.75  30.00  $0.50
  September 30, 1998.....................................  33.25  30.00  $0.50
  December 31, 1998......................................  33.25  29.00  $0.50

1999
  March 31, 1999.........................................  33.50  30.00  $0.50
  June 30, 1999..........................................  32.50  28.75  $0.50
  September 30, 1999.....................................  31.50  27.50  $0.50
  December 31, 1999......................................  30.00  25.25  $0.50

2000
  March 31, 2000.........................................  26.75  24.75  $0.50
  June 30, 2000..........................................  26.50  23.50  $0.50
  September 30, 2000.....................................  25.50  23.00  $0.50
  December 31, 2000......................................  35.00  23.25  $0.50

2001
  Quarter through March 26, 2001.........................  35.50  34.00    --

                                   THE OFFER

Exchange of Litton Shares; Exchange Ratio

   Litton stockholders who tender shares of Litton common stock in the offer may elect to receive any of the following in exchange for each share of Litton common stock:

  . $80.00 in cash;

  . $80.25 in market value of shares of NNG common stock, determined by dividing $80.25 by the average of the closing prices for Northrop Grumman common stock on the NYSE for the five consecutive trading days ending on the second trading day before expiration of the offer; or

  . 0.80 of a share of NNG preferred stock.

   Litton stockholders who tender shares of Litton preferred stock in the offer will receive $35.00 in cash in exchange for each share of Litton preferred stock. Holders of Litton preferred stock cannot exchange their Litton preferred stock for NNG common stock or NNG preferred stock, only cash.

   Each form of consideration paid in the offer will be paid net of any required withholding of taxes and without the payment of interest.

   The exchange ratios for the consideration to be offered in exchange for shares of Litton common stock and Litton preferred stock in the offer were determined through arm's-length negotiations between Litton and Northrop Grumman. Merrill Lynch & Co. acted as Litton's financial advisor and Salomon Smith Barney Inc. acted as Northrop Grumman's financial advisor in these negotiations.

Elections by Tendering Stockholders

   There is no limit on the number of shares of Litton common stock or Litton preferred stock that may be exchanged for cash in the offer. There is a limit on the number of shares of NNG common stock and the number of shares of NNG preferred stock that may be issued in exchange for Litton common stock in the offer. The maximum number of shares of NNG common stock that will be issued in the offer is 13,000,000, and the maximum number of shares of NNG preferred stock that will be issued in the offer is 3,500,000. It is possible that the maximum common stock consideration could be reduced. Elections for the NNG common stock and the NNG preferred stock will be subject to pro rata reduction if Litton common stockholders request more than the maximum common stock consideration or the maximum preferred stock consideration, as the case may be.

   In addition to deciding whether to receive cash, NNG common stock or NNG preferred stock, or a combination of this consideration, tendering stockholders who elect to receive NNG common stock or NNG preferred stock must choose among the available alternatives described below for the treatment of any shares of Litton common stock not exchanged, by reason of proration, for the class of NNG stock they have elected to receive:

   Alternative A. A tendering Litton stockholder may make an Alternative A election with respect to Litton common stock which is tendered for either NNG common stock or NNG preferred stock. If the total number of NNG common stock elections (including the deemed elections referred to in the next sentence) exceeds the NNG common stock available, the Alternative A elections will first be reduced, pro rata, to the extent necessary so that the total number of shares of NNG common stock required for common stock elections does not exceed the maximum common stock consideration. If the tendering stockholder elects to receive NNG preferred stock, any shares subject to the Alternative A election which are not exchanged for NNG preferred stock by reason of proration will be deemed subject to an Alternative A common stock election.

   The stockholder's agreement provides, in substance, that Unitrin and certain of its subsidiaries will accept NNG common stock in exchange for all of their shares of Litton common stock which are not exchanged for NNG preferred stock in the offer. However, Unitrin and its subsidiaries agreed to accept NNG common stock only to the extent that other Litton stockholders do not elect to receive the available NNG common stock. Pursuant to the stockholder's agreement, Unitrin will specify Alternative A for all of the Litton common stock tendered by it. While Alternative A may be selected by any holder of Litton common stock, it is expected that Litton stockholders other than Unitrin will likely find it in their interests to select either:

  . Alternative B, if they wish to maximize the NNG common stock received in the offer (for any shares not exchanged, by reason of proration, for NNG preferred stock, or otherwise); or

  . Alternative C, if they wish to receive only NNG preferred stock or cash.

   The stockholder's agreement is described below under "Other Agreements--The Stockholder's Agreement."

   Alternative B. A tendering Litton stockholder may make an Alternative B election with respect to Litton common stock which is tendered for either NNG common stock or NNG preferred stock. In the event that proration of elections to receive shares of NNG common stock is still required after the elimination of shares in accordance with Alternative A elections, holders of shares of Litton common stock who elect Alternative B will have their elections to receive NNG common stock reduced pro rata based on the number of shares covered thereby. If the tendering stockholder elects to receive NNG preferred stock, any shares subject to the Alternative B election which are not exchanged for NNG preferred stock by reason of proration will be deemed subject to an Alternative B common stock election.

   Alternative C. An Alternative C election is only available for those Litton common stockholders who elect to receive NNG preferred stock in exchange for tendered Litton shares. Any such shares which are not exchanged for NNG preferred stock by reason of proration will be exchanged for $80.00 in cash per share.

   If no election among the three alternatives described above is made in connection with a tender of Litton common stock in exchange for NNG common or preferred stock, the tendering stockholder will be deemed to have elected Alternative B.

Pro Rata Reduction of Elections for NNG Stock

   If holders tendering Litton common stock elect to receive more than the maximum common stock consideration or the maximum preferred stock consideration, elections will be subject to pro rata reduction as described below.

   Elections to receive NNG preferred stock will be reduced, pro rata in accordance with the numbers of shares covered thereby, until all of the shares subject to the elections remaining can be exchanged for NNG preferred stock. Shares of Litton common stock which are not so exchanged by reason of proration will be exchanged for:

  . $80.00 per share in cash, if Alternative C is selected by the tendering stockholder; or

  . NNG common stock (subject to further proration, if required) in all other cases.

   Elections to receive NNG common stock will also be subject to pro rata reduction, in accordance with the numbers of shares covered thereby, until all the shares subject to the elections remaining can be exchanged for the maximum common stock consideration. As described above, shares subject to Alternative A elections will be reduced before any shares subject to Alternative B elections. Shares of Litton common stock which are not so exchanged for NNG common stock by reason of proration will be exchanged for $80.00 in cash per share.

Reduction in Number of Shares of NNG Common Stock

   Pursuant to the amended merger agreement, if the average of the closing prices for Northrop Grumman common stock on the NYSE is less than $75.00 for any five consecutive trading days ending not later than two full trading days before expiration of the offer, NNG will have the option to irrevocably elect to reduce the number of shares of NNG common stock available for exchange in the offer and substitute cash at the rate of $80.00 per share of Litton common stock. If this should occur, NNG will promptly publicly announce the amount of cash to be substituted and the new maximum common stock consideration and will extend the offer, if necessary, in accordance with the applicable rules of the SEC to allow Litton stockholders to consider the information.

Illustrative Table of NNG Common Stock Exchange Ratios at Specified Average Closing Prices

   The following table illustrates the number of shares of NNG common stock that would be issued for one share of Litton common stock at each of the average Northrop Grumman trading prices presented in the table.

                           Average Closing
                              Prices of
                           Northrop Grumman                     NNG Common Stock
                             Common Stock                        Exchange Ratio
                           ----------------                     ----------------
             $70.00...........................................       1.1464
             $75.00...........................................       1.0700
             $80.00...........................................       1.0031
             $85.00...........................................        .9441
             $90.00...........................................        .8917

   The values of Northrop Grumman common stock used in the table above are for purposes of illustration only. The average closing prices used in calculating the NNG common stock exchange ratio may be higher or lower than these numbers, depending on what the average of the closing prices of Northrop Grumman common stock on the NYSE actually is for the five consecutive trading days ending two full trading days before expiration of the offer.

More Information about NNG Common Stock Exchange Ratio

   The exchange ratios for the consideration to be offered in exchange for shares of Litton common stock and Litton preferred stock in the offer were determined through arm's-length negotiations between Litton and Northrop Grumman. Merrill Lynch & Co. acted as Litton's financial advisor and Salomon Smith Barney Inc. acted as Northrop Grumman's financial advisor in these negotiations.

   NNG will notify Litton stockholders by issuing a press release announcing the final NNG common stock exchange ratio and filing the press release with the SEC. Litton stockholders may also call the information agent, Georgeson Shareholder Communications Inc., at any time toll-free at (800) 223-2064 to request information about the NNG common stock exchange ratio, including the average trading price of shares of Northrop Grumman common stock used to calculate the number of shares of NNG common stock issuable per share of Litton common stock in the offer.

Stockholder Rights Plans

   The offer to acquire Litton common stock is also an offer to acquire the associated preferred stock purchase rights issued pursuant to the rights agreement dated as of August 17, 1994 between Litton and The Bank of New York as amended as of December 21, 2000 and January 23, 2001. All references to Litton common stock include the associated rights to purchase preferred stock. Under no circumstances will additional consideration be paid for those rights.

   The shares of NNG common stock to be issued in the offer include the associated NNG preferred stock purchase rights pursuant to the rights agreement between NNG and ChaseMellon Shareholder Services to be entered into prior expiration of the offer. The NNG rights agreement will be on the same terms and conditions as Northrop Grumman's current rights agreement dated as of September 23, 1998 between Northrop Grumman and ChaseMellon Shareholder Services. However, provisions will be added to permit the acquisition by Unitrin of NNG common stock (and NNG common stock issuable upon conversion of the NNG preferred stock) as contemplated by the offer and the stockholder's agreement described under "Other Agreements--The Stockholder's Agreement" on page 59. All references to shares of NNG common stock in this offer to purchase or exchange are also references to the associated NNG preferred stock purchase rights.

Stockholders List

   NNG has relied on Litton's stockholders list and security position listings to communicate with Litton stockholders and to distribute the offer. NNG will send this offer to purchase or exchange, related letter of transmittal and other relevant materials to Litton stockholders and to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on Litton's stockholders list or, if applicable, who are listed as participants in a clearing agency's security position listing.

Extension; Termination; Amendment

   The offer is currently scheduled to expire at Midnight, New York City time, on Thursday, March 29, 2001.

   Subject to the terms of the amended merger agreement, NNG may extend the period of time during which the offer remains open without Litton's consent by giving oral or written notice of such extension to the depositary. If the offer is extended for any reason, NNG will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The amended merger agreement, subject to certain exceptions, allows NNG to extend the offer for successive periods of up to five business days until all conditions have been satisfied or waived. Northrop Grumman has agreed to cause NNG to extend the offer for the shortest time periods which it reasonably believes are necessary until the consummation of the offer if the conditions of the offer have not been satisfied or waived. During any such extension, all shares of Litton stock previously tendered and not withdrawn will remain subject to the offer, subject to each tendering stockholder's right to withdraw its Litton common stock or Litton preferred stock. Litton stockholders should read the discussion under the caption "The Offer--Withdrawal Rights" beginning on page 25 for more details about withdrawal rights.

   Subject to the SEC's applicable rules and regulations and subject to the terms of the amended merger agreement, NNG also reserves the right, in its sole discretion, at any time or from time to time to waive any condition (other than the minimum tender condition) or otherwise amend the offer by giving oral or written notice of such delay or amendment to the depositary and by making a public announcement. NNG will follow any amendment or delay as promptly as practicable with a public announcement. Subject to applicable law (including Rules 14d-4(d) and 14d-6(c) under the Exchange Act, which require that any material change in the information published, sent or given to stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of such change) and without limiting the manner in which NNG may choose to make any public announcement, NNG assumes no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.

   Subject to the terms of the amended merger agreement, if NNG makes a material change in the terms of the offer or the information concerning the offer (including any election to substitute cash for NNG common stock), or if NNG waives a material condition of the offer, NNG will extend the offer to the extent required under the Exchange Act. If, prior to the expiration date, NNG changes the consideration offered for Litton shares, that change will apply to all holders whose Litton common stock or Litton preferred stock are accepted for purchase or exchange pursuant to the offer. If at the time notice of that change is first published, sent or given to Litton stockholders, the offer is scheduled to expire at any time earlier than the tenth business day from and including the date that such notice is first published, sent or given, NNG will extend the offer in accordance with the applicable rules of the SEC to allow Litton stockholders to consider the information. For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 Midnight, New York City time.

Purchase and Exchange of Litton Stock; Delivery of NNG Stock

   Upon the terms and subject to the conditions of the offer, including the terms and conditions of any extension or amendment of the offer, NNG will accept, and will purchase or exchange, shares of Litton common stock (in accordance with the elections of tendering Litton stockholders) or Litton preferred stock validly tendered and not properly withdrawn as promptly as practicable after the expiration date. In addition, subject to applicable rules of the SEC and the terms of the amended merger agreement, NNG expressly reserves the right to delay acceptance of Litton stock in order to comply with any applicable law. In all cases, purchases and exchanges of Litton stock tendered and accepted for exchange will be made only after timely receipt by the depositary of:

  . certificates for the shares of Litton common stock or Litton preferred stock tendered (if such certificates were ever issued) or a confirmation of a book-entry transfer of those shares of Litton common stock or Litton preferred stock in the depositary's account at The Depository Trust Company, referred to as the "DTC";

  . a properly completed and duly executed letter of transmittal (or a facsimile of that document) or agent's message if applicable; and

  . any other required documents.

   For purposes of the offer, NNG will be deemed to have accepted for purchase and exchange shares of Litton stock tendered when NNG notifies the depositary of its acceptance of those shares. The depositary will deliver cash, NNG common stock and NNG preferred stock in exchange for Litton stock pursuant to the offer. The depositary will act as agent for tendering stockholders for the purpose of receiving cash and shares of NNG stock (including cash to be paid instead of fractional shares) from NNG and transmitting such cash and NNG stock to tendering Litton stockholders. NNG will not pay interest on any amount payable in the offer or the Litton merger, regardless of any delay in making payment.

   If NNG does not accept any Litton stock tendered in the offer for any reason, or if stock certificates are submitted for more shares of Litton stock than are tendered, NNG will return certificates for such tendered or untendered Litton stock, as the case may be, without expense to the tendering stockholder or, in the case of Litton stock tendered by book-entry transfer into the depositary's account at DTC pursuant to the procedures set forth below under the discussion entitled "The Offer--Procedures for Tendering," those shares of Litton stock will be credited to an account maintained within DTC, as soon as practicable following expiration or termination of the offer.

   If NNG increases the consideration offered to Litton stockholders in the offer prior to the expiration date, such increased consideration will be given to all stockholders whose Litton shares are tendered pursuant to the offer, whether or not such Litton shares were tendered or accepted for exchange prior to such increase in consideration.

Cash Instead of Fractional Shares of NNG Stock

   NNG will not issue certificates representing fractional shares of NNG stock pursuant to the offer. Instead, each tendering stockholder who would otherwise be entitled to a fractional share of NNG stock will receive cash in an amount equal to such fraction (expressed as a decimal and rounded to the nearest 0.01 of a share) multiplied by (i) the average of the closing prices for Northrop Grumman common stock on the NYSE for the five consecutive trading days ending on the second trading day before expiration of the offer, in the case of NNG common stock, or (ii) $100.00 in the case of NNG preferred stock, in each case minus any required withholding of taxes and without payment of interest.

Transfer Charges

   Litton stockholders who tender Litton common stock or Litton preferred stock in the offer, will not be obligated to pay any charges or expenses of the depositary. Except as set forth in the instructions to the letter of transmittal, transfer taxes on tenders will be paid by NNG or on NNG's behalf. Record owners of Litton common stock or Litton preferred stock who tender shares in the offer will not have to pay brokerage fees or incur similar expenses. Holders who own Litton common stock or Litton preferred stock through a broker or other nominee, and whose broker or other nominee exchanges such Litton stock on the holder's behalf, may be subject to a charge from the broker or nominee for doing so. Litton stockholders should consult their broker or nominee to determine whether any charges will apply.

Interest

   NNG will not pay interest on any amount payable in the offer or the Litton merger, regardless of any delay in making payment.

Withdrawal Rights

   All tenders of Litton stock in the offer are irrevocable, except that Litton stock previously tendered may be withdrawn at any time prior to expiration of the offer, and, unless previously accepted for purchase or exchange pursuant to the offer, may also be withdrawn at any time after Tuesday, March 6, 2001.

   For a withdrawal to be effective, the depositary must receive a written, telegraphic, telex or facsimile transmission notice of withdrawal at one of its addresses set forth on the back cover of this offer to purchase or exchange, and such notice must include the tendering stockholder's name, the number of shares of Litton common stock or Litton preferred stock to be withdrawn and the name of the registered holder, if it is different from that of the person who tendered the shares of Litton stock being withdrawn.

   A financial institution must guarantee all signatures on the notice of withdrawal. Most banks, savings and loan associations and brokerage houses are able to effect these signature guarantees. The financial institution must be a participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, any of which is an "eligible institution," unless the Litton shares have been tendered for the account of any eligible institution. If Litton shares have been tendered pursuant to the procedures for book-entry transfer discussed under the caption entitled "Procedures for Tendering," any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Litton shares and must otherwise comply with DTC's procedures. If certificates have been delivered or otherwise identified to the depositary, the name of the registered holder and the serial numbers of the particular certificates evidencing the shares of Litton stock being withdrawn must also be furnished to the depositary, prior to the physical release of such certificates. NNG will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in NNG's sole discretion, and NNG's decision will be final and binding. Neither NNG, the depositary, the information agent nor any other person has any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification. Any shares of Litton stock properly withdrawn will be deemed not to have been validly tendered for purposes of the offer. However, a Litton stockholder may retender withdrawn shares of Litton stock by following one of the procedures discussed in the section entitled "The Offer--Procedures for Tendering" below at any time prior to expiration of the offer.

   If a holder withdraws any shares of Litton common stock, such holder automatically withdraws the associated rights to purchase preferred stock. A holder may not withdraw the rights to purchase preferred stock unless the associated shares of Litton common stock are also withdrawn.

Procedures for Tendering

   To validly tender Litton shares pursuant to the offer, before expiration of the offer, a Litton stockholder must transmit a properly completed and duly executed letter of transmittal (or manually executed facsimile of that document), along with any required signature guarantees, an agent's message in connection with a book-entry transfer, and any other required documents to the depositary at one of its addresses set forth on the back cover of this offer to purchase or exchange, and certificates for Litton stock being tendered must be received by the depositary at such address. Shares of Litton stock held in book-entry form must be tendered pursuant to the procedures for book-entry exchange set forth below and a confirmation of receipt of such tender (we refer to this confirmation below as a "book-entry confirmation") must be received by the depository. In the alternative, Litton stockholders may comply with the guaranteed delivery procedures set forth below.

   The term "agent's message" means a message, transmitted by DTC to the depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant exchanging the Litton shares which are the subject of such book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that NNG may enforce that agreement against such participant.

   The depositary will establish accounts with respect to the Litton stock at DTC for the offer within two business days after the date of this offer to purchase or exchange, and any financial institution that is a participant in DTC may make book-entry delivery of Litton stock by causing DTC to transfer such stock into the depositary's account in accordance with DTC's procedure for such transfer. However, although delivery of Litton stock may be effected through book-entry at DTC, the letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must be transmitted to the depositary at the applicable address set forth on the back cover of this offer to purchase or exchange prior to the expiration date, or the guaranteed delivery procedures described below must be followed.

   Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which Litton stock is tendered either by a registered holder of Litton stock who has not completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal or for the account of an eligible institution.

   If the certificates for Litton stock are registered in the name of a person other than the person who signs the letter of transmittal, or if certificates for untendered Litton shares are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name of the registered owner appears on the certificates, with the signature(s) on the certificates or stock powers guaranteed in the manner described above.

   The method of delivery of Litton share certificates and all other required documents, including delivery through DTC, is at the tendering stockholder's option and risk, and delivery will be deemed made only when actually received by the depositary. If delivery is by mail, NNG recommends registered mail with return receipt requested, properly insured. In all cases, holders must allow sufficient time to ensure timely delivery.

   To prevent backup federal income tax withholding with respect to any cash received in the offer, the depositary must be provided with the tendering stockholder's correct taxpayer identification number and certification whether the tendering stockholder is subject to backup withholding of federal income tax by means of the substitute Form W-9 included in the letter of transmittal. Some stockholders (including, among others, all corporations and some foreign individuals) are not subject to backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the stockholder must submit a Form W-8, signed under penalties of perjury, attesting to that person's exempt status.

   A stockholder who wishes to tender shares of Litton stock in the offer and whose stock certificates are not immediately available or who cannot deliver the certificates and all other required documents to the depositary prior to the expiration date or cannot complete the procedure for book-entry transfer on a timely basis, may nevertheless tender Litton common stock and Litton preferred stock, so long as all of the following conditions are satisfied:

  (a) tender is made by or through an eligible institution;

  (b) a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by NNG, is received by the depositary as provided below on or prior to the expiration date; and

  (c) the certificates for all shares of Litton common stock or Litton preferred stock to be tendered (or a confirmation of a book-entry transfer of such securities into the depositary's account at DTC as described above), in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an agent's message) and all other documents required by the letter of transmittal are received by the depositary within three NYSE trading days after the date the notice of guaranteed delivery is executed.

   The notice of guaranteed delivery may be delivered to the depositary by hand or transmitted by telegram, telex, facsimile transmission or mail. A guarantee by an eligible institution in the form set forth in that notice must be provided.

   In all cases, NNG will exchange shares of Litton common stock or Litton preferred stock tendered and accepted for exchange only after timely receipt by the depositary of certificates for such shares (or timely confirmation of a book-entry transfer of such securities into the depositary's account at DTC as described above), properly completed and duly executed letter(s) of transmittal (or facsimile(s) thereof), or an agent's message in connection with a book-entry transfer, and any other required documents. Accordingly, holders may be paid at different times depending upon when the depositary actually receives the certificates for their Litton common stock or Litton preferred stock or confirmations of book-entry transfers of those shares.

   If a holder's shares of Litton common stock or Litton preferred stock were never issued in certificated form, the holder must follow all of the requirements for tendering shares other than the requirement to deliver the share certificates for the tendered shares. A holder who has lost a share certificate, must contact the Bank of New York, the transfer agent for the Litton stock, at (800) 432-0140 and receive a replacement certificate in order to tender the Litton shares represented by the lost share certificate. Receiving a replacement certificate may take time, so Litton stockholders who have lost their share certificate and want to tender Litton shares in the offer should contact the transfer agent to request a replacement certificate as soon as possible.

   By executing a letter of transmittal as set forth above, a tendering Litton stockholder irrevocably appoints NNG's designees as the holder's attorneys-in-fact and proxies, each with full power of substitution, to the full extent of the holder's rights with respect to the Litton common stock or Litton preferred stock tendered in the offer and any other Litton common stock or Litton preferred stock and other securities issued or issuable in respect of the Litton common stock or Litton preferred stock on or after February 1, 2001. That appointment is effective, and voting rights will be affected, when and only to the extent that NNG deposits with the depositary cash, the shares of NNG common stock and NNG preferred stock for the Litton common stock tendered. All such proxies shall be considered coupled with an interest and are not revocable. Upon the effectiveness of such appointment, all prior proxies of the tendering stockholder will be revoked, and any subsequent proxies will not be deemed effective. NNG's designees will be empowered, among other things, to exercise all of the tendering stockholder's voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of Litton's stockholders or otherwise. NNG reserves the right to require that, in order for shares of Litton common stock and Litton preferred stock to be deemed validly tendered, NNG must be able to exercise full voting rights to the extent permitted under applicable law with respect to such shares immediately upon acceptance of such shares for purchase or exchange.

   NNG will determine questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of Litton common stock or Litton preferred stock, in its sole discretion, and NNG's determination shall be final and binding. NNG reserves the absolute right to reject any tenders of Litton common stock or Litton preferred stock that NNG determines are not in proper form or the acceptance for exchange of or exchange for which may, in the opinion of NNG's counsel, be unlawful. NNG also reserves the absolute right to waive any of the conditions of the offer (other than the minimum tender condition) or any defect or irregularity in the tender of any shares of Litton common stock or Litton preferred stock. No tender of Litton common stock or Litton preferred stock will be deemed to have been validly made until all defects and irregularities have been cured or waived. Neither NNG, the depositary, the information agent nor any other person is under any duty to give notification of any defects or irregularities in the tender of any Litton common stock or Litton preferred stock or will incur any liability for failing to give any such notification. NNG's interpretation of the terms and conditions of the offer, including the letter of transmittal and instructions thereto will be final and binding.

   The tender of shares of Litton stock pursuant to any of the procedures described above will constitute a binding agreement between NNG and the tendering stockholder upon the terms and subject to the conditions of the offer.

Purpose of the Offer; The Litton Merger

   NNG is making the offer in order to acquire control of, and ultimately the entire common equity interest in, Litton. The offer is the first step in NNG's acquisition of Litton, and is intended to facilitate the acquisition of all Litton shares. Litton stockholders do not have appraisal rights in connection with the offer. As soon as practicable after consummation of the offer, NNG intends to merge LII Acquisition, its wholly-owned subsidiary, with and into Litton. The purpose of the Litton merger is to acquire all shares of Litton common stock not exchanged in the offer. At the effective time of the Litton merger, each share of Litton common stock, except for Litton common stock held by Litton, NNG or their subsidiaries, will be converted into the right to receive the same amount of cash as is paid per share of Litton common stock in the offer, subject to appraisal rights that may be available to Litton stockholders under Delaware law and minus any required withholding of taxes and without interest. Each share of Litton preferred stock not tendered or accepted for payment in the offer will remain outstanding, without change, as a share of Series B $2 Cumulative Preferred Stock of Litton, the corporation surviving the Litton merger.

   If two-thirds or more of the shares of Litton preferred stock are tendered for purchase in the offer and NNG acquires such percentage of the Litton preferred stock, NNG will have sufficient voting power to amend the terms of the Litton preferred stock in accordance with the provisions set forth in Litton's Restated Certificate of Incorporation. If, after the offer, there are less than 300 registered holders of Litton preferred stock remaining, NNG currently anticipates that it will deregister and delist the Litton preferred stock from the NYSE, Northrop Grumman and NNG do not intend to redeem any shares of Litton preferred stock that are not tendered and accepted by NNG for purchase in the offer. However, following the Litton merger, NNG may seek to acquire the shares of Litton preferred stock that remain outstanding for cash at a price or prices not exceeding $35.00 per share through open market transactions, an amendment to the Certificate of Incorporation of Litton, a subsequent merger or otherwise.

  See "Summary of Certain Statutory Provisions--Appraisal Rights" for information concerning appraisal rights in the Litton merger.

   Rule 13e-3 of the General Rules and Regulations under the Exchange Act would require, among other things, that some financial information concerning Litton, and some information relating to the fairness of the Litton merger and the consideration offered to Litton stockholders, be filed with the SEC and disclosed to Litton stockholders prior to consummation. Rule 13e-3 will not apply to the Litton merger if it occurs within one year after the consummation of the offer.

   NNG reserves the right to acquire additional Litton stock through open market purchases, privately negotiated transactions, a tender offer or exchange offer, or otherwise following the consummation or termination of the offer, upon such terms and at such prices as NNG decides, which may be more or less favorable than those of the offer. NNG and its affiliates also reserve the right to dispose of any or all shares of Litton stock acquired pursuant to the offer or otherwise, upon such terms and at such prices as NNG determines.

   Upon consummation of the offer, NNG intends to take appropriate actions to optimize and rationalize the combined entities' assets, operations, management, personnel, general and administrative functions and corporate structure. Other than the Litton merger, NNG currently does not have any plans or proposals that would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, or sale of a material amount of assets, involving Litton or any of its subsidiaries, or any material changes in Litton's corporate structure or business.

   Upon the purchase of Litton common stock in the offer, NNG may also elect or seek the election of nominees of its choice to Litton's board of directors. Pursuant to the amended merger agreement, until the merger is completed, Litton has agreed to use its best efforts to ensure that at least three members of Litton's board of directors as of January 23, 2001 remain members of Litton's board of directors. See "The Amended Merger Agreement--The Litton Board."

Conditions of the Offer

   Notwithstanding any other provisions of the offer relating to NNG's obligation to accept for payment or exchange any tendered Litton common stock or Litton preferred stock and subject to the terms and conditions of the amended merger agreement and any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act, NNG shall not be required to accept for payment or exchange or pay for or exchange any shares of Litton stock, if:

  (i) fewer than 25,646,399 shares of Litton common stock and Litton preferred stock, which represent a majority of the total outstanding common stock and preferred stock on a fully diluted basis, have been tendered pursuant to the offer by the expiration of the offer and not withdrawn;

  (ii) any applicable waiting period under the HSR Act or Regulation (EEC) No. 4064/89 of the Council of the European Union shall not have expired or been terminated prior to the expiration of the offer;

  (iii) the registration statement relating to the offer shall not have become effective under the Securities Act of 1933, as amended (the "Securities Act"), or shall be the subject of any stop order or proceeding seeking a stop order;

  (iv) the shares of NNG common stock to be issued in the offer shall not have been approved for listing on the NYSE, subject to official notice of issuance; or

at any time on or after the date of the amended merger agreement and prior to the expiration of the offer, any of the following conditions shall have occurred and continued to exist:

     (a) there shall have been any statute, rule, regulation, judgment, order or injunction enacted or entered and which shall remain in effect by any state or U.S. government or governmental authority or by any state, U.S. or European Union court or any agency or authority of the European Union, other than the routine application to the offer, the Northrop reorganization and the Litton merger or other subsequent business combination of waiting periods under the HSR Act or Regulation (EEC) No. 4064/89 of the Council of the European Union, that has the effect of (i) making the acceptance for payment of, or the payment for, some or all of the Litton shares illegal or otherwise prohibiting consummation of the offer, (ii) imposing limitations on the ability of NNG or Northrop Grumman to acquire or hold or to exercise effectively all rights of ownership of the Litton shares, or to control effectively the business, assets or operations of Northrop Grumman, Litton and their subsidiaries, of such magnitude as would have a material adverse effect on the business, assets, long-term earning capacity or financial condition of Northrop Grumman, Litton and their subsidiaries, taken as a whole;

     (b) a Company Material Adverse Effect, as defined in the amended merger agreement, shall have occurred and continued to exist;

     (c) there shall have occurred and continued to exist (i) any general suspension of trading in, or limitation on prices for, securities on the NYSE (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index and suspensions or limitations resulting from physical damage to or interference with such exchange not related to market conditions), (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States and having a Company Material Adverse Effect, (iv) any material limitation (whether or not mandatory) by any U.S. governmental authority or agency on the extension of credit by banks or other financial institutions, (v) from December 21, 2000 through the date of termination or expiration of the offer, a decline of at least 27.5% in the Standard & Poor's 500 Index or (vi) in the case of any of the situations described in clauses (i) through (v) inclusive, existing at the date of the commencement of the offer, a material acceleration or worsening thereof; or

     (d) the amended merger agreement shall have been terminated in accordance with its terms; or

     (e) (i) the representations of Litton contained in the amended merger agreement shall not be true and correct at and as of consummation of the offer with the same effect as if made at and as of such date or if such representations speak as of an earlier date, as of such earlier date, except, in either such case to the extent that the breach thereof would not have a Company Material Adverse Effect, or (ii) Litton shall have failed to comply with its covenants and agreements contained in the amended merger agreement in all material respects; or

     (f) prior to the purchase of Litton shares pursuant to the offer, the Litton board of directors shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to NNG its approval or recommendation of the offer, the merger agreement or the Litton merger or shall have recommended another offer, or shall have adopted any resolution to effect any of the foregoing.

Regulatory Approvals

   Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. The purchase of Litton common stock and Litton preferred stock pursuant to the offer is subject to such requirements.

   Pursuant to the requirements of the HSR Act, Northrop Grumman first filed a Notification and Report Form with respect to the offer and Litton merger with the Antitrust Division and the FTC on January 4, 2001. This filing was voluntarily withdrawn on January 16, 2001 with the result that the statutory waiting period requirement of 30 days applicable to the exchange offer began again when the filing was resubmitted on January 31, 2001. The filing was again voluntarily withdrawn on February 27, 2001, with the result that the statutory waiting period requirement of 30 days applicable to the exchange offer began again when the filing was resubmitted on that same day, February 27, 2001. The waiting period applicable to the purchase of Litton common stock and Litton preferred stock pursuant to the offer is scheduled to expire at 11:59 p.m., New York City time, thirty days after such filing. However, prior to such time, the Antitrust Division or the FTC may extend the waiting period by requesting additional information or documentary material relevant to the offer from Northrop Grumman. If such a request is made, the waiting period will be extended until 11:59 p.m., New York City time, on the thirtieth day after substantial compliance by Northrop Grumman with such request, (or the next business day, if such date falls on a weekend or holiday). Thereafter, such waiting period can be extended only by court order.

   Any extension of the waiting period will not give rise to any withdrawal rights not otherwise provided for by applicable law. See "The Offer--Withdrawal Rights" beginning on page 25. If NNG's purchase of Litton common stock or Litton preferred stock is delayed pursuant to a request by the Antitrust Division or the FTC for additional information or documentary material pursuant to the HSR Act, the offer will be extended in certain circumstances. See "The Amended Merger Agreement--Conditions to the Completion of the Litton Merger."

   The Antitrust Division and the FTC scrutinize the legality under the antitrust laws of transactions such as the purchase of Litton common stock and Litton preferred stock by NNG pursuant to the offer. At any time before or after the consummation of any such transactions, the Antitrust Division or the FTC could take such action under the antitrust laws of the United States as it deems necessary or desirable in the public interest, including seeking to enjoin the purchase of Litton common stock and/or Litton preferred stock pursuant to the offer or seeking divestiture of the Litton common stock and/or Litton preferred stock so acquired or divestiture of substantial assets of Northrop Grumman or Litton. Private parties (including individual states) may also bring legal actions under the antitrust laws of the United States. NNG does not believe that the consummation of the offer will result in a violation of any applicable antitrust laws. However, there can be no assurance that a challenge to the offer on antitrust grounds will not be made, or if such a challenge is made, what the result will be, including conditions with respect to litigation and certain governmental actions. See "The Amended Merger Agreement--Conditions to the Completion of the Litton Merger." See "The Amended Merger Agreement-- Termination Events" for certain termination rights.

   The parties conduct business in a number of foreign countries. Under the laws of certain foreign nations and multinational authorities, such as the European Commission (under Council Regulation (EEC) 4064/89, or "ECMR"), the transaction may not be completed or control may not be exercised unless certain filings are made with these nations' antitrust regulatory authorities or multinational antitrust authorities and these antitrust authorities approve or clear closing of the transaction. Other foreign nations and multinational authorities have voluntary and/or post-merger notification systems. On February 22, 2001, the necessary filings were made with the European Commission. On March 23, 2001, the European Commission approved the transaction. The parties have filed or intend to file shortly all other non-United States pre-merger notifications that they believe are required. Should any other approval or action be required, the parties currently contemplate that such approval or action would be sought. Although the parties believe that they will obtain all other material required regulatory approvals in a timely manner, it is not certain that all other such approvals will be received in a timely manner or at all or that foreign or multinational antitrust authorities will not impose unfavorable conditions for granting the required approvals.

Reduced Liquidity; Possible Delisting

   The tender of Litton common stock and Litton preferred stock pursuant to the offer will reduce the number of holders of Litton common stock and Litton preferred stock and the number of shares of Litton common stock and Litton preferred stock that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining shares of Litton common stock and Litton preferred stock held by the public. Litton common stock and Litton preferred stock currently are listed and principally traded on the NYSE. Depending on the number of shares of Litton common and Litton preferred stock acquired in the offer, following consummation of the offer, Litton common stock or Litton preferred stock may no longer meet the requirements of the NYSE for continued listing. For example, published guidelines of the NYSE indicate that the NYSE would consider delisting the outstanding Litton common stock and Litton preferred stock if, among other things:

  . the number of publicly held shares of Litton common stock or Litton preferred stock (exclusive of holdings of officers, directors and members of their immediate families and other concentrated holdings of 10% or more) should fall below 600,000;

  . the number of record holders of 100 or more shares of Litton common stock or Litton preferred stock should fall below 1,200; or

  . the aggregate market value of publicly held shares of Litton common stock or Litton preferred stock should fall below $5,000,000.

   According to Litton, as of November 30, 2000, there were approximately 45,518,647 shares of Litton common stock (excluding 2,734,083 shares of common stock held in Litton's treasury) and 410,643 shares of Litton preferred stock outstanding.

   If the NYSE were to delist the Litton common stock or Litton preferred stock, including after the exchange of Litton stock in the offer but prior to the Litton merger, the market for Litton common stock or

Litton preferred stock could be adversely affected. It is possible that Litton's shares would be traded on other securities exchanges or in the over-the-counter market, and that price quotations would be reported by such exchanges, or through NASDAQ or by other sources. However, the extent of the public market for Litton common stock and Litton preferred stock and the availability of such quotations would depend upon the number of holders and/or the aggregate market value of the Litton common stock or Litton preferred stock remaining at such time, the interest in maintaining a market in the Litton common stock or Litton preferred stock on the part of securities firms, the possible termination of registration of Litton stock under the Exchange Act, as described below, and other factors.

Status as "Margin Securities"

   The Litton common stock and Litton preferred stock are presently "margin securities" under the regulations of the Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit with such stock as collateral. Depending on the factors similar to those described above with respect to listing and market quotations, following consummation of the offer, Litton common stock and Litton preferred stock stock may no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations, in which event Litton common stock and Litton preferred stock would be ineligible as collateral for margin loans made by brokers.

Registration Under The Exchange Act

   Litton common stock and Litton preferred stock are currently registered under the Exchange Act. Litton can terminate that registration upon application to the SEC if the outstanding shares are not listed on a national securities exchange and if there are fewer than 300 holders of record of Litton common stock or Litton preferred stock, as the case may be. Termination of registration of the Litton stock under the Exchange Act would reduce the information that Litton must furnish to its stockholders and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy statement in connection with stockholders meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to stockholders, and the requirements of Rule 13e-3 (described above) no longer applicable with respect to Litton stock that is no longer registered. Furthermore, the ability of "affiliates" of Litton and persons holding "restricted securities" of Litton to dispose of such securities pursuant to Rule 144 under the Securities Act may be impaired or eliminated. In addition, if registration of the shares under the Exchange Act were terminated, they would no longer be eligible for NYSE listing or for continued inclusion on the Federal Reserve Board's list of "margin securities."

Source and Amount of Funds

   The offer is not conditioned upon any financing arrangements. NNG estimates that the total amount of funds required to purchase all of the outstanding Litton stock pursuant to the offer and the Litton merger and to pay related fees and expenses will be between approximately $2.3 billion and $2.9 billion, depending upon the actual number of shares of NNG common stock and NNG preferred stock issued in the offer. NNG expects to obtain the funds necessary to consummate the offer and the Litton merger from Northrop Grumman. Northrop Grumman has received a commitment letter from Credit Suisse First Boston, The Chase Manhattan Bank and JP Morgan providing for the structure, arrangement and syndication of senior unsecured loans of up to $5,000,000,000, the initial proceeds of which will be used solely to acquire Litton common stock and preferred stock in the offer and the Litton merger, to retire and refinance certain outstanding debt of Litton and to pay any related expenses. The proceeds of subsequent borrowings under the loans will be used for general corporate purposes of NNG, Northrop Grumman and Litton. The loans will be pursuant to documents in the form of the 364-day revolving credit facility with an aggregate maximum principal amount of $2,500,000,000 attached as Exhibit
10.6 to the registration statement of which this offer to purchase or exchange is a part and the five-year revolving credit facility with an aggregate principal amount of up to $2,500,000,000 attached as Exhibit 10.7 to the registration statement of which this offer to purchase or exchange is a part. Each of the facilities is an unsecured senior credit facility and contains usual and customary affirmative and negative covenants, including customary financial covenants. Interest rates for the loans will be adjusted LIBOR (which will at all times include statutory reserves) or the adjusted base rate, at the election of Northrop Grumman, in each case plus spreads depending upon a schedule of certain specified Standard & Poor's and Moody's Investor Services ratings of Northrop Grumman. Northrop Grumman may elect periods of one, two, three or six months for adjusted LIBOR borrowings under the loans.

   It is expected that the loan documents will be executed on or before the expiration of the offer.

   In addition, in February 2001, Northrop Grumman issued $1,500,000,000 of indebtedness to qualified institutional buyers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, consisting of $750,000,000 of 7 1/8% Notes due 2011 and $750,000,000
of 7 3/4% Debentures due 2031. Northrop Grumman intends to use the proceeds of the issuance of this indebtedness to acquire shares of Litton common stock and Litton preferred stock pursuant to the offer and the Litton merger and to pay expenses relating to those transactions, among other things. The 7 1/8% Notes due 2011 were issued at an issue price of 99.715% of face value and the 7 3/4% Debentures due 2031 were issued at an issue price of 99.051% of face value, plus, in each case, accrued interest from February 27, 2001. Upon completion of the Northrop reorganization and the Litton merger, the Notes and Debentures will represent senior unsecured obligations of Northrop Grumman, NNG and the corporation surviving the Litton merger. The Notes and Debentures may be redeemed in whole or in part at any time at Northrop Grumman's option at a redemption price equal to the principal amount of the securities being redeemed plus accrued and unpaid interest to the redemption date plus a make whole amount, if applicable. The senior debt indenture pursuant to which Northrop Grumman issued the 7 1/8% Notes due 2011 and 7 3/4% Debentures due 2031 contains customary covenants and restrictions relating to, among other things, limitations on liens, sale and leaseback arrangements and funded debt of subsidiaries.

Relationships with Litton

   Except as set forth in this offer to purchase or exchange, neither NNG nor Northrop Grumman nor, to the best of its knowledge, any of NNG's or Northrop Grumman's directors or executive officers, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Litton, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss, guarantees of profits, division of profits or loss or the giving or withholding of proxies.

   Except as described in this offer to purchase or exchange, neither NNG nor Northrop Grumman nor, to the best of its knowledge, any of NNG's or Northrop Grumman's directors or executive officers, has had any business relationship or transaction with Litton or any of its executive officers, directors or affiliates that is required to be reported under the rules and regulation of the SEC applicable to the offer. Except as described in this offer to purchase or exchange, there have been no contracts, negotiations or transactions between NNG and Northrop Grumman or to the best of its knowledge any of NNG's or Northrop Grumman's directors or executive officers, on the one hand, and Litton or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets.

   In the normal course of their business, Northrop Grumman and Litton are parties to transactions and agreements. During the two years ended October 31, 2000, no such transaction had an aggregate value in excess of 1% of Litton's consolidated revenues.

Fees and Expenses

   NNG has retained Georgeson Shareholder Communications Inc. to act as the information agent in connection with the offer. The information agent may contact holders of Litton stock by mail, telephone, telex, telegraph and personal interviews and may request brokers, dealers and other nominee stockholders to forward the offer materials to beneficial owners of Litton stock. The information agent will be paid a customary fee for such services, plus reimbursement of out-of-pocket expenses, and NNG will indemnify the information agent against certain liabilities and expenses in connection with the offer, including liabilities under federal securities laws.

   Salomon Smith Barney Inc. is acting as the dealer manager in connection with the offer and as financial advisor to NNG and Northrop Grumman in connection with the offer and the Litton merger, for which services Salomon Smith Barney Inc. will receive reasonable and customary compensation. Northrop Grumman has agreed to reimburse Salomon Smith Barney Inc. for reasonable fees and expenses incurred in performing its services, including reasonable fees and expenses of its legal counsel and to indemnify Salomon Smith Barney Inc. and certain related parties against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement. In the ordinary course of business, Salomon Smith Barney Inc. and its affiliates may actively trade or hold the securities of Northrop Grumman, Litton and their respective affiliates for Salomon Smith Barney's and its affiliates' own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities.

   NNG will not pay any fees or commissions to any broker, dealer or other persons (other than the information agent and the dealer manager) for soliciting tenders of Litton stock pursuant to the offer. Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by NNG for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers.

   Merrill Lynch & Co. provided certain financial advisory services to Litton in connection with the offer and the Litton merger, including providing an opinion dated January 23, 2001 substantially to the effect that, as of such date, the aggregate consideration to be received by holders of Litton common stock, other than Northrop Grumman and its affiliates, pursuant to the amended merger agreement is fair from a financial point of view to the holders of Litton common stock. The opinion is attached as an exhibit to Litton's Schedule 14D-9, which is being mailed to the stockholders of Litton with this offer to purchase or exchange.

                   BACKGROUND OF THE AMENDED MERGER AGREEMENT

   In May 2000, Kent Kresa, Chairman and Chief Executive Officer of Northrop Grumman, and Michael Brown, Chairman and Chief Executive Officer of Litton, agreed that a small group of directors, officers and senior employees from the two companies would have discussions looking into the possibility of a strategic transaction. A confidentiality letter agreement was signed, dated June 23, 2000 (the "confidentiality agreement"), by which each company agreed to maintain the confidentiality of non-public information which might be received from the other and also agreed that no disclosure would be made concerning the discussions between the parties. From that time to the present a number of meetings and conversations have taken place between representatives of the two companies.

   In mid-September 2000, Mr. Kresa contacted Mr. Brown to advise him that Northrop Grumman would have an interest in acquiring Litton in a transaction in which the holders of Litton common stock would receive a combination of cash and stock having a value equivalent, on a per share basis, to 0.70 of a share of Northrop Grumman common stock. Subsequent to the conversation, a representative of Northrop Grumman was advised that Litton did not wish to pursue the proposal.

   On October 20, 2000, Litton publicly announced its intention to explore the sale of its Advanced Electronics group. Later the same day, Mr. Kresa spoke with Mr. Brown and wrote to him reiterating Northrop Grumman's interest in an acquisition of Litton in a transaction involving cash and stock valued at 0.70 of a share of Northrop Grumman common stock, for each share of Litton common stock. Mr. Kresa pointed out that the sale of the Advanced Electronics group would be inconsistent with Northrop Grumman's plans for the combined company and would diminish Northrop Grumman's interest in the combination. In response, Mr. Brown advised Mr. Kresa that the transaction value proposed by Northrop Grumman was not sufficient for Litton's board of directors to support such a transaction.

   On November 2, 2000, Mr. Kresa again wrote to Mr. Brown increasing the value of Northrop Grumman's proposal so that holders of Litton common stock would receive a combination of cash and Northrop Grumman common stock having a value equivalent, on a per share basis, to 0.75 of a share of Northrop Grumman common stock and offering the potential for some additional value to be delivered to the holders of Litton common stock through a contingent value mechanism.

   Following a meeting of the Litton board of directors on November 3, 2000, Mr. Brown again advised Mr. Kresa that the value proposed by Northrop Grumman was considered insufficient by the Litton board of directors. On November 29, 2000, Mr. Kresa wrote to Mr. Brown to specifically propose two alternatives for a potential transaction. The first proposed alternative would provide Litton's stockholders with a combination of cash and stock valued at 0.75 of a share of Northrop Grumman common stock plus a contingent value instrument which would provide the Northrop Grumman's stockholders with 75% of the net after-tax recovery in Northrop Grumman's pending litigation with Honeywell, Inc. as well as certain other litigation, and between 40% and 60% of the net after-tax value of the Electronic Components and Materials business segment achieved within the five-year period following closing. The second alternative proposed was for an acquisition for cash at $72.00 per share of Litton common stock.

   Following further discussions and negotiations and the exchange of additional non-public information between the parties, the board of directors of Northrop Grumman met on December 20, 2000 and unanimously approved the merger agreement. The Litton board of directors met on December 21, 2000 and also approved the merger agreement and determined unanimously that the transactions contemplated thereby, including the offer and the Litton merger, were fair to, and in the best interests of, the holders of Litton common stock.

   On December 21, 2000, the merger agreement was executed by Northrop Grumman, LII Acquisition and Litton, and Northrop Grumman and Litton issued a joint press release announcing the transaction. On January 5, 2001, LII Acquisition commenced an offer to purchase all of the Litton common stock and Litton preferred stock for cash.

   Following execution of the merger agreement on December 21, 2000 representatives of Litton and Northrop Grumman had a number of conversations with representatives of Litton's largest stockholder, Unitrin. In those conversations, Unitrin expressed its strong desire that the proposed transactions be modified to provide a means for the exchange of Litton common stock for stock of Northrop Grumman, or an affiliated company, on a tax-deferred basis. On January 16, 2001, Northrop Grumman and Litton announced that they were considering a possible amendment of the proposed transaction to provide the means for a tax-free exchange of Litton common stock for capital stock of Northrop Grumman following completion of the then-pending all cash tender offer for Litton common stock at $80.00 per share in cash.

   In the course of discussions among Litton, Northrop Grumman and Unitrin, Litton advised of its willingness to consider alternative structures for the transaction, provided that: (i) no stockholder who wanted cash would be required to accept securities in the transaction; (ii) the restructured transaction would be at least as certain to be completed as the original transaction; (iii) it would not materially delay the time at which Litton stockholders who wanted to sell their shares for cash would be paid; and (iv) all holders of Litton common stock would be treated equally. The parties considered a number of alternative possible structures for attaining the desired objectives and finally determined that the amended merger agreement accomplished their mutual objectives. The amended merger agreement, dated as of January 23, 2001 was executed and delivered on January 24, 2001. At the same time, Northrop Grumman and Unitrin executed and delivered a stockholder's agreement, dated as of January 23, 2001. On January 24, 2001, Unitrin stated, in a filing with the SEC, that it had agreed to tender its shares of Litton common stock in the offer pursuant to the terms of the amended merger agreement.

   Certain Projections

   Prior to entering into the amended merger agreement, Litton provided to Northrop Grumman certain information which was not publicly available, including a variety of projected financial data based on various differing assumptions for future fiscal years. Litton has advised that it does not publicly disclose projections, and the projections furnished to Northrop Grumman were not prepared with a view to public disclosure. Northrop Grumman analyzed the information in the projections, certain publicly available information and additional information obtained in Northrop Grumman's due diligence review of Litton, along with Northrop Grumman's own estimates of potential cost savings and benefits in evaluating the offer and the Litton merger.

   Litton does not as a matter of course make public projections as to future sales, earnings or other results. However, the management of Litton has prepared the prospective financial information set forth below to assist Northrop Grumman's management in assessing Litton's future financial performance. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. This information is not fact and should not be relied upon as being necessarily indicative of future results, and Litton stockholders are cautioned not to place undue reliance on the prospective financial information.

   Neither Litton's nor Northrop Grumman's independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

   The projections provided to Northrop Grumman by Litton included, among other things, the following forecasts of Litton's revenues, net income (excluding pension income) and earnings per share (excluding pension income), respectively (in millions, except per share data): $5,850.0, $151.9 and $3.31 in 2001; $6,473.0, $186.4 and $4.06 in 2002; $6,827.0, $220.8 and $4.81 in 2003;
$7,183.0, $248.4 and $5.41 in 2004; and $7,436.0, $278.7, and $6.07 in 2005.
Including pension income, the projected net income and earnings per share were, respectively (in millions, except per share data): $220.5 and $4.80 in 2001; $254.9 and $5.55 in 2002; $289.4 and $6.30 in 2003; $317.0 and $6.90 in 2004;
and $347.3 and $7.56 in 2005.

   Other projections provided to Northrop Grumman by Litton indicated the potential for increased profitability based upon more aggressive assumptions. Based upon the more aggressive assumptions, these projections indicated revenues and net income (including pension income), respectively (in millions), of: $6,019.0 and $228.0 in 2001; $6,740.0 and $300.0 in 2002; $7,329.0 and
$414.0 in 2003; $7,920.0 and $490.0 in 2004; and $8,426.0 and $548.0 in 2005.
Litton has advised Northrop Grumman that these projections do not give effect to customary processes of adjustment by senior management of projections provided by operating/divisional management.

   The projections are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution. The projections are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and recent developments. While presented with numerical specificity, the projections were not prepared by Litton in the ordinary course and are based upon a variety of estimates and hypothetical assumptions made by management of Litton with respect to, among other things, industry performance, general economic, market, interest rate and financial conditions, sales, cost of goods sold, operating and other revenues and expenses, capital expenditures and working capital of Litton, and other matters which may not be realized and are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond Litton's control. Litton's operations are subject to various additional risks and uncertainties resulting from its position as a supplier, either directly or as subcontractor or team member, to the United States government and its agencies as well as to foreign governments and agencies; actual outcomes are dependent upon factors, including, without limitation, Litton's successful performance of internal plans; government customers' budgetary restraints; customer changes in short-range and long-range plans; domestic and international competition in both the defense and commercial areas; product performance; continued development and acceptance of new products; performance issues with key suppliers and subcontractors; government import and export policies; acquisition or termination of government contracts; the outcome of political and legal processes; legal, financial, and governmental risks related to international transactions and global needs for military aircraft, military and civilian electronic systems and support and information technology. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may be materially greater or less than those contained in the projections. In addition, the projections do not take into account any of the transactions contemplated by the amended merger agreement, including the offer and the Litton merger. These events may cause actual results to differ materially from the projections.

   For these reasons, as well as the bases and assumptions on which the projections were compiled by Litton, the inclusion of such projections herein should not be regarded as an indication that Litton, Northrop Grumman, NNG or any of their respective affiliates or representatives considers such information to be an accurate prediction of future events, and the projections should not be relied on as such. No party nor any of their respective affiliates or representatives has made, or makes, any representation to any person regarding the information contained in the projections and none of them intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even in the event that any or all of the assumptions are shown to be in error.

Reasons for the Offer and the Litton Merger

   Northrop Grumman believes that the proposed acquisition of Litton by means of the offer and the Litton merger will produce the following benefits:

  . Access to New Product Areas. Litton's proprietary technology and products will provide NNG with technology and products to complement Northrop Grumman's existing technology and products.

  . Increased Diversification into New Markets. The combination of Northrop
    Grumman and Litton under NNG provides the affiliated entities with the opportunity for diversification into new markets and access to new customers.

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

  . Increased Market Presence and Opportunities. The combination of Northrop
    Grumman and Litton under NNG provides the affiliated entities with increased market presence and opportunities for growth that could allow them to be better able to respond to the needs of customers, the increased competitiveness of the marketplace and opportunities that changes in the market for their respective products might bring.

  . Product Mix. The complementary nature of Northrop Grumman's and Litton's products and services will benefit clients of both companies.

  . Operating Efficiencies. The combination of Northrop Grumman and Litton under NNG provides the opportunity for potential economies of scale and cost savings.

   The reasons for the Litton board's recommendation are set forth in Litton's Solicitation/Recommendation Statement on Schedule 14D-9 which is being mailed to Litton stockholders together with this offer to purchase or exchange.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

   The following is a summary of the material federal income tax consequences that will apply to the following Litton stockholders:

  . holders of Litton common stock who tender their shares for cash, NNG common stock or NNG preferred stock (or a combination thereof) pursuant to the offer;

  . holders of Litton preferred stock who tender their shares for cash pursuant to the offer; and

  . holders of Litton common stock who receive cash in the Litton merger.

   The following discussion does not address any aspect of state, local or foreign taxation. It also does not address all aspects of federal income taxation that may be important to particular taxpayers in light of their personal investment circumstances or to taxpayers subject to special treatment under the federal income tax laws including:

  . life insurance companies;

  . foreign persons;

  . banks or other financial institutions;

  . tax-exempt entities;

  . dealers in securities;

  . employee benefit plans;

  . persons that hold such shares as part of a straddle, a hedge against currency risk or as a constructive sale or conversion transaction; and

  . persons who acquired their Litton common stock or Litton preferred stock pursuant to the exercise of employee stock options or otherwise as compensation.

   This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations thereunder, judicial decisions, and current administrative rulings. No rulings have been or will be requested from the Internal Revenue Service with respect to any of the matters discussed herein, and the opinion of counsel described below is not binding on the Internal Revenue Service. Neither the delivery of the opinion of counsel described below, nor the delivery of any other tax opinion, is a condition to closing the offer or the Litton merger. There can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements contained in this summary.

   It is the opinion of Gibson, Dunn & Crutcher LLP, counsel for Northrop Grumman, and Ivins, Phillips & Barker Chartered, special tax counsel to Northrop Grumman, that the exchange of Litton common stock for NNG common stock, NNG preferred stock and cash will be treated together with the Northrop reorganization and the Litton merger as a transaction governed by Section 351(a) or Section 351(b) of the Code and that this discussion accurately sets forth the material federal income tax consequences of the transaction. Such opinions are based upon, among other things, a representation letter and other information provided by Northrop Grumman to counsel.

   The discussion below also reflects the opinion of Gibson, Dunn & Crutcher LLP and Ivins, Phillips & Barker Chartered that the NNG preferred stock will not be "nonqualified preferred stock." Under Section 351(g) of the Code, enacted in 1997, "nonqualified preferred stock" is treated as taxable "boot" in a Section 351 transaction. Since this provision is recent and since implementing regulations have not yet been promulgated, the Internal Revenue Service could take a position contrary to that expressed in the opinions of counsel. In such an event, holders of Litton common stock who receive NNG preferred stock would be taxed as though they had received cash equal to the fair market value of the NNG preferred stock. The discussion below is based on the conclusion that the NNG preferred stock will not be nonqualified preferred stock.

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

Treatment of Holders of Litton Common Stock Who Tender Their Stock in the
Offer

   The discussion below assumes that all holders of Litton common stock hold their stock as capital assets.

  Exchange of Litton Common Stock Solely for Cash

   A holder of Litton common stock who receives solely cash in exchange for Litton common stock pursuant to the offer will recognize capital gain or loss equal to the difference between the tax basis of the Litton common stock surrendered and the amount of cash received therefore. That capital gain or loss will constitute long-term capital gain or loss if the Litton common stock has been held by the holder for more than one year on the date of closing of the offer. Gain or loss must be calculated separately for each block of Litton common stock (i.e., shares of stock acquired at the same time in a single transaction).

  Exchange of Litton Common Stock Solely for NNG Common Stock and/or NNG Preferred Stock

   Except as discussed below under "--Cash in Lieu of Fractional Shares," a holder of Litton common stock who receives solely NNG common stock or NNG preferred stock, or some of each, in exchange for Litton common stock pursuant to the offer will not recognize gain or loss upon such exchange.

   The aggregate tax basis of the NNG common stock and NNG preferred stock received by the holder will be equal to the aggregate tax basis of the Litton common stock surrendered (excluding any portion of the holder's basis allocated to fractional shares). If a holder receives both NNG common stock and NNG preferred stock, the holder's basis in his shares of Litton common stock will be allocated to the shares of each class of stock received in proportion to the fair market value of each class.

   The holding period of the NNG common stock and NNG preferred stock will include the holding period of the Litton common stock surrendered.

   A holder of Litton common stock who is considering making an election to receive NNG common stock or NNG preferred stock in the exchange should note that there can be no assurance that such holder will receive only NNG common stock or NNG preferred stock (because of the possibility of proration). Such stockholders may receive some cash. Accordingly, there can be no assurance that a holder who makes such an election will recognize no taxable gain upon such holder's exchange of Litton common stock.

  Exchange of Litton Common Stock for a Combination of Cash and NNG Common Stock or NNG Preferred Stock or Some of Each

   Except as discussed below under "--Cash in Lieu of Fractional Shares," a holder of Litton common stock who receives a combination of cash and either NNG common stock, NNG preferred stock, or some of each, in exchange for Litton common stock (by reason of the elections made by the holder or by the application of the proration procedures) will not recognize any loss realized in the transaction but will recognize some capital gain, if any gain is realized. The amount of capital gain recognized will be calculated separately for each block of Litton common stock surrendered, in an amount equal to the lesser of

  . the amount of gain realized in respect of the block (i.e., the excess of (a) the sum of the amount of cash and the fair market value of NNG common stock and NNG preferred stock received that is allocable to the block over (b) the tax basis of the block); and

  . the amount of cash received that is allocable to the block.

   For this purpose, all of the cash, NNG common stock and NNG preferred stock received by a holder will be allocated in proportion to fair market values among the blocks of Litton common stock surrendered by such holder.

   Any capital gain will constitute long-term capital gain if the block of Litton common stock has been held for more than one year on the date of closing of the offer.

   The aggregate tax basis of the NNG common stock and NNG preferred stock received in exchange for a block of Litton common stock will be equal to the tax basis of the surrendered block of Litton common stock, decreased by the amount of cash received in respect of the block and increased by the amount of gain recognized in respect of the block. If a holder receives both NNG common stock and NNG preferred stock, the holder's basis will be allocated to the shares of each class of stock received in proportion to the fair market value of each class.

   The holding period of the NNG common stock and NNG preferred stock will include the holding period of the block of Litton common stock surrendered.

  Federal Income Tax Considerations in Making an Election

   A holder of Litton common stock who elects to receive cash pursuant to the offer will not be subject to any proration. However, holders who elect to receive NNG common stock or NNG preferred stock pursuant to the offer might receive cash as a result of the proration procedures. Thus, the actual federal income tax consequences to each Litton shareholder electing to receive NNG common stock or NNG preferred stock will not be ascertainable at the time the election is made because the extent to which the proration procedures will apply to those elections will not be known.

  Cash in Lieu of Fractional Shares

   A holder of Litton common stock who receives cash in lieu of fractional shares of NNG common stock or NNG preferred stock will be treated as having received such fractional shares at the closing of the offer and then as having exchanged such fractional shares for cash in a redemption by NNG. Any gain or loss attributable to fractional shares generally will be capital gain or loss. The amount of such gain or loss will be equal to the difference between the ratable portion of the tax basis of the Litton common stock surrendered in the exchange that is allocated to such fractional shares and the cash received in lieu thereof. Any such capital gain or loss will constitute long-term capital gain or loss if the Litton common stock surrendered has been held by the holder for more than one year on the date of closing of the offer.

Treatment of Holders of Litton Preferred Stock Who Tender Their Litton Preferred Stock in the Offer

   The following discussion assumes that all holders of Litton preferred stock hold their stock as capital assets. A holder of Litton preferred stock who participates in the offer will receive solely cash for the Litton preferred stock tendered.

  Holders of Litton Preferred Stock Who Hold No Litton Common Stock

   A holder of Litton preferred stock who does not hold any Litton common stock and who participates in the offer will recognize capital gain or loss equal to the difference between the tax basis of the Litton preferred stock surrendered and the amount of cash received in the exchange. Such capital gain or loss will constitute long-term capital gain or loss if the Litton preferred stock has been held by the holder for more than one year on the date of closing of the offer. Gain or loss must be calculated separately for each block of Litton preferred stock (i.e., shares acquired at the same time in a single transaction).

  Holders of Litton Preferred Stock Who Also Hold Litton Common Stock That is Tendered in the Offer

   A holder of Litton preferred stock who also holds Litton common stock and who participates in the offer will be taxed according to the rules described above for holders of Litton common stock who tender their stock in the offer. The cash received for any Litton preferred stock will be treated the same as cash received for Litton common stock.

Treatment of Holders of Litton Common Stock in the Litton Merger

   The following discussion assumes that all holders of Litton common stock hold their stock as capital assets. Holders of Litton common stock who do not tender their stock pursuant to the offer will receive solely cash for their Litton common stock in the Litton merger.

  Holders of Litton Common Stock Who Tender No Stock in the Offer

   A holder of Litton common stock who does not tender any stock in the offer will receive cash in the Litton merger. Such a holder will recognize capital gain or loss equal to the difference between the tax basis of the Litton common stock surrendered in the Litton merger and the amount of cash received therefore. Such capital gain or loss will constitute long-term capital gain if the Litton common stock has been held by the holder for more than one year at the effective time of the merger. Gain or loss must be calculated separately for each block of Litton common stock (i.e., shares acquired at the same time in a single transaction).

  Holders of Litton Common Stock Who Tender Litton Common Stock in the Offer

   A holder of Litton common stock who tenders some (but not all) of that common stock in the offer will receive cash in the Litton merger for any Litton common stock that is not tendered in the offer. Such a holder will be taxed according to the rules described above for holders of Litton common stock who tender all their stock in the offer. The cash received in the Litton merger will be treated the same as cash received for Litton common stock tendered in the offer (except that the holding period for stock surrendered in the Litton merger will end on the merger effective date rather than the closing date of the offer).

Reporting Requirements

   Each holder of Litton common stock that receives NNG common stock or NNG preferred stock pursuant to the offer will be required to retain records and file with such holder's federal income tax return a statement setting forth certain facts relating to the Litton merger. The statement and such records must include, among other things, the adjusted tax basis and number of shares of Litton common stock which you transfer pursuant to the offer and the number of shares and fair market value of the NNG common stock and NNG preferred stock received.

   This federal income tax discussion is for general information only and may not apply to all holders of Litton common stock and Litton preferred stock. Litton stockholders are urged to consult their own tax advisors as to the specific tax consequences of the offer and the Litton merger.

                          THE AMENDED MERGER AGREEMENT

   The amended merger agreement is filed as an exhibit to the registration statement of which this offer to purchase or exchange is a part and is incorporated by reference herein. The following summary describes the material terms of the amended merger agreement. However, the legal rights and obligations of the parties are governed by the specific language of the amended merger agreement, and not this summary.

   The amended merger agreement sets forth the principal terms of the offer, including:

  . the consideration offered;

  . the exchange ratio for exchanging Litton common stock for NNG common stock and NNG preferred stock;

  . terms and conditions of the NNG preferred stock;

  . the elections available to tendering stockholders;

  . the procedures for pro rata reduction of elections to receive NNG stock if required because of the limited amounts of NNG common stock and NNG preferred stock available; and

  . the conditions to the offer.

   The amended merger agreement prohibits NNG from taking any of the following actions without the prior written consent of Litton:

  . any decrease in the amount of cash or stock consideration offered per share of Litton common or preferred stock;

  . any change in the form of consideration payable in the offer;

  . any decrease in the number of shares of common or preferred sought in the offer, except as disclosed under "The Offer--Possible Reduction in Number of Shares of NNG Common Stock";

  . the imposition of additional conditions in the offer;

  . an amendment of the offer in a manner adverse to the holders of Litton common or preferred stock;

  . any reduction in the time in which the offer will remain open; or

  . any waiver of the minimum tender condition.

The Northrop Reorganization

   Immediately prior to the acceptance for purchase and exchange of Litton common and Litton preferred stock in the offer, a wholly-owned subsidiary of NNG will merge with and into Northrop Grumman, in order that Northrop Grumman will become a wholly-owned subsidiary of NNG. That merger is referred to as the "Northrop reorganization."

   In the Northrop reorganization, all of the outstanding shares of capital stock of Northrop Grumman will become the same number of shares of the same class of capital stock of NNG. Outstanding options to acquire common stock of Northrop Grumman will become options to acquire common stock of NNG. The certificate of incorporation and bylaws of NNG will be identical, in all material respects, to the certificate of incorporation and bylaws of Northrop Grumman, and NNG will adopt a stockholder rights plan which is identical, in all material respects, to the stockholder rights plan of Northrop Grumman. The directors and officers of Northrop Grumman will constitute the board of directors and officers of NNG.

   Upon completion of the Northrop reorganization, the name of NNG will be changed to "Northrop Grumman Corporation" and the name of the present Northrop Grumman Corporation will be changed to "Northrop Grumman Systems Corporation."

   The common stock of Northrop Grumman following the Northrop reorganization (i.e. the NNG common stock) will be listed for trading on the NYSE, and certificates representing shares of Northrop Grumman common stock will continue to represent shares of common stock of Northrop Grumman Corporation.

   No vote of the stockholders of Northrop Grumman is required for the Northrop reorganization.

The Litton Merger

   At the effective time of the Litton merger, LII Acquisition will merge with and into Litton. Litton will survive the Litton merger as a wholly-owned subsidiary of NNG.

Conditions to the Completion of the Litton Merger

   The Litton merger is subject to the satisfaction or waiver of the following conditions:

  . if required by Delaware law, the Litton stockholders must have approved and adopted the amended merger agreement;

  . no statute, rule, regulation, executive order, decree, ruling or injunction must have been enacted, entered, promulgated, or enforced by any U.S. court or U.S. or European Union governmental entity prohibiting, restraining or enjoining consummation of the Litton merger;

  . the expiration or termination of the applicable waiting period under the HSR Act, approval of the Litton merger by the Commission of the European Union under Regulation (EEC) No. 4064/89 of the Council of the European Union; and

  . NNG must have purchased Litton common stock in the offer.

Effective Time of the Litton Merger

   The Litton merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or such later time as is mutually agreed by Northrop Grumman and Litton and is permissible in accordance with the Delaware General Corporation Law (referred to as "DGCL"). The filing of the certificate of merger will take place as soon as practicable after the closing of the Litton merger.

Additional Effects of the Litton Merger and the Northrop Reorganization

   Upon completion of the Litton merger:

  . each share of common stock held as treasury stock by Litton or its subsidiaries or owned by NNG or its subsidiaries will be canceled without payment;

  . each outstanding share of capital stock of LII Acquisition will be converted into one share of common stock of Litton, as the surviving corporation;

  . each issued and outstanding share of Litton common stock will be converted into the right to receive the highest amount of cash equal to the per share amount of cash received by holders of Litton common stock who tendered their shares for cash in the offer;

  . each issued and outstanding share of Litton preferred stock, other than shares of Litton preferred stock held by NNG, will remain outstanding, without any change, as a share of preferred stock of Litton as the surviving corporation;

  . each outstanding share of Litton preferred stock held by NNG will be canceled;

  . the directors of LII Acquisition will become the directors of Litton as the corporation surviving the Litton merger;

  . the officers of Litton at the effective time of the Litton merger will become the officers of Litton as the corporation surviving the merger;

  . the certificate of incorporation of Litton, as in effect immediately prior to the effective time of the Litton merger, will be amended as of the effective time of the Litton merger to provide that Litton will be authorized to issue 3,000,000 shares of common stock, par value $1.00 per share, 600,000 shares of preferred stock, par value $5.00 per share, and 1,000 shares of preference stock, par value, $2.50 per share, and, as so amended, such certificate of incorporation will be the certificate of incorporation of Litton as the corporation surviving the Litton merger; and

  . the bylaws of Litton at the effective time of the Litton merger will become the bylaws of Litton as the corporation surviving the Litton merger.

   Upon completion of the Northrop reorganization:

  . the directors and officers of Northrop Grumman prior to the Northrop reorganization will be the directors and officers of both Northrop Grumman and NNG after the Northrop reorganization;

  . the certificate of incorporation of Northrop Grumman, as in effect immediately prior to the effective time of the Northrop reorganization, will be amended as of the effective time of the reorganization to change Northrop Grumman's name to "Northrop Grumman Systems Corporation" and to specify that any act or transaction by or involving Northrop Grumman that requires the approval of the stockholders of Northrop Grumman will also require the approval of the stockholders of NNG and, as so amended, such certificate of incorporation will be the certificate of incorporation of Northrop Grumman as the corporation surviving the reorganization;

  . the bylaws of Northrop Grumman at the effective time of the reorganization will become the bylaws of Northrop Grumman as the corporation surviving the Northrop reorganization; and

  . the certificate of incorporation and bylaws of NNG immediately following the effective time of the Northrop reorganization will contain provisions identical to the certificate of incorporation and bylaws of Northrop Grumman immediately prior to the effective time of the Northrop reorganization, except that the name of NNG will be changed to "Northrop Grumman Corporation."

The Litton Board

   Upon the purchase of Litton common stock in the offer, NNG will be entitled to designate a number of Litton directors, constituting at least a majority of the Litton board, equal to the product of the number of Litton directors and the percentage that the number of shares of Litton common stock then held by NNG bears to the total number of outstanding Litton shares. Until the effective time of the Litton merger, Litton has agreed to use its best efforts to ensure that at least three members of Litton's board of directors as of January 23, 2001 remain members of Litton's board of directors. The amended merger agreement provides that, before the effective time of the Litton merger, if NNG designees are elected to the Litton board, the affirmative vote of a majority of the continuing Litton directors will be required to:

  . amend or terminate the amended merger agreement;

  . waive any of Litton's rights under the amended merger agreement;

  . extend the time for performance of Northrop Grumman's, NNG's or LII
    Acquisition's obligations under the amended merger agreement; or

  . approve any other action by Litton adversely affecting the rights of Litton's stockholders, other than Northrop Grumman, NNG or LII Acquisition, with respect to the transactions contemplated by the amended merger agreement.

Litton Stock Options

   The amended merger agreement provides that each outstanding option to purchase shares of Litton common stock that is vested at the effective time of the Litton merger will be converted into the right to receive a cash payment equal to the difference between the exercise price per share of Litton common stock subject to the option and $80.00.

   At the effective time of the Litton merger, each of up to 1,244,523 outstanding options to purchase shares of Litton common stock that is unvested will become an option to purchase shares of NNG common stock. Any unvested options in excess of 1,244,523 will be converted pro rata into the right to receive a cash payment equal to the difference between the exercise price per share of Litton common stock subject to the option and $80.00 and subject to compliance with Section 424 of the Code.

   NNG may provide holders of vested options and holders of unvested options whose options would be converted into cash, the opportunity to elect, prior to the Litton merger, to convert their options into options to acquire NNG common stock on a pro rata basis. If NNG provides these optionholders with the election, conversion will be allowed only to the extent a vote of Northrop Grumman's or NNG's stockholders would not be required pursuant to applicable law or the rules of any national securities exchange.

   At the effective time of the Litton merger each outstanding share of restricted stock will vest and holders of shares of restricted stock will have the right to receive a cash payment equal to $80.00 per share or any greater cash amount paid per share of Litton common stock in the offer.

   For more information on the treatment of Litton stock options in connection with the offer and the Litton merger, please refer to Item 4 of Litton's Amended Solicitation/Recommendation Statement on Schedule 14D-9 which is being mailed to Litton stockholders together with this offer to purchase or exchange.

Representations and Warranties

   The amended merger agreement contains customary representations and warranties relating to, among other things:

  . corporate organization and similar corporate matters of Northrop Grumman, Litton, NNG and LII Acquisition;

  . authorization, execution, delivery and enforceability of the amended merger agreement and approval and recommendation of the board of directors of each of Northrop Grumman, Litton, NNG, LII Acquisition and NGC Acquisition with respect to the amended merger agreement and the transactions contemplated thereby;

  . due authorization, execution, delivery, performance and enforceability of, and required consents, approvals and authorizations of governmental authorities relating to, the amended merger agreement and related matters pertaining to each of the parties to the amended merger agreement;

  . the capital structure of each of Northrop Grumman, NNG and Litton;

  . amendment of Litton's rights plan so that none of Northrop Grumman, NNG or LII Acquisition will be deemed an acquiring person;

  . no current default of Northrop Grumman, Litton or their subsidiaries under governing documents, agreements and applicable laws;

  . proper filing of all SEC reports by Litton since October 1, 1997 and by Northrop Grumman since December 31, 1997 and the accuracy of information contained in such documents;

  . non-contravention of governing documents and agreements of and laws applicable to each of Litton, Northrop Grumman, NNG, LII Acquisition and NGC Acquisition as a result of the transactions contemplated by the amended merger agreement;

  . financial statements included in documents filed by Northrop Grumman and Litton with the SEC, the accuracy of the information in such financial statements, compliance with applicable accounting standards and requirements in such financial statements;

  . resolutions of the board of directors of Litton recommending that the stockholders of Litton approve and adopt the amended merger agreement;

  . the accuracy of information supplied by each of Northrop Grumman, Litton, NNG, LII Acquisition and NGC Acquisition in connection with this offer to purchase or exchange and the registration statement of which it is a part;

  . the absence of pending or threatened material litigation of each of Northrop Grumman and Litton;

  . the absence of material events, changes or effects concerning Litton or its subsidiaries since July 31, 2000 through the date of the amended merger agreement;

  . the absence of material events, changes or effects concerning Northrop
    Grumman or its subsidiaries since September 30, 2000 through the date of the amended merger agreement;

  . compliance with applicable laws and required permits, licenses, variances, exemptions, orders and approvals of all governmental entities by Litton and Northrop Grumman and their respective subsidiaries;

  . receipt of a written opinion of Litton's financial advisor that the aggregate consideration to be received by holders of Litton common stock other than Northrop Grumman and its affiliates in connection with the offer and the Litton merger is fair from a financial point of view to holders of Litton common stock;

  . absence of brokers' or finders' fees and expenses to be paid by Northrop
    Grumman, Litton and LII Acquisition;

  . subsidiaries of Litton;

  . timely filing of tax returns and payment of taxes by Litton and the absence of any penalties or tax sharing agreements or indemnity agreements;

  . timely filing of tax returns by Northrop Grumman and the absence of any action by Northrop Grumman, NNG, NGC Acquisition or LII Acquisition that would prevent the offer and the Litton merger, taken together, from qualifying as a tax exempt exchange under Section 351 of the Code;

  . material employee benefit plans of Litton;

  . employment agreements with executive officers of Litton;

  . the Employee Retirement Income Security Act of 1974 for Litton and
    Northrop Grumman;

  . any acceleration of benefits under any plan of Litton as a result of the Litton merger;

  . the absence of pending or threatened material controversies between Litton or any of its subsidiaries and any of their respective employees;

  . software, intellectual property and infringement matters concerning
    Litton and Northrop Grumman;

  . the compliance by Litton and Northrop Grumman with all applicable federal, state, local and foreign environmental regulations, except where noncompliance would not have a material adverse effect on Litton or Northrop Grumman;

  . contracts and other commitments between Litton or Northrop Grumman on the one hand and the U.S. government or prime contractors to the U.S. government on the other hand;

  . the absence of any unlawful contributions, gifts or other unlawful uses of funds related to political activities or in violation of the Foreign Corrupt Practices Act of 1977, as amended, by Litton or its subsidiaries or Northrop Grumman or its subsidiaries;

  . confirmation by Litton that the affirmative vote of holders of a majority of Litton common stock, voting together as one class, is the only vote of stockholders necessary to approve and adopt the amended merger agreement;

  . the absence of actions or threats by Litton customers to cancel or terminate their relationship with Litton from July 31, 2000 to December 21, 2000;

  . material ownership interests of Litton in any customer of Litton or any customer's subsidiaries;

  . the requirement that Northrop Grumman have sufficient funds or firm commitment letters for the payment of cash consideration and the performance of its obligations under the amended merger agreement at the time the conditions to the offer are satisfied or waived and at the effective time of the Litton merger;

  . requisite actions taken by NNG to reserve for issuance the NNG common stock and NNG preferred stock to be issued in the Litton merger;

  . the receipt by Litton of copies of Northrop Grumman's commitment letters which Northrop Grumman obtained to provide funds for the offer and the Litton merger;

  . the absence of any obligation or liability or other activity by NNG, LII
    Acquisition or NGC Acquisition except obligations incurred in connection with formation of each of NNG, LII Acquisition or NGC Acquisition or in connection with the amended merger agreement;

  . the absence of a vote of Northrop Grumman's stockholders to approve and adopt the amended merger agreement;

  . the absence of a vote of NNG's stockholders, other than Northrop Grumman to approve and adopt the amended merger agreement and the Litton merger or the Northrop reorganization;

  . the absence of a vote of Northrop Grumman's or NNG's stockholders pursuant to the rules of any national securities exchange;

  . the absence of actions by Northrop Grumman customers from July 31, 2000 to December 21, 2000 canceling or terminating or threatening to cancel or terminate their relationship with Northrop Grumman or its subsidiaries; and

  . material ownership interests of Northrop Grumman in its customers or any subsidiaries of its customers.

   All representations and warranties of Northrop Grumman, Litton, NNG, LII Acquisition and NGC Acquisition expire at the time the Litton merger becomes effective or the amended merger agreement is terminated.

Conduct of Business of Litton Prior to the Litton Merger

   Litton has agreed that Litton and its subsidiaries will carry on their respective businesses in the ordinary course in substantially the same manner as conducted before the date of the amended merger agreement and, to the extent consistent with such previous conduct, to preserve substantially intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having significant business dealings with them. The amended merger agreement further provides that, except as expressly provided in the amended merger agreement or as set forth in the disclosure schedules thereto, during the period from the execution and delivery of the amended merger agreement to the effective time of the Litton merger, Litton will not, without the prior written consent of Northrop Grumman and LII Acquisition, and will not permit any of its subsidiaries to:

  . amend its governing documents;

  . issue or agree to issue any stock of any class or any other debt or equity equivalents, except for shares of Litton common stock (i) issued and sold under previously granted options, performance-based restricted stock or deferred stock units, (ii) issued and sold pursuant to rights previously granted or (iii) issued and sold by a subsidiary of Litton to any entity which is wholly-owned by Litton;

  . split, combine or reclassify any shares of capital stock, declare, set aside or pay any dividend or other distribution, or make any other actual, constructive or deemed distribution in respect of its capital stock, except dividend payments made on the Litton preferred stock and dividend or distribution payments made by a wholly-owned subsidiary of Litton to Litton or another wholly-owned subsidiary of Litton;

  . redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries;

  . adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalitzation or other reorganization of Litton or any of its subsidiaries other than the Litton merger;

  . alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of ownership of any subsidiary, except as provided in the amended merger agreement;

  . (i) incur any debt except for borrowings under existing lines of credit or in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person except in the ordinary course of business and for obligations of subsidiaries of Litton incurred in the ordinary course of business; (iii) make any loans, advances or capital contributions to or investments in any other person; (iv) pledge or otherwise encumber shares of capital stock of Litton or its subsidiaries except in connection with certain borrowings; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material lien thereupon;

  . enter into, adopt, amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not contemplated by any plan and arrangement in effect as of the date of the amended merger agreement, subject to certain exceptions;

  . acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of $10,000,000 in the aggregate other than in connection with outsourcing agreements entered into with customers of Litton or its subsidiaries and in the ordinary course of business;

  . change any of the accounting principles or practices used by Litton, except as a result of a change in law or in generally accepted accounting principles other than immaterial changes;

  . revalue in any material respect any of Litton's assets other than in the ordinary course of business or as required by generally accepted accounting principles;

  . (i) acquire any corporation, partnership or other business organization by merger, consolidation or acquisition of stock or assets, other than in connection with outsourcing agreements entered into with customers of Litton or its subsidiaries; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to Litton and its subsidiaries, taken as a whole; or (iii) authorize any new capital expenditure or expenditures which individually is in excess of $10,000,000 or capital expenditures in the aggregate are in excess of $210,000,000; provided that none of the foregoing shall limit any capital expenditure required pursuant to existing customer contracts or pursuant to Litton's existing capital expenditures budget;

  . make any material tax election or settle or compromise any income tax liability material to Litton and its subsidiaries, other than in the ordinary course of business;

  . settle or compromise any pending or threatened suit, action or claim relating to the offer and the Litton merger or which would have a material adverse effect on Litton;

  . commence any material research and/or development project or terminate any material research and/or development project that is ongoing, with certain exceptions;

  . amend the rights agreement between Litton and The Bank of New York dated as of August 17, 1994 and amended as of December 21, 2000 and January 23, 2001 in any manner that would permit any person other than Northrop Grumman or its affiliates to acquire more than 15% of the Litton common stock, or redeem the rights; or

  . take or agree to take any of the foregoing actions.

Conduct of Business of Northrop Grumman and NNG Prior to the Litton Merger

   The amended merger agreement contains restrictions on Northrop Grumman's, its subsidiaries' and NNG's conduct of their respective businesses pending the effective time of the Litton merger or the termination of the amended merger agreement. These restrictions are designed to prevent major changes in Northrop Grumman and NNG until the Litton merger takes place, except to the extent Litton consents to the changes. In general, Northrop Grumman and NNG have agreed that neither Northrop Grumman nor its subsidiaries nor NNG will:

  . acquire or agree to acquire any entity if such transaction would prevent or materially delay the consummation of the offer, the Litton merger or the Northrop reorganization, other than the purchase of assets from suppliers, clients or vendors in the ordinary course of business;

  . amend their governing documents if such amendment would have a material adverse impact on the consummation of the offer, the Litton merger or the Northrop reorganization;

  . take any action that would prevent the offer, the Litton merger and the Northrop reorganization, taken together, from qualifying as an exchange described in Section 351 of the Code;

  . split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders, except for the payment of ordinary cash dividends in respect of the Northrop Grumman common stock;

  . adopt a plan of complete or partial liquidation or dissolution of Northrop Grumman or any of its material subsidiaries; or

  . take or agree to take any of the foregoing actions.

Other Potential Acquirers

   The amended merger agreement prohibits Litton and its subsidiaries, officers, directors, employees, representatives and agents from providing non-public information to, or having discussions or negotiations with, anyone other than Northrop Grumman, NNG or LII Acquisition with respect to a potential third party acquisition of Litton, unless:

  . Litton's board of directors receives an unsolicited proposal from a third party. In this case Litton or its representatives may make such inquiries or conduct such discussions as the Litton board of directors, based on the advice of its legal counsel, may deem necessary to inform itself for the purpose of exercising its fiduciary duties; or

  . Litton's board of directors receives an unsolicited proposal from a third party that Litton's board of directors by a majority vote decides in good faith, after consultation with its financial advisor, is reasonably likely to be a "superior proposal" (as defined below). In this case Litton and its representatives may conduct such additional discussions or provide such information as Litton's board of directors shall decide, if the third party enters into a confidentiality agreement with terms similar to the confidentiality agreement between Litton and Northrop Grumman and a majority of Litton's board of directors decides in good faith, based on the advice of its legal counsel, that its actions are necessary to comply with Litton's board of directors' fiduciary duties.

   The amended merger agreement does not prohibit Litton's board of directors from taking and disclosing to Litton's stockholders a position contemplated by Rules 14d-9 and 14e-2 under the Exchange Act with regard to any tender offer.

   Litton's board of directors has agreed not to withdraw, change or modify its recommendation of the offer and the Litton merger or approve or recommend any third party acquisition, or cause Litton to enter into any agreement for a third party acquisition, unless a majority of Litton's board of directors decides in good faith, after consultation with and based upon the advice of its legal counsel, that it is required to do so in order to comply with its fiduciary duties, in which case the Litton board of directors may withdraw its recommendation of the offer and the Litton merger and approve or recommend a superior proposal if:

  . Litton has provided written notice to Northrop Grumman specifying the material terms, conditions and identity of the person making the superior proposal; and

  . Northrop Grumman has not made an equally favorable proposal within five business days of Northrop Grumman's receiving notice of a superior proposal.

   However, Litton may not enter into an agreement with respect to a superior proposal until the amended merger agreement is terminated and Litton has paid Northrop Grumman a termination fee in the amount of $110,000,000 as liquidated damages simultaneously with such termination. See "--The Amended Merger Agreement--Termination Fee; Expenses" on page 57.

   The amended merger agreement defines a "third party acquisition" to mean any of the following:

  . the acquisition of Litton by merger or otherwise by a party other than Northrop Grumman, LII Acquisition or any of their affiliates;

  . the acquisition of 20% of more of the assets of Litton and its subsidiaries taken as a whole by a party other than Northrop Grumman, LII Acquisition or any of their affiliates;

  . the acquisition of 20% or more of the outstanding Litton common stock by a party other than Northrop Grumman, LII Acquisition or any of their affiliates;

  . Litton's adoption of a plan of liquidation or the declaration or payment of an extraordinary dividend;

  . the repurchase of more than 20% of its outstanding common stock by Litton or any of subsidiaries; or

  . Litton's acquisition by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal to or greater than 20% of the annual revenues, net income or assets of Litton.

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

   The amended merger agreement defines a "superior proposal" as any bona fide proposal:

  . to acquire 50% or more of the common stock of Litton or substantially all the assets of Litton for cash and/or securities; and

  . that is determined by the Litton board of directors by a majority vote, based on the advice of its financial advisor, to be more favorable, from a financial point view, to Litton's stockholders than the Litton merger.

   Litton has agreed to promptly advise Northrop Grumman of any request for information relating to a third party acquisition proposal or any inquiry relating to or which could result in a third party acquisition proposal, including the terms, conditions and the identity of the person submitting the third party proposal. Litton has also agreed to inform Northrop Grumman of the status and any developments regarding any third party acquisition proposal.

Litton Stockholders Meeting

   If required by applicable law to complete the Litton merger, the amended merger agreement requires Litton as soon as practicable after consummation of the offer to call a meeting of its stockholders to consider and vote upon the adoption and approval of the amended merger agreement and to prepare and file with the SEC a proxy statement. Under the amended merger agreement, at any such meeting, Northrop Grumman, NNG and their subsidiaries have agreed to vote all Litton shares acquired in the offer or otherwise beneficially owned by them in favor of adoption of the amended merger agreement.

   Litton's board of directors may withdraw, modify or amend its recommendation that Litton common stockholders accept the offer and that Litton stockholders approve and adopt the amended merger agreement and the Litton merger if:

  . Litton receives a superior proposal; and

  . Litton's board of directors determines in its good faith judgment by a majority vote, based on the advice of its legal counsel, that it is required to recommend the superior proposal to comply with its fiduciary duties.

   Litton has also agreed to use all reasonable efforts to:

  . obtain and provide the information required to be included in the proxy statement;

  . respond promptly to any comments from the SEC concerning the proxy statement, after consultation with Northrop Grumman and NNG;

  . mail the proxy statement to Litton's stockholders as soon as possible after the expiration or termination of the offer; and

  . obtain the necessary approvals of Litton's stockholders of the amended merger agreement.

Access to Information and Confidentiality

   Litton has agreed to give Northrop Grumman and its representatives, and Northrop Grumman and its representatives have agreed to:

  . give Litton reasonable access during normal business hours to all employees, plants, offices, warehouses and other facilities;

  . give Litton reasonable access during normal business hours to all books and records of itself and its subsidiaries;

  . to furnish the other party with financial and operating data and such other information concerning its business and properties and those of its subsidiaries as may be reasonably requested; and

  . to permit the other party to make inspections as may be reasonably required.

Confidentiality

   The amended merger agreement provides that Litton is not required to provide certain confidential information. Litton and Northrop Grumman have entered into a confidentiality agreement relating to all documents and information provided to the other party in connection with the offer, the Litton merger and the Northrop reorganization.

Additional Agreements

   Each of Litton, Northrop Grumman, NNG and LII Acquisition has agreed to:

  . use all reasonable best efforts to take, or cause to be taken, all reasonable actions necessary, proper or advisable to consummate and make effective as promptly as practicable the offer, Litton merger and the Northrop reorganization;

  . reasonably cooperate with the others in connection with actions necessary to consummate the offer, Litton merger and the Northrop reorganization;

  . use all reasonable efforts to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts;

  . use all reasonable efforts to obtain all consents, approvals and authorizations that are required to be obtained under any federal, state, local or foreign law or regulation;

  . use all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the offer, Litton merger and Northrop reorganization;

  . use all reasonable efforts to effect all necessary registrations and filings including, but not limited to, filings and submissions of information requested or required by any domestic or foreign government or governmental or multinational authority, including, the Antitrust Division of the Department of Justice, the Federal Trade Commission, any State Attorney General, or the European Commission (referred to collectively as "governmental antitrust authority");

  . use all reasonable efforts to fulfill all conditions to the amended merger agreement; and

  . use all reasonable efforts to prevent the entry, enactment or promulgation of a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties to consummate the offer, the Litton merger and the Northrop reorganization.

   None of Northrop Grumman, NNG and LII Acquisition has to take any of the above actions if such action would have a material adverse effect on the business, assets, long-term earning capacity or financial condition of Northrop Grumman, Litton or their respective subsidiaries, taken as a whole.

Antitrust Approvals

   Each of Litton, Northrop Grumman, NNG and LII Acquisition has agreed to:

  . use their best efforts to resolve any objections that may be asserted with respect to the offer, the Litton merger or the Northrop reorganization under any antitrust, competition or trade regulatory laws or regulations of any domestic or foreign government or governmental or multinational authority (collectively, the "antitrust laws");

  . use their best efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent, or unreasonably delay the consummation of the offer, Litton merger, Northrop reorganization; and

  . take any and all steps necessary to avoid or eliminate any impediment, including the institution of proceedings, under any antitrust laws that may be asserted by any governmental antitrust authority with respect to the offer, the Litton merger, and the Northrop reorganization, including:

   . proposing, negotiating, committing to and effecting the sale, divestiture or disposition of such assets or businesses of Northrop Grumman or its subsidiaries, Litton or its subsidiaries; or

   . otherwise taking or committing to take any action that limits its freedom of action with respect to any of the businesses, product lines or assets of Northrop Grumman or its affiliates, Litton or its affiliates, as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or unreasonably delaying the consummation of the offer, the Litton merger or the Northrop reorganization.

   None of Northrop Grumman, NNG and LII Acquisition has to take any of the above actions if the taking of such action would have a material adverse effect on the business, assets, long-term earning capacity or financial condition of Northrop Grumman and Litton and their respective subsidiaries, taken as a whole.

   Each of Litton, Northrop Grumman, NNG and LII Acquisition also agreed to keep the other parties apprised of the status of matters relating to the completion of the offer, the Litton merger and the Northrop reorganization and to reasonably cooperate in connection with obtaining the requisite approvals, consents or orders of any governmental antitrust authority, including:

  . cooperating with the other parties in connection with filings under the HSR Act or any other antitrust laws;

  . providing copies of filings under the HSR Act or any other antitrust laws to the non-filing parties and their advisers prior to filing, other than documents containing confidential business information that will be shared only with outside counsel to the non-filing parties, and if requested, to accept all reasonable additions, deletions or changes suggested in connection with any such filing;

  . furnishing to each other all information required for any application or other filing to be made pursuant to the HSR Act or any other antitrust laws in connection with the offer, the Litton merger and the Northrop reorganization;

  . promptly notifying the other parties of any communications from or with any governmental antitrust authority with respect to the offer, the Litton merger or the Northrop reorganization;

  . permitting the other parties to review in advance and considering in good faith the views of the other parties in connection with any proposed communication with any governmental antitrust authority in connection with proceedings under or relating to the HSR Act or any other antitrust laws;

  . not agreeing to participate in any meeting or discussion with any governmental antitrust authority in connection with proceedings under or relating to the HSR Act or any other antitrust laws unless it consults with the other parties in advance, and, to the extent permitted by such governmental antitrust authority, gives the other parties the opportunity to attend and participate thereat; and

  . consulting and cooperating with the other parties in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other antitrust laws.

   If any party or any of their respective affiliates receives a request for additional information or documentary material from any governmental antitrust authority with respect to the offer, the Litton merger or the Northrop reorganization, such party will endeavor in good faith to make, or cause to be made, as soon as practicable and after consultation with the other party, an appropriate response in compliance with such request. Northrop Grumman, NNG and LII Acquisition will advise Litton promptly in respect of any understandings, undertakings or agreements which Northrop Grumman, NNG and LII Acquisition propose to make or enter into with any governmental antitrust authority in connection with the offer, the Litton merger or the Northrop reorganization.

Directors' and Officers' Liability Insurance and Indemnification

   The amended merger agreement provides that Northrop Grumman and Litton, as the surviving corporation in the Litton merger, will jointly and severally indemnify and hold harmless the current and former directors and officers of Litton or any of its subsidiaries against:

  . all losses, claims, damages, costs, expenses, settlement payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of Litton or any of its subsidiaries whether or not pertaining to any matter existing or occurring at or prior to the effective time of the Litton merger and whether or not asserted or claimed prior to or at or after the effective time of the Litton merger (collectively, "indemnified liabilities"); and

  . all indemnified liabilities based on or arising out of or pertaining to the amended merger agreement or the offer, the Litton merger or the Northrop reorganization, to the fullest extent required or permitted under applicable law or under the governing documents of Litton, as the surviving corporation of the Litton merger, provided, however, that the provisions of the governing documents of Litton, as the surviving corporation of the Litton merger relating to indemnification and exoneration from liability will be at least as favorable as the provisions of Litton's governing documents as of the date of the amended merger agreement.

   Furthermore, each of Litton, Northrop Grumman and NNG intend, to the extent not prohibited by applicable law, that the indemnification described above will apply to negligent acts or omissions by current and former directors and officers of Litton or any of its subsidiaries.

   The amended merger agreement provides that Litton, as the surviving corporation in the Litton merger, will maintain for six years after the Litton merger directors' and officers' liability insurance on terms no less favorable than Litton's current insurance policy, subject to a limitation on the amount of the premium required to be paid for the insurance to 300% of the amount paid as of December 21, 2000.

Employee Matters

   Except as otherwise provided in the amended merger agreement, NNG has agreed to assume and honor in accordance with their terms all Litton employee plans and all employment agreements disclosed to Northrop Grumman and all accrued benefits vested thereunder. In addition, for a period of not less than two years from the effective time of the Litton merger, NNG has agreed to provide current and former employees of Litton and its subsidiaries ("Litton employees"), for a period of not less than two years following the effective time of the Litton merger, with employee benefits in the aggregate no less favorable than those benefits provided to Litton employees immediately prior to the effective time of the Litton merger. However, Northrop Grumman is not prevented from terminating any employment agreement or employee plan in accordance with its terms or reducing the employment or otherwise changing the compensation or employee benefits of any individual Litton employee.

   Under any new employee benefit plan enacted by NNG, a Litton employee will be credited with all years of services for which such Litton employee was credited before the effective time of the Litton merger under similar Litton employee plans, except to the extent such credit would result in a duplication of benefits. Each Litton employee will be immediately eligible to participate in any new employee benefit plans to the extent coverage under the new employee benefit plan replaces coverage under a comparable Litton employee plan in which such Litton employee participated immediately prior to the effective time of the Litton merger. In addition, NNG will assume and honor Litton's obligations to provide lifetime benefits under Litton's Supplemental Medical Insurance Plan. Furthermore, NNG has agreed not to demand repayment of the loans outstanding under Litton's Incentive Loan Program before December 31, 2001.

   On or before January 31, 2001, Litton has agreed to provide Northrop Grumman with copies of certain documents and information pertaining to employee plans, employee agreements and arrangements.

Additional Covenants

   Each of Northrop Grumman, LII Acquisition and Litton has undertaken additional covenants in the amended merger agreement. The following summarizes the principal additional covenants.

   Each of Northrop Grumman, NNG, LII Acquisition and Litton has agreed to:

  . consult with each other before issuing press releases or public statements regarding the offer, Litton merger and Northrop reorganization.

   Northrop Grumman has agreed to:

  . cause NNG to issue a press release prior to the opening of trading on the second full trading day prior to the expiration of the offer announcing the exchange ratio for exchanging shares of Litton common stock for NNG common stock;

  . use reasonable best efforts to list the NNG common stock and NNG preferred stock to be issued in the offer on the NYSE; and

  . cause NNG to file an amended and restated certificate of incorporation and certificate of designations of the rights, preferences and privileges of the NNG preferred stock in the forms attached to the amended merger agreement with the Secretary of the State of Delaware.

   Northrop Grumman or NNG, as applicable, have agreed to:

  . use reasonable efforts to seek at its 2001 annual stockholder meeting stockholder approval for the issuance of shares of NNG common stock upon conversion of NNG preferred stock.

   Litton has agreed to:

  . provide Litton's quarterly unaudited balance sheet and related financial statements to Northrop Grumman within 25 business days after the end of each fiscal quarter.

Termination Events

   The amended merger agreement may be terminated at any time prior to the purchase of Litton common stock in the offer:

  . by the mutual written consent of Northrop Grumman, LII Acquisition and Litton; or

  . by either Northrop Grumman and LII Acquisition or Litton if:

   . any court of competent jurisdiction or other U.S. or European Union governmental entity issues a non-appealable, final ruling prohibiting the offer, Litton merger or Northrop reorganization;

   . the offer is not completed by September 15, 2001; unless the party seeking to terminate the amended merger agreement is responsible for the delay due to that party's failure to fulfill its obligations under the amended merger agreement; or

  . by Northrop Grumman and LII Acquisition if:

   . Litton breaches any representation or warranty in the amended merger agreement or if any representation or warranty of Litton becomes untrue and such breach would have a material adverse effect on the business, assets, long-term earning capacity or financial condition of Litton and its subsidiaries and such breach is not capable of being rectified by September 15, 2001;

   . Litton breaches any covenants or agreements in the amended merger agreement that would have a material adverse effect on the business, assets, long-term earning capacity or financial condition of Litton and its subsidiaries or would materially adversely affect or materially delay the consummation of the offer, the Litton merger or the Northrop reorganization, and the breach has not been cured within twenty business days after Northrop Grumman or LII Acquisition gives Litton notice of such breach, so long as neither Northrop Grumman nor LII Acquisition has not breached any of its obligations under the amended merger agreement;

   . Litton's board of directors enters into, or recommends to its stockholders, a superior proposal;

   . Litton's board of directors withdraws, modifies or changes its approval or recommendation of the amended merger agreement, the offer, Litton merger or Northrop reorganization or adopts any resolution to such effect;

   . a third party acquisition occurs, except that, the definition of third party acquisition relating to the acquisition of Litton common stock will be deemed to occur only upon the acquisition by a third party of 50% or more of the outstanding Litton common stock; or

  . by Litton if:

   . Northrop Grumman, NNG or LII Acquisition breaches any representation or warranty in the amended merger agreement or any representation or warranty becomes untrue and such breach would have a material adverse effect on the business, assets, long-term earning capacity or financial condition of Northrop Grumman or would materially adversely affect the consummation of the offer, Litton merger or the Northrop reorganization and is not cured within twenty business days after notice by Litton of such breach, so long as Litton has not breached any of its obligations under the amended merger agreement; or

   . Northrop Grumman, NNG or LII Acquisition breaches any of their respective covenants or agreements under the amended merger agreement and such breach would have a material adverse effect on the business, assets, long-term earning capacity or financial condition of Northrop Grumman or would materially adversely affect the consummation of the offer, Litton merger or the Northrop reorganization and is not cured within twenty business days after notice by Litton of such breach, so long as Litton has not breached any of its obligations under the amended merger agreement; or

   . Litton's board of directors receives a superior proposal and resolves to accept the superior proposal after providing Northrop Grumman an opportunity to make an equally favorable proposal, and paying Northrop Grumman $110,000,000 in liquidated damages.

   Termination of the amended merger agreement by the parties as described above will void the agreement without any liability to Northrop Grumman, NNG, LII Acquisition, or Litton or any of their affiliates, directors, officers or stockholders, other than:

  . the liability for breach of the amended merger agreement;

  . the obligations of the parties to keep confidential all nonpublic information furnished in connection with the offer and Litton merger; and

  . the liquidated damages and expense provisions described immediately below.

Termination Fee; Expenses

   Litton has agreed to pay Northrop Grumman $110,000,000 as liquidated damages within three business days after the termination of the amended merger agreement, if the amended merger agreement is terminated:

  . By Northrop Grumman and LII Acquisition because Litton's board of directors enters into or recommends to its stockholders a superior proposal;

  . By Northrop Grumman and LII Acquisition because Litton's board of directors withdraws, modifies or changes its approval or recommendation of the amended merger agreement, the offer, Litton merger or Northrop reorganization or adopts any resolution to such effect;

  . By Northrop Grumman and LII Acquisition because a third party acquisition occurs, except that, the definition of third party acquisition relating to the acquisition of Litton common stock will be deemed to occur only upon the acquisition by a third party of 50% or more of the outstanding Litton common stock;

  . By Litton because Litton's board of directors receives a superior proposal and resolves to accept such superior proposal, except that, Litton must pay the $110,000,000 liquidated damages fee simultaneously with such termination;

  . By Northrop Grumman and LII Acquisition because Litton breaches its covenants or agreements contained in the amended merger agreement and such breaches would have a material adverse effect on the business, assets, long-term earnings capacity or financial condition of Litton and its subsidiaries, and within twelve months after termination of the amended merger agreement Litton enters into an agreement with respect to or consummates an acquisition by a third party:

   . with whom Litton had negotiations concerning a third party acquisition;

   . to whom Litton furnished information in connection with a third party acquisition;

   . who had submitted a proposal for a third party acquisition at the time of the breach, in each case after December 21, 2000 and prior to the termination of the amended merger agreement; or

  . By Northrop Grumman and LII Acquisition if the offer is not completed by September 15, 2001; as long as neither Northrop Grumman nor LII Acquisition is principally responsible for the delay due to its failure to fulfill its obligations under the amended merger agreement, and:

   . the minimum tender condition is not satisfied;

   . there is an outstanding publicly announced offer by a third party to consummate a third party acquisition;

   . no other condition of the offer is unsatisfied; and

   . within twelve months thereafter Litton enters into an agreement with respect to a third party acquisition or a third party acquisition occurs in either case involving the third party referred to above.

   Except for the liquidated damages described above, each party will pay its own expenses in connection with the amended merger agreement.

                                OTHER AGREEMENTS

The Stockholder's Agreement

   The stockholder's agreement is filed as an exhibit to the registration statement of which this offer to purchase or exchange is a part and is incorporated by reference herein. The following summary describes the material terms of the stockholder's agreement. However, the rights of the parties are governed by its specific terms and provisions and not this summary.

   Effective as of January 23, 2001, Northrop Grumman, NNG and Unitrin, a principal stockholder of Litton, entered into the stockholder's agreement described below. Unitrin and its subsidiaries collectively hold an aggregate of 12,657,764 outstanding shares of Litton common stock, representing approximately 27.8% of the outstanding Litton common stock as of January 23, 2001.

   Tender and Voting of Shares. Unitrin has agreed to:

  . tender all of the shares of Litton stock owned by it and its subsidiaries in the offer, and elect to receive (a) NNG preferred stock in the offer, with respect to at least 3,750,000 shares of Litton common stock it owns and (b) NNG common stock in exchange for the remainder of the shares it owns;

  . specify Alternative A in connection with its tender;

  . vote its shares of Litton stock at any meeting of the Litton stockholders:

   . in favor of the Litton merger and the amended merger agreement;

   . against any action which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the offer, Litton merger and Northrop reorganization or the consummation of these transactions; and

   . in favor of any other matter necessary for consummation of the offer, Litton merger and Northrop reorganization considered at a meeting of the Litton stockholders.

   In addition, Unitrin and its subsidiaries have agreed not to withdraw their tenders or elections unless the stockholder's agreement is terminated.

   No Inconsistent Arrangements. Other than actions contemplated in the amended merger agreement and the stockholder's agreement, Unitrin has agreed not do any of the following:

  . transfer or consent to any transfer of the shares of Litton stock it owns or interest therein;

  . create or permit to exist any pledge, lien, security interest, mortgage, trust, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or encumbrance of any kind on the shares of Litton stock it owns;

  . enter into any contract, option or other agreement or understanding to any transfer of any of shares of Litton stock it owns or interest therein;

  . grant any proxy, power-of-attorney or other authorization in or with respect to its shares of Litton stock;

  . deposit its shares of Litton stock into a voting trust or enter into a voting agreement or arrangement with respect to its shares of Litton stock; or

  . take any other action that would in any way restrict, limit or interfere with the performance of its obligations under the stockholder's agreement or the amended merger agreement.

   Proxy. Unitrin and three of its subsidiaries which own Litton common stock granted NNG and Northrop Grumman, or any nominee of NNG and Northrop Grumman, an irrevocable proxy for all of the shares of Litton common stock Unitrin and such subsidiaries own to vote on the matters and in the manner discussed above at every Litton stockholders meeting.

   Stop Transfer. Unitrin cannot request that Litton register the transfer of any shares of its Litton stock, unless the transfer is made in compliance with the stockholder's agreement.

   No Solicitation. Unitrin and its subsidiaries have agreed not to or permit any of their officers, directors, employees, agents or representatives to:

  . solicit or initiate, or encourage any inquiries regarding or the submission of, any proposal for a third party acquisition; or

  . enter into any agreement or proposal with respect to any proposal for a third party acquisition.

   Unitrin and its subsidiaries have agreed to cease any existing discussions, activities or negotiations with any parties concerning a third party acquisition. In addition, Unitrin has agreed to notify Northrop Grumman of the existence of any proposal, discussion, negotiation or inquiry received by it, and to provide Northrop Grumman with the terms of any proposal, discussion, negotiation or inquiry which it may receive and the identity of the person making such proposal or inquiry or engaging in such discussion or negotiation.

   The stockholder's agreement does not prevent Unitrin and its subsidiaries from complying with their obligations under Section 13(d) of the Exchange Act.

   Representations And Warranties. The stockholder's agreement contains customary representations and warranties of Unitrin, relating to, among other things:

  . authorization, execution, delivery and performance of the stockholder's agreement, tendering of the shares of Litton stock, appointment of NNG and Northrop Grumman as proxy and consummation of the transactions contemplated by the stockholder's agreement;

  . enforceability of the stockholder's agreement;

  . no conflict with or violation of any applicable laws;

  . no breach of or default under any note, bond, mortgage, indenture, contract, agreement lease, license, permit, franchise or other instruments and applicable law;

  . no consents, approvals, authorizations or permits of, or the filing with or notification to any governmental or regulatory authority, domestic or foreign, are required, subject to limitation;

  . ownership of the shares of Litton stock; and

  . the shares of Litton stock being free and clear of any pledge, lien, security interest, mortgage, trust, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or encumbrance of any kind.

   The stockholder's agreement also contains customary representations and warranties of NNG and Northrop Grumman, relating to, among other things:

  . organization, good standing and similar corporate matters;

  . authorization, execution, delivery and enforceability of the stockholder's agreement;

  . no conflict with or violation of any applicable law;

  . no breach of or default under any note, bond, mortgage, indenture, contract, agreement lease, license, permit, franchise or other instruments and applicable law; and

  . no consents, approvals, authorizations or permits of, or the filing with or notification to any governmental or regulatory authority, domestic or foreign, are required, subject to limitation.

   Termination. The stockholder's agreement provides that the stockholder's agreement and the proxies granted under the stockholder's agreement will terminate:

  . upon the mutual written consent of the parties;

  . automatically upon the termination of the amended merger agreement;

  . at the election of Unitrin after September 15, 2001; and

  . automatically upon the effective time of the Litton merger.

   The covenants and agreements of Unitrin and its subsidiaries and the proxies will terminate at Unitrin's election if Northrop Grumman and NNG:

  . amend or provide any waiver of the amended merger agreement without Unitrin's prior written consent, if such amendment or waiver would:

   . change the amount or terms of the NNG common stock or the NNG preferred stock that Unitrin and its subsidiaries would receive in the offer, the Litton merger or upon conversion of the NNG preferred stock;

   . change the U.S. tax treatment to Unitrin or its subsidiaries or the offer and Litton merger;

   . materially adversely affect Unitrin's and its subsidiaries' interests;

   . take any actions having the effect of any of the foregoing; or

   . materially breach the stockholder's agreement.

The Registration Rights Agreement

   The registration rights agreement is filed as an exhibit to the registration statement, of which this offer to purchase or exchange is a part, and is incorporated by reference herein. The following summary describes the material terms of the registration rights agreement. However, the rights of the parties are governed by its specific terms and conditions and not this summary.

   Effective as of January 23, 2001, Northrop Grumman, NNG and Unitrin entered into the registration rights agreement described below.

   Unitrin, its subsidiaries and affiliates and approved transferees may request that NNG register all or a portion of its shares so long as the aggregate offering to the public is at least $100,000,000. NNG is required to file three registration statements in response to a demand for registration by Unitrin and NNG is not required to file more than one registration statement in any six month period. NNG may postpone the filing of any registration statement for up to 75 days if NNG would be required to disclose nonpublic information and NNG's board of directors determines that disclosure of such nonpublic information would materially and adversely affect an existing or pending material business, transaction or negotiation or otherwise materially and adversely affect Northrop Grumman. NNG may exercise this right to postpone once in any 12 month period.

   If NNG registers any securities for public sale, Unitrin will have the right to include its shares in this registration. Unitrin's right, however, does not apply to a registration statement relating to any of NNG's employee benefit plans or to a corporate reorganization. If marketing reasons dictate, the managing underwriter of any underwritten offering will have the right to limit the number of shares registered by Unitrin and its subsidiaries and affiliates to be included in the registration statement on a pro rata basis to the extent required.

   NNG is not obligated to register securities pursuant to the registration rights described above if, in the opinion of NNG's counsel, the sale or disposition of all of Unitrin's registrable securities may be effected without registering such registrable securities under the Securities Act, except with respect to a demand registration pursuant to an underwritten public offering.

   Either NNG or Northrop Grumman will pay all expenses incurred in connection with the filings described above. In addition, Unitrin may be required to agree not to sell its shares of NNG stock during the 7 day period prior to, and during the 90 day period beginning with, the effectiveness of such registration statement.

Change of Control Severance Agreements

   Litton is party to change of control employment agreements with 53 of its executives, including all its executive officers. The parties to the amended merger agreement acknowledged and agreed that the consummation of the offer will constitute a "change of control" under these agreements. Accordingly, upon termination of employment by the executive officer for "good reason" or "without cause" by Litton within three years following the change of control, or, if the executive officer terminates employment for any reason during the 30-day period following the first anniversary of the change of control, the executive officer will be entitled to three times the executive officer's base salary and highest bonus award of any type, including, without limitation, any annual or signing bonus paid during the last three full fiscal years, continuation of welfare benefits for three years, three years of service credit under Litton's pension plan and, if applicable, the Supplemental Executive Retirement Plan, and provision of certain other benefits in accordance with Litton's plans and practices. On December 21, 2000, the compensation and selection committee of the Litton board of directors specified that the following comprise these other benefits:

  . Incentive Loan Program:

   . use of a company automobile by the executive officer without cost, with a tax gross-up, for three years following termination;

   . executive financial planning for an additional year following termination;

   . Directors' and Officers' Liability Insurance for six years following termination;

   . continued participation in the Hyatt Legal Plan for three years following termination; and

   . educational assistance programs for three years following termination.

   In addition, the compensation and selection committee of the Litton board of directors specified that the welfare plan benefits that continue under the agreements during the three-year period following termination include:

   . the supplemental medical insurance plan for key executive employees;

   . the executive survivor benefit plan; and

   . the executive physical plan.

   Under the terms of the change of control employment agreements, Litton will also pay any legal fees and expenses incurred by the executive officer in connection with a dispute arising out of the subject matter of the agreement. If any payment received under an executive officer's change of control employment agreement or otherwise is subjected to the excise tax imposed under
Section 4999 of the Code, the executive officer is entitled to an additional payment to restore the executive officer to the same after-tax position that the executive officer would have been in if the excise tax had not been imposed.

   On December 21, 2000, Dr. Sugar's change of control employment agreement, dated June 21, 2000, was modified to clarify the intent of both parties that Dr. Sugar's letter agreement, dated June 21, 2000, was not to be superseded by his change of control employment agreement.

   It is estimated that the total maximum amount of cash severance payable to each executive officer under these agreements, not including any excise tax gross-up, would be: $6,188,052 for Mr. Brown, $5,000,000 for Dr. Sugar, $3,084,869 for Mr. Steuert, $2,997,540 for Mr. St. Pe, $3,366,800 for Mr.
Halamandaris, and $16,128,160 for all remaining executive officers as a group.

   Employment Agreement between Northrop Grumman and Dr. Sugar. On December 21, 2000, Northrop Grumman entered into a letter agreement with Dr. Sugar pursuant to which Dr. Sugar will serve as Corporate Vice President of Northrop Grumman, President and Chief Executive Officer of Litton, and a member of the board of directors of Northrop Grumman effective upon the closing date of the Litton merger, provided that the Litton merger closes on or before December 31, 2001. On January 31, 2001, Northrop Grumman and Dr. Sugar amended the letter agreement to provide that Dr. Sugar would be named as an officer and director of NNG. In general, under the terms of this letter agreement, Northrop Grumman assumes Litton's obligations under Dr. Sugar's change of control employment agreement and his letter agreement dated June 21, 2000. However, Dr. Sugar's rights under those agreements are modified in two respects. First, Dr. Sugar will not be entitled to severance benefits under those agreements if he terminates his employment during the employment period commencing on the closing date of the Litton merger and ending on the later of (i) the date six months following the closing date or (ii) December 31, 2001, although he will retain the right to receive severance benefits if he terminates his employment after that employment period on the basis of an event that occurs during that employment period that constitutes "good reason" under his change of control employment agreement or a "constructive termination without cause" prior to December 31, 2001 under the letter agreement dated June 21, 2000. Second, during the 30-day period following such employment period, Dr. Sugar will have the right to voluntarily terminate his employment for any reason and such termination will be considered a termination for "good reason" under his change of control employment agreement and a "constructive termination without cause" prior to December 31, 2001 under the letter agreement dated June 21, 2000. The letter agreement affirms that in the event of any such termination, Dr. Sugar will be entitled to a total severance benefit under those agreements equal to the greater of (i) $5,000,000 or (ii) three times the sum of his annual base salary and highest bonus award during the last three full fiscal years. In addition, the letter agreement will not affect Dr. Sugar's right to accelerated vesting of stock options or restricted stock upon the consummation of the offer. On January 31, 2001, this letter agreement was amended by a second letter agreement to clarify that references to Northrop Grumman will mean, after the effective time of the Litton merger, the corporation then called Northrop Grumman Corporation and formerly known as NNG, Inc.

Confidentiality Agreement

   The confidentiality agreement described below is filed as an exhibit to the Schedule TO filed by Northrop Grumman and LII Acquisition on January 5, 2001 and subsequently amended, and is incorporated herein by this reference. The following summary describes the material terms of the agreement. However, the rights of the parties are governed by its specific terms and provisions and not this summary.

   On June 23, 2000, Northrop Grumman and Litton entered into a confidentiality letter agreement dated as of the same date. The confidentiality agreement contains customary provisions pursuant to which, among other matters, Northrop Grumman and Litton have mutually agreed, subject to certain exceptions, to keep confidential all non-public, confidential or proprietary information exchanged between each other, including analyses, compilations, forecasts, studies, notes, summaries, reports, analyses or other materials derived from the information exchanged, and to use such confidential information solely for the purpose of evaluating a possible transaction involving Northrop Grumman and Litton, together with any of their subsidiaries or affiliates. Northrop Grumman and Litton each agreed not to solicit certain members of the other's directors, officers or employees with whom they have had dealings for employment for a period of two years from June 23, 2000. Northrop Grumman and Litton also agreed for the same period not to:

  . acquire more than one percent of any securities of the other party or any of its subsidiaries;

  . solicit proxies or consents with respect to the other party or any of its subsidiaries;

  . seek to advise, control or influence the management, board of directors or policies of the other party or any of its subsidiaries;

  . make any proposal or any public announcement relating to a tender or exchange offer for securities of the other party or any of its subsidiaries

  . enter into any discussions or understandings with any third party with respect to any of the foregoing; or

  . advise, assist or encourage any other person in connection with any of the foregoing.

      RATIO OF COMBINED EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

   The following table sets forth the ratios of combined earnings to fixed charges and preferred dividends of Northrop Grumman for the one year period ended December 31, 2000 and pro forma combined ratios of Northrop Grumman and Litton for the year ended December 31, 2000.

   The Pro Forma Ratios of Combined Earnings to Fixed Charges and Preferred Dividends are based upon the historical financial statements of Northrop Grumman and Litton adjusted to give effect to the business combination. Two pro forma transaction scenarios are presented: Minimum Equity Issuance and Maximum Equity Issuance. The Minimum Equity Issuance scenario is based upon the assumption that Unitrin, Inc. tenders its shares of Litton common stock for NNG stock as described in "Other Agreements--The Stockholder's Agreement" beginning on page 59 of this offer to purchase or exchange and all other shareholders tender their shares of Litton common stock for cash. The Maximum Equity Issuance scenario is based upon the assumption that the maximum number of shares of NNG common stock (i.e. 13,000,000) and the maximum number of shares of NNG preferred stock (i.e. 3,500,000) are issued, with the remainder of the purchase price paid in cash. The pro forma amounts have been developed from (a) the audited consolidated financial statements of Northrop Grumman contained in Northrop Grumman's Annual Report on Form 10-K as filed on March 1, 2001, and subsequently amended on March 2, 2001, and March 8, 2001, which are incorporated by reference in this offer to purchase or exchange, and (b) the audited consolidated financial statements contained in Litton's Annual Report on Form 10-K for the fiscal year ended July 31, 2000, which is incorporated by reference in this offer to purchase or exchange. In addition, the audited consolidated financial statements contained in Litton's Annual Report on Form 10-K for the fiscal year ended July 31, 1999 and the unaudited consolidated financial statements of Litton contained in Litton's Quarterly Reports on Form 10-Q for the periods ended January 31, 2000 and 2001 have been used to bring the financial reporting periods of Litton to within 31 days of those of Northrop Grumman.



                                           Pro Forma
                                        ---------------
                                          Year ended
                                         December 31,
                                             2000          Fiscal Year Ended
                                        ---------------       December 31,
                                        Minimum Maximum ------------------------
                                        Equity  Equity  2000 1999 1998 1997 1996
                                        ------- ------- ---- ---- ---- ---- ----
Fixed Charges Ratio: ..................  2.60    2.72   5.26 3.78 2.11 2.68 2.50

   For purposes of computing the ratios of combined earnings to fixed charges and preferred dividends, earnings represent earnings from continuing operations before income taxes and fixed charges, and fixed charges consist of interest expense, the portion of rental expense calculated to be representative of the interest factor, and preferred stock dividend. The ratios of earnings to fixed charges should be read in conjunction with the financial statements and other financial data included or incorporated by reference in this offer to purchase or exchange. See "Additional Information" on page 83.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

   The Unaudited Pro Forma Condensed Combined Financial Information of Northrop Grumman and Litton presented below is derived from the historical consolidated financial statements of each of Northrop Grumman and Litton. The Unaudited Pro Forma Condensed Combined Financial Information is prepared using the purchase method of accounting, with Northrop Grumman treated as the acquiror and as if the transactions had been completed as of the beginning of the periods presented for statements of operations purposes and on December 31, 2000 for balance sheet purposes.

   For a summary of the proposed business combination, see "The Offer" beginning on page 20 of this offer to purchase or exchange.

   The Unaudited Pro Forma Condensed Combined Financial Information is based upon the historical financial statements of Northrop Grumman and Litton adjusted to give effect to the business combination. Two pro forma transaction scenarios are presented: Minimum Equity Issuance and Maximum Equity Issuance. The Minimum Equity Issuance scenario is based upon the assumption that Unitrin tenders its shares for stock as described in "Other Agreements--The Stockholder's Agreement" beginning on page 59 of this offer to purchase or exchange and all other shareholders tender their shares for cash. The Maximum Equity Issuance scenario is based upon the assumption that the maximum number of shares of NNG common stock (i.e. 13,000,000) and the maximum number of shares of NNG preferred stock (i.e. 3,500,000) are issued, with the remainder of the purchase price paid in cash. The actual numbers of shares of NNG common stock and NNG preferred stock issued will depend on the number of shares of Litton common stock tendered for each, the alternatives selected by tendering stockholders and the average of the closing prices of Northrop Grumman common stock on the NYSE for the five consecutive trading days ending prior to the open of the second full trading day before the expiration of the offer. The pro forma adjustments for each transaction scenario are described in the accompanying notes presented on the following pages. The pro forma statements have been developed from (a) the audited consolidated financial statements of Northrop Grumman contained in Northrop Grumman's Annual Report on Form 10-K/A as filed on March 8, 2001, which are incorporated by reference in this offer to purchase or exchange, and (b) the audited consolidated financial statements contained in Litton's Annual Report on Form 10-K for the fiscal year ended July 31, 2000 which is incorporated by reference in this offer to purchase or exchange. In addition, the unaudited consolidated financial statements of Litton contained in Litton's Quarterly Reports on Form 10-Q for the periods ended January 31, 2000 and 2001 have been used to bring the financial reporting periods of Litton to within 31 days of those of Northrop Grumman.

   The final determination and allocation of the purchase price paid for the acquisition of Litton may differ from the amounts assumed in this Unaudited Pro Forma Condensed Combined Financial Information.

   Under the purchase method of accounting, the purchase price will be allocated to the underlying tangible and intangible assets and liabilities acquired based on their respective fair market values, with the excess recorded as goodwill. As of the date of this filing, Northrop Grumman has not commenced the valuation studies necessary to arrive at the required estimates of the fair market value of the assets and liabilities to be acquired and the related allocations of purchase price, nor has it identified the adjustments, if any, necessary to conform Litton data to Northrop Grumman's accounting policies. Accordingly, Northrop Grumman has used the historical book values of the assets and liabilities of Litton and has used the historical revenue recognition policies of Litton to prepare the unaudited pro forma financial statements set forth herein, with the excess of the purchase price over the historical net assets of Litton recorded as goodwill and other purchased intangibles. Once Northrop Grumman has completed the valuation studies necessary to finalize the required purchase price allocation and have identified any necessary conforming changes, such pro forma financial statements will be subject to adjustment. Such adjustments will likely result in changes to the pro forma statement of financial position to reflect the final allocation of purchase price and the pro forma statement of income, and there can be no assurance that such adjustments will not be material.

   The Unaudited Pro Forma Condensed Combined Financial Information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of NNG would have been had the offer and the Litton merger occurred on the date assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.

   The Unaudited Pro Forma Condensed Combined Financial Information does not include the realization of cost savings from operating efficiencies, synergies or other restructurings resulting from the offer and the Litton merger.

   The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Northrop Grumman and Litton that are incorporated by reference in this offer to purchase or exchange.

     UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION

                               December 31, 2000
                                ($ in millions)

                                               Minimum Equity          Maximum Equity
                                                  Issuance                Issuance
                                            ----------------------- -----------------------
                          Northrop           Pro Forma    Pro Forma  Pro Forma    Pro Forma
                          Grumman   Litton  Adjustments   Combined  Adjustments   Combined
                          --------  ------  -----------   --------- -----------   ---------
         ASSETS

Current assets
  Cash and cash
   equivalents..........  $   319   $   74    $  --        $   393    $  --        $   393
  Accounts receivable...    1,557      794                   2,351                   2,351
  Inventoried costs.....      585      784                   1,369                   1,369
  Deferred income
   taxes................       21      372                     393                     393
  Prepaid expenses......       44       33                      77                      77
                          -------   ------    ------       -------    ------       -------
    Total current
     assets.............    2,526    2,057       --          4,583       --          4,583
                          -------   ------    ------       -------    ------       -------
Property, plant and
 equipment..............    2,343    1,860                   4,203                   4,203
Accumulated
 depreciation...........   (1,328)    (990)                 (2,318)                 (2,318)
                          -------   ------    ------       -------    ------       -------
                            1,015      870       --          1,885       --          1,885
                          -------   ------    ------       -------    ------       -------
Other assets
  Goodwill and other
   purchased
   intangibles..........    4,432    1,230     2,218 (a)     7,880     2,219 (a)     7,881
  Prepaid retiree
   benefits cost and
   intangible pension
   asset................    1,390                            1,390                   1,390
  Other assets..........      259      751        63 (a)     1,073        63 (a)     1,073
                          -------   ------    ------       -------    ------       -------
                            6,081    1,981     2,281        10,343     2,282        10,344
                          -------   ------    ------       -------    ------       -------
                          $ 9,622   $4,908    $2,281       $16,811    $2,282       $16,812
                          =======   ======    ======       =======    ======       =======
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
Current liabilities
  Notes payable and
   current portion of
   long term debt.......  $    10   $  184    $  --        $   194    $  --        $   194
  Accounts payable......      564      310                     874                     874
  Accrued employees'
   compensation.........      365      226                     591                     591
  Advances on
   contracts............      496      204                     700                     700
  Income taxes..........      767       62                     829                     829
  Other current
   liabilities..........      486      474                     960                     960
                          -------   ------    ------       -------    ------       -------
    Total current
     liabilities........    2,688    1,460       --          4,148       --          4,148
                          -------   ------    ------       -------    ------       -------
Long-term debt..........    1,605    1,293     2,877 (a)     5,775     2,399 (a)     5,297
Accrued retiree
 benefits...............    1,095      303                   1,398                   1,398
Deferred tax and other
 long-term liabilities..      315      241                     556                     556
Redeemable Preferred
 Stock..................      --       --        300           300       350           350
Shareholders' equity
  Paid in Capital.......    1,200      413       302 (a)     1,915       731 (a)     2,344
  Retained earnings.....    2,742    1,254    (1,254)(a)     2,742    (1,254)(a)     2,742
  Accumulated other
   comprehensive loss...      (23)     (56)       56 (a)       (23)       56 (a)       (23)
                          -------   ------    ------       -------    ------       -------
                            3,919    1,611      (896)        4,634      (467)        5,063
                          -------   ------    ------       -------    ------       -------
                          $ 9,622   $4,908    $2,281       $16,811    $2,282       $16,812
                          =======   ======    ======       =======    ======       =======

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                          Year Ended December 31, 2000
                     ($ in millions, except per share data)

                                              Minimum Equity          Maximum Equity
                                                 Issuance                Issuance
                                           ----------------------- -----------------------
                          Northrop          Pro Forma    Pro Forma  Pro Forma    Pro Forma
                          Grumman  Litton  Adjustments   Combined  Adjustments   Combined
                          -------- ------  -----------   --------- -----------   ---------
Sales and service
 revenues...............   $7,618  $5,626     $  --       $13,244     $  --       $13,244
Cost of sales
  Operating Costs.......    5,446   4,669        82  (b)   10,197        82  (b)   10,197
  Administrative and
   general expenses.....    1,074     491                   1,565                   1,565
                           ------  ------     -----       -------     -----       -------
Operating margin........    1,098     466       (82)        1,482       (82)        1,482
Interest expense........     (175)   (105)     (223) (c)     (503)     (187) (d)     (467)
Other, net..............       52      16                      68                      68
                           ------  ------     -----       -------     -----       -------
Income from continuing
 operations before
 income taxes...........      975     377      (305)        1,047      (269)        1,083
Federal and foreign
 income taxes...........      350     151      (107) (e)      394       (94) (e)      407
                           ------  ------     -----       -------     -----       -------
Income from continuing
 operations.............   $  625  $  226     $(198)      $   653     $(175)      $   676
                           ======  ======     =====       =======     =====       =======
Less, dividends paid to
 preferred
 shareholders...........                        (27) (f)      (27)      (32) (f)      (32)
Income available to
 common shareholders....                      $(225)      $   626     $(207)      $   644
                                              =====       =======     =====       =======

Average shares basic....    70.58                           78.70                   83.58
Average shares diluted..    70.88                           79.96                   84.83

Basic earnings per
 share:
  Continuing
   operations...........   $ 8.86                         $  7.95                 $  7.71

Diluted earnings per
 share:
  Continuing
   operations...........   $ 8.82                         $  7.83                 $  7.59

        NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                (Unaudited)

(a) Adjustments to (i) eliminate the equity of Litton (ii) record issuance of preferred and common stock and (iii) record new financing for the acquisition of Litton along with additional acquisition related costs and refinancing of debt using the Revolving Credit Facility.

(b) Adjustment to amortize goodwill and other purchased intangible assets arising out of the acquisition of Litton over an estimated weighted average life of 27 years on a straight line basis.

(c) Adjustment to record interest on new financing for the acquisition of
    Litton: under the minimum equity issuance at a weighted average rate of
    7.55 percent for the year ended December 31, 2000, plus the amortization of debt issuance costs.

(d) Adjustment to record interest on new financing for the acquisition of
    Litton: under the maximum equity issuance at a weighted average rate of
    7.52 for the year ended December 31, 2000 plus the amortization of debt issuance costs.

(e) Adjustment to record income tax effects on pre-tax pro forma adjustments, using a statutory tax rate of thirty-five percent.

(f) Adjusted for dividends to preferred shareholders using $9 per share dividend rate for minimum equity issuance of 3,000,000 shares and the maximum equity issuance of 3,500,000 shares of preferred stock.

                        DESCRIPTION OF NNG CAPITAL STOCK

   The terms and conditions of the capital stock of NNG are determined by NNG's restated certificate of incorporation, which is identical in all material respects with the certificate of incorporation of Northrop Grumman, and which is filed as an exhibit to the registration statement, of which this offer to purchase or exchange a part. The rights preferences and privileges of the NNG preferred stock are also governed by a certificate of designations, preferences and rights, which is also filed as an exhibit to the abovementioned registration statement. The following summary describes the material terms of these documents. However the legal rights and obligations of stockholders are governed by the specific language of the restated certificate of incorporation and certificate of designations, preferences and right, not by this summary.

Authorized Capital Stock

   Under NNG's certificate of incorporation, immediately prior to consummation of the offer, NNG will be authorized to issue (i) 200,000,000 shares of common stock, par value $1.00 per share, and (ii) 10,000,000 shares of preferred stock, par value $1.00 per share, of which 3,500,000 will be shares of Series B Preferred Stock, par value $1.00 per share. As of January 31, 2001, 1,000 of NNG's common stock and no shares of Series B Preferred Stock were issued and outstanding. NNG's common stock will be listed on the NYSE under the symbol "NOC." NNG will seek to list the NNG preferred stock on the NYSE if there are enough holders to satisfy the minimum listing requirements.

   NNG's board of directors is authorized to provide for the issuance by NNG from time to time of preferred stock in one or more classes or series and, as to each class or series, to fix the designation or title, the dividend rate, if any, the voting rights, if any, and the preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions.

Common Stock

 Full Payment and Nonassessability

   The outstanding shares of NNG's common stock are, and the shares of NNG's common stock issued pursuant to the offer will be, duly authorized, validly issued, fully paid and nonassessable when issued and delivered against payment for the shares.

 Voting Rights

   Each holder of NNG's common stock is entitled to one vote for each share of NNG common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. The NNG common stock does not have cumulative voting rights.

 Dividends

   Dividends may be paid on the common stock and on any class or series of stock entitled to participate with the common stock as to dividends when and as declared by NNG's board of directors.

 Liquidation

   If NNG is liquidated, holders of common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of NNG's liabilities and the preferential rights of any preferred stock that may be outstanding at the time. The holders of NNG common stock do not have any preemptive, conversion or redemption rights.

 Rights Plan

   For a description of the rights to acquire NNG preferred stock that are attached to shares of our common stock, see "Comparison of Stockholders' Rights--Rights Plan" on page 78.

Series B Preferred Stock

 Conversion

   The conversion rights of the NNG preferred stock are subject to stockholder approval of the issuance of NNG common stock upon conversion of the NNG preferred stock. No conversion rights may be exercised until such stockholder approval is obtained. Northrop Grumman and NNG have agreed to seek the necessary stockholder approval at the annual meeting of stockholders in May 2001.

   Subject to stockholder approval, each share of NNG preferred stock will be convertible, at any time, at the option of the holder into the right to receive shares of NNG common stock, par value $1.00 per share. Initially, each share of NNG preferred stock will be convertible into the right to receive the number of shares of NNG common stock equal to the liquidation value of $100.00 per share divided by 127% of the average closing price of Northrop Grumman common stock for the five trading days ending two full trading days prior to expiration of the offer.

   The conversion ratio is subject to adjustment in the event of certain dividends and distributions; a reclassification; a merger, consolidation or sale of substantially all of NNG's assets; liquidation or distribution and certain other events.

   If any adjustment in the number of shares of common stock into which each share of NNG preferred stock may be converted would result in an increase or decrease of less than 1% in the number of shares of NNG common stock into which each share of NNG preferred stock is then convertible, the amount of the adjustment will be carried forward and the adjustment will be made at the time of and together with any subsequent adjustment, which, together with any amounts so carried forward, will aggregate at least 1% of the number of shares of NNG common stock into which each share of NNG preferred stock is then convertible.

 Liquidation

   In any liquidation of NNG, each share of the NNG preferred stock will be entitled to a liquidation preference of $100.00 plus accrued but unpaid dividends, whether or not declared, before any distribution may be made on the NNG common stock or any other class or series of NNG stock which is junior to the NNG preferred stock. In any liquidation of NNG, no distribution may be made on any NNG stock ranking on a parity with the NNG preferred stock as to dividends, redemption payments and rights upon liquidation dissolution or winding up of NNG, unless the holders of NNG preferred stock participate ratably in the distribution along with the holders of any NNG stock ranking on a parity with the NNG preferred stock as to such matters. In the event stockholder approval has not occurred, the amount payable in liquidation will be the greater of the amount described above and the amount that would be distributed if such share of NNG preferred stock had been converted into NNG common stock pursuant to the provision for conversion.

 Reacquired Shares

   Any shares of NNG preferred stock converted, redeemed, purchased or otherwise acquired by NNG will be retired and canceled. The reacquired shares will become authorized but unissued shares of NNG preferred stock, which NNG may reissue at a later date.

 Full Payment and Nonassessability

   The shares of NNG's Series B Preferred Stock (referred to as the "NNG preferred stock") issued pursuant to the offer will be duly authorized, validly issued, fully paid and nonassessable when issued and delivered against payment for the shares.

 Rank

   The NNG preferred stock ranks with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up, prior to the NNG common stock and any class or series of preferred stock which by its terms ranks junior to the NNG preferred. The NNG preferred stock ranks on parity with each other class or series of preferred stock.

 Voting Rights

   Holders of NNG preferred stock have no voting rights except in certain specified circumstances described below or as required by applicable law. The affirmative vote of the holders of two-thirds of the aggregate number of outstanding shares of the NNG preferred stock is required for an amendment of the NNG restated certificate of incorporation, merger or other action which would:

  . authorize any class or series of stock ranking prior to the NNG preferred stock as to dividends, redemption payments or rights upon liquidation, dissolution or winding up;

  . adversely alter the preferences, special rights or powers given to the NNG preferred stock; or

  . cause or permit the purchase or redemption of less than all of the NNG preferred stock unless all dividends to which such shares are entitled have been declared and paid or provided for.

   If accrued dividends on the NNG preferred stock are not paid for six quarterly dividend periods (whether or not consecutive), a majority of the holders of the NNG preferred stock, voting separately as a class, will have the right to elect two directors. If such holders exercise their right to elect two directors to NNG's board, the size of NNG's board will be increased by two members until the dividends in default are paid in full or payment is set aside.

 Dividends

   Holders of NNG preferred stock will be entitled to cumulative cash dividends, payable quarterly in April, July, October and January of each year. If the NNG preferred stock is issued prior to the 2001 annual meeting of stockholders of Northrop Grumman (scheduled for May 16, 2001), the initial dividend rate per share will be $7.00 per year. Commencing after the dividend payable in October 2001, the dividend rate per share will be $7.00 per year if stockholder approval for the issuance of NNG common stock upon conversion of the NNG preferred stock has been obtained or $9.00 per year if it has not been obtained. The dividend rate per share will be reduced from $9.00 to $7.00 per year after stockholder approval is obtained. If the NNG preferred stock is issued after the Northrop Grumman 2001 annual meeting, the initial dividend rate will be $7.00 per year if stockholder approval for the issuance of the NNG common stock upon conversion has been obtained and $9.00 per year if stockholder approval has not been obtained. If the dividend rate per share is set at $9.00 per year, it will be reduced from $9.00 to $7.00 per year after stockholder approval is obtained. Dividends are cumulative and payable in cash.

   If dividends are payable and have not been paid or set apart in full, the deficiency must be fully paid or set apart for payment before:

  . distributions or dividends are paid on stock ranking junior to the NNG preferred stock; and

  . the redemption, repurchase or other acquisition for consideration of any NNG stock ranking junior to the NNG preferred stock.

 Redemption

  . Mandatory Redemption For Cash After Twenty Years. NNG is required to redeem all of the shares of NNG preferred stock for cash twenty years and one day from the date of issuance of the NNG preferred stock. The redemption price per share is equal to the liquidation value of $100.00 per share plus accrued but unpaid dividends, whether or not declared, to the mandatory redemption date. In the event that Stockholder Approval has not occurred by the mandatory redemption date, the amount payable for each share of NNG preferred stock will be the greater of (a) the liquidation value of $100.00 per share of NNG preferred stock plus accrued but unpaid dividends to the redemption date, whether or not declared, and (b) the current market price on the redemption date of the number of shares of NNG common stock which would be issued upon conversion of a share of NNG preferred stock into NNG common stock pursuant to the provision for conversion.

  . Optional Redemption For Common Stock After Seven Years. NNG has the option to redeem shares of the NNG preferred stock in exchange for NNG common stock seven years from the date of the initial issuance of the NNG preferred. Upon redemption, holders of NNG preferred stock will receive the number of shares of NNG common stock equal to the liquidation value of $100.00 per share plus accrued but unpaid dividends to the redemption date divided by the current market price of the NNG common stock on the redemption date. In the event that stockholder approval has not occurred by the redemption date, the number to be divided in the above calculation will be the greater of the amount described above and the current market price on the redemption date of the number of shares of NNG common stock which would be issued if all shares of NNG preferred stock were converted on the redemption date into NNG common stock pursuant to the provision for conversion.

 Change in Control

   Upon a fundamental change in control, as defined below, of NNG, holders of NNG preferred stock have the right, which may be exercised during the period of 20 business days following notice from NNG, to exchange their shares of NNG preferred stock for NNG common stock. Each share of NNG preferred stock may be exchanged in such circumstances for that number of shares of NNG common stock determined by dividing the liquidation value of $100.00 per share, plus accrued but unpaid dividends to such date by the current market value of the NNG common stock on the exchange date. In the event stockholder approval has not been obtained for the issuance of NNG common stock upon conversion of the NNG preferred stock, the number to be divided in the above calculation will be the greater of the amount described above or the current market price of the number of shares of NNG common stock which would be issued if such share of NNG preferred stock were converted into NNG common stock pursuant to the provision for conversion.

   A "fundamental change in control" is defined as any merger, consolidation, sale of all or substantially all of NNG's assets, liquidation or recapitalization (other than solely a change in the par value of equity securities) of the NNG common stock in which more than one-third of the previously outstanding NNG common stock is exchanged for cash, property or securities other than capital stock of NNG or another corporation.

   If the change in control occurred as a result of a transaction (excluding certain dividends or distributions on, and reclassifications of, NNG common stock) in which the previously outstanding NNG common stock is changed into or exchanged for different securities of NNG or securities of another corporation or interests in a noncorporate entity, the NNG common stock that would otherwise have been issued to a holder of NNG preferred stock for each share of NNG preferred stock will be deemed to instead be the kind and amount of securities and property receivable upon completion of such transaction in respect of the NNG common stock that would result in the fair market value of such securities and property, measured as of the exchange date, being equal to the liquidation value plus accrued and unpaid dividends. In the event that the Stockholder Approval has not occurred, the fair market value of the securities and property will instead be calculated to be equal to the greater of the amount described above, and the fair market value of the securities and property which would have been issued if such share of NNG preferred stock had been converted into NNG common stock, if conversion were permitted.

Transfer and Dividend Paying Agent and Registrar

   EquiServe Trust Company is the transfer and dividend paying agent and registrar for the NNG common stock.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

   Upon completion of the offer, stockholders of Litton who request NNG stock will become stockholders of NNG. As an NNG stockholder, the rights of former Litton stockholders will be governed by NNG's restated certificate of incorporation and NNG's bylaws, which differ in certain material respects from Litton's restated certificate of incorporation and Litton's bylaws. Set forth on the following pages is a summary comparison of certain material differences between the rights of NNG's stockholders under the NNG restated certificate of incorporation and the NNG bylaws and the rights of a Litton stockholder under the current Litton restated certificate of incorporation and the current Litton bylaws. Delaware is the jurisdiction of incorporation for both NNG and Litton. Therefore, the rights of former Litton stockholders who become NNG stockholders will continue to be governed by the DGCL.

   The restated certificate of incorporation and bylaws of NNG are filed as exhibits to the registration statement of which this offer to purchase or exchange is a part. The specific provisions of such documents, and not this summary, determine the rights and obligations of the parties.

   Amendments to Certificate of Incorporation

   The affirmative vote of a majority of the outstanding shares entitled to vote is required to amend NNG's restated certificate of incorporation. In addition, amendments which make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class or otherwise adversely affect the rights of such class, must be approved by the majority vote of each class of stock affected, unless, in the case of an increase in the number of shares, the restated certificate of incorporation takes away such right, and provided that, if the amendment affects some but not all series, then only those affected series will have a vote. NNG's restated certificate of incorporation provides that certain articles may only be adopted, repealed, rescinded, altered or amended by the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of voting stock regardless of class and voting together as a single voting class. However, if such action is proposed by an interested stockholder, as defined in NNG's restated certificate of incorporation, or by an associate or affiliate of an interested stockholder, the affirmative vote of a majority of the voting power of all of the outstanding shares of voting stock other than shares held by such interested person is required, voting together as a single class; provided, however, that where such action is approved by a majority of the continuing directors, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single class shall be required for approval of such action. In general, NNG's restated certificate of incorporation defines an "interested stockholder" as a beneficial owner of 10% or more of the voting power of all outstanding shares of voting stock.

   Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend Litton's restated certificate of incorporation. In addition, the affirmative vote of the holders of at least two-thirds of the aggregate number of shares of the affected class or series of preferred stock outstanding are entitled to vote on any amendment of Litton's restated certificate of incorporation that would:

  . create a new class of stock having rights or preferences with respect to payment of dividends or distribution of assets that are prior to the shares of such class of preferred stock;

  . alter or change the preferences, special rights or powers given to any class or series of preferred stock so as to adversely affect such class of stock; or

  . effect a purchase or redemption of less than all of the shares of preferred stock then outstanding unless the full dividends to which all shares of the preferred stock of all series then outstanding shall then be entitled shall have been paid or declared and a sum set aside sufficient for the payment thereof.

   Amendments to the NNG Bylaws and the Litton Restated Bylaws

   Under the NNG restated certificate of incorporation and the NNG bylaws, the NNG bylaws may be adopted, repealed, rescinded, altered or amended by NNG stockholders, but only by the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single class. However, if an interested stockholder or any associate or affiliate of an interested stockholder proposes amending the NNG bylaws, then, approval by the holders of a majority of the voting power of all outstanding shares or voting stock other than the shares held by such interested stockholder is required, regardless of class and voting together as a single class; provided, however, that where such action is approved by a majority of the continuing directors, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single class shall be required for approval of such action.

   The Litton restated certificate of incorporation provides that the Litton board of directors may make, alter, amend, change, add to, or repeal the Litton restated bylaws. The Litton restated bylaws provide that they may be altered or repealed and new bylaws may be adopted either:

  . at any annual or special meeting of stockholders by the affirmative vote of a majority of the issued and outstanding voting stock, if notice of the proposed alteration, repeal or adoption of the new provision(s) is contained in the notice of such special meeting; or

  . by the affirmative vote of a majority of the directors present at any regular meeting, or at any special meeting of the Litton board of directors, if notice of the proposed alteration, repeal or new provision(s) is contained in the notice of such special meeting.

   Vote Required for Merger and Other Business Combinations

   Under the DGCL, generally, the approval of a majority of the outstanding shares is needed to adopt a plan of merger or consolidation. Section 203 of the DGCL prohibits a Delaware corporation which has a class of stock which is listed on a national securities exchange or which has 2,000 or more stockholders of record from engaging in a business combination with an interested stockholder (generally, the beneficial owner of 15% or more of the corporation's outstanding voting stock) for three years following the time the stockholder became an interested stockholder, unless, prior to that time, the corporation's board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, or if two-thirds of the outstanding shares not owned by such interested stockholder approve the business combination, or if, upon becoming an interested stockholder, such stockholder owned 85% of the outstanding shares excluding those held by officers, directors and some employee stock plans.

   In addition to the DGCL requirements, NNG's restated certificate of incorporation provides that, subject to some exceptions, any business combination between NNG or any NNG subsidiary and an interested stockholder must be approved by at least 80% of the voting power of all outstanding voting stock, regardless of class and voting together as a single class and a majority of the voting power of all outstanding shares of voting stock, other than the shares held by any interested stockholder which is a party to such business combination or by any affiliate or associate of such interested stockholder, regardless of class and voting together as a single class.

   The Litton restated certificate of incorporation and the Litton bylaws do not contain any special voting requirements regarding a merger or other business combination.

   Directors

   Classification of Board of Directors. A classified board is one with respect to which a designated number of directors, but not necessarily all, are elected on a rotating basis each year. Under the DGCL, classification of a board of directors is permitted but not required, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. NNG's restated certificate of incorporation provides that the NNG board of directors be divided into three classes of directors as nearly equal in number as reasonably possible, with staggered three-year terms. Each director will serve until his or her successor is duly elected and qualified or until the director's death, resignation or removal. See "Removal of Directors" below.

   Litton does not have a classified board of directors. Each Litton director is elected each year at the annual meeting of stockholders. Each director serves until a successor is duly elected and qualified, or until the director resigns, or is otherwise removed.

   Removal of Directors. NNG's restated certificate of incorporation provides that NNG directors may be removed only for cause and only by the affirmative vote of the holders of at least 80% of all outstanding shares of capital stock of NNG having general voting power entitled to vote in connection with the election of such director, regardless of class and voting together as a single voting class; provided, however, that if a proposal to remove a director is approved by a majority of continuing directors, the affirmative vote of a majority of all outstanding shares of voting stock entitled to vote in connection with the election of such director, regardless of class and voting together as a single voting class, is required for approval of such removal.

   Pursuant to Litton's bylaws, Litton directors may be removed, either with or without cause, at any time by the affirmative vote of the holders of a majority of all outstanding shares of voting stock entitled to vote at a special meeting of the stockholders called for that purpose.

   Newly Created Directorships and Vacancies. Under NNG's restated certificate of incorporation and NNG's bylaws, newly created directorships resulting from death, resignation, disqualification, an increase effected by NNG's board of directors, or any other cause, may be filled solely by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor shall have been elected and qualified. No reduction of the authorized number of directors will have the effect of removing any director prior to the expiration of his or her term of office.

   Under the Litton restated bylaws, vacancies in the Litton board of directors may be filled by the affirmative vote of a majority of the directors then in office. Each director so chosen to fill a vacancy will hold office for the remainder of the term and until a successor is duly chosen. However, Litton's restated certificate of incorporation provides that the holders of preferred stock, voting separately as class, will be entitled to elect two directors, if and whenever accrued dividends on any series of preferred stock of Litton have not been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends or three semiannual dividends on all shares of such series of preferred stock at the time outstanding.

   Size of Board. NNG's bylaws provide that the number of directors will be fixed by resolution of the board of directors, but will not be less than three.

   The Litton restated bylaws provide that the number of directors shall be fixed from time to time by resolution of the board of directors but shall not be less than eight nor more than fourteen.

   Quorum of the Board. NNG's bylaws provide for a quorum of a majority of the board of directors, except that when the board of directors consists of one director, then that one director will constitute a quorum.

   Litton's restated bylaws provide for a quorum of a majority of the board of directors. No more than a minority of the number of directors necessary to constitute a quorum of the board of directors can be non-U.S. citizens.

   Stockholders

   Annual Meetings. NNG's bylaws provide that the annual meeting of stockholders will be held between May 1 and July 1 of each year on a date and time fixed by the board of directors.

   Litton's restated bylaws provide that the annual meeting of stockholders, and all other meetings of the stockholders, will be held on a date fixed by resolution of the board of directors.

   Special Meetings. Under NNG's restated certificate of incorporation and NNG's bylaws, special stockholder meetings may be called at any time by a majority of the board of directors, the Chairman of the board of directors or by the President and Chief Executive Officer.

   Under Litton's restated bylaws, special stockholder meetings may be called by resolution of the Litton board of directors or the Litton executive committee or at any time by the written request of stockholders of record owning at least 51% of the issued and outstanding voting shares of Litton common stock.

   Quorum Requirements. Under both the NNG bylaws and the Litton restated bylaws, the presence in person or by proxy of the holders of record of a majority of the shares issued and outstanding and entitled to vote at the meeting constitutes a quorum for that meeting, except as otherwise provided by the DGCL.

   Certain Voting Requirements. Under the NNG bylaws, except as otherwise provided by NNG's restated certificate of incorporation or by applicable law, action by NNG stockholders generally is taken by the affirmative vote, at a meeting at which a quorum is present, of a majority of the outstanding shares entitled to vote thereon, including extraordinary actions, such as mergers, consolidations and amendments to NNG's restated certificate of incorporation. However, NNG's restated certificate of incorporation requires the affirmative vote of at least 80% of the outstanding shares of voting stock to approve an amendment of specified articles in the restated certificate of incorporation. The restated certificate of incorporation also requires the affirmative vote of
(i) at least 80% of all outstanding shares entitled to vote and (ii) a majority of all outstanding shares other than shares held by an interested stockholder and its affiliates for the approval of:

  . certain business combinations (as defined in the restated certificate of incorporation) and other significant transactions involving the interested stockholder or its affiliate, and

  . the amendment of specified provisions of the restated certificate of incorporation if proposed by the interested stockholder. See "Description of NNG Capital Stock--Series B Preferred Stock--Voting Rights" beginning on page 72.

   Litton does not have any special voting provisions beyond those described above for holders of Litton preferred stock.

   Stockholder Action by Written Consent. Under NNG's restated certificate of incorporation and NNG's bylaws, any action required or permitted to be taken by stockholders must be effected at a duly called annual meeting or at a special meeting of stockholders, unless such action requiring or permitting stockholder approval is approved by a majority of the continuing directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of voting stock having at least the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and the NNG restated certificate of incorporation have been satisfied.

   Under Litton's restated certificate of incorporation and Litton's restated bylaws, stockholder actions may not be taken by written consent, in lieu of a meeting.

   Stockholder Proposal Procedures. Under NNG's bylaws, for a matter to be properly brought before an annual meeting by a stockholder, the stockholder generally must have given timely notice thereof in writing to NNG's Secretary not less than 45 days nor more than 75 days prior to the anniversary date of the immediately

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preceding annual meeting. A stockholder's notice must state as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the matter desired to be brought, the reasons for conducting such business at the meeting, any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, or (b) if the stockholder is nominating an individual as a director (i) information regarding the person whom the stockholder proposes to nominate as a director; (ii) the name and address of the stockholder proposing such action;
(iii) the class and number of shares of NNG which are beneficially owned by the stockholder; and (iv) whether the stockholder intends to deliver a proxy statement and form of proxy to a sufficient number of holders of NNG's voting shares to elect such nominee.

   Under Litton's restated bylaws, for a matter to be properly brought before an annual meeting by a stockholder, the stockholder generally must have given timely notice thereof in writing to Litton's Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. Litton stockholders are subject to the same stockholder notice requirements set forth above for NNG stockholders except that a Litton stockholder is not subject to the requirement of disclosing his or her intention to deliver a proxy statement and form of proxy.

   Rights Plan

   NNG has adopted a rights plan pursuant to which a preferred share purchase right is attached to each share of NNG common stock that is or becomes outstanding prior to October 31, 2008. The NNG rights become exercisable 10 days after the public announcement that any person or group has (i) acquired 15% or more of the outstanding shares of NNG common stock, or (ii) initiated a tender offer for shares of NNG common stock, which, if consummated, would result in any person or group acquiring 15% or more of the outstanding shares of NNG common stock. Once exercisable, each NNG right will entitle the holder to purchase one one-thousandth of a share of NNG Series A junior participating preferred stock, par value $1.00 per share, at a price of $250.00 per one one-thousandth of a share, subject to adjustment. Alternatively, under certain circumstances involving an acquisition of 15% or more of the NNG common stock outstanding, each NNG right will entitle its holder to purchase, at a fifty percent discount, a number of shares of NNG common stock having a market value of two times the exercise price of the NNG right. NNG may (i) exchange the NNG rights at an exchange ratio of one share of NNG common stock per NNG right, and
(ii) redeem the NNG rights, at a price of $0.01 per NNG right, at any time prior to an acquisition of 15% or more of the outstanding shares of NNG common stock by any person or group.

   The NNG rights plan will contain provisions to permit the acquisition by Unitrin of NNG common stock (and NNG common stock issuable upon conversion of NNG preferred stock) as contemplated by the offer and the stockholder's agreement. See "Other Agreements--The Stockholder's Agreement" on page 59.

   These rights have certain anti-takeover effects and cause substantial dilution to a person or group that attempts to acquire control of the corporation on terms not approved by the corporation's board of directors.

   Litton has adopted a rights plan pursuant to which a preferred share purchase right is attached to each share of Litton common stock that is or becomes outstanding prior to August 17, 2004. The terms upon which the Litton rights become exercisable are identical to those for the NNG rights. Once exercisable, each Litton right will entitle the holder to purchase one one-thousandth of a share of Litton Series A participating preferred stock, par value $5.00 per share, at a price of $150.00 per one one-thousandth of a share, subject to adjustment. Under certain circumstances involving an acquisition of 15% or more of the Litton common stock outstanding, each Litton right will entitle its holder to purchase, at a 50% discount, a number of shares of Litton common stock having a market value of two times the exercise price of the Litton right. Litton may (i) exchange the Litton rights at an exchange ratio of one share of Litton common stock per Litton right, and (ii) redeem the Litton rights, at a price of $0.01 per Litton right, at any time prior to an acquisition of 15% or more of the outstanding shares of Litton common stock by any person or group. Litton's board of directors has amended the Litton rights plan so that none of Northrop Grumman, NNG or LII Acquisition will be deemed an acquiring person.

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                    SUMMARY OF CERTAIN STATUTORY PROVISIONS

Appraisal Rights

   No appraisal rights are available in connection with the offer.

   If NNG acquires at least 90% of the shares of Litton common stock and at least 90% of the shares of Litton preferred stock pursuant to the offer, the Litton merger may be consummated without a meeting or vote of the Litton stockholders.

   If less than 90% of the shares of Litton preferred stock are acquired pursuant to the offer and a stockholder vote is required to approve the Litton merger, holders of Litton preferred stock may have appraisal rights in connection with the Litton merger under certain circumstances. If the Litton preferred stock is not listed on a national securities exchange or quoted on the NASDAQ National Market System on the record date fixed to determine the stockholders entitled to receive notice of and to vote on the Litton merger, the Litton preferred stock will have appraisal rights pursuant to Section 262 of the DGCL ("Section 262").

   In addition, holders of Litton common stock at the effective time of the Litton merger who do not wish to accept the same amount of cash consideration in the Litton merger as was paid to holders of Litton common stock in the offer will have the right to seek an appraisal and to be paid the "fair value" of their shares of Litton common stock at the effective time of the Litton merger (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to it in cash, provided that such holder complies with the provisions of such Section 262.

   The following is a brief summary of the statutory procedures to be followed in order to dissent from the Litton merger and perfect appraisal rights under Delaware law. This summary is not intended to be complete and is qualified in its entirety by reference to Section 262, the text of which is set forth in Annex B to this offer to purchase or exchange. Any Litton stockholder considering demanding appraisal is advised to consult legal counsel. Dissenters' rights, if any, will not be available unless and until the Litton merger (or a similar business combination) is consummated.

   Litton stockholders of record who desire to exercise their appraisal rights must fully satisfy all of the following conditions. A written demand for appraisal of Litton common stock or Litton preferred stock must be delivered to the Secretary of Litton (x) before the taking of the vote on the approval and adoption of the amended merger agreement if the Litton merger is not being effected without a vote of stockholders pursuant to Section 253 of the DGCL (a "short-form merger"), but rather is being consummated following approval thereof at a meeting of the Litton stockholders (a "long-form merger") or (y) within twenty days after the date that Litton, as the corporation surviving the Litton merger, mails to the Litton stockholders a notice (the "Notice of Merger") to the effect that the Litton merger is effective and that appraisal rights are available (and includes in such notice a copy of Section 262 and any other information required thereby) if the Litton merger is being effected as a short-form merger without a vote or meeting of the Litton stockholders. If the Litton merger is effected as a long-form merger, this written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the approval and adoption of the amended merger agreement, and neither voting against, abstaining from voting, nor failing to vote on the amended merger agreement will constitute a demand for appraisal within the meaning of Section 262. In the case of a long-form merger, any stockholder seeking appraisal rights must hold the Litton common stock or Litton preferred stock for which appraisal is sought on the date the demand is made and, continuously hold such Litton common stock or Litton preferred stock through the effective time of the Litton merger, and otherwise comply with the provisions of Section 262.

   In the case of both a short-form merger and a long-form merger, a demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the stock certificates. If shares of Litton common stock and Litton preferred stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If shares

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of Litton common stock or Litton preferred stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; provided, however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner.

   A record owner, such as a broker, who holds Litton common stock or Litton preferred stock as a nominee for others, may exercise appraisal rights with respect to the Litton common stock or Litton preferred stock held for all or less than all beneficial owners of Litton common stock or Litton preferred stock as to which the holder is the record owner. In such case the written demand must set forth the number of Litton common stock or Litton preferred stock covered by such demand. Where the number of shares of Litton common stock or Litton preferred stock is not expressly stated, the demand will be presumed to cover all shares of Litton common stock or Litton preferred stock outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the date of any meeting of stockholders of the Company called to approve the Litton merger in the case of a long-form merger and within twenty days following the mailing of the Notice of Merger in the case of a short-form merger.

   Stockholders who elect to exercise appraisal rights must mail or deliver their written demands to: Secretary, Litton Industries, Inc., 21240 Burbank Boulevard, Woodland Hills, California 91367. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of Litton common stock or Litton preferred stock covered by the demand and that the stockholder is thereby demanding appraisal of such shares. In the case of a long-form merger, Litton must, within ten days after the effective time of the Litton merger, provide notice of the effective time of the Litton merger to all stockholders who have complied with Section 262 and have not voted for approval and adoption of the amended merger agreement.

   In the case of a long-form merger, stockholders electing to exercise their appraisal rights under Section 262 must not vote for the approval and adoption of the amended merger agreement or consent thereto in writing. Voting in favor of the approval and adoption of the amended merger agreement, or delivering a proxy in connection with the stockholders meeting called to approve the amended merger agreement (unless the proxy votes against, or expressly abstains from the vote on, the approval and adoption of the amended merger agreement), will constitute a waiver of the stockholder's right of appraisal and will nullify any written demand for appraisal submitted by the stockholder.

   Regardless of whether the Litton merger is effected as a long-form merger or a short-form merger, within 120 days after the effective time of the Litton merger, either Litton or any Litton stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of the dissenting Litton stockholders. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and thereafter will appraise the Litton common stock and/or Litton preferred stock owned by such Litton stockholders, determining the fair value of such Litton common stock and/or Litton preferred stock exclusive of any element of value arising from the accomplishment or expectation of the Litton merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., et al., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of merger which throw any light on future prospects of the merged

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

corporation." The Delaware Supreme Court has construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." However, the court noted that Section 262 provides that fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger."

   Litton stockholders who in the future consider seeking appraisal should have in mind that the fair value of their Litton common stock or Litton preferred stock determined under Section 262 could be more than, the same as, or less than the cash consideration paid for such Litton stock in the offer if they do seek appraisal of their Litton common stock or Litton preferred stock, and that opinions of investment banking firms as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. Moreover, NNG intends to cause Litton, as the corporation surviving the Litton merger, to argue in any appraisal proceeding that, for purposes thereof, the "fair value" of the Litton common stock or Litton preferred stock, as the case may be, is less than that paid in the offer. The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all Litton common stock and/or Litton preferred stock entitled to appraisal. In the absence of such a determination or assessment, each party bears its own expenses.

   Any Litton stockholder who has duly demanded appraisal in compliance with
Section 262 will not, after the effective time, of the Litton merger, be entitled to vote for any purpose the Litton common stock and/or Litton preferred stock subject to such demand or to receive payment of dividends or other distributions on such Litton common stock or Litton preferred stock, except for dividends or other distributions payable to stockholders of record at a date prior to the effective time of the Litton merger.

   At any time within 60 days after the effective time of the Litton merger, any former holder of Litton common stock or Litton preferred stock shall have the right to withdraw his or her demand for appraisal and to accept the merger consideration paid for such Litton stock in the offer. After this period, such holder may withdraw his or her demand for appraisal only with the consent of Litton, as the corporation surviving the Litton merger. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the Litton merger, stockholders' rights to appraisal shall cease and all stockholders shall be entitled to receive the cash consideration paid for the same class or series of the offer. Inasmuch as Litton has no obligation to file such a petition, and NNG has no present intention to cause or permit Litton to do so, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware Court of Chancery demanding appraisal shall be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

   Failure to take any required step in connection with the exercise of appraisal rights may result in the termination or waiver of such rights.

   Appraisal rights cannot be exercised at this time. The information set forth above is for informational purposes only with respect to alternatives available to stockholders if the Litton merger is consummated. Stockholders who will be entitled to appraisal rights in connection with the Litton merger will receive additional information concerning appraisal rights and the procedures to be followed in connection therewith before such stockholders have to take any action relating thereto.

   Litton stockholders who sell or exchange Litton common stock or sell Litton preferred stock in the offer will not be entitled to exercise appraisal rights in connection with the offer but, rather, will receive the consideration paid in the offer for such shares.

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   The foregoing summary of the rights of objecting stockholders under the DGCL does not purport to be a complete statement of the procedures to be followed by Litton stockholders desiring to exercise any available dissenters' rights. The foregoing summary is qualified in its entirety by reference to Section 262. The preservation and exercise of dissenters' rights require strict adherence to the applicable provisions of the DGCL. See Annex B attached to this offer to purchase or exchange.

Certain Business Combinations

   Delaware law restricts the ability of certain persons to acquire control of a Delaware corporation.

   Section 203 of the DGCL limits specified business combinations of Delaware corporations with interested stockholders. Under the DGCL, if a person acquires beneficial ownership of 15% or more of the stock of a Delaware corporation, thereby becoming an interested stockholder, that person generally may not engage in specified transactions with the corporation for a period of three years following the time that such stockholder became an interested stockholder unless:

  . the corporation's board of directors approved the acquisition of stock or the transaction prior to the time that the person became an interested stockholder;

  . upon consummation of the transaction in which the person became an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding voting stock owned by directors who are also officers and certain employee stock ownership plans; or

  . at or subsequent to such time, the transaction is approved by the board of directors and at an annual or special meeting by the affirmative vote of 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

   Litton has represented to Northrop Grumman, NNG and LII Acquisition in the amended merger agreement that all actions necessary to ensure that Section 203 of the DGCL does not apply to NNG in connection with the offer, the Litton merger and the other transactions contemplated by the amended merger agreement and the stockholder's agreement have been taken.

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                            ADDITIONAL INFORMATION

   Northrop Grumman and Litton file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any such report, statement or other information at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the SEC's public reference rooms in New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the SEC's Internet web site at www.sec.gov. NNG filed a registration statement on Form S-4 with the SEC on February 1, 2001 and amended on March 5, 2001 to register the shares of NNG common stock and NNG preferred stock to be issued in the offer. This offer to purchase or exchange is a part of that registration statement. As allowed by SEC rules, this offer to purchase or exchange does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

   Northrop Grumman and LII Acquisition have also filed with the SEC several amendments to their statement on Schedule TO originally filed on January 5, 2001, as subsequently amended, pursuant to Rule 14d-3 under the Exchange Act furnishing certain information about the offer. You may read and copy the Schedule TO and any amendments to it at the SEC's public reference rooms referred to above.

   The SEC allows NNG to "incorporate by reference" certain information into this offer to purchase or exchange, which means that NNG can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this offer to purchase or exchange, except for any information amended or superseded by information contained in this offer to purchase or exchange. This offer to purchase or exchange incorporates by reference the documents set forth below that Northrop Grumman or Litton have previously filed with the SEC. These documents contain important information about Northrop Grumman and Litton and their respective financial condition.

   Documents filed by Northrop Grumman and incorporated by reference are available without charge upon request to: Investor Relations, Northrop Grumman Corporation, 1840 Century Park East, Los Angeles, California 90067. Documents filed by Litton and incorporated by reference are available without charge upon request to: Investor Relations, Litton Industries, Inc., 21240 Burbank Boulevard, Woodland Hills, California 91367.

   The following documents filed by Northrop Grumman with the SEC are hereby incorporated by reference:

  . Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, filed with the SEC on March 8, 2000; and

  .  Proxy Statement for the Annual Meeting of Stockholders held on May 17,
     2000.

   The following documents filed by Litton with the SEC are hereby incorporated by reference:

  . Annual Report on Form 10-K for the fiscal year ended July 31, 2000, filed with the SEC on October 11, 2000;

  . Proxy Statement for the Annual Meeting of Stockholders held on December 8, 2000, filed with the SEC on October 20, 2000;

  . Quarterly Report on Form 10-Q for the period ended January 31, 2001, filed with the SEC on March 6, 2001; and

  . Form 8-A12B/A filed with the SEC on January 30, 2001, which amends and restates in their entirety Items 1 and 2 of Litton's registration statement on Form 8-A (File No. 001-03998), filed with the SEC on August 24, 1994 as amended, in connection with the amendment to the terms of the Rights Agreement, dated as of August 17, 1994 between Litton and The Bank of New York.

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

   All documents filed by Northrop Grumman or Litton pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from February 1, 2001 to the date that Litton shares are accepted for exchange in the offer (or the date that the offer is terminated) and, if later, until the earlier of the date of the meeting of the Litton stockholders to approve the Litton merger and the date on which the Litton merger is consummated shall also be deemed to be incorporated in this offer to purchase or exchange by reference.

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                           FORWARD-LOOKING STATEMENTS

   Certain of the information included in this offer to purchase or exchange and in the documents incorporated by reference are forward-looking statements within the meaning of the securities laws. These include statements and assumptions with respect to expected future revenues, margins, program performance, earnings and cash flows, acquisitions of new contracts, the outcome of competitions for new programs, the outcome of contingencies including litigation and environmental remediation, the effect of completed and planned acquisitions and divestitures of businesses or business assets, the anticipated costs of capital investments, and anticipated industry trends. Actual results and trends may differ materially from the information, statements and assumptions as described, and actual results could be materially less than planned.

   Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include:

  . Northrop Grumman and Litton depend on a limited number of customers. Both companies' businesses are heavily dependent on government contracts, many of which are only partially funded. The termination or failure to fund one or more of these contracts could have a negative impact on operations. Northrop Grumman and Litton are suppliers, either directly or as subcontractors or team members, to the U.S. Government and its agencies as well as foreign governments and agencies. These contracts are subject to each customer's political and budgetary constraints, changes in short-range and long-range plans, the timing of contract awards, the congressional budget authorization and appropriation processes, the government's ability to terminate contracts for convenience or for default, as well as other risks such as contractor debarment in the event of certain violations of legal and regulatory requirements.

  . Many of the companies' contracts are fixed price contracts. While firm, fixed price contracts allow the companies to benefit from cost savings, they also create exposure to the risk of cost overruns. If adjustments to the estimates used for calculating the contract price are required, losses may result. In addition, some contracts have provisions relating to cost controls and audit rights and failure to meet the terms specified in those contracts can have costly consequences.

  . Success or failure in winning new contracts or follow on orders for existing or future products may cause material fluctuations in future revenues and operating results. Failure to meet the terms and conditions specified in those contracts may have adverse consequences.

  . Operations are subject to external events which can adversely affect the ability of Northrop Grumman and Litton to meet contract obligations within anticipated cost and time parameters. Problems and delays in delivery may result from issues with respect to design technology, licensing and patent rights, labor or materials and components that prevent achievement of contract requirements. Delivery or performance issues with key suppliers and subcontractors, as well as other factors may arise. Changes in inventory requirements or other production cost increases may also have a negative impact on operating results.

  . The businesses of Northrop Grumman and Litton are dependent upon the companies' ability to anticipate changing needs for defense products, military and civilian electronic systems and support, and information technology. Failure to design new products which will respond to such requirements within customers' price limitations would adversely affect the companies' ability to compete.

  . In recent periods, Northrop Grumman has realized significant amounts of pension income. Future pension income is based upon market performance of pension assets, which may fluctuate with external economic conditions. As the result, the portion of earnings attributed to pension income could vary significantly.

  . Results of operations for Northrop Grumman and Litton require management to make estimates of cost to complete major contracts and other factors which materially affect reported earnings. Changes in such estimates and failures to achieve anticipated levels of performance can result in significant charges against earnings.

   See also "Important Considerations Concerning Elections to Receive NNG Stock" beginning on page 11. Readers are cautioned not to put undue reliance on forward-looking statements. NNG disclaims any intent or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.

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

                                 LEGAL MATTERS

   The legality of NNG common stock and preferred stock offered by this offer to purchase or exchange will be passed upon by John H. Mullan, Corporate Vice President, Secretary and Associate General Counsel of NNG. Mr. Mullan is paid a salary by Northrop Grumman, is a participant in various employee benefit plans offered to employees of Northrop Grumman generally and owns and has options to purchase shares of Northrop Grumman common stock.

                                    EXPERTS

   The consolidated financial statements and the related financial statement schedule incorporated in this offer to purchase or exchange by reference from Northrop Grumman Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   The consolidated financial statements incorporated in this offer to purchase or exchange by reference from Litton Industries, Inc.'s Annual Report on Form 10-K for the year ended July 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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

   The letter of transmittal, certificates of Litton common stock and preferred stock and any other required documents should be sent or delivered by each Litton stockholder or his or her broker, dealer, commercial bank, trust company or other nominee to the depositary at one of its addresses set forth below.

                        The Depositary for the offer is:

                            EQUISERVE TRUST COMPANY

          By Mail:                      By Hand Delivery:              By Overnight Delivery:
  EQUISERVE TRUST COMPANY                EQUISERVE TRUST COMPANY       EQUISERVE TRUST COMPANY
       PO Box 842010          c/o Securities Transfer and Reporting      40 Campanelli Drive
   Boston, Massachusetts                 Services, Inc.               Braintree, Massachusetts
        002284-2010               100 William Street--Galleria                  02184
                                    New York, New York 10038

                           By Facsimile Transmission:
                        (for Eligible Institutions only)
                              Fax: (781) 575-4826
                                       or
                                 (781) 575-4827

                             Confirm by Telephone:
                                 (781) 575-4816

   Any questions or requests for assistance or additional copies of the offer to purchase or exchange, the letter of transmittal and the notice of guaranteed delivery and related exchange offer materials may be directed to the information agent at its telephone number and location listed below. You may also contact your local broker, commercial bank, trust company or nominee for assistance concerning the offer.

                    The Information Agent for the offer is:

              [LOGO OF GEORGESON SHAREHOLDER COMMUNICATIONS INC.]

                          17 State Street, 10th Floor
                               New York, New York

                Bankers and Brokers Call Collect: (212) 440-9800
                   All Others Call Toll Free: (800) 223-2064

                      The Dealer Manager for the offer is:

                              Salomon Smith Barney

                              388 Greenwich Street
                            New York, New York 10013
                                 (877) 319-4978

   Any questions or requests for assistance or additional copies of the offer to purchase or exchange, the letter of transmittal and the notice of guaranteed delivery and related exchange offer materials may be directed to the information agent at its telephone number and location listed above. You may also contact your local broker, commercial bank, trust company or nominee for assistance concerning the offer.

                                                                         ANNEX A
                                                    TO THE INFORMATION STATEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

Directors And Executive Officers Of Northrop Grumman and NNG

   The name, age, business address, present principal occupation or employment and five-year employment history of each of the directors and executive officers of Northrop Grumman and NNG are set forth below. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to employment with Northrop Grumman and each individual has held such occupation(s) for at least the last five years. Each director and executive officer listed below is a citizen of the United States of America. Unless otherwise indicated below, the business address of each person is c/o Northrop Grumman Corporation at 1840 Century Park East, Los Angeles, California 90067.

                                   DIRECTORS
                (including executive officers who are directors)

           Name           Age  Present Principal and Five Year Employment History
           ----           ---  --------------------------------------------------
 Kent Kresa*.............  62 Kent Kresa is Chairman, President and Chief
                              Executive Officer of Northrop Grumman and Chief
                              Executive Officer of NNG. Before joining Northrop
                              Grumman, Mr. Kresa was associated with the Lincoln
                              Laboratory of M.I.T. and the Defense Advanced
                              Research Projects Agency of the Department of
                              Defense. In 1975, he joined Northrop Grumman as
                              Vice President and Manager of Northrop Grumman's
                              Research and Technology Center. He became General
                              Manager of the Ventura Division in 1976, Group Vice
                              President of the Aircraft Group in 1982 and Senior
                              Vice President for Technology and Development in
                              1986. Mr. Kresa was elected President and Chief
                              Operating Officer of Northrop Grumman in 1987. He
                              was named Chief Executive Officer in 1989 and
                              Chairman of the Board in 1990. Mr. Kresa is a
                              member of the National Academy of Engineering and
                              is a past Chairman of the Board of Governors of the
                              Aerospace Industries Association. He is also an
                              Honorary Fellow of the American Institute of
                              Aeronautics and Astronautics. He serves on the
                              Board of Directors of the W.M. Keck Foundation and
                              on the Board of Trustees of the California
                              Institute of Technology, and serves as a director
                              of Avery Dennison Corporation, the Los Angeles
                              World Affairs Council, the John Tracy Clinic and
                              Eclipse Aviation. He is also a Member of the
                              corporation, Draper Laboratories, Inc., and serves
                              on the Board of Governors of the Performing Arts
                              Center of Los Angeles. Mr. Kresa became Chief
                              Executive Officer of NNG in January 2001.

                                  Present Principal and Five Year Employment
 Name                     Age                      History
 ----                     ---     ------------------------------------------
 Jack R. Borsting*.......  72 E. Morgan Stanley Professor of Business
                              Administration and Director of the Center for
                              Telecommunications Management, University of
                              Southern California. Dr. Jack R. Borsting was at
                              the Naval Postgraduate School in Monterey,
                              California from 1959 to 1980. During his tenure
                              at Monterey, he was professor of
                              Operations Research, Chairman of the Department
                              of Operations Research and Administration
                              Science, and Provost and Academic Dean. Dr.
                              Borsting was Assistant Secretary of Defense
                              (Comptroller)
                              from 1980 to 1983 and Dean of the School of
                              Business at the University of Miami from 1983 to
                              1988. From 1988 to 1994, he was the Robert R.
                              Dockson professor and Dean of the School of
                              Business Administration at the University of
                              Southern California, Los Angeles. He is past
                              president of both the Operations Research Society
                              of America and the Military Operations Research
                              Society. He is currently Chairman of the Board of
                              Trustees of the Orthopedic Hospital of Los
                              Angeles and serves as a director of Whitman
                              Education Group and TRO Learning, Inc. He is also
                              a trustee of the Rose Hills Foundation.

 John T. Chain, Jr.*.....  66 General, United States Air Force (Ret.) and
                              Chairman of the Board, Thomas Group, a management
                              consulting company. During his military career,
                              General John T. Chain held a number of Air Force
                              commands. In 1978, he became military assistant
                              to the Secretary of the Air Force. In 1984, he
                              became the Director of Politico-Military Affairs,
                              Department of State. General Chain has been Chief
                              of Staff of Supreme Headquarters Allied Powers
                              Europe, and Commander in Chief, Strategic Air
                              Command, the position from which he retired in
                              February 1991. In March 1991, he became Executive
                              Vice President for Burlington Northern Railroad,
                              serving in that capacity until February 1996. In
                              December 1996, he assumed the position of
                              President of Quarterdeck Equity Partners, Inc.
                              and in May 1998, he became Chairman of the Board
                              of Thomas Group, Inc. He is also a director of
                              R.J. Reynolds, Inc. and Kemper Insurance Company.

                                  Present Principal and Five Year Employment
 Name                     Age                      History
 ----                     ---     ------------------------------------------
 Vic Fazio*..............  58 Senior Partner, Clark & Weinstock, a consulting firm. Vic Fazio served as a Member of Congress
                              for twenty years representing California's third
                              congressional district. During that time he
                              served as a member of the Armed Services, Budget
                              and Ethics Committees and was a member of the
                              House Appropriations Committee where he served as
                              Subcommittee Chair or ranking member for eighteen
                              years. Mr. Fazio was a member of the elected
                              Democratic Leadership in the House from 1991-1998
                              including four years as Chair of the Democratic
                              Caucus, the third ranking position in the party.
                              From 1975 to 1978 Mr. Fazio served in the
                              California Assembly and was a member of the staff
                              of the California Assembly Speaker from 1971 to
                              1975. Upon leaving Congress in early 1999, he
                              became a Senior Partner at Clark & Weinstock, a
                              strategic communications consulting firm. He is a
                              member of numerous boards including The
                              California Institute, Coro National Board of
                              Governors, the U.S. Capitol Historical Society
                              and the Board of Visitors, The University of
                              California at Davis.

 Phillip Frost*..........  64 Chairman of the Board and Chief Executive
                              Officer, IVAX Corporation, a pharmaceutical
                              company. Dr. Phillip Frost has served as Chairman
                              of the Board of Directors and Chief Executive
                              Officer of IVAX Corporation since 1987. He was
                              Chairman of the Department of Dermatology at Mt.
                              Sinai Medical Center of Greater Miami, Miami
                              Beach, Florida from 1972 to 1990. Dr. Frost was
                              Chairman of the Board of Directors of Key
                              Pharmaceuticals, Inc. from 1972 to 1986. He is
                              Chairman of Whitman Education Group and Vice
                              Chairman of the Board of Directors of Continucare
                              Corporation. He is also a Trustee of the Board of
                              the University of Miami and a member of the Board
                              of Governors of the American Stock Exchange.

 Charles R. Larson*......  64 Admiral, United States Navy (Ret.). Charles R.
                              Larson was superintendent of the U.S. Naval
                              Academy from 1983 to 1986. In 1991, he became
                              senior military commander in the Pacific. He
                              returned to the U.S. Naval Academy in 1994, where
                              he served as superintendent until 1998.
                              Currently, he is Chairman of the Board of the
                              U.S. Naval Academy Foundation, Vice Chairman of
                              the Board of Regents of the University System of
                              Maryland and serves on the board of directors of
                              such organizations as Constellation Energy Group,
                              Inc., the White House Fellows Foundation, Edge
                              Technologies, Inc., Fluor Global Services, the
                              Atlantic Council, Military.com and the National
                              Academy of Sciences' Committee on International
                              Security and Arms Control. In addition, he is a
                              member of the Council on Foreign Relations and is
                              a senior fellow of The CNA Corporation. His
                              decorations include the Defense Distinguished
                              Service Medal, seven Navy Distinguished Service
                              Medals, three Legions of Merit, Bronze Star
                              Medal, Navy Commendation and the Navy Achievement
                              Medal.

                                  Present Principal and Five Year Employment
 Name                     Age                      History
 ----                     ---     ------------------------------------------
 Robert A. Lutz*.........  69 Chairman and Chief Executive Officer, Exide
                              Corporation, a battery manufacturing company.
                              Robert A. Lutz has served as Chairman and Chief
                              Executive Officer of Exide Corporation since
                              December 1998. Previously, he had joined Chrysler
                              Corporation in 1986 as Executive Vice President
                              of Chrysler Motors Corporation and was elected a
                              director of Chrysler Corporation that same year.
                              He was elected President in 1991 and Vice
                              Chairman of Chrysler Corporation in 1996. He
                              retired from Chrysler Corporation in July 1998.
                              Prior to joining Chrysler Corporation, Mr. Lutz
                              held senior positions with Ford Motor Company,
                              General Motors Corporation Europe and Bavarian
                              Motor Werke. He is an executive director of the
                              National Association of Manufacturers and a
                              member of the National Advisory Council of the
                              University of Michigan School of Engineering, the
                              Board of Trustees of the U.S. Marine Corps
                              University Foundation and the Advisory Board of
                              the University of California-Berkeley, Haas
                              School of Business. Mr. Lutz is also a director
                              of ASCOM Holdings, A.G. and Silicon Graphics,
                              Inc.

 Aulana L. Peters*.......  59 Retired Partner, Gibson, Dunn & Crutcher. Aulana
                              L. Peters joined the law firm of Gibson, Dunn &
                              Crutcher in 1973. In 1980, she was named a
                              partner in the firm and continued in the practice
                              of law until 1984 when she accepted an
                              appointment as Commissioner of the SEC. In 1988,
                              after serving four years as a Commissioner, she
                              returned to Gibson, Dunn & Crutcher. Ms. Peters
                              retired from Gibson, Dunn & Crutcher in December
                              2000. Ms. Peters is a director of Callaway Golf
                              Company, Minnesota Mining and Manufacturing
                              Company, and Merrill Lynch & Co., Inc. She is
                              also a member of the Board of Directors of
                              Community Television for Southern California
                              ("KCET") and of the Legal Advisory Board of the
                              National Association of Securities Dealers. Ms.
                              Peters is a member of the Financial Accounting
                              Standards Board Steering Committee for its
                              Financial Reporting Project and is a member of
                              the Public Oversight Board.

 John E. Robson*.........  70 Senior Advisor, Robertson Stephens, a Fleet
                              Boston Financial Company, investment bankers.
                              From 1989 to 1993, John E. Robson served as
                              Deputy Secretary of the United States Treasury.
                              He was Dean and Professor of Management at the
                              Emory University School of Business
                              Administration from 1986 to 1989 and President
                              and Chief Executive Officer and Executive Vice
                              President and Chief Operating Officer of G.D.
                              Searle & Co., a pharmaceutical company, from 1977
                              to 1986. Previously, he held government posts as
                              Chairman of the U.S. Civil Aeronautics Board,
                              regulator of the airline industry and Under
                              Secretary of the U.S. Department of
                              Transportation, and engaged in the private
                              practice of law as a partner of Sidley and
                              Austin. Mr. Robson is a director of Exide
                              Corporation, Monsanto Company and ProLogis Trust.
                              He is also a Distinguished Visiting Fellow of the
                              Hoover Institution at Stanford University, a
                              Visiting Fellow at the Heritage Foundation and a
                              director of the University of California San
                              Francisco Foundation.

                                  Present Principal and Five Year Employment
 Name                     Age                      History
 ----                     ---     ------------------------------------------
 Richard M. Rosenberg*...  70 Chairman of the Board and Chief Executive Officer
                              (Ret.), BankAmerica Corporation and Bank of
                              America NT&SA. Richard M. Rosenberg was the
                              Chairman of the Board and Chief Executive Officer
                              of BankAmerica Corporation ("BAC") and Bank of
                              America ("BofA") from 1990 to 1996. He had served
                              as President since February 1990 and as Vice
                              Chairman of the Board and a director of BAC and
                              the BofA since 1987. Before joining BAC, Mr.
                              Rosenberg served as President and Chief Operating
                              Officer of Seafirst Corporation and Seattle-First
                              National Bank, which he joined in 1986. Mr.
                              Rosenberg is a retired Commander in the U.S. Navy
                              Reserve, a director of Airborne Express
                              Corporation, SBC Communications, Chronicle
                              Publishing, Pacific Life Insurance Company, and
                              Bank of America Corporation and a member of the
                              Board of Trustees of the California Institute of
                              Technology.

 John Brooks Slaughter*..  67 President and CEO of the National Action Council
                              for Minorities in Engineering, Inc. Dr. John
                              Brooks Slaughter held electronics engineering positions with General Dynamics Convair and the U.S. Navy Electronics Laboratory. In 1975, he became Director of the Applied Physics Laboratory of the University of Washington. In 1977, he was appointed Assistant Director for Astronomics,
                              Atmospherics, Earth and Ocean Sciences at the
                              National Science Foundation. From 1979 to 1980, he served as Academic Vice President and Provost of Washington State University. In 1980, he returned to the National Science Foundation as Director and served in that capacity until 1982 when he became Chancellor of the University of Maryland, College Park. From 1988 to July 1999,
                              Dr. Slaughter was President of Occidental College in Los Angeles and in August 1999, he assumed the position of Melbo Professor of Leadership in Education at the University of Southern
                              California. In June 2000, Dr. Slaughter was named
                              President and CEO of the National Action Council for Minorities in Engineering, Inc. He is a member of the National Academy of Engineering, a fellow of the American Academy of Arts and Sciences and serves as a director of Avery
                              Dennison Corporation, Solutia, Inc. and
                              International Business Machines Corporation.

 Richard J. Stegemeier*..  73 Chairman Emeritus of the Board of Directors,
                              Unocal Corporation, an integrated petroleum company. Richard J. Stegemeier joined Union Oil
                              Company of California, principal operating subsidiary of Unocal Corporation ("Unocal"), in 1951. He became President and Chief Operating
                              Officer of Unocal in 1985, and President and Chief Executive Officer in 1988. In 1989 he was elected Chairman of the Board of Unocal, the position from which he retired in 1995.
                              Mr. Stegemeier is a member of the National
                              Academy of Engineering and a director of Foundation Health Systems, Inc., Halliburton
                              Company, Sempra Energy and Montgomery Watson,
                              Inc.

 Lewis W. Coleman*.......  59 Mr. Coleman became President of the Gordon and
                              Betty Moore Foundation in January 2001. In
                              December 2000, he resigned as Chairman of Banc of
                              America Securities, LLC, a subsidiary of Bank of
                              America Corporation. Mr. Coleman joined Banc of
                              America

                                  Present Principal and Five Year Employment
 Name                     Age                      History
 ----                     ---     ------------------------------------------
                              Securities, LLC in December 1995. Prior to that,
                              he spent ten years at BankAmerica Corporation
                              where he held various positions including Chief
                              Financial Officer, head of World Banking Group
                              and head of Capital Markets. He is also on the
                              Board of Directors of Chiron Corporation.

 Herbert W. Anderson.....  61 Mr. Anderson has been Corporate Vice President of
                              Northrop Grumman and President and Chief
                              Executive Officer, Logicon, Inc. since 1998. Mr.
                              Anderson also became Corporate Vice President of
                              NNG in January 2001. Prior to this, Mr. Anderson
                              was Corporate Vice President and General Manager,
                              Data Systems and Services Division.

 Ralph D. Crosby, Jr.....  53 Mr. Crosby has been Corporate Vice President of
                              Northrop Grumman and President, Integrated
                              Systems and Aerostructures Sector since 1998.
                              Prior to this, Mr. Crosby was Corporate
                              Vice President and General Manager, Commercial
                              Aircraft Division. Prior to September 1996, he
                              was Corporate Vice President and Deputy General
                              Manager, Commercial Aircraft Division. Prior to
                              March 1996, he was Corporate Vice President and
                              Deputy General Manager, Military Aircraft Systems
                              Division. Prior to January 1996, he was Corporate
                              Vice President and General Manager, B-2 Division.
                              Mr. Crosby also became Vice President of NNG in
                              January 2001.

 J. Michael Hateley......  54 Mr. Hateley has been Corporate Vice President and
                              Chief Human Resources Administrative Officer of
                              Northrop Grumman since 2000. Prior to January
                              1999, Mr. Hateley was Vice President, Human
                              Resources, Security and Administration Military
                              Aircraft Systems Division. Prior to 1996, he was
                              Vice President, Human Resources, Security and
                              Administration, B-2 Division. Mr. Hateley also
                              became Corporate Vice President and Chief Human
                              Resources Administrative Officer of NNG in
                              January 2001.

 Robert W. Helm..........  49 Mr. Helm has been Corporate Vice President,
                              Government Relations of Northrop Grumman since
                              1994. Mr. Helm also became Corporate Vice
                              President of NNG in January 2001.

 John H. Mullan..........  58 Mr. Mullan has been Corporate Vice President and
                              Secretary of Northrop Grumman since 1999. Prior
                              to this, Mr. Mullan was Acting Secretary. Prior
                              to May 1998, he was Senior Corporate Counsel.
                              Mr. Mullan also became Corporate Vice President,
                              Secretary and Associate General Counsel of NNG in
                              January 2001.

 Albert F. Myers.........  55 Mr. Myers has been Corporate Vice President and
                              Treasurer of Northrop Grumman since 1994. Mr.
                              Myers also became Corporate Vice President and
                              Treasurer of NNG in January 2001.

 Rosanne P. O'Brien......  57 Ms. O'Brien has been Corporate Vice President,
                              Communications of Northrop Grumman since August
                              2000. Prior to this, Ms. O'Brien was Vice
                              President, Communications since January 1999.
                              Ms. O'Brien was Senior Consultant to Alleghany
                              Teledyne, Inc. from 1996 to 1999, and Vice
                              President, Corporate Relations for Teledyne, Inc.
                              from 1993 through 1995.

 Name                    Age Present Principal and Five Year Employment History
 ----                    --- --------------------------------------------------
 James G. Roche.........  61 Mr. Roche has been Corporate Vice President of
                             Northrop Grumman and President, Electronic Sensors
                             and Systems Sector since 1998. Prior to this, Mr.
                             Roche was Corporate Vice President and General
                             Manager, Electronic Sensors and Systems Division.
                             Prior to 1996, he was Corporate Vice President and
                             Chief Advanced Development, Planning, and Public
                             Affairs Officer. Mr. Roche also became Corporate
                             Vice President of NNG in January 2001.

 W. Burks Terry.........  50 Mr. Terry has been Corporate Vice President and
                             General Counsel of Northrop Grumman since August
                             2000. Prior to this, Mr. Terry became Vice
                             President, Deputy General Counsel and Sector
                             Counsel in October 1998 and prior to October, 1998
                             he was Vice President and Assistant General
                             Counsel. Mr. Terry also became Corporate Vice
                             President and General Counsel of NNG in January
                             2001.

 Robert B. Spiker.......  47 Mr. Spiker has been Corporate Vice President and
                             Controller of
                             Northrop Grumman since December 2000. Prior to
                             this, Mr. Spiker was Vice President, Finance and
                             Controller, Electronic Sensors and Systems Sector.
                             Prior to 1999, he was Business Manager for C3&I
                             Naval Systems. Mr. Spiker also became Corporate
                             Vice President and Controller of NNG in January
                             2001.

 Richard B. Waugh, Jr...  57 Mr. Waugh has been Corporate Vice President and
                             Chief Financial Officer of Northrop Grumman since
                             1993. Mr. Waugh also became Corporate Vice
                             President and Chief Financial Officer of NNG in
                             January 2001.

--------
* Member of Northrop Grumman's board of directors and NNG's board of directors.

   None of the executive officers and directors of Northrop Grumman or LII Acquisition currently is a director of, or holds any position with, Litton or any of its subsidiaries. We believe that none of our directors, executive officers, affiliates or associates beneficially owns any equity securities, or rights to acquire any equity securities, of Litton. We believe no such person has been involved in any transaction with Litton or any of Litton's directors, executive officers, affiliates or associates which is required to be disclosed pursuant to the rules and regulations of the SEC.

                                                                         ANNEX B
                                                    TO THE INFORMATION STATEMENT

Section 262. Appraisal rights

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264
of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs paragraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to (S) 228 or (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX C
                                                    TO THE INFORMATION STATEMENT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               Amended and Restated Agreement and Plan of Merger

                          Dated as of January 23, 2001

                                     among

                         Northrop Grumman Corporation,

                            Litton Industries, Inc.,

                                   NNG, Inc.

                                      and

                             LII Acquisition Corp.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 ARTICLE 1   THE OFFER..................................................     2

    Section 1.1.   The Offer...........................................      2
    Section 1.2.   Company Action......................................      5
    Section 1.3.   Boards of Directors and Committees; Section 14(f)...      6

 ARTICLE 2   THE MERGERS................................................     7

    Section 2.1.   The Mergers.........................................      7
    Section 2.2.   Effective Time......................................      7
    Section 2.3.   Closing of the Litton Merger........................      7
    Section 2.4.   Effects of the Mergers..............................      7
    Section 2.5.   Certificates of Incorporation and Bylaws............      7
    Section 2.6.   Directors...........................................      8
    Section 2.7.   Officers............................................      8
    Section 2.8.   Conversion of Shares in the Litton Merger...........      8
    Section 2.9.   Payment of Merger Consideration in the Litton
                   Merger..............................................      9
    Section 2.10.  Stock Options in the Litton Merger..................     10
    Section 2.11.  Dissenting Shares in the Litton Merger..............     11
    Section 2.12.  Conversion of Shares and Other Matters in the
                   Northrop Merger.....................................     11

 ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............    11

    Section 3.1.   Organization and Qualification; Subsidiaries........     11
    Section 3.2.   Capitalization of the Company and its Subsidiaries..     12
    Section 3.3.   Authority Relative to this Agreement;
                   Recommendation......................................     13
    Section 3.4.   SEC Reports; Financial Statements...................     13
    Section 3.5.   Information Supplied................................     13
    Section 3.6.   Consents and Approvals; No Violations...............     14
    Section 3.7.   No Default..........................................     14
    Section 3.8.   Absence of Changes..................................     14
    Section 3.9.   Litigation..........................................     14
    Section 3.10.  Compliance with Applicable Law......................     15
    Section 3.11.  Employee Benefit Plans; Labor Matters...............     15
    Section 3.12.  Environmental Laws and Regulations..................     16
    Section 3.13.  Taxes...............................................     16
    Section 3.14.  Intellectual Property; Software.....................     17
    Section 3.15.  Government Contracts................................     17
    Section 3.16.  Certain Business Practices..........................     18
    Section 3.17.  Vote Required.......................................     18
    Section 3.18.  Opinion of Financial Adviser........................     18
    Section 3.19.  Brokers.............................................     18
    Section 3.20.  Problems with Customers.............................     18

 ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF PARENT, HOLDCO AND
             ACQUISITION I..............................................    19

    Section 4.1.   Organization........................................     19
    Section 4.2.   Capitalization of Parent and its Subsidiaries.......     19
    Section 4.3.   Authority Relative to this Agreement and the
                   Northrop Merger Agreement...........................     20

                                                                           Page
                                                                           ----
    Section 4.4.   SEC Reports; Financial Statements...................     20
    Section 4.5.   Information Supplied................................     21
    Section 4.6.   Consents and Approvals; No Violations...............     21
    Section 4.7.   No Default..........................................     21
    Section 4.8.   Absence of Changes..................................     21
    Section 4.9.   Litigation..........................................     21
    Section 4.10.  Compliance with Applicable Law......................     22
    Section 4.11.  Employee Benefit Plans; Labor Matters...............     22
    Section 4.12.  Environmental Laws and Regulations..................     22
    Section 4.13.  Tax Matters.........................................     22
    Section 4.14.  Brokers.............................................     23
    Section 4.15.  Adequate Funds......................................     23
    Section 4.16.  No Prior Activities.................................     23
    Section 4.17.  No Vote Required....................................     23
    Section 4.18.  Intellectual Property; Software.....................     23
    Section 4.19.  Government Contracts................................     23
    Section 4.20.  Certain Business Practices..........................     24
    Section 4.21.  Problems with Customers.............................     24

 ARTICLE 5   COVENANTS..................................................    24

    Section 5.1.   Conduct of Business of the Company..................     24
    Section 5.2.   Conduct of Business of Parent.......................     26
    Section 5.3.   Other Potential Acquirers...........................     27
    Section 5.4.   Meeting of Stockholders.............................     28
    Section 5.5.   Access to Information...............................     28
    Section 5.6.   Additional Agreements; Reasonable Efforts...........     29
    Section 5.7.   Indemnification.....................................     30
    Section 5.8.   Public Announcements................................     31
    Section 5.9.   Employee Matters....................................     31
    Section 5.10.  NYSE Listing........................................     32
    Section 5.11.  Corporate Filings...................................     32
    Section 5.12.  Stockholder Approval of Conversion Shares...........     33

 ARTICLE 6   CONDITIONS TO CONSUMMATION OF THE LITTON MERGER............    33

    Section 6.1.   Conditions to Each Party's Obligations to Effect the
                   Litton Merger.......................................     33

 ARTICLE 7   TERMINATION; AMENDMENT; WAIVER.............................    33

    Section 7.1.   Termination.........................................     33
    Section 7.2.   Effect of Termination...............................     34
    Section 7.3.   Fees and Expenses...................................     34
    Section 7.4.   Amendment...........................................     35
    Section 7.5.   Extension; Waiver...................................     35

 ARTICLE 8   MISCELLANEOUS..............................................    35

    Section 8.1.   Nonsurvival of Representations and Warranties.......     35
    Section 8.2.   Entire Agreement; Assignment........................     35
    Section 8.3.   Validity............................................     35
    Section 8.4.   Notices.............................................     35

                                                                           Page
                                                                           ----
    Section 8.5.   Governing Law.........................................   36
    Section 8.6.   Descriptive Headings..................................   36
    Section 8.7.   Parties in Interest...................................   36
    Section 8.8.   Certain Definitions...................................   36
    Section 8.9.   Personal Liability....................................   37
    Section 8.10.  Counterparts..........................................   37
 ANNEX A CONDITIONS OF THE OFFER..........................................  39
 EXHIBIT A FORM OF AGREEMENT AND PLAN OF MERGER...........................   1
 EXHIBIT B AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF HOLDCO....
 EXHIBIT C CERTIFICATE OF DESIGNATIONS OF RIGHTS, PREFERENCES AND
  PRIVILEGES OF HOLDCO PREFERRED STOCK....................................
 EXHIBIT D STOCKHOLDER'S AGREEMENT........................................

                             TABLE OF DEFINED TERMS

 Term                                        Cross Reference Section       Page
 ----                                        -----------------------       ----
 A Option................................... Section 2.10(a).............   13
 Acquisition I.............................. Preamble....................    1
 Acquisition II............................. Recitals....................    2
 Affiliate.................................. Section 8.8(a)..............   47
 Agreement.................................. Preamble....................    1
 Antitrust Laws............................. Section 5.6(b)..............   38
 Average Parent Price....................... Recitals....................    1
 B Option................................... Section 2.10(b).............   13
 Bid........................................ Section 3.15(b).............   24
 business day............................... Section 8.8(b)..............   48
 capital stock.............................. Section 8.8(c)..............   48
 Cash Consideration......................... Recitals....................    1
 Cash Election.............................. Section 1.1(b)..............    3
 Certificates............................... Section 2.9(b)..............   11
 Closing Date............................... Section 2.3.................    9
 Closing.................................... Section 2.3.................    9
 Code....................................... Recitals....................    2
 Common Stock Consideration................. Recitals....................    1
 Common Stock Election...................... Section 1.1(b)..............    3
 Common Stock Proration Factor.............. Section 1.1(e)..............    4
 Company Board.............................. Recitals....................    1
 Company Disclosure Schedule................ Article 3--Preamble.........   15
 Company Employees.......................... Section 5.9(b)..............   41
 Company Financial Adviser.................. Section 3.18................   24
 Company Intellectual Property Rights....... Section 3.14(a).............   23
 Company Material Adverse Effect............ Section 3.1(b)..............   15
 Company Permits............................ Section 3.10................   19
 Company Plans.............................. Section 2.10(a).............   13
 Company.................................... Preamble....................    1
 Company SEC Reports........................ Section 3.4(a)..............   17
 Company Securities......................... Section 3.2(a)..............   16
 Company Stock Option(s).................... Section 2.10(a).............   13
 Contracts.................................. Section 3.15(b).............   24
 DGCL....................................... Recitals....................    2
 Dissenting Shares.......................... Section 2.11................   14
 Effective Time............................. Section 2.2.................    9
 Election................................... Section 1.1(b)..............    3
 Employee Plans............................. Section 3.11(a).............   20
 Employment Agreements...................... Section 3.11(b).............   20
 Environmental Claim........................ Section 3.12(a).............   21
 Environmental Laws......................... Section 3.12(a).............   21
 ERISA...................................... Section 3.11(a).............   20
 Exchange Act............................... Section 1.1(h)..............    5
 Expiration Date............................ Section 1.1(i)..............    6
 Financial Adviser.......................... Section 1.2(a)..............    7
 Form of Election........................... Section 1.1(b)..............    3
 Government Contract........................ Section 3.15(b).............   23
 Governmental Antitrust Authority........... Section 5.6(a)..............   38
 Governmental Entity........................ Section 3.6.................   18

 Term                                        Cross Reference Section       Page
 ----                                        -----------------------       ----
 Holdco Common Stock........................ Recitals....................    1
 Holdco..................................... Preamble....................    1
 Holdco Preferred Stock..................... Recitals....................    1
 HSR Act.................................... Section 3.6.................   18
 incentive stock options.................... Section 2.10(b).............   13
 Income Tax................................. Section 3.13(a)(i)..........   21
 Indemnified Liabilities.................... Section 5.7(a)..............   40
 Indemnified Persons........................ Section 5.7(a)..............   40
 knowledge.................................. Section 8.8(d)..............   48
 known...................................... Section 8.8(d)..............   48
 Lien....................................... Section 3.2(b)..............   16
 Litton Merger.............................. Recitals....................    2
 Litton Surviving Corporation............... Section 2.1.................    9
 Maximum Common Stock Consideration......... Section 1.1(e)..............    5
 Maximum Preferred Stock Consideration...... Section 1.1(d)..............    4
 Merger Consideration....................... Section 2.8(c)..............   11
 Merger Fund................................ Section 2.9(a)..............   11
 Mergers.................................... Recitals....................    2
 Minimum Condition.......................... Section 1.1(a)..............    3
 New Plans.................................. Section 5.9(c)..............   41
 New Share Number........................... Section 2.10(b).............   13
 Northrop Effective Time.................... Section 2.2.................    9
 Northrop Merger Agreement.................. Recitals....................    2
 Northrop Merger............................ Recitals....................    2
 Northrop Surviving Corporation............. Section 2.1.................    9
 Notice of Superior Proposal................ Section 5.3(b)..............   36
 Offer Documents............................ Section 1.1(h)..............    6
 Offer...................................... Recitals....................    1
 Old Plans.................................. Section 5.9(c)..............   41
 Original Agreement......................... Preamble....................    1
 Original Offer............................. Recitals....................    1
 Parent Benefit Plans....................... Section 4.11................   29
 Parent Disclosure Schedule................. Article 4--Preamble.........   25
 Parent Environmental Claim................. Section 4.12(a).............   29
 Parent Intellectual Property Rights........ Section 4.18(a).............   30
 Parent Material Adverse Effect............. Section 4.1(b)..............   25
 Parent Permits............................. Section 4.10................   29
 Parent..................................... Preamble....................    1
 Parent Rights.............................. Section 4.2(a)..............   25
 Parent SEC Reports......................... Section 4.4(a)..............   27
 Parent Securities.......................... Section 4.2(a)..............   27
 Payment Agent.............................. Section 2.9(a)..............   11
 Per Preferred Share Amount................. Recitals....................    1
 Per Share Amount........................... Recitals....................    1
 person..................................... Section 8.8(e)..............   48
 Preferred Shares........................... Recitals....................    1
 Preferred Stock Consideration.............. Recitals....................    1
 Preferred Stock Election................... Section 1.1(b)..............    3
 Preferred Stock Proration Factor........... Section 1.1(d)..............    4
 Preliminary Prospectus..................... Section 1.1(h)..............    5
 Proxy Statement............................ Section 3.5.................   18

 Term                                        Cross Reference Section       Page
 ----                                        -----------------------       ----
 Restricted Stock........................... Section 2.10(a).............   13
 Rights Plan................................ Section 3.2(a)..............   15
 Rights..................................... Section 3.2(a)..............   15
 S-4........................................ Section 1.1(h)..............    5
 Schedule 14D-9............................. Section 1.2(b)..............    7
 SEC........................................ Section 1.1(h)..............    5
 Securities Act............................. Section 1.1(h)..............    5
 Shares..................................... Recitals....................    1
 Stock Elections............................ Section 1.1(b)..............    3
 Stockholder's Agreement.................... Section 1.2(a)..............    7
 Stockholders' Meeting...................... Section 5.4.................   37
 Subsidiary or Subsidiaries................. Section 8.8(f)..............   48
 Superior Proposal.......................... Section 5.3(b)..............   36
 Tax or Taxes............................... Section 3.13(a)(ii).........   21
 Tax Return................................. Section 3.13(a)(iii)........   22
 Third Party................................ Section 5.3(b)..............   36
 Third Party Acquisition.................... Section 5.3(b)..............   36

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

   THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of January 23, 2001 is among LITTON INDUSTRIES, INC., a Delaware corporation (the "Company"), NORTHROP GRUMMAN CORPORATION, a Delaware corporation ("Parent"), NNG, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Holdco") and LII ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Holdco ("Acquisition I"), and amends and restates in its entirety that certain Agreement and Plan of Merger, dated as of December 21, 2000, among the Company, Parent and Acquisition I (the "Original Agreement").

   WHEREAS, the board of directors of the Company (the "Company Board") has, in light of and subject to the terms and conditions set forth herein, (i) approved this Agreement, and deem it and the Offer (as defined below) advisable, and fair to and in the best interests of the common stockholders of the Company and
(ii) resolved to recommend acceptance of the Offer to the common stockholders of the Company and approval and adoption by the stockholders of the Company of this Agreement; and

   WHEREAS, in furtherance thereof, on January 5, 2001, Acquisition I commenced a tender offer to acquire all of the outstanding shares of common stock, par value $1.00 per share, of the Company (the "Shares"), together with the associated Rights (as hereafter defined), at a price of $80.00 per Share (such amount, or any greater amount per share paid pursuant to the Offer, being hereinafter referred to as the "Per Share Amount"), net to the seller in cash, and to acquire all of the outstanding shares of Series B $2 Cumulative Preferred Stock, par value $5.00 per share (the "Preferred Shares"), at a price of $35.00 per Preferred Share (such amount, or any greater amount per share paid pursuant to the Offer, being referred to as the "Per Preferred Share Amount"), net to the seller in cash, in accordance with the terms and subject to the conditions provided herein (this offer being referred to herein as the "Original Offer");

   WHEREAS, the parties hereto have agreed pursuant to this Agreement that the Original Offer will be amended with respect to the Shares (and remain unchanged with respect to the Preferred Shares) to become an exchange offer by Holdco (the Original Offer as so amended, the "Offer") in which each Share together with the associated Right accepted by Holdco in accordance with the terms of the Offer will be exchanged for the right to receive from Holdco, at the election of the holder of such Share: (X) the Per Share Amount, net to the Seller in cash (the "Cash Consideration") or (Y) a number of shares of the common stock, par value $1.00 per share, of Holdco (the "Holdco Common Stock") equal to the Per Share Amount plus $.25 divided by the Average Parent Price (the "Common Stock Consideration") plus cash in lieu of fractional shares of Holdco Common Stock in accordance with Section 1.1(g) or (Z) a number of shares of Series B Convertible Preferred Stock, par value $1.00 per share, of Holdco (the "Holdco Preferred Stock") equal to the quotient of the Per Share Amount divided by the initial liquidation preference per share of the Holdco Preferred Stock (the "Preferred Stock Consideration") plus cash in lieu of fractional shares of Holdco Preferred Stock in accordance with Section 1.1(g), subject to proration in the case of alternatives (Y) and (Z) as set forth in Sections 1.1(d) and 1.1(e). The term "Average Parent Price" shall mean the average of the closing prices for Parent Common Stock as reported on the New York Stock Exchange Composite Transaction Reporting System for the five consecutive trading days ending on the second trading day before the final Expiration Date.

   WHEREAS, the Company has agreed pursuant to this Agreement that following the purchase of Shares in the Offer Acquisition I will be merged with and into the Company with the Company as the surviving corporation, as described in
Article 2 of this Agreement (the "Litton Merger"), and Parent has agreed that immediately prior to the purchase of Shares and Preferred Shares in the Offer, NGC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Holdco ("Acquisition II"), will be merged with and into Parent with Parent as the surviving corporation pursuant to the Agreement and Plan of Merger attached as Exhibit A to this Agreement (the "Northrop Merger Agreement") and in accordance with Section 251(g) of the Delaware General Corporation Law ("DGCL") (the "Northrop Merger" and together with the Litton Merger, the "Mergers");

   WHEREAS, concurrently with the consummation of the Northrop Merger, Holdco will be renamed "Northrop Grumman Corporation" and will become the parent corporation of Parent, as further described in Article 2 of this Agreement and in the Northrop Merger Agreement; and

   WHEREAS, it is intended for federal income tax purposes that (i) the Northrop Merger qualify as a reorganization described in Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), or, taken together with the Offer and the Litton Merger, qualify as an exchange described in Section 351 of the Code and (ii) the Offer, taken together with the Northrop Merger and the Litton Merger, qualify as an exchange described in Section 351 of the Code.

   NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the Company, Parent, Holdco and Acquisition I hereby agree as follows:

                                   ARTICLE 1

                                   THE OFFER

   Section 1.1. The Offer.

   (a) Provided that this Agreement shall not have been terminated in accordance with Article 7 and none of the events or conditions set forth in Annex A shall have occurred and be existing, Parent shall cause Acquisition I and Holdco to amend the Original Offer not later than February 1, 2001 as required to reflect the revised terms and conditions set forth in this Agreement, including Holdco as the Offeror. In the Offer, each Share together with the associated Right accepted by Holdco in accordance with the terms of the Offer shall be exchanged for the right to receive from Holdco, at the election of the holder of such Share: (X) the Cash Consideration or (Y) the Common Stock Consideration plus cash in lieu of fractional shares of Holdco Common Stock in accordance with Section 1.1(g), without interest, or (Z) the Preferred Stock Consideration plus cash in lieu of fractional shares of Holdco Preferred Stock in accordance with Section 1.1(g), without interest, subject to proration in the case of alternatives (Y) and (Z) as set forth in Sections 1.1(d) and (e). In the Offer, each Preferred Share accepted by Holdco in accordance with the terms of the Offer shall be exchanged for the right to receive the Per Preferred Share Amount. Parent and Holdco shall use all reasonable efforts to consummate the Offer. Parent shall cause Holdco to accept for payment, and Holdco shall accept for payment, Shares and Preferred Shares which have been validly tendered and not withdrawn pursuant to the Offer at the earliest time following expiration of the offering period in the Offer at which all conditions to the Offer shall have been satisfied or waived by Holdco. The obligation of Holdco to accept for payment, and pay for Shares and/or Preferred Shares tendered pursuant to the Offer shall be subject only to the condition that the sum of the number of Shares validly tendered plus the number of Preferred Shares validly tendered shall be at least 25,646,399 shares (the "Minimum Condition") and the other conditions set forth in Annex A hereto. Holdco expressly reserves the right to increase the Per Share Amount or the Per Preferred Share Amount and to waive any condition of the Offer, except the Minimum Condition. Without the prior written consent of the Company, Holdco shall not decrease the Per Share Amount or the Per Preferred Share Amount or change the form of consideration payable in the Offer, decrease the number of Shares or Preferred Shares sought to be purchased in the Offer, impose additional conditions to the Offer, amend any other term of the Offer in any manner adverse to the holders of Shares or Preferred Shares, reduce the time period during which the Offer shall remain open or waive the Minimum Condition. The Cash Consideration and the Per Preferred Share Amount shall be paid net to the seller in cash, less any required withholding of taxes, upon the terms and subject to the conditions of the Offer. The Company agrees that no Shares or Preferred Shares held by the Company or any of its subsidiaries will be tendered in the Offer.

   (b) Subject to Sections 1.1(d), (e) and (f), each holder of Shares shall be entitled to elect to specify (i) the number of Shares which such holder desires to have exchanged for the right to receive the Cash Consideration (a "Cash Election"), (ii) the number of Shares which such holder desires to have exchanged for the right to receive Holdco Common Stock (a "Common Stock Election"); and (iii) the number of Shares which such holder desires to have exchanged for Holdco Preferred Stock (a "Preferred Stock Election" and together with a Common Stock Election, the "Stock Elections"). Any Shares which are not the subject of a valid Common Stock Election or valid Preferred Stock Election shall be exchanged for the right to receive the Cash Consideration. Any Cash Election, Common Stock Election or Preferred Stock Election shall be referred to herein as an "Election." Each holder of Shares making a Preferred Stock Election shall also specify an Alternative A, Alternative B or Alternative C election, which election will become effective in the event that proration of the Preferred Stock Consideration is required as provided in Section 1.1(d). Each holder of Shares making a Common Stock Election shall also specify an Alternative A or Alternative B election which election will become effective in the event that proration of the Common Stock Consideration is required as provided in Section 1.1(e) and any holder making a Common Stock Election that does not specify an alternative election shall be deemed to have elected Alternative B. All Elections shall be made on a form furnished by Parent for that purpose (a "Form of Election"), which form may be part of the letter of transmittal accompanying the Offer, and reasonably satisfactory to the Company. Holders of record of Shares who hold such Shares as nominees, trustees or in other representative capacities may submit multiple Forms of Election on behalf of their respective beneficial holders.

   (c) There shall be no proration of Cash Elections.

   (d) In the event the total number of Preferred Stock Elections would require aggregate Preferred Stock Consideration in excess of the Maximum Preferred Stock Consideration, such Preferred Stock Elections shall be subject to proration as follows: For each Preferred Stock Election, the number of Shares that shall receive the Preferred Stock Consideration shall be the total number of Shares subject to such Preferred Stock Election multiplied by the Preferred Stock Proration Factor. The "Preferred Stock Proration Factor" means a fraction
(x) the numerator of which shall be the Maximum Preferred Stock Consideration and (y) the denominator of which shall be the product of the aggregate number of Shares subject to all Preferred Stock Elections made by all holders of Shares multiplied by the Preferred Stock Consideration. The maximum aggregate amount of the Preferred Stock Consideration shall be 3,500,000 shares of Holdco Preferred Stock (the "Maximum Preferred Stock Consideration"). All Shares subject to a Preferred Stock Election and an Alternative A or Alternative B election, other than that number converted into the right to receive the Preferred Stock Consideration in accordance with this Section 1.1(d), shall be deemed to be Common Stock Elections (expressing the same Alternative A or Alternative B election) and converted into the right to receive the Common Stock Consideration, subject to proration as provided in Section 1.1(e). All shares subject to a Preferred Stock Election and an Alternative C election, other than that number converted into the right to receive the Preferred Stock Consideration in accordance with this Section 1.1(d), shall be deemed to be Cash Elections and converted into the right to receive the Cash Consideration.

   (e) In the event the total number of Common Stock Elections (including any deemed Common Stock Elections as provided for in Section 1.1(d)) would require aggregate Common Stock Consideration in excess of the Maximum Common Stock Consideration, such Common Stock Elections shall be subject to proration as follows: (i) First, the Common Stock Elections made by the holders of Shares making an Alternative A election for proration on their Form of Election for the Common Stock Election shall be reduced by the lesser of (A) the number of Shares subject thereto, and (B) the number of Common Stock Elections required to eliminate such excess treating all Alternative A elections on a pro rata basis based on the number of Shares subject thereto. (ii) Second, if the number of Common Stock Elections is still in excess of the Maximum Common Stock Consideration, then for each Common Stock Election made by the holder of Shares making an Alternative B election for proration on their Form of Election for the Common Stock Election, the number of Shares that shall be converted into the right to receive the Common Stock Consideration shall be the total number of Shares subject to such Common Stock Election multiplied by the Common Stock Proration Factor. The "Common Stock Proration Factor" means a fraction (x) the numerator of which shall be the Maximum Common Stock Consideration and (y) the denominator of which shall be the product of the aggregate number of Shares subject to all Common Stock Elections which are Alternative B elections multiplied by the Common

Stock Consideration. (iii) All Shares subject to Common Stock Elections, after the reduction required by clause (i) above, if applicable, and subject to proration in accordance with clause (ii) above, if applicable, shall be converted into the right to receive the Common Stock Consideration. The maximum aggregate amount of the Common Stock Consideration shall be 13,000,000 shares of Holdco Common Stock (such amount or any lesser amount specified in accordance with Section 1.1(f) being referred to as the "Maximum Common Stock Consideration"); provided, however, in no event shall the Maximum Common Stock Consideration exceed the number of shares of Holdco Common Stock that Holdco would be permitted to issue without a vote of Parent or Holdco stockholders pursuant to applicable law or the rules of any national securities exchange. All Shares subject to an actual or deemed Common Stock Election, other than that number converted into the right to receive the Common Stock Consideration in accordance with this Section 1.1(e), shall be converted into the right to receive the Cash Consideration.

   (f) In the event that the average of the closing prices for Parent Common Stock as reported on the New York Stock Exchange Composite Transaction Reporting System for any five consecutive trading days ending not later than two trading days prior to the Expiration Date (without giving effect to any extension resulting from the exercise of the option described in this Section 1.1(f)) is less than $75.00, Holdco shall have the option, which may be exercised only one time and must be exercised within two business days after any such five trading day period, to reduce the Maximum Common Stock Consideration by any number of shares of Holdco Common Stock. If Holdco exercises such option: (i) such exercise shall be irrevocable; (ii) Holdco shall publicly announce within one business day following such exercise the new Maximum Common Stock Consideration; and (iii) if such reduction in the Holdco Common Stock in the Offer would, pursuant to the applicable rules and regulations under the Exchange Act, require an extension of the Expiration Date, (x) Holdco shall extend the Expiration Date for the minimum required period and publicly announce within one business day the new Expiration Date and (y) Holdco agrees to waive, and shall be deemed to have waived, from and after the Expiration Date prior to the extension thereof the conditions specified in the initial paragraph of Annex A hereof under clauses (v)(b), (c),
(d) (with respect to a termination by Parent or Acquisition I pursuant to Section 7.1(d)(i)) and (e)(i).

   (g) No fractional share of Holdco Common Stock or Holdco Preferred Stock shall be issued, and each person that would otherwise be entitled to receive a fractional share shall receive, in lieu thereof, without interest, cash in the amount of such fraction multiplied by the Average Parent Price (in the case of Holdco Common Stock) or $100.00 (in the case of Holdco Preferred Stock).

   (h) Not later than February 1, 2001, Holdco (or Parent on behalf of Holdco which shall become the successor registrant to Parent under the Securities Act of 1933, as amended (the "Securities Act") upon consummation of the Northrop Merger) shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 to register under the Securities Act the offer and sale of Holdco Common Stock and the Holdco Preferred Stock pursuant to the Offer (the "S-4"). The S-4 will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "Preliminary Prospectus"). Concurrently with the filing of the S-4, Acquisition I shall file with the SEC an amendment to its previously filed Tender Offer Statement on Schedule TO with respect to the Original Offer, which shall include or incorporate by reference all or part of the Preliminary Prospectus and form of transmittal letter reflecting the Offer and describing the Mergers (together with any supplements or amendments thereto, collectively the "Offer Documents"). Promptly thereafter, Parent and Holdco shall cause the Offer Documents to be disseminated to holders of Shares and Preferred Shares. The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws. The information provided and to be provided by the Company, Parent, Holdco and Acquisition I for use in the S-4 or the Offer Documents shall not, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent, Holdco, Acquisition I and the Company each agrees promptly to correct any information provided by it for use in the S-4 or the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Holdco further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares and Preferred Shares, in each case as and to the extent required by applicable federal securities laws.

   (i) Subject to the terms and conditions thereof, the Offer shall remain open until at least midnight, New York City time, on the twentieth business day following the filing of the S-4 and the amendment to the Tender Offer Statement on Schedule TO (the initial "Expiration Date," and any expiration time and date established pursuant to an authorized extension of the Offer as so extended, also an "Expiration Date"); provided, however, that without the consent of the Company Board, Holdco may: (i) from time to time extend the Offer (each such individual extension not to exceed five (5) business days after the previously scheduled Expiration Date), if at the scheduled Expiration Date any of the conditions of the Offer shall not have been satisfied or waived, until such time as such conditions are satisfied or waived to the extent permitted by this Agreement; or (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer. Parent agrees to cause Holdco to extend the Offer from time to time in accordance with this Section 1.1(i) for the shortest time periods which it reasonably believes are necessary until consummation of the Offer if the conditions of the Offer shall not have been satisfied or waived so long as this Agreement shall not have been terminated in accordance with
Article 7 hereof. Parent and Holdco shall comply with the obligations respecting prompt payment and announcement under the Exchange Act, and, without limiting the generality of the foregoing, Holdco shall, and Parent shall cause Holdco to, accept for payment, and pay for, all Shares and Preferred Shares validly tendered and not withdrawn pursuant to the Offer promptly following the acceptance of such Shares and Preferred Shares for payment pursuant to the Offer and this Agreement.

   Section 1.2. Company Action.

   (a) The Company hereby approves of and consents to the Offer and represents and warrants that the Company Board, at a meeting duly called and held, has, subject to the terms and conditions set forth herein, (i) approved this Agreement, and deems it and the Offer advisable, and fair to and in the best interests of the common stockholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby, including the Stockholder's Agreements, dated as of the date hereof, among Parent, Holdco, Acquisition I, Unitrin, Inc. (the "Stockholder's Agreement"), the Offer and the Litton Merger, in all respects and such approval constitutes approval of the Stockholder's Agreement in the form attached hereto as Exhibit D, the Offer, this Agreement and the Litton Merger for purposes of Section 203 of the DGCL and (iii) resolved to recommend that the common stockholders of the Company accept the Offer, tender their Shares thereunder to Holdco and that the stockholders of the Company approve and adopt this Agreement and the Litton Merger; provided, that such recommendation may be withdrawn, modified or amended if permitted by Sections 5.3 and 5.4. The Company consents to the inclusion of such recommendation and approval in the Offer Documents. The Company further represents that Merrill Lynch & Co. (the "Financial Adviser") has delivered to the Company Board its written opinion that the consideration to be received by the common stockholders of the Company pursuant to the Offer and the Litton Merger is fair to such stockholders from a financial point of view.

   (b) The Company hereby agrees to file with the SEC as soon as practicable after the filing by Parent and Acquisition I of the amendment to their Offer Documents pursuant to Section 1.1(h), an amendment to its Solicitation/Recommendation Statement on Schedule 14D-9 pertaining to the Offer (together with any amendments or supplements thereto, the "Schedule 14D-9") containing the recommendation described in Section 1.2(a). The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent, Holdco, or Acquisition I in writing for inclusion in the Schedule 14D-9. The Company, Parent, Holdco, and Acquisition I each agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the holders of Shares and Preferred Shares, in each case as and to the extent required by applicable federal securities laws.

   (c) In connection with the Offer, the Company will promptly furnish Parent, Holdco, and Acquisition I with mailing labels, security position listings and any available listing or computer files containing the names and addresses of the record holders of the Shares and Preferred Shares as of a recent date and shall furnish Acquisition I with such additional information and assistance (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) as Acquisition I or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares and Preferred Shares. Except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Mergers, Parent, Acquisition I and their affiliates, associates, agents and advisors shall use the information contained in any such labels, listings and files only in connection with the Offer and the Mergers, and, if this Agreement shall be terminated, will deliver to the Company all copies of such information then in their possession.

   Section 1.3. Board of Directors and Committees; Section 14(f).

   (a) Promptly upon the purchase by Holdco of Shares pursuant to the Offer and from time to time thereafter, and subject to the last sentence of this Section 1.3(a), Holdco shall be entitled to designate up to such number of directors, rounded to the nearest whole number constituting at least a majority of the directors, on the Company Board as will give Holdco representation on the Company Board equal to the product of the number of directors on the Company Board (giving effect to any increase in the number of directors pursuant to this Section 1.3) and the percentage that such number of Shares so purchased bears to the total number of outstanding Shares, and the Company shall use all reasonable efforts to, upon request by Holdco, promptly, at the Company's election, either increase the size of the Company Board or secure the resignation of such number of directors as is necessary to enable Holdco's designees to be elected to the Company Board and to cause Holdco's designees to be so elected. At such times, the Company will use its best efforts to cause persons designated by Holdco to constitute a majority of each committee of the Company Board, other than any committee of the Company Board established to take action under this Agreement. Notwithstanding the foregoing, the Company shall use all reasonable efforts to ensure that three of the members of the Company Board as of the date hereof shall remain members of the Company Board until the Effective Time (as defined in Section 2.2 hereof). If the number of directors who are members of the Company Board as of the date hereof is reduced below three prior to the Effective Time, the remaining directors who are members of the Company Board as of the date hereof (or if there is only one such director, that remaining director) shall be entitled to designate a person (or persons) to fill such vacancy (or vacancies).

   (b) The Company's obligation to appoint designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all action required pursuant to such Section and Rule in order to fulfill its obligations under this Section
1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.3. Acquisition I will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by such Section and Rule.

   (c) Following the election or appointment of Holdco's designees pursuant to this Section 1.3 and prior to the Effective Time, if there shall be any directors of the Company who were directors as of the date hereof, any amendment of this Agreement, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent, Holdco or Acquisition I or waiver of any of the Company's rights hereunder or other action adversely affecting the rights of stockholders of the Company (other than Parent, Holdco or Acquisition
I), will require the concurrence of a majority of such directors.

                                   ARTICLE 2

                                  THE MERGERS

   Section 2.1. The Mergers. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, (a) immediately prior to the purchase of Shares and Preferred Shares in the Offer and upon the terms and subject to the conditions set forth in the Northrop Merger Agreement in accordance with Section 251(g) of the DGCL, Acquisition II shall be merged with and into Parent in the Northrop Merger and (b) at the Effective Time, Acquisition I shall be merged with and into the Company in the Litton Merger. Following the Northrop Merger, Parent shall continue its corporate existence under the laws of the State of Delaware as the surviving corporation of the Northrop Merger (the "Northrop Surviving Corporation") and a wholly owned subsidiary of Holdco and the separate corporate existence of Acquisition II shall cease. Following the Litton Merger, the Company shall continue its corporate existence under the laws of the State of Delaware as the surviving corporation of the Litton Merger (the "Litton Surviving Corporation") and a subsidiary of Holdco and the separate corporate existence of Acquisition I shall cease.

   Section 2.2. Effective Time. The term "Effective Time" shall mean the time and date of the filing of a properly executed and certified certificate of merger relating to the Litton Merger with the Secretary of State of the State of Delaware or such other time and date as is permissible in accordance with the DGCL and as the Company and Parent may agree; provided, however, that, in any event, the Effective Time shall not be prior to the Closing (as defined in Section 2.3) and shall be as soon as practicable thereafter. The term "Northrop Effective Time" shall mean the time and date of the filing of a properly executed and certified certificate of merger relating to the Northrop Merger with the Secretary of State of the State of Delaware.

   Section 2.3. Closing of the Litton Merger. Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article 6, the closing of the Litton Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the second business day after satisfaction or valid waiver of the latest to occur of the conditions set forth in Article 6 at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, unless another time, date or place is agreed to in writing by the parties hereto.

   Section 2.4. Effects of the Mergers. The Mergers shall have the effects set forth in the DGCL.

   Section 2.5. Certificates of Incorporation and Bylaws.

   (a) The Restated Certificate of Incorporation of the Company in effect at the Effective Time shall be the Certificate of Incorporation of the Litton Surviving Corporation until thereafter amended in accordance with applicable law and such Restated Certificate of Incorporation; provided, however, that Article Fourth, Section 1 of the Restated Certificate of Incorporation of the Company shall be amended in its entirety to read as follows: "The Corporation shall be authorized to issue 3,000,000 shares of Common Stock, par value $1.00 per share, 600,000 shares of Preferred Stock, par value $5.00 per share and 1,000 shares of Preference Stock, par value $2.50 per share." The Bylaws of the Company in effect at the Effective Time shall be the Bylaws of the Litton Surviving Corporation until amended in accordance with applicable law, the Certificate of Incorporation of the Litton Surviving Corporation and such Bylaws.

   (b) In accordance with the Northrop Merger Agreement and Section 251(g) of the DGCL, the Certificate of Incorporation of the Northrop Surviving Corporation immediately following the Northrop Effective Time shall be substantially identical to the Certificate of Incorporation of Parent immediately prior to the Northrop Effective Time, except that the name of the Northrop Surviving Corporation shall be changed to "Northrop Grumman Operating Corporation," and a provision shall be added to the Certificate of Incorporation of the Northrop Surviving Corporation requiring that any act or transaction by or involving the Northrop Surviving Corporation that requires the approval of the stockholders of the Northrop Surviving Corporation for its adoption shall, by specific reference to Section 251(g), also require the approval of the stockholders of Holdco

(or any successor by merger), by the same vote as is required with respect to the stockholders of the Northrop Surviving Corporation. The Bylaws of Parent in effect at the Northrop Effective Time shall be the Bylaws of the Northrop Surviving Corporation until amended in accordance with applicable law, the Certificate of Incorporation of the Northrop Surviving Corporation and such Bylaws.

   (c) In accordance with the Northrop Merger Agreement and Section 251(g) of the DGCL, the Certificate of Incorporation and the Bylaws of Holdco immediately following the Northrop Effective Time will contain provisions identical to those in the Certificate of Incorporation and Bylaws of Parent immediately prior to the Northrop Effective Time, except as otherwise permitted by Section 251(g) and except that immediately after the Northrop Effective Time the name of Holdco shall be changed to "Northrop Grumman Corporation."

   Section 2.6. Directors. The directors of Acquisition I at the Effective Time shall be the initial directors of the Litton Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Litton Surviving Corporation until such director's successor is duly elected or appointed and qualified. The directors of Parent at the Northrop Effective Time shall be the initial directors of the Northrop Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Northrop Surviving Corporation until such director's successor is duly elected or appointed and qualified. In accordance with the Northrop Merger Agreement and Section 251(g) of the DGCL, the directors of Parent at the Northrop Effective Time shall be the initial directors of Holdco, each to hold office in accordance with the Certificate of Incorporation and Bylaws of Holdco until such director's successor is duly elected or appointed and qualified.

   Section 2.7. Officers. The officers of the Company at the Effective Time shall be the initial officers of the Litton Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Litton Surviving Corporation until such officer's successor is duly elected or appointed and qualified. The officers of Parent at the Northrop Effective Time shall be the initial officers of the Northrop Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Northrop Surviving Corporation until such officer's successor is duly elected or appointed and qualified. In accordance with the Northrop Merger Agreement and Section 251(g) of the DGCL, the officers of Parent at the Northrop Effective Time shall be the initial officers of Holdco, each to hold office in accordance with the Certificate of Incorporation and Bylaws of Holdco until such officer's successor is duly elected or appointed and qualified.

   Section 2.8. Conversion of Shares in the Litton Merger.

   (a) At the Effective Time, each Share held by the Company as treasury stock, held by any subsidiary of the Company, or owned by Holdco or any of its subsidiaries, immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto. Unless the context otherwise requires, each reference in this Agreement to the Shares shall include the associated Rights.

   (b) At the Effective Time, each share of common stock of Acquisition I outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Litton Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Litton Surviving Corporation (other than as contemplated by Section 2.8(d)).

   (c) At the Effective Time, except as otherwise provided in Sections 2.8(a) or 2.11, each Share issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive an amount of cash equal to the Per Share Amount, without interest (the "Merger Consideration").

   (d) At the Effective Time, each issued and outstanding Preferred Share (other than any such shares held by Holdco, which shares shall be cancelled at the Effective Time) shall remain outstanding, without any change, as a share of the Series B $2 Cumulative Preferred Stock, par value $5.00 per share of the Litton Surviving Corporation.

   Section 2.9. Payment of Merger Consideration in the Litton Merger.

   (a) From time to time following the Effective Time, as necessary to satisfy the requirements of Section 2.9(b), Parent and Holdco shall deliver to such agent or agents as may be appointed by Parent and Holdco and reasonably satisfactory to the Company (the "Payment Agent") for the benefit of the holders of Shares, in cash the aggregate amount necessary to pay the Merger Consideration (such cash hereinafter referred to as the "Merger Fund") payable and issuable pursuant to Section 2.8 in exchange for outstanding Shares.

   (b) As soon as reasonably practicable after the Effective Time, the Payment Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Payment Agent together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Consideration which such holder has the right to receive pursuant to the provisions of this Article 2 and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a transferee if the Certificate representing such Shares is presented to the Payment Agent accompanied by all documents required to effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this Section 2.9. Holders of Shares in book-entry form will be entitled to receive upon delivery to the Paying Agent of a properly completed letter of transmittal, the Merger Consideration payable for each Share held by such holders in book-entry form.

   (c) In the event that any Certificate for Shares shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to this Agreement; provided, however, that Parent or its Payment Agent may, in its discretion, require the delivery of a suitable bond or indemnity up to the maximum amount of the Merger Consideration to be paid.

   (d) All Merger Consideration paid upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares; subject, however, to the Litton Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such Shares in accordance with the terms of this Agreement, or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Litton Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Litton Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this
Article 2.

   (e) Any portion of the Merger Fund which remains undistributed to the stockholders of the Company for six months after the Effective Time shall be delivered to Holdco upon demand and any stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Holdco for payment of their claim for the Merger Consideration.

   (f) Neither Holdco nor the Company shall be liable to any holder of Shares for cash from the Merger Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   Section 2.10. Stock Options in the Litton Merger.

   (a) As of the Effective Time, each outstanding option to purchase Shares that has been granted by the Company (a "Company Stock Option" or collectively "Company Stock Options") that is then vested (an "A Option") shall be converted into the right to receive a cash payment in accordance with the terms of this
Section 2.10(a). All plans or agreements pursuant to which any Company Stock Option or Share of restricted stock ("Restricted Stock") or deferred stock unit has been issued or may be issued are referred to collectively as the "Company Plans." Immediately following the Effective Time, Holdco shall pay, or cause Litton Surviving Corporation to pay, to each holder of an A Option, in cancellation of such A Option, an amount of cash equal to (x) the excess of (i) the Cash Consideration over (ii) the per-share exercise price of such Company Stock Option times (y) the number of Shares subject to such Company Stock Option, subject to all required tax withholding.

   (b) As of the Effective Time and subject to Section 2.10(c), Holdco shall convert each outstanding Company Stock Option that is not an A Option (a "B Option") into an option to purchase shares of Holdco Common Stock in accordance with the terms of this Section 2.10(b). Each B Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such B Option, a number of shares of Holdco Common Stock (the "New Share Number") equal to the number of Shares subject to such B Option times the Common Stock Consideration at a price per share equal to the aggregate exercise price of such B Option divided by the New Share Number; provided, however, that in the case of any B Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("incentive stock options") the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

   (c) Holdco's conversion of B Options in accordance with Section 2.10(b) shall only apply to 1,244,523 unvested options as disclosed by the Company as of January 12, 2001. Any B Options in excess of such 1,244,523 options shall be converted (on a pro rata basis applicable to all B Options) into a right to receive a cash payment in accordance with Section 2.10(a).

   (d) Holdco shall have the option to provide the holders of A Options, and the holders of B Options to the extent applicable B Options are subject to the conversion set forth in Section 2.10(c), the opportunity to elect, before the Effective Time, to have some or all of their A Options or B Options, as the case may be, to be instead converted into options to acquire Holdco Common Stock pursuant to Section 2.10(b), as if they were B Options; provided, that, if Holdco elects to provide optionholders the election provided for herein, A Options and B Options shall be converted into options to acquire Holdco Common Stock on a pro rata basis pursuant to this Section 2.10(d) only to the extent that such conversion would not, separately or together with the other transactions contemplated by this Agreement, require a vote of Parent or Holdco stockholders pursuant to applicable law or the rules of any national securities exchange.

   (e) It is acknowledged and agreed that each share of Restricted Stock that is outstanding immediately prior to the consummation of the Offer will vest (and all restrictions will lapse) upon the consummation of the Offer and all deferred stock units will become immediately due and payable upon consummation of the Offer. Therefore holders of such Restricted Stock shall thereupon be entitled to receive the Merger Consideration in the Merger as set forth in
Section 2.9.

   (f) As soon as practicable after the Effective Time, Holdco shall deliver to the holders of B Options appropriate notices setting forth such holders' rights pursuant to the Company Plan and that the agreements evidencing the grants of such B Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.10 after giving effect to the Litton Merger). Holdco shall comply with the terms of the Company Plans and ensure, to the extent required by and subject to the provisions of such Plans, that B Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Holdco after the Effective Time.

   (g) Holdco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Holdco Common Stock for delivery upon exercise of B Options assumed in accordance with Section 2.10(b). At the Effective Time, Holdco shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Holdco Common Stock subject to any options held by persons who are or were directors, officers or employees of the Company or its subsidiaries and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

   (h) At or before the Effective Time, the Company shall cause to be effected any necessary amendments to the Company Plans to give effect to the foregoing provisions of this Section 2.10.

   Section 2.11. Dissenting Shares in the Litton Merger. Shares outstanding immediately prior to the Effective Time and held by a holder who has neither voted in favor of the Litton Merger nor consented thereto in writing and who shall have demanded appraisal for such Shares in accordance with the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses its right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses its right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Cash Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares. Except as required by applicable law or with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

   Section 2.12. Conversion of Shares and Other Matters in the Northrop Merger. All matters pertaining to the conversion of outstanding capital stock, and associated rights, of Parent into capital stock and associated rights of Holdco in the Northrop Merger shall be governed by the terms and provisions of the Northrop Merger Agreement and Section 251(g) and other applicable provisions of the DGCL.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   Except as publicly disclosed by the Company in the Company SEC Reports and except as set forth on the Disclosure Schedule (it being agreed that disclosure of any item in such schedules shall be deemed disclosure with respect to any section of this Agreement to which the relevance of such item is apparent) previously delivered by the Company to Parent (the "Company Disclosure Schedule"), the Company hereby represents and warrants to each of Parent, Holdco and Acquisition I as follows:

   Section 3.1. Organization and Qualification; Subsidiaries.

   (a) Section 3.1 of the Company Disclosure Schedule identifies each subsidiary of the Company as of the date of the Original Agreement and its respective jurisdiction of incorporation or organization, as the case may be. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. The Company has heretofore delivered to Acquisition I or Parent accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of the Company and its subsidiaries.

   (b) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any changes or effects that, individually or in the aggregate, are materially adverse to the business, assets, long-term earning capacity or financial condition of the Company and its subsidiaries, taken as whole, other than any changes or effects arising out of (i) general economic conditions,
(ii) conditions generally affecting industries in which the Company operates,
(iii) the financial markets or (iv) the entering into or the public announcement or disclosure of this Agreement or the transactions contemplated hereby.

   Section 3.2. Capitalization of the Company and its Subsidiaries.

   (a) The authorized capital stock of the Company consists of (i) 120 million Shares, of which, as of November 30, 2000, 45,518,647 Shares were issued and outstanding, excluding 2,734,083 Shares held in the Company's treasury, (each together with a Share purchase right (the "Rights") issued pursuant to the Stockholder Rights Plan dated as of August 17, 1994 (the "Rights Plan") between the Company and The Bank of New York, as Rights Agent), (ii) 22 million shares of preferred stock, par value $5.00 per share, of which, as of November 30, 2000, 410,643 Preferred Shares were issued and outstanding and 150,000 shares were designated as Series A Participating Preferred Stock and were reserved for issuance under the Rights Plan and (iii) 8 million shares of preference stock, par value $2.50 per share, no shares of which are outstanding. All of the outstanding Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of November 30, 2000, 5,194,720 Shares were reserved for issuance pursuant to outstanding Company Stock Options. Between August 1, 2000 and the date of the Original Agreement, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on the date of the Original Agreement, and between August 1, 2000 and the date of the Original Agreement no stock options have been granted. Except (i) as set forth above, (ii) for 168,786 Shares issuable pursuant to performance-based restricted stock or deferred stock units and
(iii) for the Rights, as of November 30, 2000, there were outstanding (A) no shares of capital stock or other voting securities of the Company, (B) no securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (C) no options or other rights to acquire from the Company or its subsidiaries and, no obligations of the Company or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (D) no equity equivalent interests in the ownership or earnings of the Company or its subsidiaries (collectively "Company Securities"). As of the date of the Original Agreement, there are no outstanding obligations of the Company or its subsidiaries to repurchase redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company.

   (b) All of the outstanding capital stock of the Company's subsidiaries (other than director's qualifying shares in the case of foreign subsidiaries) is owned by the Company, or one of its subsidiaries, directly or indirectly, free and clear of any material Lien or any other material limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of law) and except for any Liens which are incurred in the ordinary course of business. There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for, the issuance or sale, directly or indirectly, by the Company or any of its subsidiaries of any capital stock or other ownership interests in or any other securities of any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including without limitation any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

   (c) The Shares and the Preferred Shares constitute the only classes of equity securities of the Company or its subsidiaries registered or required to be registered under the Exchange Act.

   (d) The Company has amended the Rights Plan so that none of Parent, Holdco or Acquisition I shall be deemed to be an Acquiring Person (as defined in the Rights Plan) as a result of the execution and delivery of this Agreement or consummation of the transactions contemplated hereby.

   Section 3.3. Authority Relative to this Agreement; Recommendation.

   (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except the approval and adoption of this Agreement by the holders of a majority of the outstanding Shares and Preferred Shares, voting together as one class. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent, Holdco and Acquisition I, constitutes a valid, legal and binding agreement of the Company enforceable, against the Company in accordance with its terms.

   (b) The members of the Company Board present at a duly called meeting have unanimously resolved to recommend that the stockholders of the Company approve and adopt this Agreement.

   Section 3.4. SEC Reports; Financial Statements.

   (a) The Company has filed all required forms, reports and documents ("Company SEC Reports") with the SEC since October 1, 1997, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein, or necessary, in order to make the statements therein in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Company included in the Company SEC Reports and the unaudited financial statements contained in the Company's quarterly report on Form 10-Q for the quarter ended October 31, 2000 have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended, except, in the case of unaudited interim financial statements, for normal year-end audit adjustments and the fact that certain information and notes have been condensed or omitted in accordance with the applicable rules of the SEC.

   (b) The Company has heretofore made available or promptly will make available to Acquisition I or Parent a complete and correct copy of any amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

   Section 3.5. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein not misleading and (ii) the proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Litton Merger (the "Proxy Statement") will, at the date the Proxy Statement is mailed to stockholders of the Company or at the time of the meeting of stockholders of the Company to be held in connection with the Litton Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary, in order to make the statements therein in light of the circumstances under which they are made, not misleading. The Proxy Statement insofar as it relates to the meeting of the Company's stockholders to vote on the Litton Merger will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Offer Documents or provided by the Company in the Schedule 14D-9 will, at the respective times that the Offer Documents and the Schedule 14D-9 or any amendments or supplements thereto are filed with the SEC and are first published or sent or given to holders of Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   Section 3.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), foreign antitrust laws and the filing and recordation of the Merger Certificate as required by the DGCL, no filing with or notice to and no permit, authorization, consent or approval of any court or tribunal, or administrative governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Company Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or Bylaws (or similar governing documents) of the Company or any of its subsidiaries, (b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (c) except as set forth in Section 3.6 of the Company Disclosure Schedule, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of (b) or (c), for violations breaches or defaults which would not have a Company Material Adverse Effect.

   Section 3.7. No Default. None of the Company or its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or Bylaws (or similar governing documents), (b) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (c) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of (b) or (c), for violations, breaches or defaults that would not have a Company Material Adverse Effect.

   Section 3.8. Absence of Changes. Since July 31, 2000, there have been no events, changes or effects with respect to the Company or its subsidiaries that would have a Company Material Adverse Effect.

   Section 3.9. Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which would have a Company Material Adverse Effect or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement. None of the Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree of any Governmental Entity that would have a Company Material Adverse Effect or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

   Section 3.10. Compliance with Applicable Law. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits") except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Company Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits except where the failure so to comply would not have a Company Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except that no representation or warranty is made in this Section 3.10 with respect to Environmental Laws (as defined in Section 3.12 below) or any action or circumstance referred to in Section 3.16 and except for violations or possible violations which would not have a Company Material Adverse Effect. To the knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or threatened nor has any Governmental Entity indicated an intention to conduct the same, other than such investigations or reviews as would not have a Company Material Adverse Effect.

   Section 3.11. Employee Benefit Plans; Labor Matters.

   (a) Section 3.11(a) of the Company Disclosure Schedule lists all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements maintained or contributed to by the Company or any of its subsidiaries for the benefit of or relating to any employee of the Company, or any of its subsidiaries, excluding plans, programs, agreements and arrangements under which the Company has no remaining obligations, each individual agreement under which the Company's future obligations and potential obligations do not exceed $200,000 per year or $600,000 in the aggregate, payroll practices, and any plans, programs, agreements and arrangements that are required to be maintained by the Company or any of its subsidiaries under the laws of any foreign jurisdiction (together the "Employee Plans"), other than those referred to in Section 4(b)(4) of ERISA. The Company has made available to Parent a copy of the documents and instruments governing each such Employee Plan (other than those referred to in Section 4(b)(4) of ERISA). No event has occurred and, to the knowledge of the Company, there currently exists no condition or set of circumstances in connection with which the Company or any of its subsidiaries would be subject to any material liability under the terms of any Employee Plans, ERISA, the code or any other applicable law, including, without limitation, any liability under Title IV of ERISA.

   (b) Section 3.11(b) of the Company Disclosure Schedule sets forth a list of
(i) all employment agreements with executive officers of the Company ("Employment Agreements"); and (ii) all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $200,000. The Company has made available to Parent copies or descriptions of all such agreements.

   (c) There will be no material payment, accrual of additional benefits, acceleration of payments or vesting in any benefit under any Employee Plan or any agreement or arrangement disclosed under this Section 3.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

   (d) No Employee Plan that is a welfare benefit plan within the meaning of
Section 3(1) of ERISA (other than a plan covering only one individual employee or former employee and his or her dependents) provides material benefits to former employees of the Company or its ERISA Affiliates other than pursuant to
Section 4980B of the Code.

   (e) There are no material controversies pending or, to the knowledge of the Company, threatened between the Company or any of its subsidiaries and any of their respective employees. Section 3.11(e) of the Company Disclosure Schedule lists each collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries in the United States. The Company does not have knowledge of any material activities or proceedings of any labor union to organize any employees of the

Company or its subsidiaries. The Company has no knowledge of any material strikes, slowdowns, work stoppages, lockouts or threats thereof by or with respect to any employees of the Company or any of its subsidiaries.

   Section 3.12. Environmental Laws and Regulations.

   (a) (i) Each of the Company and its subsidiaries is in compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively "Environmental Laws"), except for non-compliance that would not have a Company Material Adverse Effect, which compliance includes but is not limited to, the possession by the Company and its subsidiaries of all material permits and other material authorizations by Governmental Entities required under applicable Environmental Laws and compliance with the terms and conditions thereof; and (ii) none of the Company or its subsidiaries has received written notice of or, to the knowledge of the Company, is the subject of any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that would have a Company Material Adverse Effect.

   (b) Except as disclosed in the Company SEC Reports, there are no Environmental Claims that would have a Company Material Adverse Effect that are pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

   Section 3.13 Taxes.

   (a) Definitions. For purposes of this Agreement:

     (i) the term "Income Tax" shall mean any federal, state, local or foreign Tax (A) based upon, measured by, or calculated with respect to net income or profits (including capital gains Taxes, alternative minimum Taxes and Taxes on items of Tax preference), or (B) based upon, measured by, or calculated with respect to multiple bases (including corporate franchise Taxes), if one or more of the principal bases on which such Tax may be based, measured by, or calculated with respect to is described in clause
  (A).

     (ii) the term "Tax" (including "Taxes") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, estimated, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and
  (C) any liability for the payment of amounts described in clauses (A) or
  (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

     (iii) the term "Tax Return" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

   (b) The Company and its subsidiaries have timely filed (taking into account extensions) all material Income Tax Returns they are required to have filed. All Income Tax Returns filed by the Company and its subsidiaries are accurate and correct in all material respects.

   (c) Except as disclosed in the Company SEC Reports, the Company and its subsidiaries have timely paid all material Income Taxes that have become due or payable (other than Taxes being contested in good faith and for which adequate reserves have been established) and have adequately reserved for in accordance with generally accepted accounting principles all material Income Taxes (whether or not shown on any Tax Return) that have accrued but are not yet due or payable.

   (d) Except as set forth in the Company SEC Reports, no claim for assessment or collection of material Income Taxes is presently being asserted against the Company or its subsidiaries and there is no presently pending audit examination, refund claim, litigation, proceeding, proposed adjustment or matter in controversy with respect to any material Income Taxes due and owing by the Company or any of its subsidiaries.

   (e) Neither the Company nor any subsidiary of the Company has filed any waiver of the statute of limitations applicable to the assessment or collection of any federal Income Tax which remains open.

   (f) Neither the Company nor any subsidiary of the Company is a party to any tax indemnity agreement, tax sharing agreement, or other agreement under which it reasonably expects to become liable to another person as a result of the imposition of a material Income Tax upon any person, or the assessment or collection of such a Tax.

   (g) The Company and each of its subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of federal Income Taxes.

   (h) The representations contained in subparagraphs (b) through (d) and subparagraph (g) hereof are true and correct with respect to all Taxes other than Income Taxes and all Tax Returns with respect to Taxes other than Income Taxes, as applicable, except for such failures that would not have a Company Material Adverse Effect.

   (i) Neither the Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company or any of its subsidiaries, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

   Section 3.14. Intellectual Property; Software.

   (a) Each of the Company and its subsidiaries owns or possesses adequate licenses or other valid rights to use all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefor owned or used by the Company and its subsidiaries (the "Company Intellectual Property Rights"), except where the failure to own or possess valid rights to use such Company Intellectual Property Rights would not have a Company Material Adverse Effect.

   (b) Except for any of the following which would not have a Company Material Adverse Effect:

     (i) the validity of the Company Intellectual Property Rights and the title thereto of the Company or any subsidiary, as the case may be, is not being questioned in any litigation to which the Company or any subsidiary is a party, and

     (ii) the conduct of the business of the Company and its subsidiaries as now conducted does not, to the knowledge of the Company, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. To the knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of any Company Intellectual Property Rights.

   Section 3.15. Government Contracts.

   (a) Except as disclosed in Section 3.9 or Section 3.15 of the Company Disclosure Schedule, to the knowledge of the Company, with respect to its Government Contracts, there is, as of the date of the Original Agreement, no
(i) civil fraud or criminal investigation by any Governmental Entity that would have a Company Material Adverse Effect, (ii) suspension or debarment proceeding (or equivalent proceeding) against the

Company or any of its subsidiaries that would have a Company Material Adverse Effect, (iii) request by the U.S. Government for a contract price adjustment based on a claimed disallowance by the Defense Contract Audit Agency or claim of defective pricing in excess of $40 million, (iv) dispute between the Company or any of its subsidiaries and the U.S. Government which, since August 1, 2000, has resulted in a government contracting officer's determination and finding final decision where the amount in controversy exceeds or is expected to exceed $40 million or (v) claim or equitable adjustment by the Company or any of its subsidiaries against the U.S. Government in excess of $40 million.

   (b) For the purposes of this Agreement, with respect to any party, "Government Contract" means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, Bid, change order, arrangement or other commitment of any kind relating to the business of such party between such party and (i) the U.S. Government or (ii) any prime contractor to the U.S. Government. For the purposes of this Agreement, with respect to any party, "Bid" means any quotation, bid or proposal by such party or any of its affiliates which, if accepted or awarded, would lead to a Contract with the U.S. Government or any prime contractor to the U.S. Government, for the design, manufacture or sale of products or the provision of services by such party. For the purposes of this Agreement, with respect to any party, "Contracts" means all contracts, agreements, leases (including leases of real property), licenses, commitments, sales and purchase orders, intercompany work transfer agreements (with respect to work by or for another or such party's businesses) and other instruments of any kind, whether written or oral.

   Section 3.16. Certain Business Practices. To the knowledge of the Company, none of the Company, any of its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment, which in any event would be material to the Company.

   Section 3.17. Vote Required. The affirmative vote of the holders of a class, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement.

   Section 3.18. Opinion of Financial Adviser. Merrill Lynch & Co. (the "Company Financial Adviser") has delivered to the Company Board its written opinion dated the date of this Agreement to the effect that as of such date the consideration to be received by the holders of Shares in the Offer and the Litton Merger is fair to the holders of Shares from a financial point of view.

   Section 3.19. Brokers. No broker, finder or investment banker (other than the Company Financial Adviser, a true and correct copy of whose engagement agreement has been provided to Acquisition I or Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

   Section 3.20. Problems with Customers. Except as provided in Schedule 3.20 of the Company Disclosure Schedule, from July 31, 2000 to the date of the Original Agreement: (a) no customer of the Company or any of its subsidiaries has canceled or otherwise terminated its relationship with the Company or any of its subsidiaries, except cancellations and terminations that would not have a Company Material Adverse Effect; (b) to the knowledge of the Company, no customer of the Company or any of its subsidiaries has overtly threatened to cancel or otherwise terminate its relationship with the Company or any of its subsidiaries or its usage of the services of the Company or any of its subsidiaries, except cancellations and terminations that would not have a Company Material Adverse Effect; and (c) the Company and its subsidiaries have no direct or indirect ownership interest that is material to the Company and its subsidiaries taken as a whole in any customer of the Company or any of its subsidiaries.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                      OF PARENT, HOLDCO AND ACQUISITION I

   Except as publicly disclosed by Parent in the Parent SEC Reports and except as set forth on the Disclosure Schedule (it being agreed that disclosure of any item in such schedules shall be deemed disclosure with respect to any section of this Agreement to which the relevance of such item is apparent) previously delivered by Parent to the Company (the "Parent Disclosure Schedule"), Parent, Holdco and Acquisition I hereby represent and warrant to the Company as follows:

   Section 4.1. Organization.

   (a) Each of Parent, Holdco and Acquisition I is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Parent has heretofore delivered to the Company accurate and complete copies of the Certificate of Incorporation and Bylaws as currently in effect of Parent, Holdco and Acquisition I.

   (b) Each of Parent, Holdco and Acquisition I is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means any changes or effects that, individually or in the aggregate, are materially adverse to the business, assets, long-term earning capacity or financial condition of Parent and its subsidiaries, taken as whole, other than any changes or effects arising out of (i) general economic conditions, (ii) conditions generally affecting industries in which Parent operates, (iii) the financial markets or (iv) the entering into or the public announcement or disclosure of this Agreement or the transactions contemplated hereby

   Section 4.2. Capitalization of Parent and its Subsidiaries.

   (a) The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock, of which, as of September 30, 2000, 71,725,672 shares of Parent Common Stock were issued and outstanding (each together with a right to purchase preferred stock of Parent (the "Parent Rights") issued pursuant to the Rights Agreement between Parent and Chase Mellon Shareholder Services, L.L.C., dated as of September 23, 1998 and 10,000,000 shares of preferred stock, $1.00 par value per share, none of which are outstanding. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of September 30, 2000, (X) 4,707,506 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options and (Y) there were 255,451 shares of Parent Common Stock subject to Parent Restricted Stock Rights and up to 1,168,512 shares of Parent Common Stock issuable under Parent Restricted Performance Stock Rights outstanding. Between September 30, 2000 and the date hereof, no shares of Parent's capital stock have been issued other than pursuant to stock options already in existence on such date and except for grants of stock options, restricted stock rights and restricted performance stock rights to employees, officers and directors in the ordinary course of business consistent with past practice between September 30, 2000 and the date hereof, no stock options have been granted. Except as set forth above and except for the Parent Rights, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or its subsidiaries convertible into or exchangeable for shares of capital stock, or voting securities of Parent, (iii) no options or other rights to acquire from Parent or its subsidiaries and no obligations of Parent or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent and (iv) except for Parent's Non-Employee Directors Equity Participation Plan, no equity equivalent interests in the ownership or earnings of Parent or its subsidiaries or other similar rights (collectively "Parent Securities"). As of the date hereof, there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of capital stock of Parent.

   (b) The Parent Common Stock and the Parent Rights constitute the only classes of equity securities of Parent or its subsidiaries registered or required to be registered under the Exchange Act.

   (c) The authorized capital stock of Holdco and the issued and outstanding capital stock of Holdco as of the date of purchase of Shares and Preferred Shares in the Offer will be the same as that of Parent immediately prior to such date, except, in each case, as otherwise contemplated by this Agreement. The shares of Holdco Common Stock and the shares of Holdco Preferred Stock to be issued in the Offer have been duly authorized by all necessary corporate action on the part of Holdco and when issued in accordance with the terms hereof will be validly issued, fully paid, non-assessable and free of preemptive rights.

   Section 4.3. Authority Relative to this Agreement and the Northrop Merger Agreement. Each of Parent, Holdco, Acquisition I and Acquisition II, as applicable has all necessary corporate power and authority to execute and deliver this Agreement and the Northrop Merger Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Northrop Merger Agreement by Parent, Holdco, Acquisition I and Acquisition II and the consummation by such parties of the transactions contemplated hereby and thereby have been duly and validly authorized by the boards of directors of Parent, Holdco, Acquisition I and Acquisition II, as applicable, by Parent as the sole stockholder of Holdco and by Holdco as the sole stockholder of Acquisition I and Acquisition II and no other corporate proceedings on the part of Parent, Holdco, Acquisition I or Acquisition II are necessary to authorize this Agreement or the Northrop Merger Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and the Northrop Merger Agreement have been duly and validly executed and delivered by each of Parent, Holdco, Acquisition I and Acquisition II, as applicable, and, assuming due authorization, execution and delivery by the Company, as applicable, constitutes a valid, legal and binding agreement of each of Parent, Holdco, Acquisition I and Acquisition II enforceable against each of Parent, Holdco, Acquisition I and Acquisition II in accordance with its terms.

   Section 4.4. SEC Reports; Financial Statements.

   (a) Parent has filed all required forms, reports and documents ("Parent SEC Reports") with the SEC since December 31, 1997, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms reports and documents were filed. None of such Parent SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein, or necessary, in order to make the statements therein in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of Parent included in the Parent SEC Reports and the unaudited financial statements contained in Parent's quarterly report on Form 10-Q for the quarter ended September 30, 2000 have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended, except, in the case of unaudited interim financial statements, for normal year-end audit adjustments and the fact that certain information and notes have been condensed or omitted in accordance with the applicable rules of the SEC.

   (b) Parent has heretofore made available or promptly will make available to the Company a complete and correct copy of any amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Exchange Act.

   Section 4.5. Information Supplied. None of the information supplied or to be supplied by Parent, Holdco or Acquisition I in writing for inclusion or incorporation by reference in the S-4, the Proxy Statement or the Schedule 14D-9 will, at the respective times that the S-4, the Proxy Statement and the
Schedule 14D-9 or any amendments or supplements thereto are filed with the SEC and are first published or sent or given to holders of Shares, and in the case of the S-4, at the time that it becomes effective under the Securities Act, and in the case of the Proxy Statement, at the time that it or any amendment or supplement thereto is mailed to the Company's stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder.

   Section 4.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under and other applicable requirements of the Securities Act, the Exchange Act, the HSR Act, foreign antitrust laws and the filing and recordation of the Merger Certificate as required by the DGCL, no filing with or notice to, and no permit authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent, Holdco, Acquisition I or Acquisition II of this Agreement or the consummation by Parent, Holdco, Acquisition I or Acquisition II of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Parent Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by Parent, Holdco, Acquisition I or Acquisition II nor the consummation by Parent, Holdco, Acquisition I or Acquisition II of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of Parent, Holdco, Acquisition I or Acquisition II or any of Parent's other subsidiaries, (b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, Holdco, Acquisition I or Acquisition II or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent, Holdco, Acquisition I or Acquisition II or any of Parent's other subsidiaries or any of their respective properties or assets except, in the case of (b) or
(c), for violations breaches or defaults which would not have a Parent Material Adverse Effect.

   Section 4.7. No Default. None of Parent or its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or Bylaws (or similar governing documents), (b) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (c) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties or assets except, in the case of (b) or (c), for violations, breaches or defaults that would not have a Parent Material Adverse Effect.

   Section 4.8. Absence of Changes. Since September 30, 2000, there have been no events, changes or effects with respect to Parent or its subsidiaries that would have a Parent Material Adverse Effect.

   Section 4.9. Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which would have a Parent Material Adverse Effect or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement. None of Parent or its subsidiaries is subject to any outstanding order, writ, injunction or decree of any Governmental Entity that would have a Parent Material Adverse Effect or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

   Section 4.10. Compliance with Applicable Law. Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Parent Material Adverse Effect. Parent and its subsidiaries are in compliance with the terms of the Parent Permits except where the failure so to comply would not have a Parent Material Adverse Effect. The businesses of Parent and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except that no representation or warranty is made in this Section 4.10 with respect to Environmental Laws and except for violations or possible violations which would not have a Parent Material Adverse Effect. To the knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or its subsidiaries is pending or threatened nor has any Governmental Entity indicated an intention to conduct the same, other than such investigations or reviews as would not have a Parent Material Adverse Effect.

   Section 4.11. Employee Benefit Plans; Labor Matters. With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA) maintained or contributed to by Parent or any of its subsidiaries or with respect to which Parent or any of its subsidiaries could incur liability under
Section 4069, 4212(c) or 4204 of ERISA (the "Parent Benefit Plans") no event has occurred and, to the knowledge of Parent, there currently exists no condition or set of circumstances in connection with which Parent or any of its subsidiaries could be subject to any liability under the terms of the Parent Benefit Plans, ERISA, the Code or any other applicable law which could not be corrected under one or more of the Internal Revenue Service voluntary compliance programs at a cost which will not have a Parent Material Adverse Effect. There is no pending or threatened labor dispute, strike or work stoppage against Parent or any of its subsidiaries which would have a Parent Material Adverse Effect.

   Section 4.12. Environmental Laws and Regulations.

   (a) (i) Each of Parent and its subsidiaries is in compliance with all Environmental Laws, except for non-compliance that would not have a Parent Material Adverse Effect, which compliance includes but is not limited to, the possession by Parent and its subsidiaries of all material permits and other material authorizations by Governmental Entities required under applicable Environmental Laws and compliance with the terms and conditions thereof; and
(ii) none of Parent or its subsidiaries has received written notice of or, to the knowledge of Parent, is the subject of any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (a "Parent Environmental Claim") that would have a Parent Material Adverse Effect.

   (b) Except as disclosed in the Parent SEC Reports, there are no Parent Environmental Claims that would have a Parent Material Adverse Effect that are pending or, to the knowledge of Parent, threatened against Parent or its subsidiaries or, to the knowledge of Parent, against any person or entity whose liability for any Parent Environmental Claim Parent or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

   Section 4.13. Tax Matters.

   (a) Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries have accurately prepared and duly filed with the appropriate federal, state, local and foreign taxing authorities all tax returns, information returns and reports required to be filed with respect to Parent and its subsidiaries and have paid in full or made adequate provision for the payment of all Taxes.

   (b) Neither Parent, Acquisition I, Acquisition II nor Holdco has taken or agreed to take any action that would prevent the Offer and the Northrop Merger, taken together, from qualifying as an exchange described in Section 351 of the Code.

   Section 4.14. Brokers. No broker, finder or investment banker (other than the Parent's investment bankers and financial advisers) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition I.

   Section 4.15. Adequate Funds. Parent has sufficient funds or firm commitment letters from nationally recognized lending institutions for, and will have at the time the conditions to the Offer are satisfied or waived and at the Effective Time sufficient funds, for the payment of the aggregate Cash Consideration and to perform its obligations with respect to the transactions contemplated by this Agreement, and Holdco has taken all action required to reserve for issuance the Holdco Common Stock and Holdco Preferred Stock to be issued in the Offer. Parent has provided the Company with accurate and complete copies of the commitment letters which it has obtained to provide funds for the transactions contemplated by this Agreement.

   Section 4.16. No Prior Activities. Except for obligations incurred in connection with its incorporation or organization of the negotiation and consummation of this Agreement and the transactions contemplated hereby, none of Holdco, Acquisition I or Acquisition II has incurred any obligation or liability or engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

   Section 4.17. No Vote Required. No vote is required by the holders of any class or series of Parent's or Holdco's (other than Parent) capital stock to approve and adopt this Agreement (including without limitation, the Northrop Merger Agreement) or pursuant to the rules of any national securities exchange as a result of this Agreement or the transactions contemplated hereby.

   Section 4.18. Intellectual Property; Software.

   (a) Each of Parent and its subsidiaries owns or possesses adequate licenses or other valid rights to use all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefor owned or used by Parent and its subsidiaries (the "Parent Intellectual Property Rights"), except where the failure to own or possess valid rights to use such Parent Intellectual Property Rights would not have a Parent Material Adverse Effect.

   (b) Except for any of the following which would not have a Parent Material Adverse Effect:

     (i) the validity of Parent Intellectual Property Rights and the title thereto of Parent or any subsidiary, as the case may be, is not being questioned in any litigation to which Parent or any subsidiary is a party, and

     (ii) the conduct of the business of Parent and its subsidiaries as now conducted does not, to the knowledge of Parent, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. To the knowledge of Parent, the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of any Parent Intellectual Property Rights.

   Section 4.19. Government Contracts. Except as disclosed in Section 4.9 or
Section 4.19 of the Parent Disclosure Schedule, to the knowledge of Parent, with respect to its Government Contracts, there is, as of the date of the Original Agreement, no (i) civil fraud or criminal investigation by any Governmental Entity that would have a Parent Material Adverse Effect, (ii) suspension or debarment proceeding (or equivalent proceeding) against Parent or any of its subsidiaries that would have a Parent Material Adverse Effect,
(iii) request by the U.S. Government for a contract price adjustment based on a claimed disallowance by the Defense Contract Audit Agency or claim of defective pricing in excess of $40 million, (iv) dispute between Parent or any of its subsidiaries and the U.S. Government which, since August 1, 2000, has resulted in a government contracting officer's determination and finding final decision where the amount in controversy exceeds or is expected to exceed $40 million or
(v) claim or equitable adjustment by Parent or any of its subsidiaries against the U.S. Government in excess of $40 million.

   Section 4.20. Certain Business Practices. To the knowledge of Parent, none of Parent, any of its subsidiaries or any directors, officers, agents or employees of Parent or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment, which in any event would be material to Parent.

   Section 4.21. Problems with Customers. Except as provided in Schedule 4.21 of the Parent Disclosure Schedule, from July 31, 2000 to the date of the Original Agreement: (a) no customer of Parent or any of its subsidiaries has canceled or otherwise terminated its relationship with Parent or any of its subsidiaries, except cancellations and terminations that would not have a Parent Material Adverse Effect; (b) to the knowledge of Parent, no customer of Parent or any of its subsidiaries has overtly threatened to cancel or otherwise terminate its relationship with Parent or any of its subsidiaries or its usage of the services of Parent or any of its subsidiaries, except cancellations and terminations that would not have a Parent Material Adverse Effect; and (c) Parent and its subsidiaries have no direct or indirect ownership interest that is material to Parent and its subsidiaries taken as a whole in any customer of Parent or any of its subsidiaries.

                                   ARTICLE 5

                                   COVENANTS

   Section 5.1. Conduct of Business of the Company. Except as contemplated by this Agreement or as described in Section 5.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time or earlier termination of this Agreement the Company will and will cause each of its subsidiaries to conduct its operations in the ordinary course of business consistent with past practice and seek to (i) preserve substantially intact its current business organizations, (ii) keep available the services of its current officers and employees and (iii) preserve its current relationships with customers, suppliers and others having significant business dealings with it. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 5.1 of the Company Disclosure Schedule, prior to the Effective Time or earlier termination of this Agreement, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent and Acquisition I (which consent will not unreasonably be withheld):

     (a) amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);

   (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class of capital stock or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights) except for (i) the issuance and sale of Shares pursuant to options, performance-based restricted stock or deferred stock units previously granted, (ii) the issuance and sale of performance-based restricted stock pursuant to rights previously granted or (iii) the issuance and sale of securities by a subsidiary of the Company to any entity which is wholly owned by the Company;

   (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries, except for the payment of dividends in respect of the Preferred Shares and except for the payment of dividends or distributions by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company;

   (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Litton Merger);

   (e) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of ownership of any subsidiary (other than as permitted by this Section 5.1);

   (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit or in connection with existing commercial paper programs in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and except for obligations of subsidiaries of the Company incurred in the ordinary course of business; (iii) make any loans, advances or capital contributions to or investments in any other person (other than to subsidiaries of the Company or customary loans or advances to employees, in each case in the ordinary course of business consistent with past practice);
(iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries except in connection with borrowings as permitted by this
Section 5.1(f); or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than currently existing Liens and Tax Liens for Taxes not yet due);

   (g) except as may be contemplated by a contract or written plan now in effect or by applicable law, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not contemplated by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); provided, however, that this Section 5.1 shall not prevent the Company or its subsidiaries from (i) entering into employment agreements or severance agreements with new employees in the ordinary course of business and consistent with past practice; (ii) increasing the compensation and benefits of any employees who are not officers or directors of the Company in the ordinary course of business consistent with past practice; or (iii) paying bonuses for any period that ends on or before the Effective Time (including where relevant those based upon actual performance during such period) in the ordinary course of business consistent with past practice;

   (h) other than in the ordinary course of business, acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of $10,000,000 in the aggregate (other than in connection with outsourcing agreements entered into with customers of the Company or its subsidiaries);

   (i) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it (other than immaterial changes);

   (j) revalue in any material respect any of its assets including without limitation writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business or as required by generally accepted accounting principles;

   (k) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein (other than in connection with outsourcing agreements entered into with customers of the Company or its subsidiaries);
(ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Company and its subsidiaries, taken as a whole; (iii) authorize any new (not within the Company's existing capital expenditure budget) capital expenditure or expenditures which individually is in excess of $10,000,000 or capital expenditures in the aggregate are in excess of $210,000,000; provided that none of the foregoing shall limit any capital expenditure required pursuant to existing customer contracts or pursuant to the Company's existing capital expenditures budget, a copy of which has been provided by the Company to Parent;

   (l) make any material tax election or settle or compromise any income tax liability material to the Company and its subsidiaries taken as a whole (in each case, other than in the ordinary course of business consistent with past practice);

   (m) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would have a Company Material Adverse Effect;

   (n) commence any material research and/or development project or terminate any material research and/or development project that is currently ongoing, in either case except pursuant to the terms of existing contracts or except as contemplated by the Company's project development budget previously provided to Parent;

   (o) amend the Company Rights Agreement in any manner that would permit any person other than Parent or its affiliates to acquire more than 15% of the Shares, or redeem the Company Rights; or

   (p) take or agree in writing or otherwise to take any of the actions described in Sections 5.1(a) through 5.1(o).

   Section 5.2. Conduct of Business of Parent. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time or earlier termination of this Agreement, neither Parent nor any of its subsidiaries nor Holdco, without the prior written consent of the Company (which consent will not unreasonably be withheld), shall:

   (a) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of or by any other manner, any business or corporation, partnership or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other entity (other than the purchase of assets from suppliers, clients or vendors in the ordinary course of business and consistent with past practice) if such transaction would prevent or materially delay the consummation of the transactions contemplated by this Agreement;

   (b) adopt or propose to adopt any amendments to its charter documents which would have a material adverse impact on the consummation of the transactions contemplated by this Agreement;

   (c) take any action that would prevent the Offer and the Mergers, taken together, from qualifying as an exchange described in Section 351 of the Code;

   (d) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, except for the payment of ordinary cash dividends in respect of the Parent Common Stock;

   (e) adopt a plan of complete or partial liquidation or dissolution of Parent or any of its material subsidiaries; or

   (f) take or agree in writing or otherwise to take any of the actions described in Sections 5.2(a) through 5.2(e).

   Section 5.3. Other Potential Acquirers.

   (a) The Company, its subsidiaries and their respective officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition. Neither the Company nor any of its subsidiaries shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to any person or group (other than Parent, Holdco and Acquisition I or any designees of Parent, Holdco and Acquisition I) concerning any Third Party Acquisition; provided, however, that (i) nothing herein shall prevent the Company Board from taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer; (ii) if the Company receives an unsolicited written proposal for a Third Party Acquisition from a Third Party, nothing herein shall prevent the Company or its representatives from making such inquiries or conducting such discussions as the Company Board, after consultation with and based upon the advice of, legal counsel, may deem necessary to inform itself for the purpose of exercising its fiduciary duties, and (iii) if the Company receives an unsolicited written proposal for a Third Party Acquisition from a Third Party that the Company Board by a majority vote determines in its good faith judgment (after receiving the advice of a financial adviser of nationally recognized reputation) is reasonably likely to constitute a Superior Proposal, the Company and its representatives may conduct such additional discussions or provide such information as the Company Board shall determine, but only if, prior to such provision of information or additional discussion (A) such Third Party shall have entered into a confidentiality and standstill agreement substantially in the form of that certain Confidentiality Agreement entered into between the Company and Parent dated June 23, 2000 (and containing additional provisions that expressly permit the Company to comply with the provisions of this Section 5.3) and (B) the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of, legal counsel that it is required to do so in order to comply with its fiduciary duties. The Company shall promptly notify the Parent in the event it receives any proposal or inquiry concerning a Third Party Acquisition including the terms and conditions thereof and the identity of the party submitting such proposal; and the Company shall advise the Parent from time to time of the status and any material developments concerning the same.

   (b) Except as set forth in this Section 5.3(b), the Company Board shall not withdraw, change or modify its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of, legal counsel that it is required to do so in order to comply with its fiduciary duties, the Company Board may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, but in each case only (i) after providing written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (ii) if Parent does not, within five business days of Parent's receipt of the Notice of Superior Proposal, make an offer which the Company Board by a majority vote determines in its good faith judgment (after receiving the advice of a financial adviser of nationally recognized reputation) to be as favorable to the Company's stockholders as such Superior Proposal; provided, however, the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal (excluding a confidentiality agreement pursuant to Section 5.3(a)) unless and until this Agreement is terminated by its terms pursuant to Section 7.1 and the Company has paid all amounts due to Acquisition I pursuant to Section 7.3. For the purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition I or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of all or a major part of any of the Company's business segments, as identified in the Company's SEC Reports or more than 20% of the total assets of the Company and its subsidiaries taken as a whole; (iii) the acquisition by a Third Party of 20% or more of the outstanding Shares;

(iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its subsidiaries of more than 20% of the outstanding Shares; or (vi) the acquisition by the Company or any subsidiary by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal or greater than 20% of the annual revenues, net income or assets of the Company. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than 50% of the Shares then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Company Board by a majority vote determines in its good faith judgment (after receiving the advice of a financial adviser of nationally recognized reputation) to be more favorable, from a financial point of view, to the Company's stockholders than the Litton Merger.

   Section 5.4. Meeting of Stockholders. If a stockholder vote is required for consummation of the Litton Merger, the Company shall take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting") as promptly as practicable after consummation of the Offer to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The Company shall also as promptly as practicable after consummation of the Offer, if necessary, prepare and file with the SEC the Proxy Statement. At the Stockholders' Meeting, Holdco, Acquisition I and their subsidiaries will vote all Shares and all Preferred Shares owned by them or as to which they have been granted a proxy in favor of approval and adoption of this Agreement. The stockholder votes required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL and the Company's Certificate of Incorporation and Bylaws. The Company will, through its Board of Directors, recommend to its stockholders approval of such matters as described in Section 1.2(a); provided, however, that subject to the provisions of Section 7.3, the Company Board may withdraw, modify or amend its recommendation if (i) the Company receives a Superior Proposal and (ii) after complying with the provisions of Section 5.3(b) the Company Board by a majority vote determines in its good faith judgment after consultation with and based upon the advice of legal counsel that it is required in order to comply with its fiduciary duties to recommend the Superior Proposal. The Company will use all reasonable efforts (i) to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Parent and Holder, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time following the expiration or termination of the Offer and (ii) to obtain the necessary approvals by its stockholders of this Agreement.

   Section 5.5. Access to Information.

   (a) Between the date hereof and the Effective Time, the Company will give Parent and its authorized representatives and Parent will give the Company and its authorized representatives reasonable access during normal business hours to all employees, plants, offices, warehouses and other facilities and to all books and records of itself and its subsidiaries, will permit the other party to make such inspections as such party may reasonably require and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to its business and properties and those of its subsidiaries as the other party may from time to time reasonably request.

   (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent within 25 business days after the end of each fiscal quarter (commencing with the first fiscal quarter ending after the date hereof) an unaudited balance sheet of the Company as of the end of such fiscal quarter and the related statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended, each prepared in conformity with the accounting practices consistently applied by the Company with respect to its quarterly financial statements.

   (c) Notwithstanding the foregoing, the Company shall not be required to provide any information which it reasonably believes it may not provide by reason of any applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which it or any of its subsidiaries is required to keep confidential by reason of contract, agreement or understanding with third parties.

   (d) Each of the parties hereto will hold and will cause its consultants and advisers to hold in confidence all documents and information furnished to it in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Parent dated June 23, 2000 and each of the parties shall comply with all agreements, covenants, and restrictions contained therein.

   Section 5.6. Additional Agreements; Reasonable Efforts.

   (a) Subject to the terms and conditions herein, Company, Parent, Holdco and Acquisition I each agrees to use all reasonable efforts to take, or cause to be taken, all reasonable actions necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including, without limitation, the Mergers) and to reasonably cooperate with the others in connection with the foregoing, including using all reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts,
(ii) to obtain all consents, approvals and authorizations that are required to be obtained under any federal, state, local or foreign law or regulation, (iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby (including, without limitation, the Mergers), (iv) to effect all necessary registrations and filings including, but not limited to, filings and submissions of information requested or required by any domestic or foreign government or governmental or multinational authority, including, without limitation, the Antitrust Division of the United States Department of Justice, the Federal Trade Commission, any State Attorney General, or the European Commission ("Governmental Antitrust Authority"), and (v) to fulfill all conditions to this Agreement. Company, Parent, Holdco and Acquisition I further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to use all reasonable efforts to prevent the entry, enactment or promulgation thereof, as the case may be.

   (b) In furtherance and not in limitation of the foregoing, the Company, Parent, Holdco and Acquisition I shall use their respective best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby (including, without limitation, the Mergers) under any antitrust, competition or trade regulatory laws of any domestic or foreign government or governmental authority or any multinational authority, or any regulations issued thereunder ("Antitrust Laws"). Without limiting the generality of the foregoing, the Company, Parent, Holdco and Acquisition I shall (i) use their respective best efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent, or unreasonably delay the consummation of the transactions contemplated hereby, including, without limitation, defending through litigation on the merits and through any available appeals any claim asserted in any court by any party, and (ii) take any and all steps necessary to avoid (or eliminate) any impediment (including the institution of proceedings) under any Antitrust Laws that may be asserted by any Governmental Antitrust Authority with respect to the transactions contemplated hereby so as to enable the consummation of such transactions to occur reasonably expeditiously. The steps described in clause (ii) of the preceding sentence shall include, without limitation, proposing, negotiating, committing to and effecting (by consent decree, hold separate order or otherwise) the sale, divestiture or disposition of such assets or businesses of Parent or its subsidiaries, the Company or its subsidiaries--or otherwise taking or committing to take any action that limits its freedom of action with respect to any of the businesses, product lines or assets of Parent or its affiliates, the Company or its affiliates--as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or unreasonably delaying the consummation of the transactions contemplated hereby (including, without limitation, the Mergers). Notwithstanding anything to the contrary contained in this

Agreement, neither Parent, Holdco nor Acquisition I shall be required to take any action pursuant to Sections 5.6(a) or (b) if the taking of such action would have a material adverse effect on the business, assets, long-term earning capacity or financial condition of Parent and the Company (and their subsidiaries), taken as a whole.

   (c) The Company, Parent, Holdco and Acquisition I shall keep the other party apprised of the status of matters relating to the completion of the transactions contemplated hereby (including, without limitation, the Mergers) and shall reasonably cooperate in connection with obtaining the requisite approvals, consents or orders of any Governmental Antitrust Authority, including, without limitation: (i) cooperating with the other parties in connection with filings under the HSR Act or any other Antitrust Laws, including, with respect to the party making a filing, (A) providing copies of all such documents to the non-filing parties and their advisers prior to filing (other than documents containing confidential business information that shall be shared only with outside counsel to the non-filing party), and (B) if requested, to accept all reasonable additions, deletions or changes suggested in connection with any such filing; (ii) furnishing to each other all information required for any application or other filing to be made pursuant to the HSR Act or any other Antitrust Laws in connection with the transactions contemplated by this Agreement; (iii) promptly notifying the others of, and if in writing furnishing the others with copies of, any communications from or with any Governmental Antitrust Authority with respect to the transactions contemplated by this Agreement (including, without limitation, the Mergers);
(iv) permitting the other parties to review in advance and considering in good faith the views of one another in connection with any proposed communication with any Governmental Antitrust Authority in connection with proceedings under or relating to the HSR Act or any other Antitrust Laws; (v) not agreeing to participate in any meeting or discussion with any Governmental Antitrust Authority in connection with proceedings under or relating to the HSR Act or any other Antitrust Laws unless it consults with the other parties in advance, and, to the extent permitted by such Governmental Antitrust Authority, gives the other parties the opportunity to attend and participate thereat; and (vi) consulting and cooperating with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other Antitrust Laws. If any party or any affiliate thereof receives a request for additional information or documentary material from any such Governmental Antitrust Authority with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as practicable and after consultation with the other parties, an appropriate response in compliance with such request. Parent, Holdco and Acquisition I will advise the Company promptly in respect of any understandings, undertakings or agreements (oral or written) which Parent, Holdco and Acquisition I propose to make or enter into with any Governmental Antitrust Authority in connection with the transactions contemplated hereby (including, without limitation, the Mergers).

   Section 5.7. Indemnification.

   (a) After the Effective Time, Parent and the Litton Surviving Corporation shall jointly and severally indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable law to) each person who is now or has been prior to the date of the Original Agreement or who becomes prior to the Effective Time an officer or director of the Company or any of the Company's subsidiaries (the "Indemnified Persons") against (i) all losses, claims, damages, costs, expenses (including, without limitation, counsel fees and expenses), settlement payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any of its subsidiaries whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under applicable law or under the Litton Surviving Corporation's Certificate of Incorporation or Bylaws, it being agreed that the provisions thereof relating to indemnification and exoneration from liability shall be at least as favorable to the Indemnified Persons as the current provisions of the Company's Certificate of

Incorporation and Bylaws. The parties hereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this
Section 5.7 shall apply without limitation to negligent acts or omissions by an Indemnified Person. Each Indemnified Person is intended to be a third party beneficiary of this Section 5.7 and may specifically enforce its terms. This
Section 5.7 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or Bylaws.

   (b) For six years after the Effective Time, the Litton Surviving Corporation shall provide directors' and officers' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person covered as of the date of the Original Agreement or thereafter by the Company's directors' and officers' liability insurance policy on terms with respect to coverage and amounts no less favorable than those of such policy in effect on the date of the Original Agreement; provided, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 300% of the per annum rate of premium paid by the Company as of the date of the Original Agreement for such insurance, then the Litton Surviving Corporation shall provide only such coverage as shall then be available at an annual premium equal to 300% of such current rate.

   Section 5.8. Public Announcements. Parent, Holdco, Acquisition I and the Company, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Litton Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or by obligations pursuant to any listing agreement with the NYSE. Parent shall cause Holdco to, and Holdco shall, issue a press release publicly announcing the Common Stock Consideration prior to the opening of trading on the second trading day prior to the final Expiration Date.

   Section 5.9. Employee Matters.

   (a) From and after the Effective Time, Holdco shall assume and honor, and shall cause the Litton Surviving Corporation to honor, all Employee Plans and all Employment Agreements in accordance with their terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof that may be permitted by such terms. It is acknowledged and agreed that the consummation of the Offer will constitute a "change of control" for purposes of those Employee Plans and Employment Agreements containing "change of control" provisions.

   (b) For a period of not less than two years following the Effective Time, Holdco shall provide, or shall cause to be provided, to current and former employees of the Company and its subsidiaries (the "Company Employees") compensation and employee benefits that are, in the aggregate, not less favorable than those provided to Company Employees immediately before the Effective Time. The foregoing shall not be construed to prevent (i) the amendment or termination of any particular Employee Plan or Employment Agreement to the extent permitted by, and in accordance with, its terms as in effect immediately before the Effective Time, or (ii) the termination of employment or the reduction of, or other change in, the compensation or employee benefits of any individual Company Employee.

   (c) For all purposes under the employee benefit plans of Holdco and its subsidiaries providing benefits to any Company Employees after the Effective Time (the "New Plans"), each Company Employee shall be credited with all years of service for which such Company Employee was credited before the Effective Time under any similar Company Employee Plans, except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Company Employee Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Holdco shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Holdco shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

   (d) Without limiting the generality of the foregoing, from and after the Effective Time, Holdco shall assume and honor, and shall cause the Litton Surviving Corporation to honor, the obligations of the Company to provide lifetime benefits under the Company's Supplemental Medical Insurance Plan to the individuals listed on Schedule 5.9(d). In addition, Holdco agrees not to demand, and to cause the Litton Surviving Corporation not to demand, repayment of the loans currently outstanding under the Company's Incentive Loan Program before December 31, 2001. Finally, Holdco shall continue, or shall cause the Company to continue, the executive life insurance policies listed in Section 5.9(d) of the Company Disclosure Schedule in effect for the remaining lifetime of the retired executives covered thereby, on the terms and conditions now in effect.

   (e) On or before January 31, 2001, Company shall cause Parent to be provided with:

     (i) except to the extent already listed on Schedule 3.11(a) of the Company Disclosure Schedule a list of all employee benefit plans (as defined in Section(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements maintained or contributed to by the Company or any of its subsidiaries for the benefit of or relating to any employee of the Company, or any of its subsidiaries, excluding plans, programs, agreements and arrangements under which the Company has no remaining obligations, payroll practices, and any plans, programs, agreements and arrangements that are required to be maintained by the Company or any of its subsidiaries under the laws of any foreign jurisdiction;

     (ii) a copy of the documents and instruments governing each such plan and the most recent Form 5500 filed with the Internal Revenue Service except to the extent already provided;

     (iii) except to the extent already listed in Schedule 3.11(b) of the Company Disclosure Schedule, (A) all employment agreements with officers of the Company; and (B) all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $30,000. The Company shall make available to Parent copies (or descriptions in detail reasonably satisfactory to Parent) of all such agreements, plans, programs and other arrangements; and

     (iv) except to the extent already listed in Section 3.11(d) of the Company Disclosure Schedule, a list of any Employee Plan that is a welfare plan within the meaning of Section 3(1) of ERISA providing benefits to former employees of the Company or its ERISA Affiliates other than pursuant to Section 4980B of the Code.

   Section 5.10. NYSE Listing. Parent shall use all reasonable efforts to cause the shares of Holdco Common Stock and Holdco Preferred Stock to be issued in the Offer to be approved for listing on the NYSE, subject to official notice of issuance, at the earliest practicable time and in any event prior to the time when all conditions of the Offer, excluding clause (iii) of the initial paragraph of Annex A hereof, are satisfied or waived.

   Section 5.11. Corporate Filings. Prior to the purchase of Shares and Preferred Shares in the Offer, Parent shall cause Holdco to file (a) an Amended and Restated Certificate of Incorporation of Holdco in the form of Exhibit B attached hereto with only such changes thereto as the Company shall reasonably approve, and (b) the Certificate of Designations of the rights, preferences and privileges of the Holdco Preferred Stock in the form of Exhibit C attached hereto with the Secretary of State of the State of Delaware with only such changes thereto as the Company shall reasonably approve.

   Section 5.12. Stockholder Approval of Conversion Shares. Parent or Holdco, as applicable, shall use all reasonable efforts to seek at its 2001 annual stockholder meeting the requisite stockholder approval pursuant to the rules of the NYSE for the issuance of shares of Holdco Common Stock upon conversion of the Holdco Preferred Stock.

                                   ARTICLE 6

                CONDITIONS TO CONSUMMATION OF THE LITTON MERGER

   Section 6.1. Conditions to Each Party's Obligations to Effect the Litton Merger. The respective obligations of each party hereto to effect the Litton Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

   (a) this Agreement shall have been approved and adopted, if required, by the requisite vote of the stockholders of the Company;

   (b) no statute, rule, regulation, executive, order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States or European Union Governmental Entity which prohibits, restrains or enjoins the consummation of the Litton Merger;

   (c) any waiting period applicable to the Litton Merger under the HSR Act shall have terminated or expired and to the extent required, the Commission of the European Union shall have approved the Mergers under Regulation (EEC) No. 4064/89 of the Council of the European Union, or such approval shall have been deemed to have been granted; and

   (d) Holdco shall have purchased Shares pursuant to the Offer.

                                   ARTICLE 7

                         TERMINATION; AMENDMENT; WAIVER

   Section 7.1. Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the purchase of Shares pursuant to the
Offer:

   (a) by mutual written consent of Parent, Acquisition I and the Company;

   (b) by Parent and Acquisition I or the Company if (i) any court of competent jurisdiction in the United States or other United States or European Union Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Offer or the Mergers and such order, decree, ruling or other action is or shall have become final and nonappealable or (ii) the purchase of Shares pursuant to the Offer has not been consummated by September 15, 2001; provided, however, that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the purchase of Shares pursuant to the Offer shall not have occurred on or before said date;

   (c) by the Company if (i) there shall have been a breach of any representation or warranty on the part of Parent, Holdco or Acquisition I set forth in this Agreement or if any representation or warranty of Parent, Holdco or Acquisition I shall have become untrue or (ii) there shall have been a breach by Parent, Holdco or Acquisition I of any of their respective covenants or agreements hereunder, where such breaches under clauses (i) or (ii) would have a Parent Material Adverse Effect or materially adversely affecting (or materially delaying) the consummation of the Offer or the Mergers, and Parent, Holdco or Acquisition I, as the case may be, has not cured such breach within twenty business days after notice by the Company thereof; provided, that the Company has not breached any of its obligations hereunder; or

   (d) by Parent and Acquisition I if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement or if any representation or warranty of the Company shall have become untrue in either case such that the condition set forth in paragraph (e) of Annex A would be incapable of being satisfied by September 15, 2001, (ii) there shall have been a breach or breaches by the Company of its covenants or agreements hereunder that would have a Company Material Adverse Effect or would materially adversely affect (or materially delay) the consummation of the Offer or the Mergers, and the Company has not cured such breach within twenty business days after notice by Parent or Acquisition I thereof provided that neither Parent nor Acquisition I has breached any of their respective obligations hereunder, (iii) the Company Board shall have entered into, or recommended to the Company's stockholders, a Superior Proposal, (iv) the Company Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Offer or the Mergers or shall have adopted any resolution to effect any of the foregoing or (v) a Third Party Acquisition shall have occurred after the date of the Original Agreement, provided that for purposes of Article 7, the Third Party Acquisition described in clause (iii) of the definition of such term shall be deemed to occur only upon the acquisition by a Third Party of 50% or more of the outstanding Shares.

   (e) by the Company if the Company receives a Superior Proposal and resolves to accept such Superior Proposal, but only if (i) the Company has acted in accordance with, and has otherwise complied with the terms of, Section 5.3 hereof, including the notice provisions therein, and (ii) the Company has paid all amounts due to Acquisition I pursuant to Section 7.3.

   Section 7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this Section 7.2 and Sections 5.5(d) and 7.3 hereof. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach of its covenants, agreements or obligations set forth in this Agreement.

   Section 7.3. Fees and Expenses.

   (a) In the event that this Agreement shall be terminated pursuant to:

     (i) Sections 7.1(d)(iii), (iv), (v) or 7.1(e);

     (ii) Section 7.1(d)(ii) and within twelve months thereafter the Company enters into an agreement with respect to a Third Party Acquisition or a Third Party Acquisition occurs involving any party (or any affiliate thereof) (x) with whom the Company (or its agents) had negotiations with a view to a Third Party Acquisition, (y) to whom the Company (or its agents) furnished information with a view to a Third Party Acquisition or (z) who had submitted a proposal for a Third Party Acquisition, in the case of each of clauses (x), (y) and (z), after the date of the Original Agreement and prior to such termination; or

     (iii) Section 7.1(b)(ii) at a time when (i) the Minimum Condition is not satisfied, (ii) there shall be outstanding a publicly announced offer by a Third Party to consummate a Third Party Acquisition, and (iii) no other condition to the Offer is unsatisfied, and within twelve months thereafter the Company enters into an agreement with respect to a Third Party Acquisition or a Third Party Acquisition occurs, in either case involving the Third Party referred to above;

     Parent and Acquisition I would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition I for such damages the Company shall pay to Parent the amount of $110,000,000 as liquidated damages within three business days following (x) a termination referred to in Section 7.3(a)(i) (except as provided in Section 7.1(e), which payment shall be made simultaneously with such termination), or (y) the entering into of the agreement for a Third Party Acquisition or the occurrence of the Third Party Acquisition which triggers the obligation to make the payment pursuant to Section 7.3(a)(ii) or (iii). In no event shall the Company be obligated to make more than one payment referred to in this Section 7.3(a). It is specifically agreed that the amount to be paid pursuant to this Section 7.3(a) represents liquidated damages and not a penalty.

   (b) Except as specifically provided in this Section 7.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

   Section 7.4. Amendment. This Agreement may be amended by action taken by the Company, Parent and Acquisition I at any time before or after approval of the Litton Merger by the stockholders of the Company but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement (including the Company Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

   Section 7.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE 8

                                 MISCELLANEOUS

   Section 8.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

   Section 8.2. Entire Agreement; Assignment. (a) This Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Confidentiality Agreement referred to in Section 5.5(d) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof, including, without limitation, the Original Agreement, and (b) this Agreement shall not be assigned by operation of law or otherwise; provided, however, that Acquisition I may assign any or all of its rights and obligations under this Agreement to any subsidiary of Parent, but no such assignment shall relieve Acquisition I of its obligations hereunder if such assignee does not perform such obligations.

   Section 8.3. Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

   Section 8.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

   if to Parent, Holdco or                NORTHROP GRUMMAN CORPORATION
Acquisition I:                            1840 Century Park East
                                          Los Angeles, California 90067
                                          Telecopier: (310) 556-4558
                                          Attention: W. Burks Terry
   with a copy to:                       Gibson Dunn & Crutcher LLP
                                         333 South Grand Avenue
                                         Los Angeles CA 90071
                                         Telecopier: (213) 229-6159
                                         Attention: Andrew E. Bogen, Esq.

   if to the Company to:                 LITTON INDUSTRIES, INC.
                                         21240 Burbank Boulevard
                                         Woodland Hills, California 91367
                                         Telecopier: (818) 598-2025
                                         Attention: John E. Preston

   with a copy to:                       Wachtell, Lipton, Rosen & Katz
                                         51 West 52nd Street
                                         New York, New York 10019
                                         Telecopier: (212) 403-2000
                                         Attention: Daniel A. Neff, Esq.

or to such other address or facsimile as the person to whom notice is given may hereinafter furnish to the others in writing in the manner set forth above.

   Section 8.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

   Section 8.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

   Section 8.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as provided in Sections 5.7, 5.9(d) and 8.2, nothing in this Agreement express or implied is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

   Section 8.8. Certain Definitions. For the purposes of this Agreement the term:

   (a) "affiliate" means a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person, provided, that Unitrin, Inc. and its subsidiaries shall not be considered affiliates of the Company for any purpose under this Agreement;

   (b) "business day" means any day other than a day on which the New York Stock Exchange is closed;

   (c) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

   (d) "knowledge" or "known" means, with respect to any matter in question, the actual knowledge of an executive officer of the Company or Parent, as the case may be;

   (e) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity; and

   (f) "subsidiary" or "subsidiaries" of the Company, Parent, Holdco or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, Holdco or any such other person, as the case may be, (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

   Section 8.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or any officer, director, employee, agent, representative or investor of any party hereto.

   Section 8.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                            [signature page follows]

   IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be duly executed on its behalf as of the day and year first above written.

                                          NORTHROP GRUMMAN CORPORATION

                                                  /s/ Albert Myers
                                          By: _________________________________
                                          Name: Albert Myers
                                          Title:  Corporate V.P. and Treasurer

                                          LITTON INDUSTRIES, INC.

                                                 /s/ John E. Preston
                                          By: _________________________________
                                          Name: John E. Preston
                                          Title:  Sr. V.P. and General Counsel

                                          NNG, INC.

                                                  /s/ Albert Myers
                                          By: _________________________________
                                          Name: Albert Myers
                                          Title:  President

                                          LII ACQUISITION CORP.

                                                  /s/ Albert Myers
                                          By: _________________________________
                                          Name: Albert Myers
                                          Title:  President

                                    ANNEX A
                   (TO ANNEX C TO THE INFORMATION STATEMENT)

                            CONDITIONS OF THE OFFER

  THE CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS SET FORTH IN THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER TO WHICH THIS ANNEX A IS ATTACHED

   Notwithstanding any other provisions of the Offer (subject to the terms and conditions of the Agreement and any applicable rules and regulations of the SEC, including Rules 14e-1(c) under the Exchange Act), Holdco shall not be required to accept for payment or pay for, and may delay the acceptance for payment of, any Shares, if (i) any applicable waiting period under the HSR Act or Regulation (EEC) No. 4064/89 of the Council of the European Union shall not have expired or been terminated prior to the expiration of the Offer, (ii) the S-4 shall not have become effective under the Securities Act or shall be the subject of any stop order or proceeding seeking a stop order, (iii) the shares of Holdco Common Stock to be issued in the Offer shall not have been approved for listing on the NYSE, subject to official notice of issuance, (iv) the Minimum Condition is not satisfied or (v) at any time on or after the date hereof and prior to the acceptance for payment of Shares, any of the following conditions shall have occurred and continued to exist:

   (a) there shall have been any statute, rule, regulation, judgment, order or injunction enacted or entered and which shall remain in effect by any state or U.S. government or governmental authority or by any state, U.S. or European Union court or any agency or authority of the European Union, other than the routine application to the Offer, the Mergers or other subsequent business combination of waiting periods under the HSR Act or Regulation (EEC)
No. 4064/89 of the Council of the European Union, that has the effect of (1) making the acceptance for payment of, or the payment for, some or all of the Shares illegal or otherwise prohibiting consummation of the Offer, (2) imposing limitations on the ability of Holdco or Parent to acquire or hold or to exercise effectively all rights of ownership of the Shares, or effectively to control the business, assets or operations of Parent, the Company and their subsidiaries, of such magnitude as would have a material adverse effect on the business, assets, long-term earning capacity or financial condition of Parent, the Company and their subsidiaries, taken as a whole.

   (b) a Company Material Adverse Effect shall have occurred and continued to exist; or

   (c) there shall have occurred and continued to exist (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index and suspensions or limitations resulting from physical damage to or interference with such exchange not related to market conditions), (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States and having a Company Material Adverse Effect, (iv) any material limitation (whether or not mandatory) by any U.S. governmental authority or agency on the extension of credit by banks or other financial institutions, (v) from the date of the Original Agreement through the date of termination or expiration of the Offer, a decline of at least 27.5% in the Standard & Poor's 500 Index or (vi) in the case of any of the situations described in clauses (i) through (v) inclusive, existing at the date of the commencement of the Offer, a material acceleration or worsening thereof; or

   (d) the Agreement shall have been terminated in accordance with its terms;
or

   (e) (i) the representations of the Company contained in the Agreement shall not be true and correct at and as of consummation of the Offer with the same effect as if made at and as of such date or if such representations speak as of an earlier date, as of such earlier date, except, in either such case to the extent that the breach thereof would not have a Company Material Adverse Effect, or (ii) the Company shall have failed to comply with its covenants and agreements contained in the Agreement in all material respects;

   (f) prior to the purchase of Shares pursuant to the Offer, the Company Board shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Holdco its approval or recommendation of the Offer, the Agreement or the Litton Merger or shall have recommended another offer, or shall have adopted any resolution to effect any of the foregoing.

                                   EXHIBIT A
                   (TO ANNEX C TO THE INFORMATION STATEMENT)

                      FORM OF AGREEMENT AND PLAN OF MERGER

   THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of       ,
2001, is entered into by and between NORTHROP GRUMMAN CORPORATION, a Delaware corporation ("Parent"), NNG, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Holdco"), and NGC ACQUISITION CORP., a Delaware corporation ("Acquisition II"), with reference to the following facts:

   WHEREAS, Parent, Litton Industries, Inc., a Delaware corporation (the "Company"), Holdco, and LII Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Holdco ("Acquisition I"), have entered into an Amended and Restated Agreement and Plan of Merger dated as of January 23, 2001 (as amended and restated from time to time, the "Merger Agreement"); and

   WHEREAS, each of Acquisition I and Acquisition II is a wholly owned subsidiary of Holdco; and

   WHEREAS, pursuant to the Merger Agreement, Acquisition I will be merged with and into the Company (the "Litton Merger"), and pursuant to the Merger Agreement and this Agreement, Acquisition II will be merged with and into Parent (the "Northrop Merger"), with the Company and Parent continuing as the surviving corporations of such mergers and as subsidiaries of Holdco; and

   WHEREAS, the Board of Directors of Parent and Acquisition II deem it advisable and in the best interests of Parent and Acquisition II, respectively, that Acquisition II merge with and into Parent, in accordance with Section 251(g) of the Delaware General Corporation Law (the "DGCL") and upon the terms and subject to the conditions of the Merger Agreement and this Agreement, and have approved and adopted the Merger Agreement and this Agreement.

   NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   ARTICLE I

                                   THE MERGER

   Section 1.01. The Northrop Merger. Upon the terms and subject to the conditions set forth in the Merger Agreement and this Agreement, and in accordance with the provisions of Section 251(g) of the DGCL, Acquisition II shall be merged with and into Parent and Parent shall be the entity surviving the Northrop Merger (in this capacity, the "Northrop Surviving Corporation").

   Section 1.02. Filing Time; Effective Time. At the time and as provided in the Merger Agreement, an executed copy of this Agreement shall be filed with the Secretary of State of the State of Delaware, which copy shall include the certification of the Secretary or Assistant Secretary of Parent that this Agreement has been adopted by the Board of Directors of Parent without any vote of stockholders, as provided in Section 251(g) of the DGCL, and that each of the conditions specified in the first sentence of Section 251(g) has been satisfied. The term "Effective Time" shall mean the date and time a properly executed and certified copy of this Agreement is filed with the Secretary of State of the State of Delaware.

   Section 1.03. Certain Effects of the Northrop Merger. At the Effective Time
(i) Acquisition II shall be merged with and into Parent and the separate existence of Acquisition II shall cease and (ii) the Merger shall have the effects set forth in the DGCL (including, without limitation, Section 251(g)).

   Section 1.04. Certificate of Incorporation and Bylaws.

   (a) Northrop Surviving Corporation. The Restated Certificate of Incorporation of Parent as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Northrop Surviving Corporation, except for the following amendments thereto:

     Article FIRST shall be amended to read in its entirety as follows:

       "FIRST: The name of the corporation is Northrop Grumman Operating Corporation (the "Corporation")."

     A new article NINETEENTH shall be added, reading as follows:

       "NINETEENTH: Other than the election or removal of directors of the Corporation, any act or transaction by or involving the Corporation that requires under the General Corporation Law of the State of Delaware or this Amended and Restated Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to
    Section 251(g)(7)(i) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of Northrop Grumman Corporation by the same vote that is required by the General Corporation Law of the State of Delaware and/or this Amended and Restated Certificate of Incorporation."

The Bylaws of Parent in effect at the Effective Time shall be the Bylaws of the Northrop Surviving Corporation until amended in accordance with applicable law, the Certificate of Incorporation of the Northrop Surviving Corporation and such Bylaws.

   (b) Holdco. In accordance with Section 251(g) of the DGCL, Holdco agrees to file (and Parent as the sole stockholder of Holdco agrees to approve the filing of) an Amended and Restated Certificate of Incorporation of Holdco with the Secretary of State of the State of Delaware immediately prior to the Effective Time containing provisions identical to those in the Certificate of Incorporation of Parent in effect immediately prior to the Effective Time, except as otherwise permitted by Section 251(g). Holdco further agrees to adopt Bylaws immediately prior to the Effective Time containing provisions identical to those in the Bylaws of Parent in effect immediately prior to the Effective Time.

   Section 1.05. Directors and Officers.

   (a) Northrop Surviving Corporation. The directors and officers of Parent immediately prior to the Effective Time shall be the directors and officers of the Northrop Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Northrop Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

   (b) Holdco. The directors and officers of Parent immediately prior to the Effective Time shall be the directors and officers of Holdco immediately after the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of Holdco until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE II

         EFFECT OF MERGER ON CAPITAL STOCK OF THE CONSTITUENT ENTITIES

   Section 2.01. Effect On Northrop Surviving Corporation Common Stock and Options. At the Effective Time, without any action on the part of any holder of any shares of Parent Common Stock (as defined below):

   (a) Cancellation of Treasury Stock. Each share of common stock, par value $1.00 per share, of Parent (together with the associated rights to purchase Series A Junior Participating Preferred Stock of Parent pursuant to the Rights Agreement (the "Rights Agreement") dated as of September 23, 1998 between Parent and ChaseMellon Shareholder Services, L.L.C., the "Parent Common Stock") that is owned by Parent or any subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no cash, Holdco Common Stock (as defined below) or other consideration shall be delivered or deliverable in exchange therefor.

   (b) Conversion of Parent Common Stock. Except as provided in this Section 2.01, each issued and outstanding share of Parent Common Stock (including the associated rights) shall be converted into one fully paid and nonassessable share of common stock of Holdco having the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof as the shares of Parent Common Stock being converted, together with associated rights to purchase Holdco Series A Junior Participating Preferred Stock that are substantially equivalent to the rights pursuant to the Rights Agreement associated with the Parent Common Stock being converted (the shares of common stock and associated rights, the "Holdco Common Stock"). At or prior to the Effective Time, Holdco shall enter into a rights agreement in substantially the form and substance of the Rights Agreement, such that each share of Holdco Common Stock issued pursuant to this Section 2.01(b) shall be issued together with associated rights to purchase Holdco Series A Junior Participating Preferred Stock that are equivalent to the current rights to purchase Series A Junior Participating Preferred Stock of Parent under the Rights Agreement.

   (c) Cancellation and Retirement of Parent Common Stock. All shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of fully paid and nonassessable shares of Holdco Common Stock, as specified in Section 251(g) of the DGCL. As required by Section 251(g) of the DGCL, Holdco shall in furtherance of the foregoing change its name to "Northrop Grumman Corporation" immediately following the Effective Time.

   (d) Conversion of Options to Purchase Parent Common Stock. Each issued and outstanding option to purchase Parent Common Stock shall automatically be deemed converted into an option to purchase an equivalent number of shares of Holdco Common Stock, on the same terms and subject to the same conditions as applied to the option to purchase Parent Common Stock being so converted.

   Section 2.02. Effect on Acquisition II Stock. At the Effective Time, each share of common stock of Acquisition II outstanding immediately prior to the Effective Time shall be converted into and shall become one fully paid and nonassessable share of common stock of the Northrop Surviving Corporation.

   Section 2.03. Other Effects. The Northrop Merger shall have such other effects as provided in the Merger Agreement and the DGCL.

                                  ARTICLE III

                               CLOSING CONDITIONS

   Section 3.01. Conditions to Closing. The obligations of Parent, Holdco and Acquisition II under this Agreement are subject to the satisfaction or waiver, immediately prior to the purchase of Shares and Preferred Shares in the Offer, of all conditions contained in Annex A to the Merger Agreement.

                                   ARTICLE IV

                                 MISCELLANEOUS

   Section 4.01. Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties and consented to in writing by the Company.

   Section 4.02. Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware, without regard to its conflicts or choice of law principles.

   Section 4.03. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

   Section 4.04. Execution; Counterparts. This Agreement may be executed by facsimile signature and in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

   Section 4.05. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

   Section 4.06. Capitalized Terms. All capitalized terms used but not otherwise defined in this Agreement shall have the same meanings set forth in the Merger Agreement.

   IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                          NORTHROP GRUMMAN CORPORATION

                                          By: ________________________________
                                          Name: ______________________________
                                          Title: _____________________________

                                          NNG, INC.

                                          By: ________________________________
                                          Name: ______________________________
                                          Title: _____________________________

                                          NGC ACQUISITION CORP.

                                          By: ________________________________
                                          Name: ______________________________
                                          Title: _____________________________

                                                                 ANNEX D--PART I
                                                    TO THE INFORMATION STATEMENT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                               Amendment No. 3 to
                                 Schedule 14D-9
                                 (Rule 14d-101)

                  SOLICITATION/RECOMMENDATION STATEMENT UNDER
            SECTION 14(d)(4) OF THE SECURITIES EXCHANGE ACT OF 1934

                               ----------------

                            Litton Industries, Inc.
                           (Name of Subject Company)

                            Litton Industries, Inc.
                       (Name of Person Filing Statement)

                               ----------------

                    Common Stock, $1.00 Par Value Per Share
           (Including the Associated Preferred Stock Purchase Rights)

       Series B $2 Cumulative Preferred Stock, $5.00 Par Value Per Share
                         (Title of Class of Securities)

                               ----------------

                           538021 10 6 (Common Stock)
                         538021 40 3 (Preferred Stock)
                     (CUSIP Number of Class of Securities)

                               ----------------

                             John E. Preston, Esq.
                   Senior Vice President and General Counsel
                            Litton Industries, Inc.
                            21240 Burbank Boulevard
                     Woodland Hills, California 91367-6675
                                 (818) 598-5000
 (Name, Address and Telephone Number of Person Authorized to Receive Notice and
            Communications on Behalf of the Person Filing Statement)

                               ----------------

                                    Copy to:
                              Daniel A. Neff, Esq.
                         Wachtell, Lipton, Rosen & Katz
                              51 West 52nd Street
                            New York, New York 10019
                                 (212) 403-1000

                               ----------------


[_]Check the box if the filing relates solely to preliminary communications made before the commencement of a tender offer.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   Litton Industries, Inc., a Delaware corporation (the "Company"), hereby amends, supplements and restates in its entirety its Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission on January 5, 2001 (the "Schedule 14D-9"), as amended. This amendment constitutes Amendment No. 3 to the Schedule 14D-9.

Item 1. Subject Company Information.

   The name of the subject company is Litton Industries, Inc., a Delaware corporation (the "Company"). The address of the Company's principal executive offices is 21240 Burbank Boulevard, Woodland Hills, California 91367-6675. The Company's telephone number at its principal executive offices is (818) 598-5000.

   The titles of the classes of equity securities to which this Solicitation/Recommendation Statement on Schedule 14D-9 (together with any Exhibits or Annexes hereto, this "Statement") relates are (i) the Common Stock, par value $1.00 per share, of the Company (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Common Shares") issued pursuant to the Rights Agreement, dated as of August 17, 1994, as amended, between the Company and The Bank of New York, as Rights Agent, and (ii) the Series B $2 Cumulative Preferred Stock, par value $5.00 per share, of the Company (the "Preferred Shares").

   As of December 31, 2000, there were 45,577,834 Common Shares outstanding and 410,643 Preferred Shares outstanding.

Item 2. Identity and Background of Filing Person.

   The filing person is the subject company. The Company's name, business address and business telephone number are set forth in Item 1 above.

   This Statement relates to the exchange offer by NNG, Inc. ("Purchaser"), a Delaware corporation and a wholly owned subsidiary of Northrop Grumman Corporation, a Delaware corporation ("Northrop Grumman"), to purchase (1) all of the outstanding Common Shares for, at the seller's election, either (i) $80.00 per Common Share, net to the seller in cash (such amount, or any greater amount per share paid pursuant to the Offer, the "Cash Consideration"), (ii) the number of shares of common stock, par value $1.00 per share, of Purchaser that is equal to the Cash Consideration plus $0.25 divided by the average closing price of Northrop Grumman's common stock on the five consecutive trading days ending on the second trading day before the expiration date of the Offer (the "Common Stock Consideration"), or (iii) the number of shares of Series B Preferred Stock of Purchaser, par value $1.00 per share, equal to the quotient of the Cash Consideration divided by the initial liquidation preference per share of Purchaser's Preferred Stock (the "Preferred Stock Consideration"); and (2) all of the outstanding Preferred Shares at a purchase price of $35.00 per Preferred Share, net to the seller in cash (the "Per Preferred Share Amount"), upon the terms and subject to the conditions set forth in the offer to purchase or exchange, dated February 1, 2001 (the "Offer to Purchase") and in the related Letters of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer").

   The Offer is described in a Tender Offer Statement on Amendment No. 5 to Schedule TO (as further amended or supplemented from time to time, the "Schedule TO"), filed by Purchaser with the Securities and Exchange Commission on February 1, 2001.

   The Offer is being made in accordance with the Amended and Restated Agreement and Plan of Merger (the "Amended Merger Agreement"), dated as of January 23, 2001, among the Company, Northrop Grumman, Purchaser and LII Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Purchaser ("Acquisition I"). The Amended Merger Agreement amends and restates the Agreement and Plan of Merger, dated as of December 21, 2000 among the Company, Northrop Grumman and Acquisition I (the "Original Merger Agreement"). The Amended Merger Agreement further provides that (1) immediately prior to consummation of the Offer, NGC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Purchaser ("Acquisition II"), will be merged with and into Northrop Grumman, with Northrop Grumman continuing as the surviving corporation (the "Northrop Merger"), and (2) subject to the satisfaction or waiver of certain conditions, following completion of the Offer, Acquisition I will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Litton Merger," and together with the Northrop Merger, the "Mergers"). As a result of the Mergers the Company and Northrop Grumman will both become subsidiaries of Purchaser, which will be renamed Northrop Grumman Corporation. At the effective time of the Litton Merger (the "Effective Time"), each issued and outstanding Common Share (other than Common Shares owned by Northrop Grumman, Purchaser, the Company or any of their respective subsidiaries, and Common Shares held by stockholders who have perfected their dissenters' rights under Delaware law) will be converted into the right to receive an amount in cash equal to the Cash Consideration (the "Merger Consideration"). At the Effective Time, each issued and outstanding Preferred Share will remain outstanding, without change, as a share of the Series B $2 Cumulative Preferred Stock, par value $5.00 per share, of the corporation surviving the Litton Merger. As a result, after the Litton Merger, holders of Preferred Shares who do not tender their Preferred Shares in the Offer will hold preferred stock in the surviving Litton subsidiary of Purchaser.

   The Schedule TO states that the principal offices of Northrop Grumman and Purchaser are located at 1840 Century Park East, Los Angeles, California 90067.

Item 3. Past Contacts, Transactions, Negotiations and Agreements.

   Certain contracts, agreements, arrangements or understandings between the Company or its affiliates and certain of its directors and executive officers are described in the Information Statement (the "Information Statement") pursuant to Rule 14f-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that is attached as Annex B to this Statement and is incorporated herein by reference. Except as set out in this Statement (including in the Exhibits hereto and in Annex B hereto) or incorporated herein by reference, to the knowledge of the Company, as of the date of this Statement there exists no material agreement, arrangement or understanding or any actual or potential conflict of interest between the Company or its affiliates and (1) the Company's executive officers, directors or affiliates or (2) Purchaser or Purchaser's executive officers, directors or affiliates.

 The Confidentiality Agreement.

   On June 23, 2000, the Company and Northrop Grumman entered into a confidentiality agreement, in connection with their mutual interest in exploring a transaction involving a potential form of teaming arrangement, joint endeavor or other combination. The summary of that agreement, contained in the Offer to Purchase under "Other Agreements--Confidentiality Agreement" is incorporated herein by reference.

 The Original Merger Agreement.

   The summary of the Original Merger Agreement and the statement of the conditions of the cash tender offer of Acquisition I contained in Sections 12 and 16, respectively, of the offer to purchase, dated January 5, 2001, which is filed as Exhibit (a)(1)(i) to the Schedule TO and which was mailed to stockholders on January 5 are incorporated herein by reference. The summary and description of the Original Merger Agreement are qualified in their entirety by reference to the Original Merger Agreement, which has been filed as Exhibit (e)(1) hereto and is incorporated herein by reference.

 The Amended Merger Agreement.

   The summary of the Amended Merger Agreement and the statement of the conditions of the Offer contained in "The Amended Merger Agreement" and the "The Offer--Conditions of the Offer" sections, respectively, of the Offer to Purchase, dated February 1, 2001, which is filed as Exhibit (a)(4) hereto and which is being mailed to stockholders together with this Statement, are incorporated herein by reference. The summary and description of the Amended Merger Agreement are qualified in their entirety by reference to the Amended Merger Agreement, which has been filed as Exhibit (e)(14) hereto and is incorporated herein by reference.

 Effects of the Offer and the Litton Merger Under Company Stock Plans and Agreements Between the Company and its Executive Officers.

   Certain members of the Company's management, including the Company's Chief Executive Officer and the Company's President, who are also members of the Board of Directors of the Company (the "Board"), have interests in the transactions contemplated by the Amended Merger Agreement that are in addition to their interests as Company stockholders generally. As described below, consummation of the Offer will constitute a change in control of the Company for purposes of determining the entitlement of the executive officers of the Company to certain severance and other benefits. Furthermore, Dr. Sugar, currently the Company's President and Chief Operating Officer, will become a Northrop Grumman Corporate Vice President, and President and Chief Executive Officer of the new Litton subsidiary of Northrop Grumman. Dr. Sugar will also be nominated to Northrop Grumman's Board of Directors effective as of the closing of the Litton Merger.

   The Board was aware of these interests and considered them, among other matters, in approving the Amended Merger Agreement and the transactions contemplated thereby.

   Stock-based Rights. All unvested options to purchase Common Shares then held by executive officers will vest upon consummation of the Offer. Upon consummation of the proposed Litton Merger, each outstanding option which is then vested, including all options held by the Company's executive officers, will be converted into the right to receive a cash payment equal to the product of (i) the excess of the Merger Consideration over the per share exercise price of the option times (ii) the number of shares subject to the option, unless the holder elects before the Effective Time to have the option converted into an option to acquire shares of Purchaser and Purchaser permits such an election. Each outstanding option which is unvested at the Effective Time will be converted into an option to purchase shares of Purchaser common stock, except that the number of options so converted may not exceed 1,244,253. Unvested options in excess of that limit will be treated as if they were vested options, with such treatment applied pro rata to all unvested options.

   Upon consummation of the Offer, all restrictions will lapse with respect to previously granted restricted Common Shares, including those held by the Company's executive officers, and all deferred stock units will become immediately due and payable.

   As a result of the consummation of the Offer and the Litton Merger, in respect of their options, deferred stock units and restricted stock, for which vesting will be accelerated by consummation of the Offer, the directors and executive officers will receive the following cash payments, unless Purchaser permits an election, and they elect to have some or all of their options converted into Purchaser options: Mr. Brown, $7,770,959, Dr. Sugar, $17,627,758, Mr. Steuert, $3,914,423, Mr. St. Pe, $2,305,887, Mr.
Halamandaris, $2,691,020, and all remaining executive officers and directors, as a group, $11,850,821.

   Change of Control Agreements. The Company is party to Change of Control Employment Agreements with 53 of its executives, including all its executive officers. The parties to the Amended Merger Agreement acknowledged and agreed that the consummation of the Offer will constitute a "change of control" under these agreements. Accordingly, upon termination of employment by the executive officer for "good reason" or "without cause" by the Company within three years following the change of control, or, if the executive officer terminates employment for any reason during the 30-day period following the first anniversary of the change of control, the executive officer will be entitled to three times the executive officer's base salary and highest bonus award of any type, including, without limitation, any annual or signing bonus paid during the last three full fiscal years, continuation of welfare benefits for three years, three years of service credit under the Company's pension plan and, if applicable, the Supplemental Executive Retirement Plan, and provision of certain other benefits in accordance with the Company's plans and practices. On December 21, 2000, the Compensation and Selection Committee of the Board (the "Committee") specified that the following comprise these other benefits:

  .  Incentive Loan Program;

  . Use of a Company automobile by the executive officer without cost, with a tax gross-up, for three years following termination;

  . Executive Financial Planning for an additional year following termination;

  . Directors' and Officers' Liability Insurance for six years following termination;

  . Continued participation in the Hyatt Legal Plan for three years following termination; and

  .  Educational assistance programs for three years following termination.

   In addition, the Committee specified that the welfare plan benefits that continue under the agreements during the three-year period following termination include:

  .  Supplemental Medical Insurance Plan for Key Executive Employees;

  .  Executive Survivor Benefit Plan; and

  .  Executive Physical Plan.

   Under the terms of the Change of Control Employment Agreements, the Company will also pay any legal fees and expenses incurred by the executive officer in connection with a dispute arising out of the subject matter of the agreement. If any payment received under an executive officer's Change of Control Employment Agreement or otherwise is subjected to the excise tax imposed under
Section 4999 of the Internal Revenue Code (the "Code"), the executive officer is entitled to an additional payment to restore the executive officer to the same after-tax position that the executive officer would have been in if the excise tax had not been imposed.

   On December 21, 2000, Dr. Sugar's Change of Control Employment Agreement, dated June 21, 2000, was modified to clarify the intent of both parties that Dr. Sugar's letter agreement, dated June 21, 2000, was not to be superseded by his Change of Control Employment Agreement.

   It is estimated that the total maximum amount of cash severance payable to each executive officer under these agreements, not including any excise tax gross-up, would be: $6,188,052 for Mr. Brown, $5,000,000 for Dr. Sugar, $3,084,869 for Mr. Steuert, $2,997,540 for Mr. St. Pe, $3,366,800 for Mr.
Halamandaris, and $16,128,160 for all remaining executive officers as a group.

   Employment Agreement between Northrop Grumman and Dr. Sugar. On December 21, 2000, Northrop Grumman entered into a letter agreement with Dr. Sugar pursuant to which Dr. Sugar will serve as Corporate Vice President of Northrop Grumman, President and Chief Executive Officer of the Litton subsidiary of Northrop Grumman, and a member of the Northrop Grumman Board of Directors effective upon the closing date of the Litton Merger, provided that the Litton Merger closes on or before December 31, 2001. In general, under the terms of this letter agreement, Northrop Grumman assumes the obligations of the Company under Dr. Sugar's Change of Control Employment Agreement and his letter agreement dated June 21, 2000. However, Dr. Sugar's rights under those agreements are modified in two respects. First, Dr. Sugar will not be entitled to severance benefits under those agreements if he terminates his employment during the employment period commencing on the closing date of the Litton Merger and ending on the later of (i) the date six months following the closing date or (ii) December 31, 2001, although he will retain the right to receive severance benefits if he terminates his employment after that employment period on the basis of an event that occurs during that employment period that constitutes "good reason" under his Change of Control Employment Agreement or a "constructive termination without cause" prior to December 31, 2001 under the letter agreement dated June 21, 2000. Second, during the 30-day period following such employment period, Dr. Sugar will have the right to voluntarily terminate his employment for any reason and such termination will be considered a termination for "good reason" under his Change of Control Employment Agreement and a "constructive termination without cause" prior to December 31, 2001 under the letter agreement dated June 21, 2000. The letter agreement affirms that in the event of any such termination, Dr. Sugar will be entitled to a total severance benefit under those agreements equal to the greater of (i) $5,000,000 or (ii) three times the sum of his annual base salary and highest bonus award during the last three full fiscal years. In addition, the letter agreement will not affect Dr. Sugar's right to accelerated vesting of stock options or restricted stock upon the consummation of the Offer. On January 31, 2001, this letter agreement was amended by a second letter agreement to clarify that references to Northrop Grumman will mean, after the Effective Time, the corporation then called Northrop Grumman Corporation and formerly known as NNG, Inc.

   Restoration Plan and Trust. The Company's Restoration Plan, an unfunded, nonqualified retirement plan, restores Company-provided retirement benefits and Financial Security and Savings Program ("FSSP") matching contributions, which an FSSP participant could have received if it were not for the limitations prescribed by the Code. Upon consummation of the Offer, benefits under this plan will vest in full and all participants will become immediately eligible for the commencement of payment of benefits. As of January 31, 2001, a grantor trust to fund the Restoration Plan was established and the Committee will have the authority to decide whether benefits payable under the plan should be paid in a present value lump sum.

   Non-Employee Director Deferred Compensation Plan. Under the Company's Non-Employee Director Deferred Compensation Plan, non-employee directors may defer annual retainers and meeting fees in the form of units of Common Shares or stock options. Non-employee directors may also elect to defer compensation in the form of cash in an interest bearing account. Upon the consummation of the Offer, each director's account will be immediately due and payable in a lump sum.

   Additional Participants in the Executive Medical Plan. On December 21, 2000, the Committee approved the addition of two executive officers as participants in the Executive Medical Plan. The approximate cost of these additional executive officers will be $105,840.

   Amended and Restated Supplemental Executive Retirement Plan. The Company's Supplemental Executive Retirement Plan (or "SERP") is an unfunded, nonqualified defined benefit retirement plan that provides certain key employees of the Company with supplemental retirement benefits. Upon consummation of the Offer, the following features of the plan will be triggered:

  .  No additional participants may be designated under the plan;

  . Each active participant will be vested regardless of years of service or age and there will be a waiver of all conditions concerning eligibility for payment of a retirement benefit that requires (i) filing of elections, (ii) compliance with non-competition agreements, (iii) satisfaction of any other terms or conditions or the application of any benefit reductions, and (iv) termination of employment with the Company in order to begin receiving retirement benefits;

  . Within ten days after the consummation of the Offer, the Company will be required to fund a grantor trust for benefits under the plan;

  . So long as a claim is not frivolous, the Company will be responsible for all legal fees incurred in connection with a claim for benefits under the plan; and

  . Any amendment, termination or suspension of the plan will require consent of 85% of participants.

   On December 21, 2000, the Committee amended the definition of "average compensation" used to calculate SERP benefits to provide that, in the event of a change of control, "average compensation" will be the greater of (i) the participant's highest annual compensation during the past ten years (or, if a participant has not been employed by the Company for an entire year, the annualized amount of base pay plus incentive compensation), or (ii) the participant's annualized base pay plus maximum targeted incentive compensation for the calendar year in which a change of control occurs.

   On December 21, 2000, the Committee approved the addition of three executive officers as participants in the SERP, effective immediately prior to the signing of the Original Merger Agreement.

   As a result of the foregoing, the Company's executive officers will become entitled to an immediate lump-sum payment of their retirement benefits under this plan, upon consummation of the Offer. The total benefits, and the portions representing the enhanced value resulting from consummation of the Offer, are as follows: $11,663,095 and $7,977,381 for Mr. Brown, $3,051,881
and $3,051,881 for Dr. Sugar, $6,050,411 and $6,050,411 for Mr. Steuert,
$3,878,564 and $2,003,859 for Mr. St. Pe, $4,223,506 and $2,572,463 for
Mr. Halamandaris and $15,177,982 and $12,556,312 for all other executive officers.

   Approval of Certain Threshold, Commitment and Maximum Awards under the 2001 Annual Incentive Plan and 2001 Special Cash Incentive Plan for Ronald D.
Sugar. The 2001 Annual Incentive Plan provides annual awards to designated participants, including executive officers, upon achievement of certain financial performance objectives of the Company, and individual performance objectives, in certain instances. Absent a change of control, individual awards will equal a specified percentage of base pay as of July 31, 2001, depending upon whether the performance reaches threshold, commitment or maximum levels; except that no individual may receive an award in excess of $2 million. Under the plan, upon a change of control of the Company, including consummation of the Offer, awards will be paid to participants immediately. On December 21, 2000, the Committee determined that upon consummation of the Offer, corporate performance for fiscal year 2001 will be deemed to be achieved at the maximum level. Therefore, if the Offer is consummated before the end of fiscal year 2001, awards under this plan will be payable to the plan's Corporate participants, including executive officers, at the maximum percentages of base salary, without proration, upon consummation of the Offer. If the Offer has not been consummated before the end of fiscal year 2001, awards will be payable at the end of the fiscal year at the maximum level. In addition, the Committee determined that awards for Group and Division participants (except for participants from the Advanced Electronics Group) will be increased to 125% of the level earned, provided performance achieves the commitment level, and will remain payable without proration at the end of the fiscal year, except that no award may exceed the maximum level. On December 8, in connection with the proposed sale of the Advanced Electronics Group, the Committee determined that awards for participants from the Advanced Electronics Group will be increased to 150% of the level earned, provided performance reaches the threshold level, and will be payable, on a pro rata basis, at the end of the fiscal year. The maximum annual bonuses payable to the executive officers pursuant to this plan are as follows: $1,237,610 for Mr. Brown, $775,008 for Dr. Sugar, $571,272 for Mr. Steuert, $555,100 for Mr. St. Pe, $731,913 for Mr. Halamandaris and $2,863,989 for all other executive officers.

   The 2001 Special Cash Incentive Plan for Ronald D. Sugar was established in accordance with his letter agreement dated June 21, 2000 and was approved at the September 20, 2000 meeting of the Committee. On December 21, 2000, the Committee determined that Dr. Sugar has achieved maximum performance as described in the plan. As a result, he will be entitled to a bonus of $857,963 upon the earlier of the consummation of the Offer or July 31, 2001.

   Retirement Arrangements for Certain Executive Officers. On December 21, 2000, the Committee approved retirement benefit enhancements for Mr. Brown and one other executive officer. These enhancements provide each executive officer retirement benefits that equal those that he would have enjoyed had he continued to work for the Company until the attainment of age 65. For this benefit, the Committee assumed that the salaries of Mr. Brown and the other executive officer would increase 7% per year. The Committee also assumed that Mr. Brown and the other executive officer would receive a maximum bonus award for compensation purposes. The cost of these increased benefits will be approximately $6,114,859. The Committee also resolved that Mr. Brown and the other executive officer will participate in the Executive Medical Program for life. Finally, the Committee resolved that Mr. Brown and the other executive officer will participate as active employees in the Executive Life Insurance Program until each attains age 65. The current benefit payable to Mr. Brown and the other executive under the Executive Life Insurance Program is four times salary until they attain age 65 and one times salary for five years thereafter. When Mr. Brown and the other executive officer attain age 70, the benefit payable will decrease to $100,000.

   Employee Benefits. The Amended Merger Agreement provides that Purchaser will not demand, and will cause the surviving corporation in the Litton Merger not to demand, repayment of loans currently outstanding under the Company's Incentive Loan Program before December 31, 2001. As of October 27, 2000, Mr. Brown, Dr. Sugar, Mr. Halamandaris, and Mr. Steuert, together with four other executive officers, had loan balances outstanding under this program.

   The Amended Merger Agreement also provides that Purchaser will assume and honor, and will cause the surviving corporation in the Litton Merger to assume and honor, the Company's commitments to provide lifetime medical benefits under the Company's Executive Medical Plan to Mr. Brown, another executive officer and two directors and their respective spouses.

   The Amended Merger Agreement further provides that Purchaser will continue the executive life insurance policies as in effect on December 21, 2000 for the remaining lifetime of certain retired Company executives, including two who currently serve as directors.

Director and Officer Indemnification; Insurance.

   The Amended Merger Agreement provides that Northrop Grumman and the Company will jointly and severally indemnify to the fullest extent of the law all current, former and future officers and directors of the Company and its subsidiaries against (i) all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement payments or liabilities arising out of any claim or proceeding based on the fact that any such person was a director or officer of the Company or its subsidiaries and (ii) all liabilities arising out of the Amended Merger Agreement and the transactions contemplated by it. The Amended Merger Agreement further provides that the provisions of the certificate of incorporation and bylaws of the surviving corporation shall be at least as favorable to indemnified officers and directors as the Company's current certificate and bylaws. The Amended Merger Agreement also provides that, for six years after the Effective Time, the Company will maintain directors' and officers' liability insurance on coverage terms at least as favorable as the insurance provided by the Company to its officers and directors, provided that the premiums for such insurance do not exceed 300% of the insurance premiums currently paid by the Company.

Item 4. The Solicitation or Recommendation.

   (a) Recommendation of the Board.

   At a meeting held on January 23, 2001, the Board determined that the terms of the Offer and the Litton Merger are advisable, fair to, and in the best interests of, the common stockholders of the Company. At this meeting, the members of the Board present unanimously approved the Amended Merger Agreement, the Offer, the Litton Merger and the other transactions contemplated by the Amended Merger Agreement, including the Stockholder's Agreement, for purposes of Section 203 of the Delaware General Corporation Law ("DGCL").

   The members of your Board present at a duly called special meeting unanimously recommend that common stockholders accept the Offer and tender their Common Shares in the Offer.

   Neither the Company nor the Board makes any recommendation to any stockholder as to whether to tender or to refrain from tendering Preferred Shares for the reasons set forth in (b)(ii)(13) below. Each stockholder must make his or her own decision whether to tender Preferred Shares. The Offer gives stockholders who are considering a sale of all or part of their Preferred Shares the opportunity to sell such Preferred Shares for a higher price than that available in the open market immediately prior to the announcement of the Offer and without the usual transaction costs associated with market sales. Holders of Preferred Shares should also consider the possible effects of the Offer on the market for Preferred Shares, as described in the Offer to Purchase under "The Offer--Reduced Liquidity; Possible Delisting." No director or officer owns any Preferred Shares.

   A letter to the Company's stockholders communicating the Board's recommendation and a press release announcing the execution of the Amended Merger Agreement are filed herewith as Exhibits (a)(2)(iv) and (a)(5)(ii), respectively, and are incorporated herein by reference.

   (b) (i) Background of the Offer; Contacts with Northrop Grumman.

   On March 16, 2000, the Company's management presented its annual review of strategic alternatives to the Board at a regularly scheduled meeting. The review included an overview of the Company's strategic plan and several alternative strategies, including potential acquisitions, divestitures and mergers. The Board requested that management continue its analyses of strategic alternatives for further discussion at the May Board meeting.

   On May 18, the Board held a regular meeting at which the Company's management presented additional analyses of strategic alternatives. The presentation included a review of the potential divestiture of the

Company's Advanced Electronics Group, as well as other alternatives, including a potential merger with Northrop Grumman, which was identified in light of discussions and conversations in which representatives from the two companies had engaged at times during the prior several years. Northrop Grumman was also identified as one of the likely buyers of the Advanced Electronics Group.

   Following the May Board meeting, the Company's management, as part of its exploration of strategic alternatives to the potential sale of the Advanced Electronics Group, initiated contacts with Northrop Grumman regarding potential areas of mutual strategic interest.

   On June 23, the Company and Northrop Grumman entered into a confidentiality agreement in connection with their mutual interest in exploring a transaction involving a potential form of teaming arrangement, joint endeavor or other combination.

   On July 19, the Company's management and Northrop Grumman's management met to provide each other with an overview of their respective companies and to discuss potential forms of combination.

   On September 14, Mr. Brown and Mr. Kresa discussed a potential combination of Northrop Grumman and the Company. Mr. Kresa proposed a potential combination in which the Company's stockholders would receive a value equal to
0.70 shares of Northrop Grumman common stock for each Common Share, consisting of 80% Northrop Grumman common stock and 20% cash, and indicated that there could be flexibility regarding the cash and stock percentages.

   On September 21, the Board held a regularly scheduled meeting. At that meeting, Mr. Brown briefly informed the Board of his discussion with Mr. Kresa. The Board supported management's position that the Company should not pursue Mr. Kresa's proposal.

   On October 19, the Board held a regular meeting at which the Company's management reviewed strategic alternatives, including the potential sale of the Advanced Electronics Group. The Board directed the Company's management to proceed with actions to explore the sale of the Advanced Electronics Group.

   On October 20, the Company announced that the Board had authorized the management to explore the sale of the Advanced Electronics Group.

   On October 20, Mr. Kresa sent a letter to Mr. Brown stating that, subject to confirmatory due diligence, Northrop Grumman was prepared to acquire the Company for a value equal to 0.70 shares of Northrop Grumman common stock for each Common Share, with 80% of the consideration to be paid in Northrop Grumman common stock and 20% to be paid in cash. This offer represented a price of $60.725 per Common Share, based on Northrop Grumman's closing share price that day of $86.75. Mr. Kresa's letter stated that such a transaction would represent a 24% premium over the Company's closing price on October 20, and a 46% premium over Company's closing price on September 13 (the day before discussions between Mr. Kresa and Mr. Brown took place). Mr. Kresa's letter also stated that the strategic sale by the Company of the Advanced Electronics Group would be in conflict with Northrop Grumman's plans for the combined company.

   On October 25, Mr. Brown informed Mr. Kresa that he would discuss Mr. Kresa's October 20 proposal with the Board, but that it was Mr. Brown's view that the proposal was essentially the same as the proposal Mr. Kresa communicated in September, which had already been rejected.

   On October 31, during a telephone call, Mr. Kresa and Mr. Brown again discussed the possibility of a business combination between the Company and Northrop Grumman. Mr. Brown made three principal points. First, he highlighted the "hidden value" of certain aspects of the Company's business that the Board did not feel were properly reflected in the Company's share price, including the potential recovery in its litigation against Honeywell and the extraordinary growth potential of the Electronic Components and Materials business. Second, Mr. Brown explained the strategic reasoning behind the Company's contemplated divestiture of the Advanced Electronics Group. Third, Mr. Brown emphasized that the Board believed that Northrop Grumman's proposal, as set out in Mr. Kresa's letter of October 20, was inadequate in terms of the value it placed on the Company.

   On November 2, in response to this discussion, Mr. Kresa sent another letter to Mr. Brown stating that Northrop Grumman was willing to entertain transaction structures whereby the Company's stockholders would remain the primary beneficiaries of the Honeywell litigation and the growing Commercial Electronics business. Mr. Kresa also reiterated that the sale of the Advanced Electronics Group was in conflict with Northrop Grumman's plans for the combined company and urged the Company to suspend the sale process until the Company and Northrop Grumman had the opportunity to complete their mutual consideration of a transaction. Mr. Kresa further stated that Northrop Grumman had reexamined its October 19 proposal and had decided to alter its proposal, subject to confirmatory due diligence, to reflect a value for the Company equal to 0.75 shares of Northrop common stock for each Common Share, with 50% of the consideration to be paid in Northrop Grumman common stock and 50% to be paid in cash. The revised proposal also contemplated providing to the Company's common stockholders additional value to be derived from the Honeywell litigation and the Commercial Electronics business. This proposal represented a price of $61.6875 per Common Share, based on Northrop Grumman's closing share price that day of $82.25, plus the value of any interest, which had not been defined, to be retained in the Honeywell litigation and the Commercial Electronics business.

   On November 3, the Board held a special meeting to review the Company's strategic plan, and its related assumptions and risks, as well as alternatives to the strategic plan including the potential sale of the Advanced Electronics Group, the sale of other parts of the Company and the sale of the entire Company. At the meeting the Board approved proceeding with the sale of the Advanced Electronics Group. The consensus of the Board was that management continue discussions with Northrop Grumman concerning Northrop Grumman's interest in a business combination with the Company. In this regard the Board noted that Northrop Grumman had exhibited a high degree of interest in a business combination with the Company and had demonstrated flexibility in terms of potential transaction structures and pricing, but had not proposed a transaction which the Board considered attractive. The Board did not want to preclude the possibility that Northrop Grumman might ultimately propose a transaction offering compelling value for the Company's stockholders.

   On November 6, the Company formally announced its decision to sell its Advanced Electronics Group.

   On November 8, the Company signed an engagement letter with Merrill Lynch & Co. ("Merrill Lynch") whereby Merrill Lynch agreed to advise the Company in the event a business combination with Northrop Grumman were to be negotiated. For the terms of that engagement letter, see Item 5--Persons/Assets Retained, Employed, Compensated or Used.

   On November 9 and 10, the Company's management met with Northrop Grumman's management and informed it that, in order for any business combination proposal to cause the Company to forego its planned sale of the Advanced Electronics Group and its intention to continue its operations in accordance with the Company's strategic plan, the proposed transaction would have to offer values consistent with stockholder interest and would have to properly value each of the business segments and assets of the Company. The Company's management again advised that the proposal set forth in the November 2 letter did not meet these requirements.

   On November 29, Mr. Kresa sent another letter to Mr. Brown outlining a revised proposal to acquire the Company. Mr. Kresa stated that Northrop
Grumman was prepared to acquire 100% of the Common Shares in one of two potential transactions, and included a draft merger agreement for each transaction. The first transaction contemplated exchanging each Common Share for a value equal to 0.75 of a share of Northrop Grumman common stock with 50% to be paid in Northrop Grumman common stock and 50% to be paid in cash, and a contingent value instrument structured to provide the Company's common stockholders with 75% of the net after-tax recovery in the pending Honeywell and fiber-optic litigation and between 40% and 60% of the net after-tax value of the Electronic Components and Materials business achieved within the five-year period following the closing of the transaction, depending on the values achieved on a pre-tax basis. Not including the value of the contingent value instrument, this first transaction represented a price of $63.1875 per Common Share, based on Northrop Grumman's closing price of $84.25. The second transaction consisted of $72.00 in cash for each Common Share and did not include a contingent value instrument. The financing for the alternative transactions would be provided from Northrop Grumman internally available funds as well as existing lending sources.

   On December 1, the Board held a special telephonic meeting to discuss the terms proposed by Northrop Grumman on November 29. Based on the presentations and discussions, the Board concluded that only an all cash offer would be acceptable, and that the $72.00 price contained in the November 29 proposal for an all cash transaction was inadequate. Also at the meeting, the Company's outside legal advisors advised the Board with respect to its fiduciary duties. The Board authorized the Company's management and representatives from Merrill Lynch to continue discussions with Northrop Grumman.

   On December 4, 5 and 11, representatives from Merrill Lynch delivered summary, publicly available offering memoranda data relating to the Advanced Electronics Group to selected potential acquirers of the Advanced Electronics Group.

   On December 8, the Board held a regular meeting at which the Company's management and representatives from Merrill Lynch updated the Board with respect to discussions with Northrop Grumman and other strategic alternatives. Representatives from Merrill Lynch reviewed their report dated December 8 which set forth the historical stock price trading ranges and volume for the Company, comparable valuations for publicly traded aerospace and defense companies and comparable valuations for recent aerospace and defense transactions. The report also included several valuation ranges for the Company based on various valuation methodologies. These included a range of values based on comparable trading and transaction valuations, present values of strategic plan cash flows and projected stock prices, and pre-tax and after-tax sum-of-the-parts valuations. The Board authorized the Company's management and representatives from Merrill Lynch to continue discussions with Northrop Grumman.

   On December 12 and 14, Mr. Steuert met with Albert F. Myers, Corporate Vice President and Treasurer of Northrop Grumman, during which they discussed potential synergies which could be achieved in a business combination.

   On December 14, Mr. Brown had conversations with Mr. Kresa. Mr. Brown indicated that, if Northrop Grumman was prepared to offer $80.00 per Common Share in cash for the Company, he would recommend to the Board that it accept the offer. Later that day, Mr. Kresa informed Mr. Brown that the Northrop Grumman Board of Directors was prepared to raise its all-cash proposal to $80.00 per Common Share.

   Between December 15 and December 21, the legal advisors and management of the Company and Northrop Grumman negotiated the terms of a definitive merger agreement and the Company's management and financial advisors provided Northrop Grumman's management and financial advisors with financial and legal due diligence, as had been provided at various times during November and December. By the morning of December 20, the Company's management and legal advisors and Northrop Grumman's management and legal advisors had reached agreement on all major substantive issues.

   On December 21, the Board met to consider the terms of the merger agreement and to vote on the proposed transaction. Representatives from Merrill Lynch presented the financial and valuation analyses they had performed and then delivered Merrill Lynch's oral opinion, confirmed later that day in writing, that as of the date of that opinion, and based upon and subject to certain considerations and assumptions, the $80.00 in cash per Common Share to be received by the Company's common stockholders was fair from a financial point of view to such holders other than Northrop Grumman and its affiliates. At the same meeting, the Company's outside legal counsel described the terms and effects of the merger agreement. Following further discussion and consideration, the Board, by unanimous vote, approved and authorized the execution of the merger agreement on the terms discussed at the meeting.

   On Thursday afternoon, December 21, representatives of the Company's and Northrop Grumman's respective management and legal advisors completed the definitive Original Merger Agreement. Thereafter, the Company and Northrop Grumman entered into the Original Merger Agreement and issued a joint press release announcing the transaction.

   On December 29, Unitrin, Inc. ("Unitrin") and certain of its subsidiaries, which together beneficially own approximately 27.8% of the Common Shares, filed Amendment No. 3 to their Schedule 13D relating to the Common Shares. Unitrin disclosed that in light of the announcement of the Original Merger Agreement, it was carefully evaluating its alternatives with respect to its investment in the Company, including, among other things, making proposals or entering into discussions regarding an alternative transaction.

   On January 4, Purchaser and the Company filed their Notification and Report Forms with the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") thus commencing the 15-day waiting period applicable to the all-cash tender offer under the antitrust laws.

   On January 5, Acquisition I commenced its all-cash tender offer, filed its Schedule TO with the SEC and began mailing the offer documents to the Company's stockholders. On the same day, the Company filed with the SEC and began mailing to its stockholders its Statement on Schedule 14D-9, recommending that the common stockholders accept the $80.00 in cash and tender their shares in the offer. The Company remained neutral toward the $35.00 in cash offered for the Preferred Shares.

   On January 10, Richard C. Vie, Chairman, President and Chief Executive Officer of Unitrin, indicated to Mr. Brown that while Unitrin supported the combination of Northrop Grumman and the Company, it was concerned about the consequences of an all-cash tender offer to Unitrin. The Company stated its willingness to consider alternative structures for the transaction, provided that: (1) no stockholder who wanted cash would be required to accept Northrop Grumman securities in the transaction; (2) the restructured transaction would be at least as certain to be completed as the original transaction; (3) it would not materially delay the time at which Company stockholders who wanted to sell their shares for cash would be paid; and (4) all of the Company's common stockholders would be treated equally. Between January 12 and January 15 the Company, Northrop Grumman, Unitrin, and their respective financial and legal advisors discussed potential alternative structures for the transaction.

   On January 15, the Board met and heard presentations from the Company's management and advisors on the recent developments. The Board authorized the Company's management to continue to explore possible modifications to the structure of the transaction contemplated by the Original Merger Agreement.

   On January 16, the Company and Northrop Grumman issued separate press releases announcing that they were in discussions that contemplated amending the terms of the merger to be effected after the cash tender offer for all shares. The companies said that the amendment under discussion was intended to allow the Company's common stockholders to exchange their Common Shares in the merger for securities of Northrop Grumman or an affiliate on a basis intended to be tax-deferred.

   Representatives of the Company and Northrop Grumman have met with representatives of the United States Department of Defense ("DOD") and the Antitrust Division to discuss the competitive impact of the proposed transaction. As a result of the meetings, it became clear that it would take longer than initially expected to gather and present the data necessary to assure the DOD and Antitrust Division that the proposed transaction raised no material competitive issues. The Company believes that the proposed transaction raises no material competitive issues. However, in order to avoid the issuance, or substantially limit the scope, of a Request for Additional Information and Documentary Materials from the Antitrust Division, the Company and Northrop Grumman voluntarily withdrew their HSR Act filings on January 16. The Company and Northrop Grumman refiled their HSR Act Notification and Report Forms on January 31 and expect to clear the antitrust review process by the end of the first quarter of 2001.

   After discussing several alternatives to the transaction contemplated by the Original Merger Agreement, the Company and Northrop Grumman concluded that an exchange offer in which all holders of Common Shares could elect to receive cash, without proration, or equity securities of a newly organized holding company that would be the parent corporation of Northrop Grumman and Litton best met the various goals of the parties.

   Between January 17 and January 23, the management and legal advisors of the Company, Northrop Grumman and Unitrin negotiated amendments to the Original Merger Agreement. Over the same period, the financial advisors of the Company, Northrop Grumman and Unitrin negotiated the terms of the Series B Preferred Stock to be issued by Purchaser in connection with the Offer and certain other financial terms. At the same time, the management and advisors of Northrop Grumman, Unitrin and the Company negotiated the terms of the Stockholder's Agreement, among Northrop Grumman, Purchaser and Unitrin (the "Stockholder's Agreement"). By the afternoon of January 23, the Company's management and Northrop Grumman's management and their respective advisors had reached agreement on all major substantive issues.

   On January 23, the Board met to consider the terms of the proposed amendment to the Original Merger Agreement. Representatives from Merrill Lynch presented the results of their financial and valuation analyses and then delivered Merrill Lynch's oral opinion, confirmed later that day in writing, that as of the date of that opinion, and based upon and subject to certain considerations and assumptions, the aggregate consideration to be received by the holders of Common Shares, other than Purchaser and its affiliates, was fair from a financial point of view. The Company's outside legal counsel described the terms and effects of the amendment to the Original Merger Agreement. Following further consideration, the Board, by unanimous vote of those directors present (with only one director absent), approved and authorized the execution of the Amended Merger Agreement.

   In the morning of January 24, representatives of the Company's and Northrop Grumman's respective management and legal advisors completed the Amended Merger Agreement and representatives of Northrop Grumman's and Unitrin's advisors completed the Stockholder's Agreement. Thereafter, the Company and Northrop Grumman executed the Amended Merger Agreement and issued a joint press release announcing the amended transaction.

 (ii) Reasons for the Recommendation of the Board.

   In reaching its recommendations described above in paragraph (a) of this
Item 4, the Board considered a number of factors, including the following:

   1. Company Operating and Financial Condition. The Board considered the current and historical financial condition and results of operations of the Company, as well as the prospects and strategic objectives of the Company, including the risks involved in achieving those prospects and objectives, and the current and expected conditions in the industries in which the Company's businesses operate. In particular, the Board was concerned that the trend toward consolidation among defense contractors negatively affected the Company's ability to bid successfully as prime contractor on major development and procurement contracts against its largest competitors. A combination with Northrop Grumman would, in the Board's view, expand the Company's opportunities in its major markets.

   2. Transaction Financial Terms/Premium to Market Price. The $80.00 Offer represents a premium of over 29% over the $61.6875 closing price of the Common Shares on the New York Stock Exchange on December 20, 2000 (the last trading day prior to the Board meeting at which the Board approved the Original Merger Agreement), a premium of approximately 34% over the average closing price for the 30-day trading period ending on December 20, 2000, a premium of over 40% over the average closing price for the 60-day trading period ending on December 20, 2000, and a premium of approximately 26% over the closing price of $63.4375 on December 18, 2000, which was the highest closing price attained during the 52-week period ending December 20, 2000. The Board concluded that the $80.00 price fairly reflects the Company's prospects for growth and improved performance.

   3. Choice of Forms of Consideration. The Board also considered and viewed as desirable the choice of consideration to be paid to holders of Common Shares in the Offer. The Board viewed it as desirable that elections by holders of Common Shares to take the Cash Consideration will not be prorated, so that no holder will be required to accept common or preferred stock and thus would not be subject to the market risk that they would otherwise face as a result of continued investment in the Company's capital stock or stock of Purchaser. The Board was aware that the Cash Consideration to be received by holders of Common Shares in the Offer and the Litton Merger, and the Preferred Share Amount to be received by the holders of Preferred Shares in the Offer, would be taxable to such holders for federal income tax purposes. Because of this tax consequence, the Board also considered it desirable that holders of Common Shares could make the election, subject to proration if oversubscribed, to receive the Common Stock Consideration or the Preferred Stock Consideration in an exchange of securities intended to be tax-deferred for federal income tax purposes. Further, the Board considered it desirable that holders of Common Shares could either elect to receive common stock, and therefore continue to participate in the future economic returns of the combined companies, or elect to receive preferred stock, and therefore enjoy a fixed income stream in the form of preferred dividends (together with an option if Purchaser's stockholder approval is obtained to convert the preferred shares into common shares, or, if such approval is not obtained, a cash payment based on the value of Purchaser common shares, at a later date). Lastly, the Board considered and found desirable the fact that holders of Common Shares could also elect the manner in which their elections would be prorated in case of oversubscription, such that no holder electing the Preferred Stock Consideration would be required to accept common stock in case of oversubscription.

   4. Northrop Grumman Operating and Financial Condition. The Board also considered the current and historical financial condition and results of operations of Northrop Grumman, as well as its prospects. In particular, the Board considered certain valuation analyses of Northrop Grumman's common stock presented by Merrill Lynch. The Board also considered Northrop Grumman's experience in integrating previously acquired businesses and realizing the strategic value of those combinations, as well as Northrop Grumman's ability to reduce its level of indebtedness following acquisitions for which it paid cash consideration.

   5. Strategic Alternatives. The Board considered the strategic alternatives available to the Company, including the possibility of growing its business through significant acquisitions while remaining an independent public company. In this respect, the Board noted the limitations on the ability of the Company to acquire other businesses in the shipbuilding sector due to antitrust concerns. The Board also considered the alternative of disposing of certain business units, including the Advanced Electronics Group, in order to focus the Company's resources on the remaining core business units. In considering the Company's strategic alternatives, the Board noted that the strategic fit between the Company and Northrop Grumman made Northrop Grumman, in the Board's view, the most logical acquirer for the Company. On the one hand, Northrop Grumman's existing portfolio of businesses--particularly its focus on systems integration for military customers, its advanced electronics business and its information technology business--complements the Company's businesses. On the other hand, a combination with Northrop Grumman does not appear to raise significant antitrust impediments.

   6. Merrill Lynch's Valuation Analysis. The Board considered presentations from Merrill Lynch at a series of meetings. Merrill Lynch's presentations included detailed analyses, including the historical stock price trading ranges and volume for the Company, comparable valuations for publicly traded aerospace and defense companies and comparable valuations for recent aerospace and defense transactions. The presentations also included valuations for the Company based on various methodologies, including comparable trading and transaction valuations, present values of strategic plan cash flows and projected stock prices, and pre-tax and after-tax sum-of-the-parts valuations.

   7. Merrill Lynch's Fairness Opinion. The Board considered the opinion of Merrill Lynch delivered to the Board dated January 23, 2001, that as of that date, based upon and subject to certain considerations and assumptions, the aggregate consideration to be received by holders of Common Shares, other than Northrop Grumman and its affiliates, pursuant to the Amended Merger Agreement was fair from a financial point of view to such holders. A copy of the written opinion rendered by Merrill Lynch to the Board, setting forth the procedures followed, the matters considered, the assumptions made and limitations on the review undertaken by Merrill Lynch in arriving at its opinion, is attached hereto as Annex A and incorporated herein by reference. Stockholders are urged to read this opinion in its entirety. The opinion of Merrill Lynch was presented for the benefit of the Board in connection with its consideration of the Amended Merger Agreement and is directed only to the fairness of the aggregate consideration to be received by the holders of Common Shares, other than Northrop Grumman and its affiliates, pursuant to the Offer and the Litton Merger. The opinion does not constitute a recommendation to any stockholder as to whether such stockholder should tender any Common Shares pursuant to the Offer and how such stockholder should vote on the proposed Litton Merger or any matter related thereto or as to what, if any, election such stockholder should make with respect to the form of consideration to be received in the transaction. The opinion of Merrill Lynch is limited to the fairness of the aggregate consideration to be received by the holders of Common Shares and does not address the consideration to be received by any particular stockholder, which may vary as a consequence of, among other things, the elections made by such stockholder. The Board was aware that Merrill Lynch became entitled to certain fees upon the signing of the definitive Original Merger Agreement and certain fees contingent upon consummation of the Offer. See Item 5--Persons/Assets Retained, Employed, Compensated or Used.

   8. Timing of Completion. The Board considered the anticipated timing for the completion of the transactions contemplated by the Amended Merger Agreement, including the structure of the transactions as an exchange offer for all of the Common Shares and Preferred Shares followed by the Litton Merger. The Board considered that the exchange offer could allow stockholders to receive the transaction consideration earlier than in an alternative form of transaction. The terms of the Litton Merger provide that common stockholders will receive the same consideration in cash for each of their Common Shares as received by common stockholders who tender their Common Shares in exchange for the Cash Consideration in the Offer.

   The Board was aware that the exchange offer contemplated by the Amended Merger Agreement would require Purchaser to file a registration statement with the SEC covering the securities to be issued in the Offer, and that completion of the Offer would require that the registration statement be declared effective by the SEC. The Board understood that this would require the Offer to extend beyond the original expiration date of February 2, 2001 for the all-cash tender offer commenced under the terms of the Original Merger Agreement. However, in light of the discussions among the Company, Northrop Grumman, the Antitrust Division and DOD described under "Background of the Offer; Contacts with Northrop Grumman" above, the Board concluded that it was not likely that antitrust clearance for the all-cash offer would be obtainable significantly earlier than the date on which the exchange offer could be completed under the rules of the SEC. Accordingly, the Board concluded that the inclusion of securities in the Offer would not significantly delay the date on which the Company's stockholders would receive payment for their Common Shares or Preferred Shares.

   9. Limited Conditions to Consummation. The Board considered that Northrop Grumman's obligation to consummate the Offer and the Litton Merger is subject to a limited number of conditions (as set forth in the Offer to Purchase under "The Offer--Conditions of the Offer"), with no financing condition. The Board also considered the relative likelihood of obtaining required regulatory approvals for this transaction, and the terms of the Amended Merger Agreement regarding the obligations of both companies to pursue such approvals. The Board is of the view that the proposed transaction is very likely to be consummated.

   10. Alternative Transactions. The Board considered that under the terms of the Amended Merger Agreement, while the Company is prohibited from soliciting acquisition proposals from third parties, the Company may engage in discussions or negotiations with, and may furnish non-public information to, a third party that makes an unsolicited written acquisition proposal if, among other things, the Board by a majority vote determines in its good faith judgment, after receiving advice from a financial advisor of national reputation, that such acquisition proposal is reasonably likely to provide greater value to the Company's stockholders from a financial point of view than the Offer and the Litton Merger. In addition, the Company may make inquiries and engage in discussions with a third party that makes an unsolicited written proposal if the Board by a majority vote determines in its good faith judgment, based upon the advice of legal counsel, that it is required to deal further with the third party in order to comply with its fiduciary duties. The Board considered that the terms of the Amended Merger Agreement permit the Company to terminate the Amended Merger Agreement to enter into such a superior transaction involving the Company if the Company pays Northrop Grumman a $110 million termination fee. Although the Board considered that these provisions of the Amended Merger Agreement could have the effect of deterring third parties who might be interested in exploring an acquisition of the Company, the Board concluded that the effect of these provisions would not preclude a superior proposal to acquire the Company. In this regard, the Board recognized that the provisions of the Original Merger Agreement and the Amended Merger Agreement relating to termination fees and non-solicitation of acquisition proposals were insisted upon by Northrop Grumman as a condition to entering into the Original Merger Agreement and the Amended Merger Agreement, respectively.

   The Board also considered the effect of the proposed Stockholder's Agreement on the likelihood that a superior proposal to acquire the Company would be presented. Under the Stockholder's Agreement, Unitrin and its affiliates are prohibited from soliciting alternative proposals and are required to tender the Common Shares owned by them into the Offer and take certain other actions in support of the Northrop Grumman transaction. However, these obligations are terminated if the Amended Merger Agreement is terminated. In light of the Company's right, referred to in the preceding paragraph, to terminate the Amended Merger Agreement to enter into a superior transaction, the Board concluded that the Stockholder's Agreement would not deter or be an impediment to alternative proposals to acquire the Company.

   11. Lack of Solicitation of Other Potential Acquirers. The Board did not solicit other potential acquirers to determine their interest in a business combination with the Company. In evaluating the possibility that another acquirer for the Company might be willing to pay a higher price than Northrop Grumman, the Board considered the fact that no other potential acquirer appeared as well positioned as Northrop Grumman to realize strategic benefits, including cost savings, from a combination with the Company. Further, the Company did not receive any contacts or inquiries from potential third party acquirers during the five-week period between entering into the Original Merger Agreement and the Amended Merger Agreement. The Board also considered that, although there were other industry participants with the financial ability to acquire the Company, over the past several years Northrop Grumman was the industry participant that had demonstrated the greatest interest in acquiring the Company. Further, for the reasons set forth in paragraph 4 above, the Board believed Northrop Grumman was the most logical strategic acquirer. The Board also considered that under the terms of the Amended Merger Agreement the Company would not be precluded from accepting an unsolicited superior offer if one were to be presented. Finally, the Board concluded that the advantages to the Company's stockholders of entering into the Amended Merger Agreement outweighed the possibility that another company might be willing to pay a higher price for the Company but would be unwilling to present an unsolicited proposal after the Amended Merger Agreement was announced.

   12. Potential Conflicts of Interest. The Board considered the interests of certain Company executives in the Offer and the Litton Merger (see Item 3-- Effects of the Offer and the Litton Merger Under Company Stock Plans and Agreements Between the Company and its Executive Officers).

   13. Reasons for the Board's Neutrality toward the Preferred Share
Amount. The Board considered that the Offer and the Litton Merger provided holders with a choice between selling their Preferred Shares for cash and remaining holders of Preferred Shares following the Litton Merger. In considering Purchaser's offer for the Preferred Shares, the Board concluded that because the Preferred Shares provide the holder with current income, do not participate in the Company's growth, and represent only a fixed claim against the Company's assets in liquidation, the Preferred Shares have significantly different investment characteristics from the Common Shares. The Board further concluded that whether Purchaser's offer of $35.00 net, in cash, per Preferred Share, which is a significant premium to the market price of the Preferred Shares prevailing immediately before the announcement of the Original Merger Agreement, would be considered attractive would depend primarily on the particular circumstances of each holder of Preferred Shares, such as the holder's need for current income and the holder's status as a corporate or individual shareholder. In addition, the Board noted that although the redemption price of $80.00 per Preferred Share substantially exceeds the $35.00 offer price, the Board could not reasonably estimate the likelihood that Purchaser would choose to redeem the Preferred Shares in the future. The Board is aware that Purchaser has stated that it has no intention to cause the Preferred Shares to be redeemed. For these reasons, the Board decided to remain neutral with respect to the Offer for the Preferred Shares.

   The foregoing includes the material factors considered by the Board. In view of its many considerations, the Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. In addition, individual members of the Board may have given different weights to the various factors considered. After weighing all of these considerations, the Board determined by a unanimous vote of the directors present to approve the Amended Merger Agreement and the Litton
Merger and to recommend that holders of Common Shares tender their Common Shares in the Offer.

   (c) Intent to Tender.

   After reasonable inquiry and to the best of the Company's knowledge, each executive officer and director of the Company currently intends to tender all Common Shares held of record or beneficially owned by such person to Purchaser in the Offer, except for persons who would by tendering incur liability under
Section 16(b) of the Exchange Act.

Item 5. Persons/Assets Retained, Employed, Compensated or Used.

   Pursuant to a letter agreement dated November 8, 2000, the Company retained Merrill Lynch to act as its financial advisor in connection with a possible business combination with Northrop Grumman. Merrill Lynch is an internationally recognized investment banking and advisory firm. As part of its investment banking and financial advisory business, Merrill Lynch is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In addition, Merrill Lynch is a full-service securities firm engaged in securities trading, brokerage and financing activities. In the ordinary course of its trading and brokerage activities, Merrill Lynch or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities or senior loans of the Company or Northrop Grumman. In the past, Merrill Lynch and its affiliates have provided financial advisory and financing services for the Company, including pursuant to an engagement letter dated June 15, 2000 in connection with the Company's determination to sell the Advanced Electronics Group.

   Pursuant to the November 8 engagement letter, the Company agreed to pay Merrill Lynch a fee, in cash, for its financial advisory services in an amount equal to 0.45% of the Consideration paid in connection with any business combination with Northrop Grumman. The engagement letter defined Consideration to include, among other things, the sum of the cash paid to the Company's security holders and the amount of all indebtedness of the Company or any of its subsidiaries assumed in connection with the transaction. Pursuant to the engagement letter, the Company was to pay Merrill Lynch 10% of this advisory fee on execution of the definitive Original Merger Agreement, with the balance to be paid at the date on which the conditions of the exchange offer have been fully satisfied or fully waived by the Company. Based on the Consideration to be paid under the terms of the Amended Merger Agreement, Merrill Lynch's fee for financial advisory services in connection with the Offer and the Litton Merger will be approximately $23 million. The Company has also agreed to reimburse Merrill Lynch for reasonable expenses as incurred. In addition, the Company has agreed to indemnify Merrill Lynch and its affiliates and their respective directors, officers, employees, agents and controlling persons against any and all liabilities related to or arising out of any business combination contemplated by the engagement letter, including the Offer and the Litton Merger, except to the extent that such liabilities are found in a final court judgment to have resulted from Merrill Lynch's willful misconduct, bad faith or gross negligence. The Company has also agreed to indemnify Merrill Lynch against the reasonable expenses, including fees of legal counsel, that are incurred in defending against any pending or threatened claim arising out of the transactions contemplated by the Amended Merger Agreement.

   Except as described above, neither the Company nor any person acting on its behalf has or currently intends to employ, retain or compensate any person to make solicitations or recommendations in connection with the Offer or the Litton Merger.

Item 6. Interest in Securities of the Subject Company.

   On December 11, 2000, the Company granted each non-employee director an option to purchase 2,000 Common Shares pursuant to the Company's Non-Employee Director Stock Plan. Pursuant to the plan, the options were immediately exercisable at an exercise price of $61.0625, the closing price of the Common Shares on the day of the grant.

   On December 1, 2000, Alton J. Brann, Joseph T. Casey, Carol B. Hallett and
C. B. Thornton, Jr. were each granted options to purchase 101 Common Shares at an exercise price of $59.6875, as a result of their election, under the terms of the Company's Non-Employee Directors Deferred Compensation Plan, to convert their director's fees into stock options, subject to the Company's Non-Employee Directors Stock Plan. See Annex B to this Statement--Deferred Compensation for Non-Employee Directors. The options were immediately vested and exercisable.

   On December 5, 2000, Joseph T. Casey and Carol B. Hallett were each granted options to purchase 100 Common Shares and C. B. Thornton, Jr. was granted options to purchase 167 Common Shares, as a result of their election to convert their director's fees into stock options. The options had an exercise price of $59.7188 and were immediately vested and exercisable.

   On December 8, 2000, Alton J. Brann and C. B. Thornton, Jr. were each granted options to purchase 295 Common Shares and Joseph T. Casey and Carol B. Hallett were granted options to purchase 197 Common Shares and 459 Common Shares, respectively, as a result of their election to convert director's fees into stock options. The options had an exercise price of $60.9375 and were immediately vested and exercisable.

   On December 1, 2000, David E. Jeremiah and James R. Wilson each received
27.6440 deferred stock units as a result of their election, under the terms of the Company's Non-Employee Directors Deferred Compensation Plan, to defer and convert their director's fees into deferred stock units. Such stock units are payable in Common Shares upon termination of a director's service on the Board. See Annex B to this Statement--Deferred Compensation for Non-Employee Directors.

   On December 8, 2000, David E. Jeremiah received 126.3590 deferred stock units and James R. Wilson received 54.1538 deferred stock units as a result of their election to defer and convert their director's fees.

   On January 8, 2001, the Bank of New York, as custodian of the Company's Employee Stock Purchase Plan ("ESPP"), credited to the individual investment accounts of participants the Common Shares it had purchased during December, 2000. The investment accounts of three executive officers were credited with a number of Common Shares, as follows: 11.7877 for Lynne M. O. Brickner; 12.7975 for J. Spencer Davis; and 12.6294 for Frank C. Marshall, Jr. Pursuant to the terms of the ESPP, these credits were made based on a settlement price of $68.5257 per share, representing the average cost of all Common Shares purchased by the ESPP during December.

   On January 16, 2001, James H. Frey, an executive officer, sold 6,000 Common Shares at $79.00 per share in an open market trade executed through his broker.

   Except as described in the preceding paragraphs, no transactions in Common Shares or Preferred Shares have been effected during the past 60 days by the Company or, to the knowledge of the Company, by any executive officer, director, affiliate or subsidiary of the Company.

Item 7. Purposes of the Transaction and Plans or Proposals.

   Except as set forth in this Statement, the Company is not currently undertaking or engaged in any negotiations in response to the Offer that relate to (1) a tender offer for or other acquisition of the Company's securities by the Company, any subsidiary of the Company or any other person; (2) an extraordinary transaction, such as a merger, reorganization or liquidation, involving the Company or any subsidiary of the Company; (3) a purchase, sale or transfer of a material amount of assets of the Company or any subsidiary of the Company; or (4) any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company.

   Except as set forth in this Statement, there are no transactions, resolutions of the Board, agreements in principle, or signed contracts in response to the Offer that relate to one or more of the events referred to in the preceding paragraph.

Item 8. Additional Information.

   (a) Purchaser's Designation of Persons to be Elected to the Board.

   The Information Statement attached as Annex B to this Statement is being furnished in connection with the possible designation by Northrop Grumman, pursuant to the terms of the Amended Merger Agreement, of certain persons to be elected to the Board other than at a meeting of the Company's stockholders.

   (b) Delaware General Corporation Law.

   The Company is incorporated under the laws of the State of Delaware.

   Short-form Merger. Under Section 253 of the DGCL, if Purchaser acquires, pursuant to the Offer or otherwise, at least 90% of the outstanding Common Shares and at least 90% of the outstanding Preferred Shares, Purchaser will be able to effect the Litton Merger after consummation of the Offer without a vote of the Company's stockholders. However, if Purchaser does not acquire at least 90% of the Common Shares and 90% of the Preferred Shares pursuant to the Offer or otherwise, under Section 251 of the DGCL, a vote of the Company's stockholders will be required to adopt and approve the Amended Merger Agreement. As a result, the Company will also have to comply with the Federal securities laws and regulations governing the solicitation of proxies. Among other things, the Company will be required to prepare and distribute a proxy statement and as a consequence a longer period of time will be required to effect the Litton Merger. However, because Purchaser and Northrop Grumman have agreed to cause all of the Common Shares and Preferred Shares owned by them to be voted in favor of the adoption of the Amended Merger Agreement, approval is assured.

   Delaware Anti-takeover Statute. In general, Section 203 of the DGCL ("Section 203") prevents an "interested party" (defined to include a person who owns or has the right to acquire 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (defined to include mergers and certain other transactions) with a Delaware corporation for three years following the date such person became an interested stockholder unless, among other things, the "business combination" is approved by the board of directors of such company prior to that date. On January 23, 2001, the Company's Board approved the Offer, the Litton Merger and the Stockholder's Agreement. Accordingly, Section 203 is inapplicable to the Offer, the Litton Merger and the Stockholder's Agreement.

   Appraisal Rights. No appraisal rights are available in connection with the Offer.

   However, if the Litton Merger is consummated, holders of Common Shares at the Effective Time who have not voted in favor of the Litton Merger and who have otherwise complied with the statutory procedures, will have certain rights under Section 262 of the DGCL ("Section 262") to demand appraisal of their shares. Such rights, if the statutory procedures are complied with, could entitle the holder to a judicial determination of the "fair value" of the Common Shares at the Effective Time (excluding any element of value arising from the accomplishment or the expectation of the Litton Merger), to be paid in cash, in lieu of the Merger Consideration of $80.00 per Common Share. The value so determined could be more or less than the Merger Consideration payable in the Litton Merger.

   If Purchaser acquires at least 90% of the Common Shares and at least 90% of the Preferred Shares pursuant to the Offer, the Litton Merger may be consummated without a stockholders' meeting and without the approval of the Company's stockholders. In such case, the remaining holders of Common and Preferred Shares will have appraisal rights pursuant to Section 262.

   If less than 90% of the Common Shares or less than 90% of Preferred Shares are acquired pursuant to the Offer and a stockholder vote is therefore required to approve the Litton Merger, holders of Preferred Shares will only have appraisal rights under Section 262 if, on the record date fixed to determine the stockholders entitled to receive notice of and to vote on the Merger, the Preferred Shares are (1) not listed on a national securities exchange or quoted on the Nasdaq National Market System and (2) held by fewer than 2,000 holders.

   If the Litton Merger is approved by the stockholders, common stockholders and preferred stockholders, subject to the preceding paragraph, who did not vote in favor of the Litton Merger and who otherwise comply with the statutory procedures, will have appraisal rights.

   The summary of the statutory procedures to be followed in order to dissent from the Litton Merger and perfect appraisal rights contained in the Offer to Purchase under "Summary of Certain Statutory Provisions--Appraisal Rights" (as therein qualified in its entirety by reference to Section 262 set forth in Annex B thereto) is incorporated herein by reference.

   Appraisal rights cannot be exercised at this time. Stockholders who will be entitled to appraisal rights in connection with the Litton Merger will receive additional information concerning those rights and the procedures to be followed in order to perfect them before such stockholders have to take any action in connection with such rights.

   (c) Amendments to the Rights Agreement.

   As of December 21, 2000, the Company and The Bank of New York, as Rights Agent, executed Amendment No. 1 to the Rights Agreement, dated as of August 17, 1994 (the "Rights Agreement"). As of January 23, 2001, the Company and the Rights Agent executed Amendment No. 2 to the Rights Agreement. Pursuant to these Amendments, neither Northrop Grumman, Purchaser nor Acquisition I shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) by virtue of (i) the execution and delivery of the Original Merger Agreement, (ii) the execution and delivery of the Amended Merger Agreement, (iii) the consummation of the Offer, (iv) the consummation of the Litton Merger or the Northrop Merger, (v) the execution of the Stockholder's Agreement, or (vi) the execution and delivery by the Stockholder Subsidiaries (as defined in the Stockholder's Agreement) of their irrevocable proxies, as contemplated by the Stockholder's Agreement. The Amendments further provide that none of the events described in clauses (i)-(vi) shall cause a Shares Acquisition Date or a Distribution Date as those terms are defined in the Rights Agreement.

   (d) Regulatory Approvals.

   United States Antitrust Compliance. Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. The purchase of Common Shares pursuant to the Offer is subject to such requirements.

   Pursuant to the requirements of the HSR Act, Purchaser and the Company first filed their Notification and Report Forms with respect to the Offer and the Litton Merger with the Antitrust Division and the FTC on January 4, 2001. These filings were voluntarily withdrawn on January 16. Purchaser and the Company refiled their HSR Notification and Report Forms on January 31, 2001. As a result, the 30-day statutory waiting period requirement under the HSR Act will expire at 11:59 p.m., New York City time, on March 2, 2001. However, prior to such time, the Antitrust Division or the FTC may extend the waiting period by requesting from Purchaser additional information or documentary material relevant to the Offer. If such second request is made, the waiting period will be extended until 11:59 p.m., New York City time, on the thirtieth day after substantial compliance by Purchaser with such request. Thereafter, such waiting period can be extended only by court order or by agreement of the parties.

   The Antitrust Division and the FTC scrutinize the legality under the antitrust laws of transactions such as the acquisition of Common Shares by Purchaser pursuant to the Offer. At any time before or after the consummation of any such transactions, the Antitrust Division or the FTC could take such action under the antitrust laws of the United States as it deems necessary or desirable in the public interest, including seeking to enjoin the purchase of Common Shares pursuant to the Offer or seeking divestiture of the Common Shares so acquired or divestiture of substantial assets of Northrop Grumman or the Company. Private parties (including individual States) may also bring legal actions under the antitrust laws of the United States. The Company does not, and Purchaser has advised the Company that it does not, believe that the consummation of the Offer will result in a violation of any applicable antitrust laws. However, there can be no assurance that a challenge to the Offer on antitrust grounds will not be made, or if such a challenge is made, what the result will be.

   The parties to the Amended Merger Agreement have agreed to use their best efforts to resolve any objections that the antitrust regulators may raise with respect to the contemplated transactions. The parties to the Amended Merger Agreement have agreed to use their best efforts to avoid or vacate any injunction restraining the Litton Merger, including litigating any claim raised by any party through all available appeals. Further, the parties to the Amended Merger Agreement have agreed to avoid any impediment asserted by the antitrust regulators, including making such divestitures as may be required or accepting any restriction on any of their businesses, provided that Northrop Grumman is not required to take any action that would have a material adverse effect on the business, assets, long-term earning capacity or financial condition of Northrop Grumman, the Company and their subsidiaries, taken as a whole.

   Other Filings. The Company and Northrop Grumman intend to file with the antitrust authorities of the European Union in early February. The Company intends to make the required filings with and to supply such documentation as may be requested by the Defense Security Service of the U.S. Department of Defense and the Office of Defense Trade Controls of the U.S. Department of State in connection with the transactions contemplated by the Amended Merger Agreement.

   (e) Certain Projected Financial Data.

   Prior to entering into the Original Merger Agreement, the Company and its financial advisors provided to Northrop Grumman and its financial advisors certain information which was not publicly available, including certain projected financial data (the "Projections") for the fiscal years 2001 through 2005. The Company does not publicly disclose projections, and the latest Projections were not prepared with a view to public disclosure. The Projections included, among other things, the following forecasts of the Company's revenues, net income (excluding pension income) and earnings per share (excluding pension income), respectively (in millions, except per share data): $5,850.0, $151.9 and $3.31 in 2001; $6,473.0, $186.4 and $4.06 in 2002;
$6,827.0, $220.8 and $4.81 in 2003; $7,183.0, $248.4 and $5.41 in 2004; and
$7,436.0, $278.7 and $6.07 in 2005. Including pension income, the projected net income and earnings per share were, respectively (in millions, except per share data): $220.5 and $4.80 in 2001; $254.9 and $5.55 in 2002; $289.4 and
$6.30 in 2003; $317.0 and $6.90 in 2004; and $347.3 and $7.56 in 2005.

   The Projections were not prepared with a view to public disclosure or compliance with published guidelines of the Securities Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants for Prospective Financial Information or generally accepted accounting principles. The Company's certified public accountants have not examined or compiled any of the Projections. The Projections were not prepared with the approval of the Board. The Projections are included herein to give the Company's stockholders access to information that was not publicly available and that the Company provided to Northrop Grumman.

   The Projections are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution. The Projections are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and recent developments. While presented with numerical specificity, the Projections were not prepared by the Company in the ordinary course and are based upon a variety of estimates and hypothetical assumptions made by management of the Company with respect to, among other things, industry performance, general economic, market, interest rate and financial conditions, sales, cost of goods sold, operating and other revenues and expenses, capital expenditures and working capital of the Company, and other matters which may not be realized and are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the Company's control. The Company's operations are subject to various additional risks and uncertainties resulting from its position as a supplier, either directly or as subcontractor or team member, to the U.S. Government and its agencies as well as to foreign governments and agencies; actual outcomes are dependent upon factors, including, without limitation, the Company's successful performance of internal plans; government customers' budgetary restraints; customer changes in short-range and long-range plans; domestic and international competition in both the defense and commercial areas; product performance; continued development and acceptance of new products; performance issues with key suppliers and subcontractors; government import and export policies; acquisition or termination of government contracts; the outcome of political and legal processes; legal, financial, and governmental risks related to international transactions and global needs for military aircraft, military and civilian electronic systems and support and information technology. Accordingly, there can be no assurance that the assumptions made in preparing the Projections will prove accurate, and actual results may be materially greater or less than those contained in the Projections. In addition, the Projections do not take into account any of the transactions contemplated by the Amended Merger Agreement, including the Offer and the Litton Merger. These events may cause actual results to differ materially from the Projections.

   For these reasons, as well as the bases and assumptions on which the Projections were compiled, the inclusion of such Projections herein should not be regarded as an indication that the Company, Northrop Grumman, Purchaser or any of their respective affiliates or representatives considers such information to be an accurate prediction of future events, and the Projections should not be relied on as such. Northrop Grumman, Purchaser, and their affiliates assume no responsibility for the reasonableness, completeness, accuracy or reliability of such Projections. No party nor any of their respective affiliates or representatives has made, or makes, any representation to any person regarding the information contained in the Projections and none of them intends to update or otherwise revise the Projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even in the event that any or all of the assumptions are shown to be in error.

Item 9. Exhibits.

   The following Exhibits are filed herewith. Notwithstanding any statement in any press release of the Company filed herewith or incorporated herein by reference, the Company acknowledges that the safe harbor for forward-looking statements under Section 21E of the Exchange Act, added by the Private Securities Litigation Reform Act of 1995, does not apply to forward-looking statements made in connection with a tender offer.

 Exhibit No.                            Description
 -----------                            -----------
 (a)(1)(i)   Offer to Purchase, dated January 5, 2001 (incorporated by
              reference to Exhibit (a)(1)(i) to the Schedule TO of Purchaser
              filed on January 5, 2001).

 (a)(1)(ii)  Form of Letter of Transmittal (incorporated by reference to
              Exhibit (a)(1)(ii) to the Schedule TO of Purchaser filed on January 5, 2001).

 (a)(1)(iii) Notice of Guaranteed Delivery, Common Stock and Preferred Stock,
              each dated January 5, 2001 (incorporated by reference to Exhibit
              (a)(1)(iii) to the Schedule TO of Purchaser filed on January 5,
              2001).

 (a)(1)(iv)  Notice to Participants in the Litton Industries Employees Stock
              Purchase Plan, for whose account Common Shares were purchased prior to December 1, 1993 (incorporated by reference to Exhibit
              (a)(1)(iv) to Amendment No. 2 to the Schedule TO of Purchaser filed on January 16, 2001).

 (a)(1)(v)   Notice to Participants in the Litton Industries Employees Stock
              Purchase Plan, for whose account Common Shares were purchased after November 1, 1994 (incorporated by reference to Exhibit
              (a)(1)(v) to Amendment No. 2 to the Schedule TO of Purchaser filed on January 16, 2001).

 Exhibit No.                             Description
 -----------                             -----------

 (a)(1)(vi)  Form of Letter of Transmittal dated February 1, 2001 (incorporated by reference to Exhibit (a)(1)(vi) to Amendment No. 5 to the Schedule TO of Purchaser filed on February 1, 2001).

 (a)(1)(vii) Form of Notice of Guaranteed Delivery dated February 1, 2001
              (incorporated by reference to Exhibit (a)(1)(vii) to Amendment
              No. 5 to the Schedule TO of Purchaser filed on February 1, 2001).

 (a)(2)(i)   Letter to Stockholders of the Company, dated January 5, 2001
              (filed previously with the Company's Schedule 14D-9 dated January
              5, 2001).

 (a)(2)(ii)  Opinion of Merrill Lynch & Co., dated December 21, 2000 (included as Annex A to the Schedule 14D-9 filed on January 5, 2001).

 (a)(2)(iii) Joint Press Release issued by Northrop Grumman and the Company on
              December 21, 2000 (incorporated by reference to Exhibit 99.1 to the Company's Schedule 14D-9-C filed on December 22, 2000).

 (a)(2)(iv)  Letter to Stockholders of the Company, dated February 1, 2001.*

 (a)(2)(v)   Opinion of Merrill Lynch & Co., dated January 23, 2001 (included as Annex A hereto).*

 (a)(4)      Offer to Purchase or Exchange, dated February 1, 2001
              (incorporated by reference to the Registration Statement on Form
              S-4 of NNG, Inc. dated February 1, 2001).

 (a)(5)(i)   Press Release issued by the Company on January 16, 2001 (filed previously with Amendment No. 1 to the Schedule 14D-9 filed on January 16, 2001).

 (a)(5)(ii)  Joint Press Release issued by the Company and Northrop Grumman on
              January 24, 2001 (filed previously with Amendment No. 2 to the
              Schedule 14D-9 filed on January 24, 2001).

 (a)(5)(iii) Stockholder's Agreement dated as of January 23, 2001 by and among
              Northrop Grumman Corporation, NNG, Inc. and Unitrin, Inc.
              (incorporated by reference to Exhibit (d)(5) to Amendment No. 4 to the Schedule TO of Purchaser filed on January 31, 2001).

 (e)(1)      Agreement and Plan of Merger, dated as of December 21, 2000, among
              Northrop Grumman, Purchaser and the Company (incorporated by reference to Exhibit (d)(1) to the Schedule TO of Purchaser filed on January 5, 2001).

 (e)(2)      Confidentiality Agreement, dated June 23, 2000, between Northrop
              Grumman and the Company (incorporated by reference to Exhibit
              (d)(2) to the Schedule TO of Purchaser filed on January 5, 2001).

 (e)(3)      The Information Statement of the Company, dated January 5, 2001
              (filed previously with the Company's Schedule 14D-9 dated January
              5, 2001).

 (e)(4)      Form of Change of Control Employment Agreement between the Company and certain executive officers (filed as Exhibit 10.27 to the Company's Annual Report on Form 10-K for the fiscal year ended
              July 31, 1993, and incorporated herein by reference).

 (e)(5)      Letter Agreement dated June 21, 2000 between the Company and
              Ronald D. Sugar (filed as Exhibit 10.1 to the Company's Report on
              Form 8-K dated June 22, 2000, and incorporated herein by reference).

 (e)(6)      Amendment dated as of December 21, 2000 to the Change of Control
              Employment Agreement by and between Ronald D. Sugar and the Company, dated as of June 21, 2000 (filed previously with the Company's Schedule 14D-9 dated January 5, 2001).

 (e)(7)      Letter Agreement dated December 21, 2000 between Northrop Grumman
              Corporation and Ronald D. Sugar (filed previously with the
              Company's Schedule 14D-9 dated January 5, 2001).

 (e)(8)      Litton Industries, Inc. Restoration Plan (filed as Exhibit 10.16 to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1989, and incorporated herein by reference).

 Exhibit No.                             Description
 -----------                             -----------

 (e)(9)      Litton Industries, Inc. Non-Employee Director Deferred
              Compensation Plan (filed as Exhibit 10.4 to the Company's
              Quarterly Report on Form 10-Q for the period ended October 31,
              1998, and incorporated herein by reference).

 (e)(10)     Litton Industries, Inc. Supplemental Executive Retirement Plan, as
              amended and restated as of August 1, 2000 (filed as Exhibit 10.27 to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2000, and incorporated herein by reference).

 (e)(11)     Amendment No. 1, dated as of December 21, 2000 to the Litton
              Industries, Inc. Supplemental Executive Retirement Plan, as amended and restated as of August 1, 2000 (filed previously with the Company's Schedule 14D-9 dated January 5, 2001).

 (e)(12)     Litton Industries, Inc. Performance Award Plan (filed as Exhibit
              10.2 to the Company's Quarterly Report on Form 10-Q for the period ended October 31, 1996, and incorporated herein by reference).

 (e)(13)     Fiscal Year 2001 Annual Incentive Plan (filed previously with the
              Company's Schedule 14D-9 dated January 5, 2001).

 (e)(14)     Amended and Restated Agreement and Plan of Merger, dated as of
              January 23, 2001, among the Company, Northrop Grumman, Purchaser and Acquisition I (incorporated by reference to Exhibit (d)(4) to Amendment No. 4 to the Schedule TO of Purchaser filed on January
              31, 2001).

 (e)(15)     The Information Statement of the Company, dated February 5, 2001
              (included as Annex B hereto).*

 (e)(16)     Letter Agreement dated January 31, 2001 between Northrop Grumman
              Corporation and Ronald D. Sugar.

 (g)         None.

--------
*Included with the Statement mailed to stockholders.

                                   SIGNATURE

   After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                                          LITTON INDUSTRIES, INC.

                                          By: /s/ John E. Preston
                                          _____________________________________
                                          Name: John E. Preston
                                          Title: Senior Vice President and
                                           General Counsel

Dated: February 1, 2001

                                    ANNEX A
                   (TO ANNEX D TO THE INFORMATION STATEMENT)

                                                      Investment Banking

                                                      Corporate and
                                                       Institutional
                                                      Client Group

                                                      10877 Wilshire Boulevard
                                                      Suite 1900
                                                      Los Angeles, California
                            [LOGO OF MERRILL LYNCH]    90024

                                January 23, 2001

Board of Directors
Litton Industries, Inc.
21240 Burbank Boulevard
Woodland Hills, CA 91367

Members of the Board of Directors:

   Litton Industries, Inc. (the "Company"), Northrop Grumman Corporation (the "Acquiror") and LII Acquisition Corp. (the "Acquisition Sub"), a wholly owned subsidiary of NNG, Inc. ("Holdco"), a wholly owned subsidiary of the Acquiror, propose to amend the terms of their previously executed agreement providing for the acquisition of the Company by the Acquiror by entering into an Amended and Restated Agreement and Plan of Merger (the "Amended Agreement"). Pursuant to the Amended Agreement the Acquiror and the Acquisition Sub would amend their currently pending tender offer for all outstanding shares of common stock, par value $1.00 per share, of the Company (the "Company Shares") to provide for consideration at the election of the tendering holder of any Company Share, of
(a) $80.00 per share, net to the seller in cash (the "Cash Consideration"), (b) a number of shares of the common stock, par value $1.00 per share, of Holdco ("Holdco Common Stock") equal to the quotient of $80.25 divided by the Average Parent Price as defined in the Amended Agreement (the "Common Stock Consideration") or (c) a number of shares of Series B Preferred Stock of Holdco, par value $1.00 per share, having the rights and preferences set forth in the Certificate of Designations, Preferences and Rights included as an exhibit to the Amended Agreement (the "Holdco Preferred Stock") equal to the quotient of $80.00 divided by the initial liquidation preference per share of the Holdco Preferred Stock (the "Preferred Stock Consideration") (the tender offer, as so amended, the "Offer").

   The Amended Agreement further provides that (i) immediately prior to completion of the Offer, a second wholly owned subsidiary of Holdco would be merged with and into the Acquiror (the "Acquiror Merger") and (ii) following completion of the Offer, the Acquisition Sub would be merged with and into the Company (the "Company Merger," and together with the Acquiror Merger, the "Mergers"), with the result that Holdco will become the parent company of both the Company and the Acquiror following the Mergers. In the Company Merger each Company Share not acquired in the Offer, other than Company Shares held in treasury or held by the Acquiror or any affiliate of the Acquiror or as to which dissenter's rights have been perfected, would be converted into the right to receive the Cash Consideration (i.e., $80.00 in cash). In the Acquiror Merger, each share of the common stock, par value $1.00 per share, of the Acquiror ("Acquiror Common Stock") would be converted into one share of Holdco Common Stock. The Offer and the Mergers, taken together, are referred to as the "Transaction."

   In the Offer each holder of Company Shares will be entitled to elect the number of such holders' Company shares to exchange for the Cash Consideration, Common Stock Consideration and/or Preferred Stock Consideration subject to certain limitations on the number of shares of Holdco Common Stock and Holdco Preferred Stock that may be issued in the Offer and the possibility that holders who elect to exchange Company Shares for the Preferred Stock Consideration may be required to accept the Common Stock Consideration and/or the Cash Consideration for such Company Shares, and that holders who elect to exchange Company

Shares for the Common Stock Consideration may be required to accept the Cash Consideration for such Company Shares. There are no limitations on the Cash Consideration and all holders who elect to exchange all or a portion of their Company Shares for the Cash Consideration will receive such Cash Consideration. The consideration to be received in the aggregate by the holders of the Company Shares in the Transaction as a whole is referred to herein as the "Aggregate Consideration."

   We also understand that Unitrin, Inc., a stockholder of the Company ("Unitrin"), proposes to enter into a Stockholder's Agreement (the "Stockholder's Agreement") with the Acquiror pursuant to which Unitrin will be required, among other things, to validly tender into the Offer all of the Company Shares beneficially owned by it, and to elect to exchange at least 3,750,000 of such Company Shares for the Preferred Stock Consideration and the balance of such Company Shares for the Common Stock Consideration, subject to the limitations on the number of shares of Holdco Preferred Stock and Holdco Common Stock that may be issued in the Offer.

   You have asked us whether, in our opinion, the Aggregate Consideration to be received by the holders of the Company Shares, other than the Acquiror and its affiliates, pursuant to the Transaction is fair from a financial point of view to such holders.

   In arriving at the opinion set forth below, we have, among other things:

  (1) Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended July 31, 2000, and the Company's Form 10-Q and the related unaudited financial information for the quarterly period ending October 31, 2000;

  (2) Reviewed the Acquiror's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1999, and the Acquiror's Forms 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 2000, June 30, 2000, and September 30, 2000;

  (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets (including among others, the potential recovery in certain litigation matters), liabilities and prospects of the Company and the Acquiror, furnished to us by the Company and the Acquiror;

  (4) Conducted discussions with members of senior management and representatives of the Company and the Acquiror concerning their respective businesses and prospects;

  (5) Reviewed the market prices, trading activity and valuation multiples for the Company Shares and Acquiror Common Stock, and compared them with those of certain publicly traded companies that we deemed to be reasonably similar to the Company and the Acquiror, respectively;

  (6) Reviewed the results of operations of the Company and the Acquiror and compared them with those of certain publicly traded companies that we deemed to be reasonably similar to the Company and the Acquiror, respectively;

  (7) Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed to be relevant;

  (8) Compared the terms of the Holdco Preferred Stock with the financial terms of certain other securities that we deemed to be relevant;

  (9) Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

  (10) Reviewed the current draft of the Amended Agreement and the exhibits thereto (including the Certificate of Designations, Preferences and Rights of the Holdco Preferred Stock);

  (11) Reviewed the current draft of the Stockholder's Agreement; and

  (12) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

   In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or the Acquiror or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or the Acquiror. With respect to financial forecasts furnished to us by the Company and the Acquiror or discussed with us, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's and Acquiror's management as to the expected future financial performance of the Company and the Acquiror, as the case may be. We have assumed, with your consent that the receipt of the Common Stock Consideration and the Preferred Stock Consideration will be tax free for federal income tax purposes. We have also assumed that the final form of the Amended Agreement and the Stockholder's Agreement will each be substantially similar to the last draft reviewed by us. We have further assumed that the Transaction will be consummated in accordance with the terms of the Amended Agreement without waiver of any of the conditions precedent to the Transaction contained in the Amended Agreement.

   Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

   In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors to solicit, nor have we solicited, offers from any person other than the Acquiror for the acquisition of the Company.

   We are acting as financial advisor to the Company in correction with the Transaction and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have in the past provided financial advisory and financing services to the Company and the Acquiror and/or its affiliates and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company, as well as Acquiror Common Stock and the other securities of the Acquiror for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

   This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction and does not constitute a recommendation to any shareholder as to whether such shareholder should tender any Company Shares pursuant to the Offer or as to how such shareholder should vote on the proposed Company Merger or any matter related thereto or as to what, if any, election such shareholder should make with respect to the form of consideration to receive in the Transaction. Our opinion herein is limited to the fairness of the Aggregate Consideration to be received by the holders of the Company Shares and does not address the consideration to be received by any particular shareholder, which may vary as a consequence of, among other things, the elections made by such shareholder. We are not expressing any opinion herein as to the prices at which the Acquiror Common Stock will trade following the announcement of the Amended Agreement or the prices at which the Holdco Common Stock or the Holdco Preferred Stock will trade following the consummation of the Transaction.

   On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Aggregate Consideration to be received by the holders of the Company Shares, other than the Acquiror and its affiliates, pursuant to the Transaction is fair from a financial point of view to such holders.


                                          Very truly yours,

                                          /s/ Merrill Lynch, Pierce, Fenner &
                                           Smith

                                          MERRILL LYNCH, PIERCE, FENNER &
                                           SMITH INCORPORATED

                                    ANNEX B
                   (TO ANNEX D TO THE INFORMATION STATEMENT)

                            LITTON INDUSTRIES, INC.
                            21240 Burbank Boulevard
                     Woodland Hills, California 91367-6675

                       INFORMATION STATEMENT PURSUANT TO
                  SECTION 14(f) OF THE SECURITIES EXCHANGE ACT
                       OF 1934 AND RULE 14f-1 THEREUNDER

   This Information Statement is being mailed on or about February 1, 2001 as part of the Solicitation/Recommendation Statement on Amendment No. 3 to
Schedule 14D-9 (the "Statement") of Litton Industries, Inc. (the "Company"). You are receiving this Information Statement in connection with the possible election of persons designated by NNG, Inc. ("Purchaser"), a Delaware corporation and a wholly owned subsidiary of Northrop Grumman Corporation ("Northrop Grumman") to a majority of seats on the Board of Directors (the "Board") of the Company. On January 23, 2001, the Company entered into the Amended and Restated Agreement and Plan of Merger (the "Amended Merger Agreement") with Northrop Grumman, Purchaser and LII Acquisition Corp. ("Acquisition I"), a Delaware corporation and a wholly owned subsidiary of Purchaser, pursuant to which Purchaser is required to commence an offer to purchase or exchange all outstanding shares of common stock, par value $1.00 per share, of the Company (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights," and together with the Common Stock, the "Common Shares"), for, at the seller's election, either (i) $80.00 per Common Share, net to the seller in cash (such amount, or any greater amount per share paid pursuant to the Offer, the "Cash Consideration"), (ii) the number of shares of common stock, par value $1.00 per share, of Purchaser that is equal to the Cash Consideration plus $0.25 divided by the average closing price of Northrop Grumman's common stock on the five consecutive trading days ending on the second trading day before the expiration date of the Offer (the "Common Stock Consideration"), or (iii) the number of shares of Series B Preferred Stock of Purchaser, par value $1.00 per share, equal to the quotient of the Cash Consideration divided by the initial liquidation preference per share of Purchaser's Preferred Stock (the "Preferred Stock Consideration"); and
(2) all of the outstanding Preferred Shares at a purchase price of $35.00 per Preferred Share, net to the seller in cash (the "Per Preferred Share Amount"), upon the terms and subject to the conditions set forth in Purchaser's offer to purchase or exchange, dated February 1, 2001 (the "Offer to Purchase") and in the related Letters of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). Copies of the Offer to Purchase and the Letters of Transmittal have been mailed to stockholders of the Company and are filed as part of Purchaser's Registration Statement on S-4 dated February 1, 2001 and Exhibit 99.1 thereto, respectively.

   The Amended Merger Agreement further provides that (1) immediately prior to consummation of the Offer, NGC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Purchaser ("Acquisition II"), will be merged with and into Northrop Grumman (the "Northrop Merger"), with Northrop Grumman continuing as the surviving corporation, and (2) subject to the satisfaction or waiver of certain conditions, following completion of the Offer, Acquisition I will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Litton Merger," and together with the Northrop Merger, the "Mergers"). As a result of the Mergers, the Company and Northrop Grumman will both become subsidiaries of Purchaser, which will be renamed Northrop Grumman Corporation. At the effective time of the Litton Merger (the "Effective Time"), each issued and outstanding Common Share (other than Common Shares owned by Northrop Grumman, Purchaser, the Company or any of their respective subsidiaries, and Common Shares held by stockholders who have perfected their dissenters' rights of appraisal under Section 262 of the DGCL) will be converted into the right to receive an amount in cash equal to the Cash Consideration (the "Merger Consideration"). At the Effective Time, each issued and outstanding Preferred Share will remain outstanding, without change, as a share of the Series B $2 Cumulative Preferred Stock, par value $5 per share, of the corporation surviving the Litton Merger. As a result, after the Litton Merger, holders of Preferred Shares who do not tender their Preferred Shares in the Offer will hold preferred stock in the surviving Litton subsidiary of Purchaser.

   The Offer, the Litton Merger, and the Amended Merger Agreement are more fully described in the Statement, to which this Information Statement is attached as Annex B, which was filed by the Company with the Commission on February 1, 2001 and which is being mailed to stockholders of the Company along with this Information Statement.

   This Information Statement is being mailed to you in accordance with Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14f-1 promulgated thereunder. The information set forth herein supplements certain information set forth in the Statement. Information set forth herein related to Northrop Grumman, Purchaser or the Northrop Grumman Designees (as defined below) has been provided by Northrop Grumman. You are urged to read this Information Statement carefully. You are not, however, required to take any action in connection with the matters set forth herein.

   Pursuant to the Amended Merger Agreement, Purchaser amended and extended the Offer on February 1, 2001. The Offer is currently scheduled to expire at 12:00 midnight, New York City time, on Thursday, March 2, 2001, unless Purchaser extends it.

                                    GENERAL

   Each Common Share and Preferred Share entitles the holder to one vote. In the election of directors the holders of Common Shares and Preferred Shares vote together as a single class. As of December 31, 2000, there were 45,577,834 Common Shares outstanding and 410,643 Preferred Shares outstanding.

         RIGHTS TO DESIGNATE DIRECTORS AND NORTHROP GRUMMAN DESIGNEES

   The information contained herein concerning Northrop Grumman Designees (as defined below) has been furnished to the Company by Northrop Grumman and its designees. Accordingly, the Company assumes no responsibility for the accuracy or completeness of this information.

   The Amended Merger Agreement provides that, promptly upon the purchase of and payment for Common Shares and Preferred Shares by Purchaser pursuant to the Offer, Purchaser will be entitled to designate such number of directors (the "Northrop Grumman Designees") on the Board, rounded up to the next whole number, as is equal to the product obtained by multiplying the total number of directors on the Board by the percentage that the number of Common Shares and Preferred Shares so purchased and paid for bears to the total number of Common Shares and Preferred Shares then outstanding.

   The Amended Merger Agreement provides that the Company will, upon request of Purchaser, promptly increase the size of the Board or obtain the resignations of such number of directors as is necessary to enable the Northrop Grumman Designees to be elected to the Board and, subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, will cause the Northrop Grumman Designees to be so elected.

   Notwithstanding the foregoing, if Common Shares or Preferred Shares are purchased pursuant to the Offer, until the Effective Time, there will be at least three members of the Board who were directors on the date of the Amended Merger Agreement.

   The Northrop Grumman Designees will be selected by Northrop Grumman from among the individuals listed below. Each of the following individuals has consented to serve as a director of the Company if appointed or elected. None of the Northrop Grumman Designees currently is a director of, or holds any positions with, the Company. Northrop Grumman has advised the Company that, to the best of Northrop Grumman's knowledge, except as set forth below, none of the Northrop Grumman Designees or any of their affiliates beneficially owns any equity securities or rights to acquire any such securities of the Company, nor has any such person been involved in any transaction with the Company or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Commission other than with respect to transactions between Northrop Grumman and the Company that have been described in the Schedule TO or the Statement.

   The name, age, present principal occupation or employment and five-year employment history of each of the individuals who may be selected as Northrop Grumman Designees are set forth below. Each is a citizen of the United States. Unless otherwise noted, the business address of each person listed below is 1840 Century Park East, Los Angeles, California 90067 and their telephone number at that address is (310) 553-6262.

                               Present Principal Occupation or Employment;
      Name and Age         Material Positions Held During the Past Five Years
      ------------         --------------------------------------------------
 Kent Kresa............. Chairman, President and Chief Executive Officer of
  Age: 62                Northrop Grumman since 1990.

 Herbert E. Anderson.... Corporate Vice President of Northrop Grumman,
  Age: 61                President and Chief Executive Officer, Logicon, Inc.
                         since 1998; formerly, Corporate Vice President and
                         General Manager, Data Systems & Services Division.

 Ralph D. Crosby........ Corporate Vice President of Northrop Grumman and
  Age: 53                President, Integrated Systems and Aerostructures
                         Sector since 1998; formerly Corporate Vice President
                         and General Manager, Commercial Aircraft Division;
                         prior to September 1996, Corporate Vice President and
                         Deputy General Manager, Commercial Aircraft Division;
                         prior to March 1996, Corporate Vice President and
                         Deputy General Manager, Military Aircraft Systems
                         Division; prior to January 1996, Corporate Vice
                         President and General Manager, B-2 Division.

 J. Michael Hateley..... Corporate Vice President of Northrop Grumman and Chief
  Age: 54                Human Resources and Administrative Officer since 2000;
                         formerly Vice President--Personnel; prior to January
                         1999, Vice President, Human Resources, Security and
                         Administration, Military Aircraft Systems Division;
                         prior to 1996, Vice President, Human Resources,
                         Security and Administration, B-2 Division.

 Robert W. Helm......... Corporate Vice President, Government Relations since
  Age: 49                1994.

 John H. Mullan......... Corporate Vice President and Secretary of Northrop
  Age: 58                Grumman since 1999; formerly Acting Secretary; prior
                         to May 1998, senior corporate Counsel.

 Albert F. Myers........ Corporate Vice President and Treasurer since 1994.
  Age: 55

 Rosanne P. O'Brien..... Corporate Vice President, Communications since August,
  Age: 57                2000. Prior to this, Ms. O'Brien was Vice President,
                         Communications since January, 1999. Ms. O'Brien was
                         Senior Consultant of Alleghany Teledyne, Inc. from
                         1996 to 1999, and Vice President, Corporate Relations
                         for Teledyne, Inc. from 1993 through 1995.

 J,ames G. Roche........ Corporate Vice President of Northrop Grumman and
  Age: 61,               President, Electronic Sensors and Systems Sector since
                         1998. Prior to this, Mr. Roche was Corporate Vice
                         ,President and General Manager, Electronic Sensors and
                         Systems Division. Prior to ,1996, he was Corporate
                         Vice President and Chief Advanced Development,
                         Planning, and Public Affairs Officer.

 W. Burks Terry......... Corporate Vice President and General Counsel of
   Age: 50               Northrop Grumman since August, 2000. Prior to this,
                         Mr. Terry became Vice President, Deputy General
                         Counsel and Sector Counsel in October, 1998 and prior
                         to October, 1998 he was Vice President and Assistant
                         General Counsel.

 Robert B. Spiker....... Corporate Vice President and Controller of Northrop
  Age: 47                Grumman since December, 2000. Prior to this, Mr.
                         Spiker was Vice President, Finance and Controller,
                         Electronic Sensors and Systems Sector. Prior to 1999,
                         he was Business Manager for C3&I Naval Systems.

 Richard B. Waugh, Jr... Corporate Vice President and Chief Financial Officer
  Age: 57                of Northrop Grumman since 1993.

                Security Ownership of Certain Beneficial Owners

   Based on information available to it, the Company believes that the following persons held beneficial ownership of more than 5% of the Common Shares as of December 31, 2000:

                                                                     Percent of
    Name and Address                           Amount and Nature of Class (as of
    of Beneficial Owner                        Beneficial Ownership  12/31/00)
    -------------------                        -------------------- ------------
   Unitrin, Inc...............................      12,657,764(a)       27.8%
    One East Wacker Drive
    Chicago, IL 60601

   Alliance Capital Management, L.P...........       4,109,975(b)        9.0%
    1345 Avenue of the Americas
    New York, NY 10105

--------
(a) Unitrin, Inc. ("Unitrin") has reported in a filing with the SEC on
    Schedule 13D that, as of December 29, 2000, Unitrin owned 1,827,893 Common Shares and three of its direct and indirect subsidiaries, Trinity Universal Insurance Company, Union National Life Insurance Company and United Insurance Company of America, owned 5,052,686 Common Shares, 326,197 Common Shares and 5,450,988 Common Shares, respectively. Unitrin reported that such subsidiaries each share voting and dispositive power with Unitrin over the Common Shares respectively reported by them.

(b) Sanford C. Bernstein & Co., Inc. ("Bernstein") reported in a filing with the SEC on Form 13F that, as of June 30, 2000, it exercised investment discretion with respect to accounts holding Common Shares. Bernstein reported that it exercised sole voting power over 468,406 Common Shares and sole dispositive power over 4,109,975 Common Shares. Bernstein subsequently reported in a filing with the SEC on Schedule 13G that on October 2, 2000, Alliance Capital Management L.P. ("Alliance") acquired beneficial ownership of the Common Shares that were formerly beneficially owned by Bernstein through Alliance's acquisition of the investment advisory assets of Bernstein.

                              BOARD OF DIRECTORS

   The Company's Board is composed of eleven directors, elected at the annual meeting of stockholders to hold office for one year and until their successors have been elected and qualified. The following table sets out the names, ages, principal occupations and other affiliations of the current Board. Each is a citizen of the United States. There are no family relationships among members of the Board.

                                Principal Occupation, Other Affiliations and
      Name and Age                          Past Business Experience
-----------------------------  ----------------------------------------------
Alton J. Brann...............  Chairman (since 1997) and former Chief
 Chairman of UNOVA, Inc.       Executive Officer (1997- Sept. 2000) of UNOVA,
 Age: 59                       Inc., a global solutions company providing
 Director since 1990           information and systems integration technology
                               for industrial markets; Chairman of the Board and Chief Executive Officer of Western Atlas,
                               Inc. (1994-1997); former Chairman of the Board
                               (1994-1995), President (1990-1994) and Chief
                               Executive Officer (1992-1994) of the Company;
                               Director of the Los Angeles World Affairs
                               Council. Chairman of the Board of Governors of Town Hall of Los Angeles; Vice Chairman of the
                               Board of Directors of the Los Angeles Area
                               Council of the Boy Scouts of America; Member of the Board of Overseers of the Executive Council on Foreign Diplomacy, the President's Cabinet of California Polytechnic State University, the
                               Institute of Electrical and Electronics
                               Engineers, the Optical Society of America and the Institute of Navigation; Trustee of the Manufacturers Alliance.

Michael R. Brown.............  Joined the Company in 1968; Chairman since
 Chairman and Chief Executive  March 1999 and Chief Executive Officer since
 Officer of the Company        March, 1998; President (1995-June 2000); Chief
 Age: 60                       Operating Officer (1995-1998); Executive Vice
 Director since 1995           President (1995); Group Executive--Information
                               Systems (1995-1997); Senior Vice President
                               (1992-1995) and Group Executive--Electronic
                               Warfare Systems (1989-1995). Member of the
                               Board of Governors, Chairman of the Nominating
                               Committee and member of the Executive Committee of the Aerospace Industries Association.
                               Director of Town Hall Los Angeles and the Los
                               Angeles World Affairs Council.

Joseph T. Casey..............  Former Vice Chairman and Chief Financial
 Retired Vice Chairman and     Officer (1994-1996) of Western Atlas, Inc.;
 Chief Financial Officer of    former Vice Chairman and Chief Financial
 Western Atlas, Inc.           Officer (1988-1994) of the Company; Director of
 Age: 69                       Baker Hughes, Inc., UNOVA, Inc. and Pressure
 Director since 1981           Systems, Inc. Trustee, Claremont McKenna
                               College, RAND Center for Russia and Eurasia and
                               Don Bosco Technical Institute.

Carol B. Hallett.............  President and Chief Executive Officer of Air
 President and Chief           Transport Association of America since 1995;
 Executive Officer of Air      former Senior Government Relations Advisor,
 Transport Association of      Collier, Shannon, Rill & Scott (1993-1995);
 America                       Commissioner of United States Customs (1989-
 Age: 63                       1993); U.S. Ambassador to the Commonwealth of
 Director since 1993           the Bahamas (1986-1989); Director of Fleming
                               Companies, Inc., Mutual of Omaha Companies and the American Association of Exporters and Importers; Member, President's Cabinet of
                               California Polytechnic State University;
                               Trustee, Junior Statesmen of America.

                                Principal Occupation, Other Affiliations and
      Name and Age                          Past Business Experience
-----------------------------  ----------------------------------------------
Orion L. Hoch................  Former Chairman of the Board (1988-1994),
 Chairman Emeritus of the      President (1982-1988) and Chief Executive
    Company                    Officer (1986-1992) of the Company; Director of
 Age: 72                       UNOVA, Inc., Bessemer Trust Companies and The
 Director since 1982           Bessemer Group, Inc. Trustee, Carnegie Mellon
                               University.

David E. Jeremiah............  Technology Strategies and Alliances is a
 President of Technology       consulting firm engaged in strategic planning
 Strategies & Alliances        for telecommunications and defense industries;
 Age: 66                       Retired Admiral, U.S. Navy (1994); Vice
 Director since 1994           Chairman, Joint Chiefs of Staff (1990-1994);
                               Commander-in-Chief, U.S. Pacific Fleet (1987-
                               1990); Director of Alliant Techsystems Inc.,
                               Geobiotics, Inc., Wang Government Services,
                               Inc. and National Committee on U.S.-China
                               Relations. Board of Trustees, The MITRE
                               Corporation; Board of Visitors, Northrop
                               Grumman Corporation (Melbourne Division) and
                               Board of Advisors, Jewish Institute for
                               National Security Affairs; Member, ManTech
                               International Advisory Board, the National
                               Defense Policy Board and Congressionally
                               Chartered Commission to Assess U.S. National
                               Security Space Management and Organization.

John M. Leonis...............  Joined the Company in 1959; Chairman of the
 Chairman Emeritus of the      Board (1995-1999), Chief Executive Officer
 Company                       (1994-1998), President (1994-1995), Senior Vice
 Age: 67                       President (1990-1994) and Group Executive--
 Director since 1994           Navigation, Guidance and Control Systems (1988-
                               1993); Director of HCC Industries, Inc.

William P. Sommers...........  Former Director and President, Booz-Allen &
 Former President and Chief    Hamilton's Technology Management Group (1963-
 Executive Officer of SRI      1993); former Executive Vice President,
 International                 Iameter, Inc. (1993-1994); Director of
 Age: 67                       Evergreen Solar, Inc., Pressure Systems, Inc.
 Director since 1994           and AtomicTangerine; Trustee, Scudder/Kemper
                               Mutual Funds; Member, Guckenheimer Enterprises,
                               Inc. Advisory Board and Executive Committee of
                               World Affairs Council, Jacksonville.

Ronald D. Sugar..............  Joined the Company in June, 2000 from TRW,
 President and Chief           Inc., where he served as President and Chief
 Operating Officer of the      Operating Officer of TRW Aerospace &
 Company                       Information Systems and Member of the Chief
 Age: 52                       Executive Office of TRW since 1998; joined TRW
 Director since September      in 1981 and served as Executive Vice President
 2000                          and Chief Financial Officer (1994-1996) and
                               Executive Vice President and General Manager of the TRW Automotive Electronics Group (1996-
                               1998); Member, National Security
                               Telecommunications Advisory Committee,
                               Conference Board Council of Operating
                               Executives and Board of Governors of the Aerospace Industries Association. Trustee,
                               National Defense Industrial Association.

C. B. Thornton, Jr. .........  President (since 1981) of Thornton Corporation,
 President of Thornton         a corporation engaged in a variety of private
 Corporation                   investments; former managing partner of T Lazy
 Age: 58                       S Ranch in Nevada (1974-1982); former executive
 Director since 1981           of Cessna Aircraft Company; former consultant
                               with McKinsey & Company; Member, Society of
                               Experimental Test Pilots; Trustee, Harvard-
                               Westlake School; Overseer, Hoover Institution and Member of the Visiting Committee of the Harvard Business School.

                                 Principal Occupation, Other Affiliations and
      Name and Age                           Past Business Experience
-----------------------------  -----------------------------------------------
James R. Wilson..............  Former Chairman of the Board, President and
 Former Chairman of the        Chief Executive Officer of Cordant Technologies
 Board, President and Chief    Inc. (1995-2000), Director (1993- 2000),
 Executive Officer of Cordant  President and Chief Executive Officer (1993-
 Technologies Inc.             1995), Executive Vice President and Chief
 Age: 59                       Financial Officer (1992-1993) and Vice
 Director since September      President and Chief Financial Officer (1989-
 2000                          1992); Director of The BF Goodrich Company,
                               Cooper Industries, Inc. and First Security
                               Corporation; Chairman of the Board of Trustees, the College of Wooster.

             GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Committees of the Board

   The Board has established four standing committees to assist it in carrying out its duties: the Executive Committee, the Audit and Compliance Committee, the Compensation and Selection Committee and the Nominating and Board Governance Committee.

   The Executive Committee consists of Alton J. Brann (Chairman), Michael R. Brown, Joseph T. Casey, John M. Leonis and Ronald D. Sugar. The Executive Committee exercises all powers of the Board of Directors when the full Board is not in session and supervises the management and business of the Company.

   The Audit and Compliance Committee consists of C. B. Thornton, Jr. (Chairman), Joseph T. Casey, William P. Sommers and James R. Wilson. Each of these individuals qualifies as an "independent" director under the current listing standards of the New York Stock Exchange ("NYSE"). Each member has been determined to be financially literate and to have accounting or related financial management expertise in accordance with NYSE standards. The Audit and Compliance Committee acts pursuant to the Audit and Compliance Committee Charter adopted by the Board of Directors on May 18, 2000 and amended as of December 8, 2000. The Audit and Compliance Committee's primary function is to assist the Board in fulfilling its oversight responsibilities by regular review of the Company's financial information, systems of internal controls regarding finance, accounting, legal compliance and ethics and auditing, accounting and financial reporting processes in accord with the policies established by the Board and management.

   The Compensation and Selection Committee consists of James R. Wilson (Chairman), Carol B. Hallett, David E. Jeremiah and William P. Sommers, each of whom has been determined to be an "outside director" for the purpose of
Section 162(m) of the Internal Revenue Code (the "Code"). The Compensation and Selection Committee reviews and recommends succession management and development and approves all elements of executive compensation for the Company's senior officers.

   The Nominating and Board Governance Committee consists of Carol B. Hallett (Chairman), Alton J. Brann and David E. Jeremiah. The Nominating and Board Governance Committee reviews and recommends policies and procedures to ensure that the Board is properly constituted and organized to carry out its statutory and fiduciary responsibilities. It reviews the qualifications of all candidates for the Board as well as programs and procedures relating to the compensation, evaluation and terms of directors. The Nominating and Board Governance Committee considers as potential candidates for director persons recommended by stockholders. Recommendations should be submitted to the Nominating and Board Governance Committee in care of the Secretary.

   Committee Members. The members of the four standing committees are summarized below:

                                              Compensation Nominating
                                                  and      and Board  Audit and
                                    Executive  Selection   Governance Compliance
     Name                           Committee  Committee   Committee  Committee
     ----                           --------- ------------ ---------- ----------
   Alton J. Brann..................      X*                     X
   Michael R. Brown................      X
   Joseph T. Casey.................      X                                 X
   Carol B. Hallett................                 X           X*
   David E. Jeremiah...............                 X           X
   John M. Leonis..................      X
   William P. Sommers..............                 X                      X
   Ronald D. Sugar.................      X
   C. B. Thornton, Jr. ............                                        X*
   James R. Wilson.................                 X*                     X

--------
*Chairperson

Board and Committee Meetings

   During fiscal year 2000, the Board held ten meetings. The average attendance at Board meetings was approximately 99%, and attendance at committee meetings was 98.5%. During fiscal year 2000, no director attended less than 75% of the aggregate of the total number of Board meetings (held during the period for which such director served on the Board) and the total number of meetings held by all committees on which such director served (during the periods that such director served).

  . The Executive Committee did not hold any meetings in fiscal year 2000 and acted ten times by unanimous written consent.

  .  The Audit and Compliance Committee held six meetings in fiscal year
     2000.

  . The Compensation and Selection Committee held seven meetings in fiscal year 2000 and acted five times by unanimous written consent.

  . The Nominating and Board Governance Committee held three meetings in fiscal year 2000 and acted once by unanimous written consent.

Director Compensation

   Directors who are employees of the Company are not paid any fee or additional remuneration for services as members of the Board or any of its Committees.

 Annual Fees for Non-Employee Directors

   Non-employee directors receive the following compensation:

  .  A retainer of $35,000, payable in equal quarterly installments;

  . Board and Committee (except for the Executive Committee) meeting attendance fees of $1,500 per meeting ($2,500 per meeting for the Chairman of the Committee); and

  . An additional annual fee of $12,000 for members of the Executive Committee ($15,000 for the Chairman of the Executive Committee), payable in equal quarterly installments.

 Deferred Compensation Plan for Non-Employee Directors

   Under the Litton Industries, Inc. Non-Employee Director Stock Plan (the "Director Stock Plan"), approved by the stockholders on December 3, 1998, non-employee directors may defer annual retainers and meeting fees (together, "Compensation") in the form of units of Common Shares or stock options.

   In addition, non-employee directors may defer Compensation in the form of cash under a deferral plan adopted by the Board in 1998. Cash deferrals bear interest at the prime rate in effect at Morgan Guaranty Trust Company, and are paid after the end of the director's Board service either as a lump sum payment or in equal annual installment payments.

   Non-employee directors electing to defer their Compensation into Common Shares currently receive a premium of 10% on such Compensation. On the date the Compensation would normally have been paid, the Company converts the amount of the Compensation, including the premium, into a number of stock units equal to the number Common Shares which could have been purchased at fair market value on that date. Stock units are paid in full Common Shares after the end of the director's Board service.

   Non-employee directors may also elect to convert their Compensation into options to purchase Common Shares at fair market value on the dates on which their Compensation would otherwise be payable. The number of options granted pursuant to this election reflects a formula reviewed and approved by the Board from time to time, and are granted pursuant to the Director Stock Plan. Currently, a non-employee director who elects to convert Compensation into stock options receives a number of options equal to four times the amount of the Compensation divided by the fair market value of a Common Share on the date on which the Compensation would otherwise be payable.

 Stock Options

   Under the Director Stock Plan, the Board makes an initial grant of 10,000 options to each new non-employee director, and grants 2,000 options each year thereafter to each non-employee director. The Director Stock Plan authorizes the Board to make additional grants to non-employee directors, for example, to reward a director's exceptional or extraordinary services as a member of the Board or in consideration for services to the Company outside of the scope of a director's normal duties. Options under the Director Stock Plan are granted at fair market value, vest immediately upon grant and are exercisable for 10 years following the date of grant.

 Retirement Program

   In 1998, the Board amended the retirement program for directors by terminating the retirement pension for future directors and preserving the pension rights of directors who were non-employee directors at that time. Such members of the Board who retire or die while in office, at or after age 65, will receive the active Board member's annual retainer fee (or, if greater, the fee in effect at the annual meeting immediately following the earlier of their retirement or death) for the shorter of 10 years, the number of years as a non-employee director, or the remaining life of the director or surviving spouse. The mandatory retirement age is 72.

Stock Ownership Guidelines

   The Company implemented stock ownership guidelines in 1998 requiring that non-employee directors own a number of Common Shares equal in value to at least four times their annual retainer fee. Directors are given three years to meet this ownership guideline.

Other Information on Directors

   The following individuals receive certain retirement benefits by reason of their former employment by the Company. John M. Leonis, former Chairman of the Board, Chief Executive Officer and President of the Company, who retired on April 1, 1999, receives a monthly benefit of $48,554 in the form of a 100% joint and survivor annuity. Joseph T. Casey, former Vice Chairman of the Board, receives a monthly benefit of $27,075 in the form of a 100% joint and survivor annuity. Orion L. Hoch, a former Chairman of the Board, Chief Executive Officer and President, receives a monthly benefit of $60,391 in the form of a 100% joint and survivor annuity.

   In addition, during fiscal year 2000, Mr. Casey received $12,000 as a member of the Company's Investment Committee. The Investment Committee is responsible for managing and overseeing the assets and investment choices available under certain of the Company Retirement Plans and the Company's Financial Security and Savings Program ("FSSP"). The Investment Committee reports to the Board.

   Dr. Sugar was appointed President and Chief Operating Officer of the Company pursuant to an agreement with the Company dated June 21, 2000. The agreement, which is summarized in "Employment Contracts" of this Information Statement and was filed with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated June 22, 2000, also provides that Dr. Sugar would be elected a member of the Board of Directors.

   The following table sets forth, as of December 31, 2000, unless otherwise noted, certain information about the beneficial ownership of the Company's Common Shares for each of the Company's directors and each executive officer named in the Summary Compensation Table of this Information Statement and by all directors and executive officers as a group. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

   No director or executive officer of the Company owns any Preferred Shares.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                                         Common Shares                    Percent of
                            Common Shares             Subject to Options                    Class
                          Beneficially Owned          Exercisable Within  Deferred Stock Beneficially
                            as of 12/31/00            60 Days of 12/31/00  Units(#)(h)    Owned*(i)
                          ------------------          ------------------- -------------- ------------
Non-Employee Directors
Alton J. Brann..........          3,400                      19,766            1,108           *
Joseph T. Casey.........         32,954 (a)                  85,825            1,174           *
Carol B. Hallett........            690                      30,742            1,210           *
Orion L. Hoch...........         89,399 (b)                  39,916                0           *
David E. Jeremiah.......            500                      21,500            2,645           *
John M. Leonis..........         42,912                     213,277                0           *
William P. Sommers......          1,500                      22,000                0           *
C. B. Thornton, Jr. ....      1,344,874 (b)(c)               40,642                0         3.0%
James R. Wilson.........          2,000                      12,000              149           *

Named Executive Officers
Michael R. Brown (CEO)..         23,070                     159,859            2,021           *
Ronald D. Sugar.........         77,908 (d)                       0                0           *
D. Michael Steuert......          8,333 (e)                  24,800                0           *
Gerald J. St. Pe........         30,546                      57,000            3,520           *
Harry Halamandaris......             33                      38,800            9,554           *

Directors and Executive       1,731,124 (a)(b)(c)(d)        928,154           23,428         5.9%
 Officers
 as a Group (25)........                (e)(f)(g)

--------
 * Percentage of Common Shares is given only where such percentage exceeds 1% of the Common Shares outstanding, exclusive of treasury shares, on December 31, 2000.

(a) Excludes 8,500 Common Shares held by a charitable corporation of which Mr. Casey serves as trustee. Mr. Casey has voting and investment power with respect to such 8,500 Common Shares and may be deemed to have incidents of beneficial ownership.

(b) Includes Common Shares that are beneficially owned by certain family members of certain directors and officers who disclaim beneficial ownership of such shares. The Common Shares are reported on the presumption that the individual may share voting and/or investment power because of family relationships.

(c) Excludes 25,378 Common Shares owned by a private foundation of which Mr. Thornton is an officer and trustee. Mr. Thornton shares voting and investment power with another trustee and may be deemed to have incidents of beneficial ownership. Includes Common Shares that are beneficially owned by a partnership of which Mr. Thornton is a general partner.

(d) Represents shares of restricted stock granted to Dr. Sugar in connection with his employment by the Company. See Summary Compensation Table and "Employment Contracts."

(e) Includes 6,222 shares of restricted stock granted to Mr. Steuert in connection with his employment by the Company. See Summary Compensation Table.

(f) Excludes 255,126 Common Shares owned by the Litton Master Trust, which holds certain retirement funds of the Company and its subsidiaries. Mr. Casey and Mr. Steuert are members of the Investment Committee, which has sole investment and voting power, and thus may be deemed to have incidents of beneficial ownership. If these Common Shares were included as beneficially owned shares, then the percentage of Common Shares owned by the group would be 6.4%.

(g) Includes 50,000 Common Shares held by the Foundation of The Litton Industries, whose President and Treasurer vote the Common Shares and are also officers of the Company, and whose directors have investment power over the Common Shares and are elected and may be removed by the Nominating and Board Governance Committee of the Board.

(h) Individuals with stock units in this column have elected to defer a portion of their bonus awards, and in the case of directors, of their Compensation. The bonus or Compensation is converted into a number of stock units equal to the number of Common Shares which could have been purchased at fair market value on the date the award is made or the Compensation is payable. Deferred awards are paid in full Common Shares upon termination of service, death or a change of control. Although individuals may be deemed to have incidents of beneficial ownership, they do not have any voting power with respect to these units.

(i) The number of Common Shares subject to options exercisable within 60 days of December 31, 2000 held by any indicated person or group of persons have been added to the Common Shares actually outstanding as of December 31, 2000 for the purpose of computing the percentage of outstanding Common Shares owned by such person or such group of persons but not by any other stockholder.

                               EXECUTIVE OFFICERS

   The executive officers of the Company are elected each year by the Board at its first meeting following the Annual Meeting of Stockholders to serve during the ensuing year and until their respective successors are elected and qualify. There are no family relationships among any of the executive officers of the Company. Each is a citizen of the United States. The following information indicates the position and age of the executive officers at January 5, 2001 and their business experience during the prior five years:

                               Offices Presently Held and Business Experience
          Name          Age               During Prior Five Years
          ----          ---    ----------------------------------------------
 Michael R. Brown...... 60  Chairman of the Board since March, 1999, Chief
                            Executive Officer since March, 1998 and a director
                            since September, 1995; prior thereto: President
                            (1995-2000), Chief Operating Officer (1995-1998),
                            Executive Vice President (1995), Group Executive of
                            the Information Systems Group (1995-1997), Senior
                            Vice President (1992-1995).

 Frank G. Brandenberg.. 54  Senior Vice President and Group Executive of the
                            Electronic Components and Materials Group since
                            December, 1999; prior thereto: Chief Executive
                            Officer of EA Industries, Inc. (1997-1999),
                            President of the Client/Server Systems Business
                            Unit and Deputy President of the Computer Systems
                            Group (1990-1997) of UNISYS Corporation.

 Lynne M. O. Brickner.. 48  Vice President and Secretary since February 2000;
                            prior thereto: Vice President, General Counsel and
                            Secretary of Meggitt-USA, Inc. (July 1999-February
                            2000), Vice President, General Counsel and
                            Secretary of Whittaker Corporation (1996-July
                            1999), private practice (1980-1995).

 J. Spencer Davis...... 54  Vice President for Corporate Communications since
                            September 1998; prior thereto: Director of Investor
                            Relations for Computer Sciences Corporation, a
                            leading global information technology services
                            company (1995-September 1998).

 James H. Frey......... 62  Senior Vice President and Group Executive of the
                            Information Systems Group since September, 2000;
                            prior thereto: Vice President (1997-2000),
                            President of TASC, Inc. (1999-2000), a subsidiary
                            of the Company, Vice President of Strategic
                            Business Development (1996-1999), President of the
                            Company's Itek Optical Systems Division (1988-
                            1996).

 John E. Gordon........ 59  Vice President in charge of day-to-day relationships with the federal government and head
                            of the Company's Washington office; prior
                            experience: Director of Federal Liaisons (since
                            1993), Rear Admiral and Judge Advocate General of
                            the Navy (until 1992).

 Harry Halamandaris.... 62  Senior Vice President and Group Executive of the
                            Advanced Electronics Systems Group since August,
                            2000; prior thereto: Executive Vice President and
                            Chief Operating Officer of Electronics and
                            Information Systems (1999), Executive Vice
                            President and Chief Operating Officer (1999),
                            Senior Vice President (1996-1999), Group Executive
                            of the Electronic Warfare Systems Group (1995-
                            1999), Vice President for Strategic Planning
                            (1995), Vice President and Group Executive of
                            Kaiser Aerospace & Electronics, Inc. (1994-1995),
                            Director of Corporate Technology, Teledyne, Inc.
                            (1989-1994).

 Thomas E. Hill........ 50  Senior Vice President of Human Resources since
                            September, 2000; prior thereto: Vice President of
                            Human Resources (1999-2000); Senior Vice President
                            of Human Resources of Dade Behring, Inc. (1995-
                            1999).

 Richard T. Hopman..... 63  Vice President (since 1981) and Managing Director of LITEF GmbH (since 1969) and TELDIX GmbH (since
                            1996).

                                Offices Presently Held and Business Experience
           Name           Age              During Prior Five Years
           ----           ---   ----------------------------------------------

 Frank C. Marshall, Jr .. 53  Vice President and Associate General Counsel
                              since March, 1994; prior thereto: Vice President and Counsel for the Navigation, Guidance &
                              Control Systems (since August, 1992), various in-house counsel positions with the Company (from
                              1987).

 Timothy G. Paulson...... 54  Vice President and Treasurer since June, 1994;
                              prior thereto: Vice President of Finance and
                              Administration of the Company's Amecom Division
                              (1991-1994).

 John E. Preston......... 59  Senior Vice President and General Counsel since
                              March, 1994; prior thereto: Vice President and
                              Associate General Counsel (1990-1994).

 Gerald J. St. Pe........ 61  Executive Vice President and Chief Operating
                              Officer of Litton Ship Systems since June, 1999;
                              prior thereto: Senior Vice President (1986-1999),
                              President of Ingalls Shipbuilding, Inc. (1987-
                              1999).

 D. Michael Steuert...... 52  Senior Vice President and Chief Financial Officer
                              since February, 1999; prior thereto: Chief
                              Financial Officer of GenCorp Inc. (1990-1999).

 Dr. Ronald D. Sugar..... 52  President and Chief Operating Officer since June,
                              2000; prior thereto: President and Chief
                              Operating Officer of TRW Aerospace & Information
                              Systems and Member of the Chief Executive Office
                              of TRW, Inc. (1998 to June, 2000), Executive Vice
                              President and General Manager of the TRW
                              Automotive Electronics Group (1996-1998),
                              Executive Vice President and Chief Financial
                              Officer of TRW (1994-1996).

 Sandra J. Wright........ 45  Vice President and Controller since October,
                              2000; prior to joining the Company in May, 2000,
                              Ms. Wright was Vice President and Controller for
                              Aerojet, a GenCorp company based in Sacramento,
                              California, where she was responsible for
                              corporate financial accounting, and provided
                              financial planning and strategic planning
                              oversight. Ms. Wright first joined Aerojet in
                              1981.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires directors and executive officers of the Company and persons who own more than ten percent of the Common Shares to file reports of ownership and changes in ownership of Common Shares with the Commission and the New York Stock Exchange. These persons are also required to furnish to the Company copies of all such reports.

   To the Company's knowledge, based solely on its review of the copies of such reports received by the Company, and written representations from certain reporting persons, the directors and executive officers of the Company and all other reporting persons complied with all applicable filing requirements, except for one report describing purchases of Common Shares by one director, which was inadvertently filed with the Commission three days later than the filing deadline.

                            EXECUTIVE COMPENSATION

Compensation of Executive Officers

   The following table sets forth the compensation for the last three fiscal years of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company serving at the end of Fiscal Year 2000.

                          Summary Compensation Table

 Named Executive                                               Long-Term Compensation
Officers                          Annual Compensation                  Awards
----------------          ----------------------------------- -------------------------
                                                                            Securities
                                                 Other Annual               Underlying   All Other
Name and Principal        Fiscal Salary   Bonus  Compensation  Restricted  Options/SARs Compensation
Position                   Year  ($)(a)  ($)(b)     ($)(c)    Stock ($)(d)    (#)(e)       ($)(f)
------------------        ------ ------- ------- ------------ ------------ ------------ ------------
Michael R. Brown........   2000  725,005 696,005     --                0           0       10,355
Chairman and Chief         1999  675,772 350,000     --                0      75,000       10,300
Executive Officer(g)       1998  497,509 570,000     --                0      60,000       10,839

Ronald D. Sugar.........   2000   53,078 600,000     --        3,510,729     150,000       11,482
President and Chief        1999      --      --      --              --          --           --
Operating Officer(h)       1998      --      --      --              --          --           --

D. Michael Steuert......   2000  413,557 332,817     --                0           0      195,496
Senior Vice President      1999  184,618 303,334     --          448,940      74,000        8,169
and Chief Financial        1998      --      --      --              --          --           --
Officer(i)

Gerald J. St. Pe........   2000  415,334 300,079     --                0           0        6,866
Executive Vice
 President;                1999  392,509 401,856     --                0      15,000        5,266
Chief Operating Officer,   1998  374,454 420,992     --                0      12,000        5,389
Litton Ship Systems

Harry Halamandaris......   2000  372,203 283,609     --                0           0        7,641
Senior Vice President;     1999  314,591 290,000     --                0      21,000        7,798
Group Executive,           1998  296,088 258,750     --                0      10,000        9,232
Advanced Electronics

--------
(a) The amount included for Dr. Sugar represents salary for the period June 21, 2000, when he commenced employment with the Company, through July 31, 2000.

(b) Fiscal year 2000 bonus awards are accrued in 2000 and paid in full in October 2000. The fiscal year 2000 bonus paid to Dr. Sugar includes (i) a hiring bonus of $250,000, which was paid to him when he commenced employment with the Company and (ii) a bonus of $350,000 as agreed in connection with his employment. The fiscal year 1999 bonus paid to Mr. Steuert includes a hiring bonus of $120,000, which was paid to him when he commenced employment. Mr. Halamandaris elected to defer 40% of his 2000 bonus award, and as a result of such deferral, he has been credited with 2,619 stock units in the "deferred stock units" column of the "Security Ownership of Directors and Executive Officers" table of this Information Statement.

(c) For each year, excludes perquisites and other personal benefits, securities or property which, in the aggregate, do not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for each named executive officer.

(d) Based on the price of the Common Shares on the date of grant. The value and number of restricted stock holdings of the named executive officers on December 21, 2000 (based on the closing price for the Common Shares of $61.6875 on December 20, 2000) were as follows: Dr. Sugar, $4,805,950 (77,908 shares), and Mr. Steuert, $383,820 (6,222 shares). In connection with his employment as President and Chief Operating Officer, Dr. Sugar received 77,908 shares of restricted stock on June 21, 2000 pursuant to restricted stock agreements dated as of June 21, 2000, 12,710 of which vest in equal installments over a five-year period beginning on the first anniversary of the grant date and on each of the next four anniversaries of the grant date, and 65,198 shares of which vest in equal installments over a seven-year period beginning on the first anniversary of the grant date and on each of the next six anniversaries of the grant date. The shares of restricted stock granted to Dr. Sugar will vest immediately upon the occurrence of certain events related to death, disability, termination of employment, constructive termination or a change in control of the Company. In connection with his employment as Senior Vice President and Chief Financial Officer, Mr. Steuert received 8,333 shares of restricted stock on February 15, 1999 pursuant to restricted stock agreements dated as of February 15, 1999, 5,000 of which vest in equal installments over a five-year period beginning on the first anniversary of the grant date and on each of the next four anniversaries of the grant date, and immediately upon termination of employment by reason of death or disability or termination without cause, or upon a change in control of the Company, and 3,333 of which vest in equal installments over a three-year period beginning on the first anniversary of the grant date and on each of the next two anniversaries of the grant date, and immediately upon termination of employment by reason of death or disability or upon a change in control of the Company. Dr. Sugar and Mr. Steuert are entitled to vote these shares of restricted stock and to receive any dividends declared and paid on the shares.

(e) No stock appreciation rights were granted to the named executive officers. With the exception of Dr. Sugar, no stock options were issued to the named executive officers during fiscal 2000. Grants of stock options to Dr. Sugar were made in accordance with his employment agreement. See Employment Contracts. The following grants of stock options under the 1984 Plan were made to the named executive officers in September 2000: Mr. Brown, 80,500; Dr. Sugar, 50,000 (in accordance with his employment agreement); Mr. Steuert, 35,000; Mr. St. Pe, 16,000; and Mr. Halamandaris, 15,000.

(f) Included in this column for fiscal year 2000 are the following: (i) the Company's matching contributions under the the Company's Financial Security and Savings Program ("FSSP") for the accounts of Mr. Brown, $2,137; Mr. Steuert, $2,690; Mr. St. Pe, $3,400; and Mr. Halamandaris, $1,980; (ii) taxable amounts imputed under various life insurance arrangements provided by the Company for Mr. Brown, $5,328; Mr. St. Pe, $3,466; and Mr. Halamandaris, $3,034; (iii) taxable amounts representing interest imputed to the holder of the loans described in "Indebtedness of Management to the Company" below: Mr. Brown, $2,890; Mr. Steuert, $3,551; and Mr. Halamandaris, $2,627; and (iv) the amounts of $11,482 and $189,255 paid to Dr. Sugar and Mr. Steuert, respectively, in connection with their relocations, including a provision for income taxes on these relocation allowances.

(g) Mr. Brown also served as President of the Company until June 21, 2000.

(h) Dr. Sugar was elected President and Chief Operating Officer, effective June 21, 2000.

(i) Mr. Steuert was elected Senior Vice President and Chief Financial Officer, effective February 15, 1999.

   The following table provides information about grants of performance-based restricted stock made by the Company under the 1984 Long-Term Stock Incentive Plan, as amended and restated (the "1984 Plan"), during fiscal year 2000 to each of the named executive officers in the Summary Compensation Table.

              Long-Term Incentive Plan Awards in 2000 Fiscal Year

                                                       Estimated future payouts
                                                        under non-stock price-
                             Individual Grants               based plans
                      ------------------------------- --------------------------
                                       Performance or
                         Number of      other period
                      shares, units or     until
                        other rights   maturation or  Threshold  Target  Maximum
Name                       (#)(a)        payout(b)    ($ or #)  ($ or #)   (#)
----                  ---------------- -------------- --------- -------- -------
Michael R. Brown....       15,000        1999-2001        (c)      (c)   15,000
Ronald D. Sugar.....             (d)           --         --       --       --
D. Michael Steuert..        5,400        1999-2001        (c)      (c)    5,400
Gerald J. St. Pe....        5,400        1999-2001        (c)      (c)    5,400
Harry Halamandaris..        4,900        1999-2001        (c)      (c)    4,900

--------
(a) A grantee does not have the right to vote the performance-based restricted stock or to receive any dividends declared or paid on Common Shares. In addition to the shares awarded in fiscal year 2000, in September 2000 the Company made the following maximum grants of performance-based restricted stock under the 1984 Plan to the named executive officers: Mr. Brown, 16,500; Dr. Sugar, 13,700; Mr. Steuert, 5,900; Mr. St. Pe, 5,600; and Mr.
    Halamandaris, 5,600.

(b) Shares of the performance-based restricted stock vest on the third anniversary of the award date, provided that the grantee is still employed by the Company on that date and the Company meets the prescribed performance requirements set forth in the Company's Performance-Based Restricted Stock Agreement.

(c) The number of Common Shares that a grantee can earn is based upon the three-year internal sales growth of the Company and Cash Flow Return on Investment ("CFROI") performance objectives, adjusted annually for certain significant events such as acquisitions and mergers. Earn-outs over the three-year period range from 0% to 100% of the shares of performance-based restricted stock awarded to a grantee. In the event of death, disability or retirement of a grantee prior to vesting of the performance-based restricted stock, awards may be prorated and made at the end of the three-year performance period at the discretion of the Compensation and Selection Committee. In the event of a change in control of the Company, shares of performance-based restricted stock will vest immediately.

(d) Dr. Sugar was elected President and Chief Operating Officer, effective June 21, 2000.

   The following table provides information on option grants to purchase Common Shares made by the Company during fiscal year 2000 to each of the named executive officers in the Summary Compensation Table. The Company did not grant any stock appreciation rights to the named executive officers during fiscal year 2000.

                       Option Grants in 2000 Fiscal Year

                                                                             Potential Realizable
                                                                            Value At Assumed Annual
                                                                             Rates of Stock Price
                                                                            Appreciation for Option
                                         Individual Grants                          Term(d)
                         ------------------------------------------------- -------------------------
                                             % of                          Hypothetical Hypothetical
                            Number of    Total Options Exercise               Value        Value
                           Securities     Granted to    Price              Realized at  Realized at
                           Underlying    Employees in    Per                 5% stock    10% stock
                         Options Granted  Fiscal Year   Share   Expiration appreciation appreciation
Name                         (#)(a)           (b)       ($)(c)     Date        ($)          ($)
----                     --------------- ------------- -------- ---------- ------------ ------------
Michael R. Brown........           0            0            0       --           --            --
Ronald D. Sugar.........     150,000           45%     45.4063   6/21/10    4,283,367    10,854,892
D. Michael Steuert......           0            0            0       --           --            --
Gerald J. St. Pe........           0            0            0       --           --            --
Harry Halamandaris......           0            0            0       --           --            --

--------
(a) Dr. Sugar received aggregate grants of 150,000 non-qualified stock options under the 1984 Plan on the date of his employment by the Company. The options were granted at fair market value and vest in equal installments over a five-year period. The term of each option is 10 years, subject to earlier termination upon the occurrence of certain events related to death, disability or termination of employment. The options fully vest and become exercisable upon the earliest to occur of (i) the expiration of five years following the date of grant, or (ii) certain events related to death, disability, termination of employment or a change in control the Company. See "Employment Contracts" below. With the exception of Dr. Sugar, no stock options were issued to the named executive officers during fiscal 2000. In September 2000, the following grants of stock options under the 1984 Plan were made to the named executive officers: Mr. Brown, 80,500; Dr. Sugar, 50,000 (in accordance with his employment agreement); Mr. Steuert, 35,000; Mr. St. Pe, 16,000; and Mr. Halamandaris, 15,000.

(b) The Company granted options to purchase 330,610 Common Shares to employees in fiscal year 2000, including the grants to Dr. Sugar.

(c) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already-owned shares and/or by offset of the underlying shares, subject to certain conditions.

(d) These amounts, based on assumed appreciation rates of the 5% and 10% rates prescribed by Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of a Common Share. The actual value of the options will depend on the market value of a Common Share.

   The following table provides information on option exercises in fiscal year 2000 by each of the named executive officers in the Summary Compensation Table and the values of each of such officer's unexercised options at July 31, 2000. There were no stock appreciation rights exercised or outstanding.

  Aggregated Option Exercises in 2000 Fiscal Year and Fiscal Year-End Option
                                    Values

                                                  Number of Securities
                                                 Underlying Unexercised   Value Of Unexercised In-
                         Common Shares          Options at July 31, 2000    the-Money Options at
                          Acquired on   Value              (#)              July 31, 2000 ($)(b)
                           Exercise    Realized ------------------------- -------------------------
Name                        (#)(a)      ($)(a)  Exercisable Unexercisable Exercisable Unexercisable
----                     ------------- -------- ----------- ------------- ----------- -------------
Michael R. Brown........       --         --      151,259      124,600     1,197,541      76,724
Ronald D. Sugar.........       --         --            0      150,000             0     464,055
D. Michael Steuert......       --         --       14,800       59,200             0           0
Gerald J. St. Pe........       --         --       57,000       27,000       609,675      18,112
Harry Halamandaris......       --         --       35,100       32,900       235,542      86,080

--------
(a) None of the named executive officers exercised stock options during the fiscal year ending July 31, 2000.

(b) Based on the difference between $48.50 (the average of the high and low market price of a Common Share covered by in-the-money options on July 31,
    2000) and the exercise price.

Retirement Benefits

 The FSSP and Related Retirement Plans

   The Company Financial Security and Savings Program ("FSSP") is a defined contribution plan intended to qualify under Section 401(k) of the Code. Participation in the FSSP is generally available to U.S. employees of the Company's corporate offices and participating subsidiaries and divisions. Except for Dr. Sugar, all of the named executive officers in the Summary Compensation Table participate in the FSSP.

   Prior to January 1, 2000, the first 1% to 4% of pay that a participant elected to deposit to the FSSP created an annual retirement benefit payable at age 65 equal to the greater of (a) 60% of such deposits, or (b) 85% of such deposits, less 75% of estimated Social Security primary insurance. The retirement benefit is payable as an annuity and is reduced by the actuarial equivalent of any elected lump sum distribution of the deposits, as adjusted for earnings or losses. Participants could deposit an additional 1% to 16% of pay into the Savings Account portion of the FSSP and receive a 50% Company match on the first 1% to 4% of those deposits.

   Effective January 1, 2000, the Company provided a 50% Company match on the first 1% to 4% of pay that a participant elected to deposit to the FSSP, which created an annual retirement benefit payable at age 65 equal to the greater of
(a) 60% of such deposits, or (b) 85% of such deposits, less 75% of estimated Social Security primary insurance. The retirement benefit is payable as an annuity and is reduced by the actuarial equivalent of any elected lump sum distribution of the deposits, as adjusted for earnings or losses. Participants may deposit an additional 1% to 16% of pay into the Savings Account portion of the FSSP. For any calendar year, a participant's deposits in the FSSP may not exceed the maximum deferral amount prescribed by Section 401(k) of the Code or, if less, 20% of a participant's annual compensation. Beginning on January 1, 2001, the Company increased its matching contribution to 50% of the first 1% to 6% of pay that a participant elects to deposit to the FSSP.

 Restoration Plan

   The Litton Industries, Inc. Restoration Plan (the "Restoration Plan") is an unfunded, nonqualified retirement plan that restores Company-provided retirement benefits and FSSP Company-matching contributions, which an FSSP participant could have received if it were not for the limitations prescribed by the Code. Such benefit is payable from the Company's general assets as an annuity at normal retirement.

   The following table sets forth the current estimated annual retirement benefits of the named executive officers, assuming their continued maximum participation in the above described plans, retirement at age 65 and election of a single life annuity.

                                                                Company-Provided
   Name                                           Total Pension     Portion
   ----                                           ------------- ----------------
   Michael R. Brown..............................   $450,310        $404,071
   Ronald D. Sugar...............................    635,972         615,943
   D. Michael Steuert............................    401,572         381,809
   Gerald J. St. Pe..............................    391,794         333,309
   Harry Halamandaris............................    126,912         118,684

 Supplemental Plan

   The Litton Industries, Inc. Supplemental Executive Retirement Plan ("SERP") is an unfunded, nonqualified defined benefit retirement plan that provides certain key employees of the Company with supplemental retirement benefits. The SERP was amended and restated as of August 1, 2000 for all SERP participants who were actively employed by the Company on that date. For purposes of this summary, the amended and restated SERP is referred to as the "New SERP" and the prior SERP is referred to as the "Old SERP." SERP participants who terminated employment prior to August 1, 2000 will have their SERP benefits governed by the Old SERP. Individuals who become SERP participants on or after August 1, 2000 will have their SERP benefits governed by the New SERP. All other SERP participants will receive the greater of the benefits provided under the Old SERP or the New SERP.

   In general, under the Old SERP, participants must be at least age 50, and vesting occurs when a participant reaches age 60 and has at least fifteen years of service with the Company. The Old SERP retirement benefit is determined based on a participant's average earnings (for the highest three twelve-month periods out of their last 60 months of compensation) and years of service since the later of age 40 or the date of hire (up to a maximum of 25 years). Under the Old SERP, the credited years of service at September 30, 2000, of the Named Executive Officers are as follows: Mr. Brown, 19 years; Dr. Sugar, 0 years; Mr. Steuert, 1 year; Mr. St. Pe, 20 years; and Mr. Halamandaris, 5 years. The Company will credit the following named executive officers with additional years of service for benefit accrual purposes under the Old SERP as follows:
Dr. Sugar, 5 years at date of hire; Mr. Steuert, 10 years at date of hire; and Mr. Halamandaris, 14 years at date of hire.

   The following table indicates the approximate annual benefit that would be received by a participant in the Old SERP, based on the following assumptions:
(i) retirement at age 65 and (ii) payment as a single life annuity. Such benefit would be reduced by the Social Security benefit and the greater of the maximum amount of Company-provided pension benefits that the employee either actually accrued or could have accrued under other Company-sponsored retirement plans (for those who have never participated in a Company defined benefit pension plan).

                         Pension Plan Table (Old SERP)

                                                          Years of Service
      Remuneration                                  ----------------------------
     (Average Earnings)                                15       20    25 or more
     ------------------                             -------- -------- ----------
     $  200,000.................................... $ 53,215 $ 70,954 $   88,692
        400,000....................................  119,215  158,954    198,692
        600,000....................................  185,215  246,954    308,692
        800,000....................................  251,215  334,954    418,692
      1,000,000....................................  317,215  422,954    528,692
      1,200,000....................................  383,215  510,954    638,692
      1,400,000....................................  449,215  598,954    748,692
      1,600,000....................................  515,215  686,954    858,692
      1,800,000....................................  581,215  774,954    968,692
      2,000,000....................................  647,215  862,954  1,078,692

   Under the New SERP, there is no minimum age limit for participants, and vesting occurs when a participant reaches age 55 and has at least five years of service with the Company. The New SERP retirement benefit is determined based on a participant's average earnings for the highest three calendar year periods out of their final 10 calendar years of employment and years of service (up to a maximum of 25 years) since date of hire. Under the New SERP, the credited years of service at September 30, 2000, of the named executive officers are as follows: Mr. Brown, 25 years; Dr. Sugar, 0 years; Mr. Steuert, 1 year; Mr. St. Pe, 25 years; and Mr. Halamandaris, 5 years. The Company will credit Mr. Steuert with an additional 10 years of service at date of hire and Mr. Halamandaris with that number of additional years of service at age 65 necessary to give him a benefit no less than he would receive under the Old SERP calculated using the additional 14 years of service granted under the Old SERP.

   The following table indicates the approximate annual benefit that would be received by a participant in the New SERP, based on the following assumptions:
(i) retirement at age 65 and (ii) payment as a single life annuity. Such benefit would be reduced by the Social Security benefit and the greater of the maximum amount of Company-provided pension benefits that the employee either actually accrued or could have accrued under other Company-sponsored retirement plans (for those who have never participated in a Company defined benefit pension plan).

                         Pension Plan Table (New SERP)

                                                          Years of Service
      Remuneration                                  ----------------------------
     (Average Earnings)                                15       20    25 or more
     ------------------                             -------- -------- ----------
       200,000..................................... $ 82,500 $ 95,000 $  100,000
       400,000.....................................  165,000  190,000    200,000
       600,000.....................................  247,500  285,000    300,000
       800,000.....................................  330,000  380,000    400,000
     1,000,000.....................................  412,500  475,000    500,000
     1,200,000.....................................  495,000  570,000    600,000
     1,400,000.....................................  577,500  665,000    700,000
     1,600,000.....................................  660,000  760,000    800,000
     1,800,000.....................................  742,500  855,000    900,000
     2,000,000.....................................  825,000  950,000  1,000,000

Change in Control Agreements

   The Company is a party to change in control agreements with all of the named executive officers in the Summary Compensation Table. The agreements become operative only upon the occurrence of one of the following events: (1) a change in the majority of the members of the Board; (2) acquisition by a third party of at least 30% of the Company's outstanding voting stock, other than as a result of a repurchase by the Company of its voting stock; (3) a merger, reorganization or consolidation of the Company with another party (other than certain limited types of mergers); (4) a sale or disposition of substantially all of the Company's assets; or (5) stockholder approval of the liquidation or dissolution of the Company. Each change in control agreement provides that for three years after a change in control there will be no adverse change in the executive's salary, bonus opportunity, benefits or location of employment. If, during this three-year period, the executive's employment is terminated by the Company other than for cause, the executive terminates his or her employment for good reasons, as defined in the agreements, or the executive voluntarily leaves during the 30-day period following the first anniversary of the change in control, the executive is entitled to receive an accrued salary and annual incentive payment through the date of termination and a lump sum severance payment equal to three times the sum of the executive's base salary and annual bonus. The Company will also provide the executive with certain pension credits, insurance and other welfare plan benefits.

   The Old SERP, the New SERP and the Restoration Plan provide that in the event of a change in control, all participants in such plans become fully vested in their benefits and the Company becomes obligated to fund a trust with sufficient assets to adequately satisfy the liabilities of the SERP and the Restoration Plan. The Compensation and Selection Committee of the Board may direct the Company to pay the benefits from such trust either as a lump sum payment based upon certain actuarial factors or to pay the benefits monthly as an annuity. The assets of such trusts would be subject to the claims of the Company's creditors in the event of the Company insolvency or bankruptcy.

Employment Contracts

   In June 2000, the Company entered into an employment agreement with Dr. Sugar, pursuant to which he was appointed President and Chief Operating Officer. The Company also agreed that he would be elected a member of the Board and that on or before December 31, 2001, he would be elected Chief Executive Officer of the Company. It is also contemplated, according to the agreement, that by December 31, 2002 or within a reasonable period thereafter, when the Company's strategic status and management team support this additional position, Dr. Sugar will be elected Chairman of the Board.

   Dr. Sugar's initial annual salary was $600,000, with an increase effective October 1, 2000. He received a hiring bonus of $250,000 and a guaranteed incentive bonus of $350,000 for fiscal year 2000. For fiscal year 2001 and fiscal years thereafter, he will participate in the Company's annual incentive plan with a bonus target for the chief operating officer of 100% of annual salary, with actual payouts ranging from 0% to 125% of the maximum opportunity. The incentive bonus structure will not at any time be less favorable to Dr. Sugar than the structure for fiscal year 2001, unless the Board changes the structure for all executives.

   In addition, Dr. Sugar was granted 150,000 non-qualified stock options on June 21, 2000, which vest in equal installments over a five-year period. The exercise price is the fair market value of a Common Share on the date of grant. The Company also agreed that he would be eligible for a stock option grant of at least 43,000 stock options in September 2000. All of the options will be granted under the 1984 Plan and have a ten-year term. Any unvested options will vest upon a termination of employment without cause, constructive termination without cause, death or disability, or a change in control. Dr. Sugar will have at least two years to exercise any of the options, subject to the end of the stated term of the foregoing options. He will also be eligible for grants of other stock options under the 1984 Plan or successor plans.

   In September 2000, the Company also gave Dr. Sugar the right to receive 13,700 shares of performance-based restricted stock under the 1984 Plan at the maximum level. The actual number of shares will depend on the Company achieving certain cash flow return on investment and internal revenue growth goals for the three-year period ending July 31, 2003. Any unvested restricted stock will become vested and exercisable upon a termination of employment without cause, constructive termination without cause, death or disability, or a change in control.

   As compensation for stock, options and benefits under certain TRW, Inc. plans which Dr. Sugar forfeited upon termination of his employment with TRW, the Company awarded Dr. Sugar (i) 65,198 shares of restricted stock that vest over seven years in equal installments on each of the first seven anniversary dates of his date of hire, provided that he is employed by the Company on the respective date; (ii) 12,710 shares of restricted stock that vest over five years in equal installments on each of the first five anniversary dates of his date of hire, provided that he is employed by the Company on the respective date; (iii) 175,000 non-qualified stock options in two grants: 100,000 on June 21, 2000 and 75,000 on August 1, 2000, which vest in equal installments over a five-year period and have a ten-year term, subject to the terms of the 1984 Plan; (iv) in September 2000, an additional 13,700 shares of performance-based restricted stock subject to the fulfillment of certain criteria over a two-year performance period ending July 31, 2002; (v) an additional annual incentive payable in 2001 with a target amount of $571,975, with the actual amount to be paid based on an agreed-upon goal achievement ranging from 0% to 150% of the target amount; (vi) effective January 1, 2001, a $627,090 credit into a deferred compensation account under a proposed Company Executive Deferred Compensation Plan, or a payment of $822,000 if such Plan is not approved; (vii) a credit of five additional years of service for vesting under the SERP; and (viii) the right to receive additional benefits upon termination after age 55, if his vested benefits under the SERP and the Company's defined benefit pension plan are less than those projected as of the date of hire under the TRW pension plan.

   The agreement also provides for the granting of a change in control employment agreement for three years following a change in control event, and relocation assistance. Dr. Sugar will receive special severance benefits if he is not elected to the Board or elected Chief Executive Officer or is terminated without cause prior to December 31, 2001, including a cash payment of $5,000,000, the vesting of restricted stock and stock options and certain other benefits. The special severance benefits will terminate when Dr. Sugar is elected to the Board and as Chief Executive Officer.

Indebtedness of Management to the Company

   As a form of additional incentive, the Company provides loans to certain key employees. Under the Company's incentive loan program, unsecured loans, not to exceed an aggregate of $6,000,000 outstanding at any one time, may be made to not more than 50 employees and may not exceed the annual base salary of the borrower. These loans presently bear interest at the rate of 4% per annum and are payable on the Company's demand, or upon (i) termination of the borrower's employment or (ii) December 31, 2001, whichever occurs first. Granting of loans to executive officers, including the named executive officers, requires the approval of the Compensation and Selection Committee.

   Under the program, loans in an aggregate principal amount of $2,215,000 were outstanding as of October 27, 2000, to the following executive officers: Mr. Brown, $275,000; Mr. Halamandaris, $250,000; Mr. Steuert, $400,000; Dr. Sugar, $600,000 and four other executive officers, $690,000, in aggregate. The total of these amounts also represents the largest aggregate amount outstanding since August 1, 1999.

              REPORT OF THE COMPENSATION AND SELECTION COMMITTEE

   The Compensation and Selection Committee of the Board of Directors (the "Committee") establishes the salaries and other compensation of the executive officers, including the CEO and the other individuals listed in the "Summary Compensation Table" ("Named Executive Officers"). The Committee consists entirely of non-employee directors.

Compensation Philosophy and Components

   The Company's executive compensation program is designed to:

  . provide the level of total compensation necessary to attract and retain executives in its industries;

  . link compensation to the Company's performance and to the interests of stockholders;

  . recognize both individual and team performance through incentive compensation programs;

  . balance rewards for short-term versus long-term results; and encourage executives to make a long-term career commitment to the Company and its stockholders.

   The program consists of, and is intended to balance, three elements: (1) base salaries payable in cash; (2) annual performance awards payable in cash or stock or a combination of both; and (3) long-term, stock-based incentive awards. The market data used by the Committee to administer the executive compensation program is provided through surveys conducted by external compensation consultants and presented to the Committee annually as part of the determination of the succeeding year's executive compensation structure.

 Salaries

   The Committee determines the salary ranges for each of the executive officer positions based upon the scope, level and strategic impact of the position, and on the pay level for similarly positioned executive officers in comparable companies. Annual base salary is designed to compensate executives for ongoing performance throughout the year.

 Annual Performance Awards

   The Committee administers annual performance awards under the Annual Incentive Plan which were approved by the Committee pursuant to the Company's Performance Award Plan approved by the Company's stockholders in 1996. Annual performance awards are generally based on the Company's financial results as measured against pre-determined targets. Awards are payable in full in October following the end of the fiscal year for which the awards are granted. In November 1999, the Committee established a Fiscal Year 2000 Annual Incentive Plan, which established performance objectives (such as sales, earnings per share or operating profit, cash flow return on investment ("CFROI") and free cash flow) for approximately 450 eligible participants, including the Named Executive Officers.

   At the beginning of each fiscal year, the Committee sets the financial performance objectives and each participant is assigned a percentage of his or her base salary as the target of his or her bonus award. A participant's bonus award is calculated at the end of the fiscal year based upon the participant's individual achievement and the attainment of financial objectives by his or her group or division. Certain senior executive officers, including three of the Named Executive Officers, receive annual performance awards based solely upon pre-determined financial objectives. In determining the level of awards following the fiscal year end, the Committee reviews the accomplishments and achievements of management as well as the Company's financial performance during that past year.

   Based upon the Company's actual performance during the 2000 fiscal year, the performance goals were met at a level that would have entitled the corporate participants, including corporate executive officers and two of the Named Executive Officers (excluding Dr. Sugar who received a guaranteed bonus in accordance with his employment agreement), to receive an award equal to approximately 104% of their base salaries. Under the Performance Award Plan, the Committee has discretion to approve appropriate adjustments to the performance objective if the Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the performance objective. In that regard, the Committee analyzed the Company's 2000 financial results and decided to apply a formula which would correlate the bonuses with the Company's operating results and therefore substantially reduced the maximum bonus amounts which would have been paid under the achievement of corporate performance goals. Bonus awards to the corporate executive officers would have totaled $4,099,275, but, following the adjustment by the Committee, bonus awards totaling $3,446,573 were approved.

 Long-Term Stock Incentives

   The principal component of long-term compensation is stock options granted annually. The Committee grants stock options pursuant to the Company's regular stock options program, and sets guidelines for the number and terms of such grants based on peer group data and the Company's business objectives. Options granted by the Committee are at fair market value, and generally become exercisable in cumulative installments over a period of five years.

   During fiscal year 2000, a total of 330,610 stock options (including 150,000 options granted to Dr. Sugar in June 2000 as required by his employment agreement) were granted to participants under the 1984 Plan. In September 2000 (after the end of the 2000 fiscal year), the Committee awarded options to purchase 1,282,300 Common Shares to approximately 600 holders under the 1984 Plan. Of the stock options awarded in September 2000, Named Executive Officers received options to purchase Common Shares as follows: Mr. Brown, 80,500; Dr. Sugar, 50,000; Mr. Steuert, 35,000; Mr. St. Pe, 16,000; and Mr. Halamandaris, 15,000. Dr. Sugar also received a grant of options to purchase 75,000 Common Shares on August 1, 2000 in accordance with the terms of his employment agreement.

   In fiscal year 2000, the Committee also decided to grant performance-based restricted stock under the 1984 Plan allowing participants to earn a maximum of 45,400 Common Shares based upon three-year internal sales growth and CFROI performance objectives approved by the Committee. In September 2000 the Committee granted performance-based restricted stock to 16 participants who will be eligible to receive a maximum of 78,750 Common Shares based upon three-year internal sales growth and CFROI performance objectives. Of these shares, Named Executive Officers were granted the following maximum number of shares of performance-based restricted stock: Mr. Brown, 16,500; Dr. Sugar, 13,700; Mr. Steuert, 5,900; Mr. St. Pe, 5,600 and Mr. Halamandaris, 5,600. The Committee also granted to Dr. Sugar a maximum of 13,700 shares of performance-based restricted stock that will vest on July 31, 2002 based upon performance objectives, measured upon two-years' internal sales growth and CFROI. This grant to Dr. Sugar in September, 2000 was made in accordance with the terms of his employment agreement.

   Shares of performance-based restricted stock generally vest at the end of a three-year period upon achievement of prescribed performance objectives determined by the Committee. The Committee has determined that grants of performance-based restricted stock will continue as a component of the Company's long-term compensation program.

   The Committee's decisions concerning the fiscal year 2000 compensation elements for the executive officers were made within this broad framework and in light of each executive officer's level of responsibility, performance, current salary, prior-year bonus and other compensation awards. The Committee's specific decisions involving fiscal year 2000 compensation were ultimately based upon the Committee's judgment about the individual executive officer's performance and potential future contributions, and whether each particular payment or award would provide an appropriate reward and incentive for the executive to sustain and enhance the Company's long-term performance.

Compensation of the Chief Executive Officer

   Mr. Brown became Chief Executive Officer in March 1998, and Chairman of the Board in March 1999. He also served as President until June 21, 2000. Mr. Brown's total annual compensation earned for the 2000 fiscal year, including salary and annual performance award, was $1,421,010. The Committee considered four factors in determining Mr. Brown's total compensation: (1) a review of the total compensation of CEOs at the Company's peer group of companies and comparative general industry data; (2) the Company's performance during the 1999 fiscal year to determine fiscal year 2000 salary; (3) the Company's performance during the 2000 fiscal year to determine his annual performance award; and (4) Mr. Brown's contributions to the Company's performance.

   During fiscal year 2000, Mr. Brown's salary was $725,005, which reflected an upward adjustment in March 1999 in recognition of his additional duties as Chairman of the Board. Based on the Company's performance for fiscal year 2000, Mr. Brown received an annual performance award of $696,005. In determining Mr. Brown's performance award, the Committee considered the achievements highlighted above under the heading "Annual Performance Awards" and his contribution to those achievements. As noted above, the amount of Mr. Brown's performance award was reduced because of the Committee's adjustment of 2000 financial performance targets following the end of the fiscal year.

   During the 2000 fiscal year, Mr. Brown received a grant of a maximum of 15,000 shares of performance-based restricted stock. In September 2000, Mr. Brown received a grant of options to purchase 80,500 Common Shares and a grant of a maximum of 16,500 shares of performance-based restricted stock.

Tax Policy

   The Committee has reviewed the potential consequences for the Company of
Section 162(m) of the Code, which imposes a limit on tax deductions for annual compensation in excess of $1 million paid to any of the Named Executive Officers. The Company has designed its executive compensation programs to preserve its ability to deduct compensation paid to executives under these programs. The Committee intends to weigh the benefits of full deductibility with the objectives of the executive compensation program and, if the Committee believes to do so is in the best interests of the Company and its stockholders, it may make compensation arrangements which may not be fully deductible under
Section 162(m). This provision did not have a material impact on the Company during the 2000 fiscal year.

                               PERFORMANCE GRAPH
               (COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*)

   The following graph illustrates the performance of the Common Shares over the five-year period from August 1, 1995 through July 31, 2000, compared to the performance of the Standard & Poor's 500 Index ("S & P 500 Index") and the Standard & Poor's Aerospace/Defense Index ("S & P Aerospace/Defense Index"):

                              [PERFORMANCE GRAPH]

                                       1995   1996   1997   1998   1999   2000
                                      ------ ------ ------ ------ ------ ------
Common Shares........................ 100.00 111.69 134.90 148.86 178.57 128.41
S & P 500 INDEX...................... 100.00 116.57 177.35 211.55 254.29 277.12
S & P AEROSPACE/DEFENSE INDEX........ 100.00 129.76 183.87 139.72 146.26 145.55

--------
* Assumes $100 invested on August 1, 1995 in Common Shares, the S&P 500 Index and the S&P Aerospace/Defense Index (dividends reinvested).

                                                                ANNEX D--PART II
                                                    TO THE INFORMATION STATEMENT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                AMENDMENT NO. 4
                                       TO
                                 SCHEDULE 14D-9
                                 (RULE 14D-101)
 SOLICITATION/RECOMMENDATION STATEMENT UNDER SECTION 14(D)(4) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               ----------------

                            LITTON INDUSTRIES, INC.
                           (Name of Subject Company)

                            LITTON INDUSTRIES, INC.
                       (Name of Person Filing Statement)

                               ----------------

                      COMMON STOCK, $1 PAR VALUE PER SHARE
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
         SERIES B $2 CUMULATIVE PREFERRED STOCK, $5 PAR VALUE PER SHARE
                         (Title of Class of Securities)

                               ----------------

                           538021 10 6 (COMMON STOCK)
                         538021 40 3 (PREFERRED STOCK)
                     (CUSIP Number of Class of Securities)

                               ----------------

                             JOHN E. PRESTON, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            LITTON INDUSTRIES, INC.
                            21240 BURBANK BOULEVARD
                     WOODLAND HILLS, CALIFORNIA 91367-6675
                                 (818) 598-5000
 (Name, Address and Telephone Number of Person Authorized to Receive Notice and
            Communications on Behalf of the Person Filing Statement)

                               ----------------

                                    Copy to:
                              DANIEL A. NEFF, ESQ.
                         WACHTELL, LIPTON, ROSEN & KATZ
                              51 WEST 52ND STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 403-1000

                               ----------------

[_]CHECK THE BOX IF THE FILING RELATES SOLELY TO PRELIMINARY COMMUNICATIONS
   MADE BEFORE THE COMMENCEMENT OF A TENDER OFFER.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   Litton Industries, Inc., a Delaware corporation (the "Company"), hereby amends its Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission on January 5, 2001 (the "Schedule 14D-9"), as amended. This amendment constitutes Amendment No. 4 to the Schedule 14D-9.

Item 8. Additional Information.

   Section (e) of Item 8 of the Schedule 14D-9 is hereby amended and restated in its entirety.

(e) Certain Projected Financial Data.

   Prior to entering into the Original Merger Agreement, the Company and its financial advisors provided to Northrop Grumman and its financial advisors certain information which was not publicly available, including certain projected financial data (the "Projections") for the fiscal years 2001 through 2005. The Company does not publicly disclose projections, and the latest Projections were not prepared with a view to public disclosure. The Projections included, among other things, the following forecasts of the Company's revenues, net income (excluding pension income) and earnings per share (excluding pension income), respectively (in millions, except per share data):
$5,850.0, $151.9 and $3.31 in 2001; $6,473.0, $186.4 and $4.06 in 2002;
$6,827.0, $220.8 and $4.81 in 2003; $7,183.0, $248.4 and $5.41 in 2004; and
$7,436.0, $278.7 and $6.07 in 2005. Including pension income, the projected net income and earnings per share were, respectively (in millions, except per share data): $220.5 and $4.80 in 2001; $254.9 and $5.55 in 2002; $289.4 and $6.30 in
2003; $317.0 and $6.90 in 2004; and $347.3 and $7.56 in 2005.

   The Projections were not prepared with a view to public disclosure or compliance with published guidelines of the Securities Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants for Prospective Financial Information or generally accepted accounting principles. The Company's certified public accountants have not examined or compiled any of the Projections. The Projections were not prepared with the approval of the Board. The Projections are included herein to give the Company's stockholders access to information that was not publicly available and that the Company provided to Northrop Grumman.

   The Projections are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution. The Projections are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and recent developments. While presented with numerical specificity, the Projections were not prepared by the Company in the ordinary course and are based upon a variety of estimates and hypothetical assumptions made by management of the Company with respect to, among other things, industry performance, general economic, market, interest rate and financial conditions, sales, cost of goods sold, operating and other revenues and expenses, capital expenditures and working capital of the Company, and other matters which may not be realized and are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the Company's control. The Company's operations are subject to various additional risks and uncertainties resulting from its position as a supplier, either directly or as subcontractor or team member, to the U.S. Government and its agencies as well as to foreign governments and agencies; actual outcomes are dependent upon factors, including, without limitation, the Company's successful performance of internal plans; government customers' budgetary restraints; customer changes in short-range and long-range plans; domestic and international competition in both the defense and commercial areas; product performance; continued development and acceptance of new products; performance issues with key suppliers and subcontractors; government import and export policies; acquisition or termination of government contracts; the outcome of political and legal processes; legal, financial, and governmental risks related to international transactions and global needs for military aircraft, military and civilian electronic systems and support and information technology. Accordingly, there can be no assurance that the assumptions made in preparing the Projections will prove accurate, and actual results may be materially greater or less than those contained in the Projections. In addition, the Projections do not take into account any of the transactions contemplated by the Amended Merger Agreement, including the Offer and the Litton Merger. These events may cause actual results to differ materially from the Projections.

   For these reasons, as well as the bases and assumptions on which the Projections were compiled, the inclusion of such Projections herein should not be regarded as an indication that the Company, Northrop Grumman, Purchaser or any of their respective affiliates or representatives considers such information to be an accurate prediction of future events, and the Projections should not be relied on as such. No party nor any of their respective affiliates or representatives has made, or makes, any representation to any person regarding the information contained in the Projections and none of them intends to update or otherwise revise the Projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even in the event that any or all of the assumptions are shown to be in error.

                                   SIGNATURE

   After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                                          LITTON INDUSTRIES, INC.

                                                  /s/ John E. Preston
                                          By: _________________________________
                                          Name: John E. Preston
                                          Title: Senior Vice President and
                                           General Counsel

Dated: March 1, 2001